                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-85954

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 19, 2003)


                          $954,234,000 (APPROXIMATE)

    [GRAPHIC OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C1

                               JPMORGAN CHASE BANK
                          SALOMON BROTHERS REALTY CORP.
                                    CIBC INC.
                         COMMERZBANK AG, NEW YORK BRANCH
                              MORTGAGE LOAN SELLERS
                                 ---------------

         J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2003-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 104 fixed rate mortgage loans secured by first liens on 108 commercial and multifamily properties and are generally the sole source of payments on the Series 2003-C1 certificates. The Series 2003-C1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2003-C1 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ---------------

                                INITIAL       PASS-           ASSUMED
              INITIAL CLASS      PASS-       THROUGH           FINAL             EXPECTED         RATED FINAL
               CERTIFICATE      THROUGH        RATE         DISTRIBUTION          RATINGS         DISTRIBUTION
                BALANCE(1)       RATE      DESCRIPTION        DATE(2)        (MOODY'S/S&P)(3)       DATE(2)
             --------------- ------------ ------------- ------------------- ------------------ -----------------
Class A-1 ..  $267,000,000       4.2750%  Fixed           July 12, 2012           Aaa/AAA      January 12, 2037
Class A-2 ..  $595,147,000       4.9850%  Fixed          January 12, 2013         Aaa/AAA      January 12, 2037
Class B ....  $ 34,700,000       5.0950%  Fixed          January 12, 2013         Aa2/AA       January 12, 2037
Class C ....  $ 10,676,000       5.1340%  Fixed          January 12, 2013        Aa3/AA--      January 12, 2037
Class D ....  $ 32,031,000       5.1920%  Fixed(8)      February 12, 2013          A2/A        January 12, 2037
Class E ....  $ 14,680,000       5.2880%  Fixed(8)        March 12, 2013          A3/A--       January 12, 2037

---------
(Footnotes to table on page S-6)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK ACTORS BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------


         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

         THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., SALOMON SMITH BARNEY INC., CIBC WORLD MARKETS CORP., AND CREDIT SUISSE FIRST BOSTON LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., SALOMON SMITH BARNEY INC. AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. AND SALOMON SMITH BARNEY INC. ARE ACTING AS JOINT BOOKRUNNERS IN THE FOLLOWING MANNER:
SALOMON SMITH BARNEY INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT TO APPROXIMATELY 66.44% OF THE CLASS A-2 CERTIFICATES. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT TO THE REMAINDER OF THE CLASS A-2 CERTIFICATES AND ALL OTHER CLASSES OF OFFERED CERTIFICATES.

         THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR BANK, SOCIETE ANONYME IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT MARCH 28, 2003. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY 100.5% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM MARCH 1, 2003, BEFORE DEDUCTING EXPENSES PAYABLE BY US.


JPMORGAN                       CIBC WORLD MARKETS           SALOMON SMITH BARNEY


                           CREDIT SUISSE FIRST BOSTON

March 21, 2003

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2003-C1

                           [UNITED STATES MAP OMITTED]

North Carolina
4 properties
$182,021,541
17.0% of total

California
15 properties
$135,237,777
12.7% of total

Virginia
7 properties
$109,036,729
10.2% of total

Texas
10 properties
$91,757,589
8.6% of total

Nevada
3 properties
$75,429,144
7.1% of total

Florida
8 properties
$71,482,436
6.7% of total

New Jersey
3 properties
$55,653,951
5.2% of total

Maryland
6 properties
$50,419,634
4.7% of total

New York
10 properties
$47,035,295
4.4% of total

Nebraska
1 property
$44,491,654
4.2% of total

Illinois
4 properties
$26,184,230
2.5% of total

Arizona
4 properties
$17,347,275
1.6% of total

Ohio
4 properties
$17,021,414
1.6% of total

Pennsylvania
1 property
$16,400,000
1.5% of total

Georgia
4 properties
$16,374,704
1.5% of total

District of Columbia
1 property
$15,217,090
1.4% of total

Minnesota
2 properties
$14,371,740
1.3% of total

Connecticut
1 property
$12,571,094
1.2% of total

Tennessee
2 properties
$9,028,245
0.8% of total

Washington
3 properties
$8,969,049
0.8% of total

South Carolina
2 properties
$6,497,867
0.6% of total

Indiana
2 properties
$6,392,062
0.6% of total

Wisconsin
2 properties
$6,176,832
0.6% of total

Kentucky
1 property
$5,176,067
0.5% of total

Oregon
1 property
$4,784,178
0.4% of total

Massachusetts
1 property
$4,782,348
0.4% of total

Alabama
1 property
$4,695,244
0.4% of total

Utah
1 property
$3,003,599
0.3% of total

New Hampshire
1 property
$2,795,207
0.3% of total

Delaware
1 property
$2,592,622
0.2% of total

Iowa
1 property
$2,417,868
0.2% of total

Mississippi
1 property
$2,310,024
0.2% of total

[PHOTOGRAPH OF CONCORD MILLS OMITTED]    [PHOTOGRAPH OF CONCORD MILLS OMITTED]



[PHOTOGRAPH OF CONCORD MILLS OMITTED]    [PHOTOGRAPH OF CONCORD MILLS OMITTED]

Concord Mills                            Concord, NC



[PHOTOGRAPH OF CROSSROADS MALL OMITTED]  [PHOTOGRAPH OF CROSSROADS MALL OMITTED]

Crossroads Mall                          Omaha, Nebraska

[PHOTOGRAPH OF CROSSWAYS COMMERCIAL CENTER OMITTED]

Crossways Commerical Center
Chesapeake, VA


[PHOTOGRAPH OF SUNMARK PLAZA OMITTED]                                 [PHOTOGRAPH OF BISHOPS GATE OMITTED]

Sunmark Plaza                                                         Bishops Gate
Henderson, NV                                                         Mount Laurel, NJ



                                                                      [PHOTOGRAPH OF TORRANCE CROSSROADS OMITTED]

                                                                      Torrance Crossroads
                                                                      Torrance, CA
[PHOTOGRAPH OF WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX OMITTED]

Westheimer At Sage Office/Retail Complex                              [PHOTOGRAPH OF PRINCE GEORGE'S METRO CENTER IV OMITTED]
Houston, TX
                                                                      Prince George's Metro Center IV
                                                                      Hyattsville, MD

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.


     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 2003-C1 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-C1 certificates;


     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-C1 certificates and a description of the underlying mortgage loans; and


     Risk Factors, commencing on page S-24 of this prospectus supplement, which describe risks that apply to the Series 2003-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-151 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 110 of the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                      PAGE
                                                     -----
SUMMARY OF CERTIFICATES ..........................   S-6
SUMMARY OF TERMS .................................   S-7
RISK FACTORS .....................................   S-24
   Geographic Concentration Entails Risks ........   S-24
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ..........................   S-24
   Risks Relating to Loan Concentrations .........   S-25
   Risks Relating to Enforceability of
      Cross-Collateralization ....................   S-26
   The Borrower's Form of Entity May
      Cause Special Risks ........................   S-27
   Ability to Incur Other Borrowings
      Entails Risk ...............................   S-28
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .............................   S-29
   Commercial and Multifamily Lending Is
      Dependent Upon Net Operating
      Income .....................................   S-30
   Tenant Concentration Entails Risk .............   S-31
   Certain Additional Risks Relating to
      Tenants ....................................   S-31
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ...........   S-32
   Tenant Bankruptcy Entails Risks ...............   S-32
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..............   S-32
   Retail Properties Have Special Risks ..........   S-33
   Office Properties Have Special Risks ..........   S-34
   Multifamily Properties Have Special
      Risks ......................................   S-34
   Industrial Properties Have Special Risks ......   S-35
   Lack of Skillful Property Management
      Entails Risks ..............................   S-35
   Some Mortgaged Properties May Not
      Be Readily Convertible to Alternative
      Uses .......................................   S-36
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ..........   S-36
   Limitations of Appraisals .....................   S-36
   Your Lack of Control Over the Trust
      Fund Can Create Risks ......................   S-37
   Potential Conflicts of Interest ...............   S-37
   Special Servicer May Be Directed to Take
      Actions ....................................   S-38
   Bankruptcy Proceedings Entail Certain
      Risks ......................................   S-38
   Risks Relating to Prepayments and
      Repurchases ................................   S-39
   Mortgage Loan Sellers May Not Be Able
      to Make a Required Repurchase or
      Substitution of a Defective Mortgage
      Loan .......................................   S-41
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions .................................   S-41
   Risks Relating to Borrower Default ............   S-41
   Risks Relating to Interest on Advances
      and Special Servicing Compensation .........   S-42
   Risks of Limited Liquidity and Market
      Value ......................................   S-42
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ...........   S-42
   Subordination of Subordinate Offered
      Certificates ...............................   S-42
   Environmental Risks Relating to the
      Mortgaged Properties .......................   S-43
   Tax Considerations Relating to
      Foreclosure ................................   S-44
   Risks Associated with State and Federal
      Laws Applicable to Foreclosure
      Actions ....................................   S-44
   Property Insurance May Not Be
      Sufficient .................................   S-44
   Zoning Compliance and Use
      Restrictions ...............................   S-46
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ................................   S-46
   The Underwritten Cash Flow Debt
      Service Coverage Ratios for Certain of
      the Mortgaged Properties Have Been
      Adjusted Upwards in Consideration of
      a Cash Holdback or a Letter of Credit,
      Payment Guarantee or Other Credit
      Enhancement Instrument .....................   S-46
   No Reunderwriting of the Mortgage
      Loans ......................................   S-47
   Litigation Could Adversely Affect the
      Mortgage Loans .............................   S-47
   Risks Relating to Book-Entry
      Registration ...............................   S-47
   Risks of Inspections Relating to
      Properties .................................   S-48
   Other Risks ...................................   S-48
DESCRIPTION OF THE MORTGAGE POOL .................   S-49
   General .......................................   S-49

                                                  PAGE
                                                 ------
   Additional Debt ............................. S-50
   Significant Mortgage Loans .................. S-53
   The Concord Mills Pooled Component .......... S-53
   The Crossroads Mall Loan .................... S-56
   The Crossways/Newington Portfolio
      Loans .................................... S-57
   The Bishops Gate Loan ....................... S-59
   The Sunmark Plaza Loan ...................... S-62
   ARD Loans ................................... S-63
   Certain Terms and Conditions of the
      Mortgage Loans ........................... S-64
   Additional Mortgage Loan
      Information .............................. S-68
   The Mortgage Loan Sellers ................... S-79
   JPMorgan Chase .............................. S-79
   Salomon Brothers Realty Corp. ............... S-79
   CIBC ........................................ S-79
   Commerzbank ................................. S-79
   Underwriting Guidelines and Processes ....... S-80
   Representations and Warranties;
      Repurchases and Substitutions ............ S-82
   Repurchase or Substitution of
      Cross-Collateralized Mortgage Loans ...... S-85
   Lockbox Accounts ............................ S-86
DESCRIPTION OF THE CERTIFICATES ................ S-87
   General ..................................... S-87
   Trustee, Certificate Registrar and
      Authenticating Agent ..................... S-89
   Book-Entry Registration and Definitive
      Certificates ............................. S-89
   Distributions ............................... S-91
   Allocation of Yield Maintenance
      Charges .................................. S-106
   Assumed Final Distribution Date; Rated
      Final Distribution Date .................. S-107
   Subordination; Allocation of Collateral
      Support Deficit .......................... S-107
   Advances .................................... S-110
   Appraisal Reductions ........................ S-112
   Reports to Certificateholders; Certain
      Available Information .................... S-114
   Voting Rights ............................... S-117
   Termination; Retirement of Certificates ..... S-118
SERVICING OF THE MORTGAGE LOANS ................ S-119
   General ..................................... S-119
   The Directing Certificateholder ............. S-121
   Limitation on Liability of Directing
      Certificateholder ........................ S-123
   The Master Servicer ......................... S-124
   The Special Servicer ........................ S-124
   Replacement of the Special Servicer ......... S-125
   Servicing and Other Compensation and
      Payment of Expenses ...................... S-125
   Maintenance of Insurance .................... S-128
   Modifications, Waiver and
      Amendments ............................... S-129
   Realization Upon Defaulted Mortgage
      Loans .................................... S-130
   Inspections; Collection of Operating
      Information .............................. S-133
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ................................ S-134
   Events of Default ........................... S-135
   Rights Upon Event of Default ................ S-136
   Amendment ................................... S-136
YIELD AND MATURITY CONSIDERATIONS .............. S-138
   Yield Considerations ........................ S-138
   Weighted Average Life ....................... S-140
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................ S-145
METHOD OF DISTRIBUTION ......................... S-146
LEGAL MATTERS .................................. S-147
RATINGS ........................................ S-147
LEGAL INVESTMENT ............................... S-148
ERISA CONSIDERATIONS ........................... S-148
INDEX OF PRINCIPAL DEFINITIONS ................. S-151

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


ANNEX B--CONCORD MILLS LOAN AMORTIZATION SCHEDULE

ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES


                            INITIAL CLASS
                             CERTIFICATE
                              BALANCE OR        APPROXIMATE   PASS-THROUGH
                               NOTIONAL            CREDIT         RATE
  CLASS                       AMOUNT (1)         SUPPORT(6)    DESCRIPTION
---------              ----------------------- ------------- --------------
Offered Certificates
    A-1                    $  267,000,000          19.250%        Fixed
    A-2                    $  595,147,000          19.250%        Fixed
     B                     $   34,700,000          16.000%        Fixed
     C                     $   10,676,000          15.000%        Fixed
     D                     $   32,031,000          12.000%      Fixed(8)
     E                     $   14,680,000          10.625%      Fixed(8)
Non-Offered Certificates
    X-1                    $1,067,674,504(4)           N/A     Variable(4)
    X-2                    $1,023,168,000(4)           N/A     Variable(4)
     F                     $   17,350,000           9.000%     Variable(5)
     G                     $   17,350,000           7.375%     Variable(5)
     H                     $   12,011,000           6.250%     Variable(5)
     J                     $   16,015,000           4.750%      Fixed(8)
     K                     $   10,677,000           3.750%      Fixed(8)
     L                     $    6,673,000           3.125%      Fixed(8)
     M                     $    8,007,000           2.375%      Fixed(8)
     N                     $    4,004,000           2.000%      Fixed(8)
     P                     $    1,776,000           1.834%      Fixed(8)
     NR                    $   19,577,504              N/A      Fixed(8)
    CM-1                   $    2,315,882              N/A      Variable
    CM-2                   $    4,259,161              N/A      Variable
    CM-3                   $   14,363,563              N/A      Variable


                                                    INITIAL         WEIGHTED     EXPECTED    PRINCIPAL OR
                               ASSUMED FINAL      PASS-THROUGH       AVERAGE      RATINGS      NOTIONAL
                                DISTRIBUTION          RATE            LIFE       (MOODY'S/    PRINCIPAL
  CLASS                            DATE(2)          (APPROX.)       (YRS.)(7)     S&P)(3)     WINDOW(7)
---------                   ------------------- ------------------ ----------- ------------ -------------
Offered Certificates
    A-1                       July 12, 2012        4.2750%         5.70           Aaa/AAA    04/03-07/12
    A-2                      January 12, 2013      4.9850%         9.63           Aaa/AAA    07/12-01/13
     B                       January 12, 2013      5.0950%         9.79           Aa2/AA     01/13-01/13
     C                       January 12, 2013      5.1340%         9.79          Aa3/AA--    01/13-01/13
     D                      February 12, 2013      5.1920%         9.85            A2/A      01/13-02/13
     E                        March 12, 2013       5.2880%         9.90           A3/A--     02/13-03/13
Non-Offered Certificates
    X-1                            N/A             0.3178%(4)         N/A         Aaa/AAA        N/A
    X-2                            N/A             1.2027%(4)         N/A         Aaa/AAA        N/A
     F                             N/A             5.8696%            N/A        Baa1/BBB+       N/A
     G                             N/A             5.9696%            N/A        Baa2/BBB        N/A
     H                             N/A             6.3226%            N/A       Baa3/BBB--       N/A
     J                             N/A             5.0800%            N/A         Ba1/BB+        N/A
     K                             N/A             5.0800%            N/A         Ba2/BB         N/A
     L                             N/A             5.0800%            N/A        Ba3/BB--        N/A
     M                             N/A             5.0800%            N/A          B1/B+         N/A
     N                             N/A             5.0800%            N/A          B2/B          N/A
     P                             N/A             5.0800%            N/A         B3/B--         N/A
     NR                            N/A             5.0800%            N/A          NR/NR         N/A
    CM-1                           N/A             5.6896%            N/A        Baa1/BBB+       N/A
    CM-2                           N/A             5.8376%            N/A        Baa2/BBB        N/A
    CM-3                           N/A             6.2803%            N/A       Baa3/BBB--       N/A

---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is January 12, 2037. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(3) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(5) The pass-through rate applicable to the Class F certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Concord Mills loan, the interest rate on its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.475% per annum. The pass-through rate applicable to the Class G certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Concord Mills loan, the interest rate on its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.375% per annum. The pass-through rate applicable to the Class H certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Concord Mills loan, the interest rate on its pooled component only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.022% per annum.

(6) The credit support percentages set forth for Class A-1 and Class A-2 certificates are represented in the aggregate. The credit support percentages do not include the Class CM-1, Class CM-2 and Class CM-3 certificates.

(7) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(8) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in the case of the Concord Mills loan, the interest rate on its pooled component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class D, Class E, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in the case of the Concord Mills loan, the interest rate on its pooled component only).


     The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, Salomon Brothers Realty Corp., a
                                 New York corporation, CIBC Inc., a Delaware corporation and Commerzbank AG, New York
                                 Branch, the New York branch of a German banking corporation. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters.
                                 Salomon Brothers Realty Corp. is an affiliate of Salomon Smith Barney Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC
                                 World Markets Corp., one of the underwriters.
                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus supplement.


                         SELLERS OF THE MORTGAGE LOANS




                                             AGGREGATE
                             NUMBER OF       PRINCIPAL      % OF INITIAL
                              MORTGAGE      BALANCE OF          POOL
           SELLER              LOANS      MORTGAGE LOANS      BALANCE
--------------------------- ----------- ------------------ -------------
  JPMorgan Chase Bank .....      49      $  469,128,321         43.9
  Salomon Brothers
   Realty Corp. ...........      37         395,438,987         37.0
  CIBC Inc. ...............      18         123,341,076         11.6
  Commerzbank AG ..........      *           79,766,120*         7.5
                             ------      --------------        -----
  Total ...................     104      $1,067,674,505        100.0%
                            =======      ==============        =====

                                 ----------
                                 * Representing its portion of the Concord Mills mortgage loan jointly originated with JPMorgan Chase Bank.

Master Servicer...............   Wachovia Bank, National Association, a
                                 national banking association. The master servicer's principal address is NC 1075, 8739
                                 Research Drive URP4, Charlotte, North Carolina
                                 28262. See "Servicing of the Mortgage
                                 Loans--The Master Servicer" in this prospectus supplement.

Special Servicer..............   Lend Lease Asset Management, a Texas limited
                                 partnership. The special servicer's principal address is 700 North Pearl Street, Suite 1900,
                                 Dallas, Texas 75201. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,
                                 Maryland 21045. Wells Fargo Bank Minnesota,
                                 N.A. will also act as the certificate registrar and authenticating agent. See "Description of the Certificates--Trustee, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in March
                                 2003 or, with respect to those mortgage loans that were originated in February 2003 and have their first payment date in April 2003, March
                                 1, 2003, or, with respect to those mortgage loans that were originated in March 2003 and have their first payment date in May 2003, the date of origination.

Closing Date..................   On or about March 28, 2003.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in April
                                 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to that distribution date.

                              OFFERED SECURITIES

General.......................   We are offering the following six classes of
                                 commercial mortgage pass-through certificates as part of Series 2003-C1:

                                  o Class A-1

                                  o Class A-2

                                  o Class B

                                  o Class C

                                  o Class D

                                  o Class E

                                 Series 2003-C1 will consist of a total of 24 classes, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class P, Class NR, Class X-1, Class X-2, Class CM-1, Class CM-2, Class CM-3, Class S, Class R and Class LR.

                                 The Series 2003-C1 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 104 mortgage loans secured by first liens on 108 commercial and multifamily properties. The Class CM certificates will represent interests in one of the two components of a single mortgage loan (the Concord Mills loan), which component will not be pooled with the other mortgage loans. The other component of the Concord Mills loan will be pooled with the other mortgage loans and, together with the other mortgage loans, will back the other classes of certificates.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .........  $267,000,000
                                 Class A-2 .........  $595,147,000
                                 Class B ...........  $ 34,700,000
                                 Class C ...........  $ 10,676,000
                                 Class D ...........  $ 32,031,000
                                 Class E ...........  $ 14,680,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class:

                                 Class A-1 .........         4.2750%
                                 Class A-2 .........         4.9850%
                                 Class B ...........         5.0950%
                                 Class C ...........         5.1340%
                                 Class D ...........         5.1920%(1)
                                 Class E ...........         5.2880%(1)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Concord Mills loan, the interest rate on its pooled component only) (in each case adjusted to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months).

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis".
                                 For purposes of calculating the pass-through rates on the Class X-1 and Class X-2 certificates and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. 100 of the mortgage loans, representing approximately
                                 97.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest based on the actual number of days elapsed in a month assuming a 360-day year, or an "actual/360 basis", and 4 mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on a 30/360-basis. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See
                                 "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" and "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class X-1 and
                                 Class X-2 certificates: To interest on Class
                                 A-1, Class A-2, Class X-1 and Class X-2
                                 certificates, pro rata, in accordance with their interest entitlements.

                                 Second/Class A-1 and Class A-2 certificates:
                                 To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates until reduced to zero, as described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                                 Third/Class A-1 and Class A-2 certificates: To reimburse Class A-1 and Class A-2 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1 and Class A-2 certificates), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E Certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class S, Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to Class CM certificates (other than mortgage loan losses on the Concord Mills loan), Class S, Class R or
                                 Class LR certificates. Mortgage loan losses that are realized on the Concord Mills loan will be allocated to the classes of Class CM certificates, to the extent of the certificate balance of the Class CM certificates, before being allocated to any other class of certificates. Additionally, no principal payments or loan losses will be allocated to the Class R, Class LR, Class S, Class X-1 or
                                 Class X-2 certificates, although loan losses will reduce the notional amounts of the Class
                                 X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.

                                       ---------------------------
                                          Class A-1, Class A-2,
                                        Class X-1* and Class X-2*
                                       ---------------------------

                                             ----------------
                                                 Class B
                                             ----------------

                                             ----------------
                                                 Class C
                                             ----------------

                                             ----------------
                                                 Class D
                                             ----------------

                                             ----------------
                                                 Class E
                                             ----------------

                                             ----------------
                                               Non-offered
                                              certificates**
                                             ----------------

                                 ----------
                                 * The Class X-1 and Class X-2 certificates are interest-only certificates.

                                 **    Other than the Class X-1 and Class X-2
                                       certificates. The Class CM certificates
                                       will be subordinate only to the offered
                                       certificates with respect to payments
                                       and other collections received on the
                                       Concord Mills loan.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Principal losses on mortgage loans that are allocated to a class of certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.
E. Shortfalls in
   Available Funds.............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES

A. P&I Advances...............   The master servicer is required to advance
                                 delinquent periodic mortgage loan payments
                                 (including mortgage loan payments on the component of the Concord Mills loan that is not pooled with the other mortgage loans) if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. The master servicer is not required to advance amounts deemed non-recoverable.
                                 There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make such advance. See "Description of the Certificates-- Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances....................  The master servicer may be required to and the special servicer may, at its option, make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the Certificates-- Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on all unreimbursed advances at the "Prime Rate" as published in The Wall Street
                                 Journal as described in this
                                 prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the
                                 Certificates-- Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.


THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 104 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 108 commercial and multifamily properties.

                                 The aggregate principal balance of the Concord Mills loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $180,470,847. The non-pooled component is represented by the Class CM certificates, which are not being offered by this prospectus supplement. Only the pooled component (with an outstanding principal balance as of the cut-off date of approximately $159,532,240) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--The Concord Mills Pooled Component" in this prospectus supplement. All principal and interest collections on the Concord Mills loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid, if any, in March 2003 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                 For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Concord Mills loan. Generally, the exclusion of the non-pooled component of the Concord Mills loan (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by, the Concord Mills loan, indicated in such statistical information, because that information is based only on the pooled component of the Concord Mills loan. References to the original principal balance of the pooled component of the Concord Mills loan are references to the principal balance of that mortgage loan as of the origination date, less the principal balance of the non-pooled component as of that date.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:


                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS


Aggregate principal balance(1) .........................................             $1,067,674,505
Number of mortgage loans ...............................................                        104
Number of mortgaged properties .........................................                        108
Range of mortgage loan principal balances ..............................   $997,838 to $159,532,240
Average mortgage loan principal balance ................................               $ 10,266,101
Range of mortgage rates ................................................         5.1000% to 9.4800%
Weighted average mortgage rate .........................................                    6.2001%
Range of original terms to maturity(2) .................................    60 months to 360 months
Weighted average original term to maturity(2) ..........................                 124 months
Range of remaining terms to maturity(2) ................................    54 months to 238 months
Weighted average remaining term to maturity(2) .........................                 118 months
Range of original amortization terms(3) ................................   192 months to 360 months
Weighted average original amortization term(3) .........................                 347 months
Range of remaining amortization terms(3) ...............................   188 months to 360 months
Weighted average remaining amortization term(3) ........................                 343 months
Range of loan-to-value ratios(6) .......................................              5.0% to 80.0%
Weighted average loan-to-value ratio(6) ................................                      69.9%
Range of loan-to-value ratios as of the maturity date(2)(4)(6) .........              5.0% to 74.2%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(6)...                      59.3%
Range of debt service coverage ratios(6) ...............................            1.09x to 27.07x
Weighted average debt service coverage ratio(6) ........................                      1.59x
Percentage of initial pool balance consisting of:
Balloon mortgage loans(5) ..............................................                      71.2%
Anticipated repayment dates mortgage loans .............................                      13.0%
Fully amortizing mortgage loans ........................................                       4.0%
Partial Interest-only mortgage loans ...................................                      11.1%
Interest-only mortgage loans ...........................................                       0.7%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2)   In the case of 17 mortgage loans, as of the anticipated repayment date.

(3)   Excludes the mortgage loans with full interest-only periods.

(4)   Excludes the fully amortizing mortgage loans.

(5) Excludes the mortgage loans with an anticipated repayment date and/or a full or partial interest-only period.

(6) The loan-to-value ratios and debt service coverage ratios for the 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, secured by a residential cooperative are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. It was assumed that 100% of the cooperative property would be available for lease.

                                 The mortgage loans accrue interest based on the following conventions:


                            INTEREST ACCRUAL BASIS




                           NUMBER       AGGREGATE
                             OF         PRINCIPAL     % OF INITIAL
                          MORTGAGE     BALANCE OF         POOL
 INTEREST ACCRUAL BASIS     LOANS    MORTGAGE LOANS     BALANCE
------------------------ ---------- ---------------- -------------
  Actual/360 ...........     100    $1,043,307,018        97.7%
  30/360 ...............       4        24,367,487         2.3
                             ---    --------------       -----
  Total ................     104    $1,067,674,505       100.0%
                             ===    ==============       =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                 17 mortgage loans, representing approximately 13.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION




                                        AGGREGATE
                         NUMBER OF      PRINCIPAL     % OF INITIAL
                          MORTGAGE     BALANCE OF         POOL
 PREPAYMENT PROTECTION     LOANS     MORTGAGE LOANS     BALANCE
----------------------- ----------- ---------------- -------------
  Lockout with
    defeasance ........      99     $1,024,320,483        95.9%
  Lockout period
    followed by yield
    maintenance .......       5         43,354,022         4.1
                             --     --------------       -----
  Total ...............     104     $1,067,674,505       100.0%
                            ===     ==============       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" within a limited period prior to the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS




                                      AGGREGATE
                         NUMBER       PRINCIPAL        % OF
                           OF         BALANCE OF      INITIAL
                        MORTGAGE       MORTGAGE        POOL
 OPEN PERIOD (MONTHS)     LOANS         LOANS         BALANCE
---------------------- ---------- ----------------- ----------
  1 ..................       1     $  159,532,240       14.9%
  2 ..................      16        254,216,969       23.8
  3 ..................      26        168,773,136       15.8
  4 ..................      54        420,009,315       39.3
  7 ..................       3         28,101,165        2.6
  13 .................       1          2,200,000        0.2
  25 .................       3         34,841,680        3.3
                            --     --------------      -----
  Total/Weighted
    Average ..........     104     $1,067,674,505      100.0%
                           ===     ==============      =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)




                                          AGGREGATE
                                          PRINCIPAL       % OF
                           NUMBER OF     BALANCE OF      INITIAL
                           MORTGAGED      MORTGAGE        POOL
       CURRENT USE        PROPERTIES        LOANS        BALANCE
------------------------ ------------ ---------------- ----------
  Retail ...............       44     $ 528,635,572        49.5%
  Office ...............       27       244,065,432        22.9
  Multifamily ..........       19       130,541,249        12.2
  Industrial ...........        7        81,246,001         7.6
  Mixed use ............        3        39,298,291         3.7
  Manufactured
    Housing
    Community ..........        6        23,922,042         2.2
  Hotel ................        1        14,000,000         1.3
  Self Storage .........        1         5,965,918         0.6
                               --     -------------       -----
  Total ................      108     1,067,674,505       100.0%
                              ===     =============       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.


                                 The mortgaged properties are located in 31 states and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties above 5%:


                          GEOGRAPHIC DISTRIBUTION(1)




                                            AGGREGATE
                             NUMBER OF      PRINCIPAL     % OF INITIAL
                             MORTGAGED     BALANCE OF         POOL
           STATE            PROPERTIES   MORTGAGE LOANS     BALANCE
-------------------------- ------------ ---------------- -------------
  North Carolina .........        4     $ 182,021,541         17.0%
  California .............       15       135,237,777         12.7
  Virginia ...............        7       109,036,729         10.2
  Texas ..................       10        91,757,589          8.6
  Nevada .................        3        75,429,144          7.1
  Florida ................        8        71,482,436          6.7
  New Jersey .............        3        55,653,951          5.2
  Other ..................       58       347,055,339         32.5
                                 --     -------------        -----
  Total ..................      108     1,067,674,505        100.0%
                                ===     =============        =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
 Certificateholders...........   On each distribution date, the trustee will
                                 prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                  o Bloomberg, L.P.; and

                                  o the trustee's website at
                                    www.ctslink.com/cmbs.

                                 In addition, certain information may be
                                 available via the master servicer's website at www.wachovia.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than or equal to 1% of the aggregate principal balance of the mortgage loans (including the non-pooled component of the Concord Mills loan) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund may also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates and the master servicer consents in its sole discretion), for the mortgage loans remaining in the trust, but the holder of such classes of outstanding certificates would have to voluntarily participate in such exchange.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and "Description of the Certificates-- Termination" in the prospectus.

Tax Status....................   An election will be made to treat a portion
                                 of the trust (exclusive of interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs--a lower-tier REMIC, an upper-tier REMIC and a Concord Mills REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    the regular interests represented by your certificates using the accrual method of accounting.

                                  o The offered certificates will be issued at
                                    a premium.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:

                                                         MOODY'S     S&P
                                                        ---------   -----
                                 Class A-1 ..........      Aaa       AAA
                                 Class A-2 ..........      Aaa       AAA
                                 Class B ............      Aa2        AA
                                 Class C ............      Aa3       AA--
                                 Class D ............       A2        A
                                 Class E ............       A3       A--

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in North Carolina, California, Virginia, Texas, Nevada, Florida and New Jersey secure mortgage loans representing approximately 17.0%, 12.7%, 10.2%, 8.6%, 7.1%, 6.7% and 5.2%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.


RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

     In addition, the United States has amassed military assets and troops in, and in the vicinity of Iraq and military action in Iraq has commenced. It is uncertain what effect armed conflict involving the United States, including war between the United States and Iraq or any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the mortgaged properties.

RISKS RELATING TO LOAN CONCENTRATIONS


     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

     o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 23.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 43.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.


     Each of the other mortgage loans represents no more than 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)




                                                     AGGREGATE
                                                 PRINCIPAL BALANCE
                         NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
    PROPERTY TYPE             PROPERTIES               LOANS          POOL BALANCE
---------------------   ---------------------   ------------------   -------------
Retail ..............             44            $  528,635,572            49.5%
Office ..............             27               244,065,432            22.9
Multifamily .........             19               130,541,249            12.2
Industrial ..........              7                81,246,001             7.6
Other ...............             11                83,186,251             7.8
                                  --            --------------           -----
Total ...............            108            $1,067,674,505           100.0%
                                 ===            ==============           =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o 8 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o 3 groups of mortgage loans, comprised of 7 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, but no group of mortgage loans that are cross-collateralized and cross-defaulted represents, in the aggregate, more than 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o 4 mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.


     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 1 of the mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION


     As described above and on Annex A to this prospectus supplement, 3 groups comprised of 7 mortgage loans representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted, 1 such group represents approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.


     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS


     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities". In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.


     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.


     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK


     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.


     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, 3 mortgage loans representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are senior loans in a split loan structure with junior loans. Each pair of senior and junior loans is secured by a single mortgage instrument on the related mortgaged property. The junior loans will not be included as assets of the trust fund. However, the junior loans will be serviced under the pooling and servicing agreement, subject to the related intecreditor agreements. The holder of each junior loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such junior loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.


     In addition, the applicable mortgage loan sellers have informed us that they are aware of certain permitted existing debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness that is not secured by the related mortgaged property in the ordinary course of business. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.


     Additionally, the terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing a specific percentage or control limitation. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans (which represent approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

     See "Description of the Mortgage Pool--General" and "--Additional Debt" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or anticipated repayment date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged properties;

     o    the borrower's equity in the related mortgaged properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     99 of the mortgage loans, representing approximately 96.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 5 mortgage loans, representing approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only for the first 12, 24 or 35 months of their respective terms and 2 mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their terms. 75 of these mortgage loans, representing approximately 71.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity. 17 mortgage loans, representing approximately 13.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. 48 of the mortgage loans, representing approximately 52.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature or have an anticipated repayment date in the year 2012.


     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.


     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME


     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.


     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.


     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.


     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o  the length of tenant leases;

    o  the creditworthiness of tenants;

    o  in the case of rental properties, the rate at which new rentals occur;
       and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.



TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 17 mortgage loans, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.


     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.


     With respect to certain of the mortgage loans, the related borrower has given to certain tenants an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS


     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS


     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED


     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.


     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS


     Retail properties secure 42 of the mortgage loans representing approximately 49.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.


     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.


     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 40 of the mortgage loans, representing approximately 47.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" and 2 of the mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."


     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.


     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.


     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


     Certain of the retail mortgaged properties, including the the property securing the Concord Mills mortgage loan (representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS


     Office properties secure 27 of the mortgage loans representing approximately 22.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 3 mortgage loans representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by 3 properties consisting of both office and retail properties.


     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.


     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS


     Multifamily properties secure 18 of the mortgage loans representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility; and

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS


     Industrial properties secure 7 of the mortgage loans representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.


     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or a few tenants.


     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.


     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accomodate large truck minimum turning radii and overall functionality and accessibility.


     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS


     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.


     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.


     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the rents collected from such properties. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures 2 of the mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 3 mortgage loans, representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by first mortgage liens on both a fee and a leasehold interest in their respective mortgaged properties.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2003-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer that holds Series 2003-C1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-C1 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by the applicable mortgage loan seller or an affiliate of the applicable mortgage loan seller and the applicable mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The junior loans will not be included as assets of the trust fund. However, the junior loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The holder of each junior loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such junior loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Concord Mills operating advisor (provided no change of control event has occurred or is continuing), take actions with respect to the Concord Mills loan (identified as loan number 1 on Annex A attached to this prospectus supplement) that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the Concord Mills operating advisor will be designated by certain holders of the Class CM certificates, either of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the Concord Mills operating advisor, as applicable, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. In addition, 3 mortgage loans (identified as loan numbers 3, 6 and 30 on Annex A to this prospectus supplement) representing approximately 3.6%, 2.8% and 0.9%, respectively, of the mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are the senior loans in a split loan structure with junior loans that are not included in the trust. The holder of each junior loan will, under certain conditions, have the right to consent to certain specific actions proposed to be taken by the special servicer with respect to the related senior loan and mortgaged property as described under "Description of the Mortgage Pool--Additional Debt--AB Loans". In addition, subject to certain limitations described in this prospectus supplement, the controlling holder of the Class CM certificates and the holder of the junior loan relating to the Bishops Gate mortgage loan each has the right to terminate and replace the special servicer as special servicer of the Concord Mills mortgage loan and the Bishops Gate mortgage loan, respectively, with respect to the related mortgage loan. See "Servicing of the Mortgage Loans--General", "--The Special Servicer", "--Replacement of the Special Servicer" and "--The Directing Certificateholder" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on the Class D and Class E certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.


     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.


     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is prepaid within a limited time period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.


     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.


     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.


     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if the applicable mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans (or, in the case of the Concord Mills loan, the portion of that mortgage loan sold by the applicable mortgage loan seller) sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" and "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) have the protection of a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described in the immediately succeeding paragraph, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In the case of the mortgage loan identified as Loan No. 24 on Annex A to this prospectus supplement, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, in a Phase I environmental site assessment dated January 29, 2003, the environmental consultant recommended additional subsurface investigations to determine if the related mortgaged property had been impacted by suspected off-site sources of contamination or suspected former on-site dry cleaning activities, based upon various facts identified in the report. The recommended additional subsurface investigations have not been performed. The only actually known environmental condition at the property pertains to relatively low levels of perchloroethene that were identified in soil testing that was performed in 1993.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the Concord Mills REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the Concord Mills REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 6.7%, 8.6% and 12.7% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Florida, Texas and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.


     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


THE UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR CERTAIN OF THE MORTGAGED PROPERTIES HAVE BEEN ADJUSTED UPWARDS IN CONSIDERATION OF A CASH HOLDBACK OR A LETTER OF CREDIT, PAYMENT GUARANTEE OR OTHER CREDIT ENHANCEMENT INSTRUMENT.

     The collateral for the two mortgage loans secured by the mortgaged properties identified in the following table include, in each such case, a cash holdback or a letter of credit, payment guarantee or other credit enhancement instrument, the sole purpose of which is to serve as additional collateral or otherwise cover losses to a limited extent. However, in neither case is the related cash holdback or credit enhancement instrument intended to be a liquidity source to supplement cash flows on the related mortgaged property and, in general, such cash holdback or credit enhancement instrument may not be drawn upon by the borrower or the lender and used to pay debt service. In addition, the subject cash holdback or credit enhancement instrument may be subject to release as additional collateral/credit enhancement at such time as the related mortgaged property satisfies certain performance-related criteria. Notwithstanding any such possible release, with respect to each of these two mortgage loans, as and to the extent described under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Additional Credit Enhancement" in this prospectus supplement, the underwritten cash flow debt service coverage ratio for that mortgage loan has been calculated and/or presented on a "stabilized" basis that makes various assumptions regarding the financial performance of the related mortgaged property that are consistent with the related performance-related criteria required to obtain the release of the above-referenced cash holdbacks or credit enhancement instrument. In any event, for both of these mortgage loans, the underwritten cash flow debt service coverage ratio that is presented in this prospectus supplement is higher than the underwritten cash flow debt service coverage ratio that would be presented if calculated using an "in-place" underwritten net cash flow instead of the above-referenced stabilized values. WEIGHTED AVERAGE UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN EITHER OF THOSE TWO POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE ASSUMED, HIGHER STABILIZED UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIO REFERENCED ABOVE.




                                                                              AMOUNT OF
                                                                                 CASH
                                                                   % OF      HOLDBACK OR
                                                                 INITIAL        CREDIT
                                              CUT-OFF DATE         POOL      ENHANCEMENT     PRESENTED     UNADJUSTED
              LOAN NAME(1)                      BALANCE          BALANCE      INSTRUMENT      UW DSCR       UW DSCR
---------------------------------------   -------------------   ---------   -------------   -----------   -----------
Waterside Apartments ..................   $ 21,735,495.47           2.0%    $2,000,000          1.25x         1.15x
Port 95-Building I Industrial .........   $  3,410,024.61           0.3%    $  860,000          1.25x         0.97x

----------
(1)   Based on property names used in Annex A to this prospectus supplement.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by each mortgage loan seller, and its obligation to repurchase, substitute or cure a mortgage loan sold by it in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.


RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES


     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of 104 fixed rate mortgage loans secured by 108 commercial and multifamily Mortgaged Properties with an aggregate principal balance of approximately $1,067,674,505 as of the cut-off date (the "Initial Pool Balance"). The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date (excluding the Concord Mills Non-Pooled Component), after application of all payments due on or before that date, whether or not received. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Concord Mills Loan is calculated without regard to the Concord Mills Non-Pooled Component. See "--The Concord Mills Pooled Component" below. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial and multifamily Mortgaged Properties;

          (2) with respect to 3 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 7.0% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a portion of the commercial property; or

          (3) with respect to 2 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance, a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about March 28, 2003 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase"), Salomon Brothers Realty Corp., CIBC Inc. ("CIBC") and Commerzbank AG, New York Branch ("Commerzbank") (collectively, the "Mortgage Loan Sellers") pursuant to four mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     Except for the mortgage loan identified as Loan No. 24 on Annex A to this prospectus supplement, representing approximately 1.2% of the Initial Pool Balance (which was originated in December 1989), the mortgage loans were originated in the period between August 2001 and March 2003. One mortgage loan (the "Concord Mills Loan"), representing approximately 14.9% of the Initial Pool Balance, was originated jointly by JPMorgan Chase and Commerzbank. Commerzbank did not originate or co-originate any mortgage loan other than the Concord Mills Loan.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Loans. 3 mortgage loans (each, an "AB Loan") (identified as Loan Nos. 3, 6 and 30 on Annex A to this prospectus supplement), representing approximately 3.6%, 2.8% and 0.9%, respectively, of the Initial Pool Balance, are each a senior loan in a split loan structure with a junior loan (with respect to each AB Loan, the "Companion Loan"). No Companion Loan is an asset of the trust. Each pair of senior and junior loans is secured by a single mortgage instrument on the related mortgaged property.

          o The first such AB Loan (the "Bishops Gate AB Loan") (identified as loan number 3 on Annex A to this prospectus supplement) has a principal balance as of the cut-off date of $38,057,689. The related companion loan (the "Bishops Gate Companion Loan"), which is not included in the trust, has a principal balance as of the cut-off date of $23,352,022. In the event certain defaults exist under the Bishops Gate AB Loan or the Bishops Gate Companion Loan, the holder of the Bishops Gate Companion Loan will have the option to purchase the Bishops Gate AB Loan for a price generally equal to the outstanding principal balance of the Bishops Gate AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Bishops Gate AB Loan. In addition, If a control change event has not occurred, the holder of the Bishops Gate Companion Loan will have the right to cure defaults on the Bishops Gate AB Loan and consent to, or provide advice with respect to, certain specific actions proposed by the Special Servicer generally involving foreclosure, modifications, releases, substitutions, sale, waivers and assumptions relating to the Bishops Gate AB Loan or the Bishops Gate Companion Loans. The holder of the Bishops Gate Companion Loan also has the right to replace the Special Servicer of the Bishops Gate AB Loan, subject to certain limitations described in this prospectus supplement. See "--The Bishops Gate Loan--Additional Financing" below.

          o The second such AB Loan (the "Westheimer AB Loan") (identified as loan number 6 on Annex A to this prospectus supplement) has a principal balance as of the cut-off date of $29,625,000. The related Companion Loan (the "Westheimer Companion Loan"), which is not included in the trust, has a principal balance as of the cut-off date of $1,975,000. In the event that certain defaults exist under the Westheimer AB Loan or the related Companion Loan, the holder of the related Companion Loan will have the right to purchase the Westheimer AB Loan for a price generally equal to the outstanding principal balance of the Westheimer AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Westheimer AB Loan. Until the expiration of the period of time that the holder of the Westheimer Companion Loan has the right to purchase the Westheimer AB Loan (generally 30 days after notice of certain defaults under the Westheimer AB Loan or the Westheimer Companion
               Loan), the Master Servicer and the Special Servicer generally will not be able to work out or modify the Westheimer AB Loan without the consent of the holder of the Westheimer Companion Loan.

          o The third such AB Loan (the "Brickyard AB Loan") (identified as loan number 30 on Annex A to this prospectus supplement) has a principal balance as of the cut-off date of $9,976,694. The related Companion Loan (the "Brickyard Companion Loan"), which is not included in the trust, has a principal balance as of the cut-off date of $599,826. In the event that certain defaults exist under the Brickyard AB Loan or Brickyard Companion Loan, the holder of the Brickyard Companion Loan will have the right to purchase the Brickyard AB Loan for a price generally equal to the outstanding principal balance of the Brickyard AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Brickyard AB Loan. Until the expiration of the period of time that the holder of the Brickyard Companion Loan has the right to purchase the Brickyard AB Loan (generally 30 days after notice of certain defaults under the Brickyard AB Loan or Brickyard Companion Loan), the Master Servicer and the Special Servicer generally will not be able to work our or modify the loan without the consent of the holder of the Brickyard Companion Loan.

     Secured Subordinate Indebtedness. The applicable Mortgage Loan Sellers have informed us that they are aware of the following secured subordinated indebtedness with respect to the mortgage loans:

     o In the case of the mortgage loan identified as Loan No. 18 on Annex A to this prospectus supplement, representing approximately 1.4% of the Initial Pool Balance, the related borrower has incurred secured subordinate debt held by the City of St. Petersburg in the amount of $1,450,000.00, which debt was subordinated to the lien of the related mortgage by a subordination and standstill agreement executed by the City of St. Petersburg.

     o In the case of the mortgage loan identified as Loan No. 24 on Annex A to this prospectus supplement, representing approximately 1.2% of the Initial Pool Balance, the related borrower has the right on one occasion to further encumber the related mortgaged property with a subordinate mortgage, provided that, among other requirements: (a) the junior mortgage requires monthly payments of all theretofore accrued interest on a current basis; (b) the junior mortgage is obtained from an institutional lender satisfactory to the related senior lender, in an amount which, together with the then-current balance of the senior mortgage loan does not exceed 75% of then-current fair market value of the related mortgaged property; (c) the terms of the junior mortgage are such that the aggregate net income of the related mortgaged property after taxes, insurance and other operating expenses is at least 1.25 times the sum of (i) the annual amount of principal and interest under the senior mortgage loan and (ii) the annual amount of principal and interest payable under the junior mortgage; and (d) all documents executed in connection with the junior mortgage are satisfactory to the related senior lender. The junior mortgage is to expressly provide that it is junior in lien to, and subordinate to the lien of, the senior mortgage loan, and the senior lender's rights under the senior mortgage loan, for the full amount of the indebtedness secured and that the senior mortgage may be amended at any time without notice to or consent of the junior mortgage but shall be binding on the holder of the junior mortgage with the same force and effect as if the holder of the junior mortgage had affirmatively consented to the amendment.

     o In the case of the mortgage loan identified as Loan No. 11 on Annex A to this prospectus supplement, representing approximately 2.3% of the Initial Pool Balance, the related borrower is permitted to further encumber the related mortgaged property with a subordinate mortgage, provided that, among other things, the holder of the secured subordinate loan enters into a subordination and intercreditor agreement acceptable to the holder of the related senior mortgage loan.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

     o In the case of the mortgage loans identified as Loan Nos. 9 and 16 on Annex A to this prospectus supplement, representing approximately 2.5% and 1.6%, respectively, of the Initial Pool Balance, a mezzanine loan in the amount of $3,700,000.00 and $1,650,000, respectively, has been made to the sole member of the related borrower. Each such mezzanine loan is secured by such member's ownership interest in the related borrower. Upon default under a mezzanine loan, the holder of the mezzanine loan may foreclose upon the ownership interests in the related borrower. In addition, the holder of the mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. See "--The Crossways/Newington Portfolio Loans--Additional Financing."

     o In the case of 7 mortgage loans representing in the aggregate approximately 7.0% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, including the consent of the mortgage lender.


     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinated indebtedness with respect to the mortgage loans:

     o In the case of the mortgage loan identified as Loan No. 26 on Annex A to this prospectus supplement, representing approximately 1.1% of the Initial Pool Balance, Ramco-Gershenson Properties, L.P. is permitted to make unsecured subordinated loans to the related borrower for working capital, the expansion of the Publix space at the related Mortgaged Property, the expansion or relocation of the Walgreens space or to otherwise improve, alter or remodel the related Mortgaged Property, provided that the subordinate lender enters into a subordination and standstill agreement. The total of such loans plus the related mortgage loan may not exceed the greater of 80% of $18,650,000 or 80% of the value of the related Mortgaged Property as disclosed by a new appraisal, such appraisal to take account of the increase in value as a result of the remodeling.


     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

SIGNIFICANT MORTGAGE LOANS

     The following tables describe the ten largest mortgage loans by Cut-off Date Balance and the summaries following thereafter describe the 5 largest mortgage loans by Cut-off Date Balance.



                                                                 % OF
                                                CUT-OFF      INITIAL POOL      UW      CUT-OFF DATE
                 LOAN NAME                   DATE BALANCE       BALANCE       DSCR      LTV RATIO     PROPERTY TYPE
------------------------------------------ ---------------- -------------- ---------- ------------- ----------------
Concord Mills ............................ $  159,532,240         14.9%        1.90x       60.7%    Regional Mall
Crossroads Mall ..........................     44,491,654          4.2         1.64x       77.9%    Regional Mall
Crossways/Newington Portfolio ............     43,765,312          4.1         1.30x       75.2%    Industrial Flex
Bishops Gate .............................     38,057,689          3.6         2.30x       42.3%    Suburban Office
Sunmark Plaza ............................     35,900,000          3.4         1.20x       80.0%    Anchored Retail
Somerset Shoppes .........................     29,865,804          2.8         1.37x       78.2%    Anchored Retail
Westheimer at Sage Office/Retail
 Complex .................................     29,625,000          2.8         1.44x       75.0%    Office/Retail
Torrance Crossroads ......................     29,600,000          2.8         1.26x       79.6%    Anchored Retail
Prince Georges Metro Center IV ...........     27,000,000          2.5         1.50x       67.5%    Suburban Office
Springfield Plaza ........................     26,000,000          2.4         2.14x       44.0%    Anchored Retail
                                           --------------        -----         ----        ----
Top 10 Total/Weighted Average ............ $  463,837,699         43.4%        1.68x       66.4%
                                           ==============        =====         ====        ====
All Loans Total/Weighted Average ......... $1,067,674,505        100.0%        1.59x       69.9%

THE CONCORD MILLS POOLED COMPONENT


                LOAN INFORMATION                              PROPERTY INFORMATION
------------------------------------------------- --------------------------------------------
Cut-off Date Balance        $159,532,240                Property Type          Regional Mall
% of Initial Pool Balance   14.9%                       Location               Concord,NC
Origination Date            November 22, 2002           Square Footage         1,257,201
Maturity Date               December 7, 2012            Year Built/Renovated   1999
Mortgage Rate               6.1539%                     Appraised Value        $263,000,000
Annual Debt Service         $ 11,710,713.96             Occupancy              94.9%
UW DSCR                     1.90x                       Occupancy Date         December 17, 2002
Cut-off Date LTV            60.7%                       UW NOI                 $23,429,228
Balloon LTV                 51.9%                       UW NCF                 $22,196,092

     The largest mortgage loan in the pool of mortgage loans, the Concord Mills Loan, will be split into two components (the "Concord Mills Pooled Component" and the "Concord Mills Non-Pooled Component"). The Concord Mills Pooled Component will represent approximately 14.9% of the Initial Pool Balance. The Certificates (other than the Class S certificates and the Class CM Certificates) will be entitled to distributions from the Concord Mills Pooled Component. The Class CM Certificates will be entitled to distributions from the Concord Mills Non-Pooled Component, which has a principal balance of $20,938,607 as of the cut-off date. See "Description of the Certificates--Distributions--Class CM Certificates and the Concord Mills Loan" in this prospectus supplement. The Class CM Certificates are not being offered by this prospectus supplement.

     The Loan. The Concord Mills Loan was jointly originated by JPMorgan Chase and Commerzbank and is secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the "Concord Mills Mall Property"). The Concord Mills Loan was made to Concord Mills Mall Limited Partnership, a special purpose limited partnership (the "Concord Mills Mall Borrower") that is jointly owned by The Mills Limited Partnership and entities controlled by the KanAm Group.

     The Mills Limited Partnership is the operating partnership of The Mills Corporation (NYSE: MLS). The Mills Corporation conducts all of its business through The Mills Limited Partnership, in which it owned, as of December 31, 2002, a 1% interest as the sole general partner and a 71.68% interest as a limited partner. The Mills Corporation is a self managed real estate investment trust based in Arlington, Virginia, that owns and operates super-regional, retail, and entertainment oriented malls. The Mills Corporation currently owns a portfolio of 20 retail and entertainment destinations totaling approximately 25 million square feet in 17 states. In addition, the Mills Corporation currently has five projects under construction and/or development in the United States and two internationally: Toronto, Canada and Madrid, Spain.

     The KanAm Group, headquartered in Munich, Germany, has been active in designing and implementing investments in commercial real estate in the United States and Germany since 1978. The KanAm Group is a syndicator of closed-end real estate funds and has invested over 2.2 billion EUROs on behalf of private and institutional investors. The KanAm Group has acquired approximately 28 million square feet of commercial properties to date including 28 office buildings, 14 super-regional malls and entertainment centers (Mills Malls), 9 shopping centers, and 8 hotels. The KanAm Group provides management for project development, leasing, financing, and administration. The KanAm Group is a founding shareholder and the largest individual shareholder in The Mills Corporation. In addition to its ownership interest in Concord Mills, The KanAm Group is a participant in six joint venture partnerships with The Mills Corporation, including Ontario Mills, Grapevine Mills, Block at Orange, Katy Mills, Arundel Mills, and Discover Mills.

     The Stated Principal Balance of the Concord Mills Loan (including the Concord Mills Non-Pooled Component) as of the cut-off date will be approximately $180,470,847. The Concord Mills Pooled Component has a principal balance as of the cut-off date of $159,532,240.

     The Concord Mills Loan has a remaining amortization term of 357 months and matures on December 7, 2012. The Concord Mills Loan may not be prepaid prior to November 8, 2012. The Concord Mills Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge anytime thereafter with all interest that would have accrued on the principal balance after the date of prepayment to the next payment date. The Concord Mills Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

     The Property. The Concord Mills Mall Property is a regional mall located approximately ten miles north of downtown Charlotte, North Carolina at the intersection of Interstate 85 and Concord Mills Boulevard. The Concord Mills Mall Property opened in October 1999 and contains approximately 1,257,201 square feet on approximately 144 acres with approximately 8,000 parking spaces. The Concord Mills Mall Property features seventeen anchor tenants each comprising over 20,000 square feet and over 130 specialty retailers, restaurants and entertainment tenants. The anchor tenants include among others, Bass Pro Outdoor World, Burlington Coat Factory, AMC Theater, Jillian's, T.J. Maxx, Bed Bath & Beyond, and Off 5th--Saks Fifth Avenue Outlet. The in-line tenants include Gap Outlet, Banana Republic Outlet, Bath & Body Works, Ann Taylor Loft, Brooks Brothers Factory Store, Eddie Bauer Outlet and Tommy Hilfiger. The overall and in-line occupancy for the Concord Mills Mall Property was approximately 94.9% and 88.5%, respectively as of December 17, 2002. Comparable sales for non-major tenants were $324 per square foot for the 12 months ended October 2002 with an occupancy cost percentage of approximately 12.5%. Certain tenants of the Concord Mills Mall Property are in bankruptcy. The largest such tenant is Sun & Ski Sports (approximately 21,468 square feet). See "Risk Factors--Tenant Bankruptcy Entails Risks" in this prospectus supplement.

     Property Management. The Concord Mills Mall Property is managed by affiliates of The Mills Limited Partnership. These affiliates provide development, management, leasing, and financial services.

     Lockbox and Reserves. All amounts payable by the tenants of the Concord Mills Mall Property are required to be paid directly into a Lockbox Account held at Bank of America, N.A. Upon the occurrence and continuance of an event of default or if the debt service coverage ratio falls below 1.30x on an actual basis, funds on deposit in the Lockbox Account are swept on a daily basis to a cash management account held by the related lender or the servicer until such time as the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and no event of default exists. Funds in the cash management account are required to be allocated monthly to all applicable reserve accounts. The Concord Mills Mall Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $123,194 and for replacement reserves in the amount of $26,084 (capped at the annual amount of $313,008). During any period in which funds in the Lockbox Account are swept daily into the cash management account, the Concord Mills Mall Borrower is obligated to make monthly deposits of $91,816 into a reserve account to fund tenant improvement and leasing commissions. Each of Shenandoah Royal Furniture, Inc., Foot Locker Retail, Inc. and Forever 21 Retail, Inc. are tenants at the Concord Mills Mall Property, but are not yet open for business and are not yet paying rent. Reserves were taken on the origination date with respect to each such tenant ($84,227 for Shenandoah Royal Furniture, Inc., $56,700 for Foot Locker Retail, Inc. and $274,451 for Forever 21 Retail, Inc.), which funds are to be released when the related tenant opens for business and begins to pay rent. On the origination date, the Concord Mills Mall Borrower deposited $500,000 in a reserve account, which funds are to be released when Speedparks of Charlotte, LLC ("B&C"), a tenant at the Concord Mills Mall Property, has completed the B&C Build-Out (defined below) and is open for business and paying rent. Pursuant to the terms of its lease at the Concord Mills Mall Property, B&C is in the process of building an outdoor, entertainment themed "NASCAR Speedpark" at the Concord Mills Mall Property (the "B&C Build-Out"). In connection with the build-out, B&C and the Concord Mills Mall Borrower have received approvals from NASCAR and all required tenants at the Concord Mills Mall Property as well as a building permit from the local municipality. If the B&C Build-Out is not completed by B&C within 240 days of B&C's receipt of all required permits and approvals to begin the B&C Build-Out, the Concord Mills Grants (defined below) are funded into a reserve account (up to a maximum amount of $5,700,000) and released once B&C has completed the B&C Build-Out and is open for business and paying rent or based upon certain underwriting and occupancy tests. Jillian's of Concord NC, Inc. ("Jillian's"), a tenant at the Concord Mills Mall Property that leases approximately 53,077 square feet, deferred rent for three months (July, August and September) in 2002. Rent payments resumed and a repayment plan for the deferred rent is being negotiated. In this regard, $4,000,000 (equal to approximately 3 years of $800,000 annual rent and $30 per square foot for tenant improvements and leasing commissions) was deposited into a reserve account as additional collateral for the Concord Mills Loan, which funds are to be released upon the satisfaction of certain past, present and future performance obligations by Jillian's under its lease, the re-leasing of space under the Jillian's lease (to the extent Jillian's has vacated such space) or certain underwriting tests. On the origination date, the Concord Mills Mall Borrower deposited $1,800,000 in a reserve account as additional collateral for the Concord Mills Loan, which funds are to be released based upon certain occupancy and underwriting tests.

     Concord Mills Incentive Grant Agreement. As an inducement for the construction, development and operation of the Concord Mills Mall Property by certain affiliates of the Concord Mills Mall Borrower and the Concord Mills Mall Borrower, each of the County of Cabarrus, North Carolina ("Cabarrus County") and the City of Concord, North Carolina (the "City of Concord"; Cabarrus County and the City of Concord are collectively referred to herein as the "Concord Mills Municipality") agreed to provide Concord Mills Limited Partnership (and, by assignment, the Concord Mills Mall Borrower) certain development grants (the "Concord Mills Grants") pursuant to an Incentive Grant Agreement (the "Concord Mills IGA"). Under the Concord Mills IGA, the Concord Mills Mall Borrower is entitled to quarterly Concord Mills Grants in an amount equal to 75% of the Concord Mills Municipality's share of the quarterly sales tax generated by the tenants at the Concord Mills Mall Property. The Concord Mills IGA has a term of approximately 5 years and the Concord Mills Grants are paid quarterly in arrears. As verified at the closing of the Concord Mills Loan by an estoppel executed by the Concord Mills Municipality (the "Concord Mills IGA Estoppel"), the most recent Concord Mills Grant was paid on August 23, 2002, and was in an amount equal to $687,624.84 ($200,238.34 from the City of Concord and $487,386.50 from Cabarrus County). The first Concord Mills Grant payable under the Concord Mills IGA was in October, 2001 and the last Concord Mills Grant payable under the Concord Mills IGA will be paid during the second calendar quarter of 2006. Pursuant to the Concord Mills IGA

Estoppel, the Concord Mills Municipality agreed to pay the Concord Mills Grants directly into a reserve account established at the closing of the Concord Mills Loan as described under "--Lockbox and Reserves" above.


THE CROSSROADS MALL LOAN



                 LOAN INFORMATION                             PROPERTY INFORMATION
-------------------------------------------------- ------------------------------------------
Cut-off Date Balance        $44,491,654                 Property Type          Regional Mall
% of Initial Pool Balance   4.2%                        Location               Omaha, NE
Origination Date            September 16, 2002          Square Footage         452,786
Maturity Date               October 10, 2012            Year Built/Renovated   1960/1998
Mortgage Rate               6.2000%                     Appraised Value        $57,100,000
Annual Debt Service         $3,285,283.56               Occupancy              89.6%
UW DSCR                     1.64x                       Occupancy Date         January 7, 2003
Cut-off Date LTV            77.9%                       UW NOI                 $5,630,006
Balloon LTV                 66.8%                       UW NCF                 $5,385,003

     The Loan. The Crossroads Mall mortgage loan (the "Crossroads Mall Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering a regional mall located in Omaha, Nebraska (the "Crossroads Mall Property"). The Crossroads Mall Loan was made to Crossroads Mall, LLC a special purpose, bankruptcy remote limited liability company (the "Crossroads Mall Borrower"), owned by Simon Property Group, L.P. Simon Property Group, L.P. is a subsidiary operating partnership of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group, L.P. has an unsecured debt rating of Baa1/BBB+ by Moody's and S&P, respectively. Simon Property Group, Inc., headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers. Through its subsidiary partnerships, it currently owns or has an interest in 249 properties containing an aggregate of 185.8 million square feet of gross leasable area in 36 states, as well as eight assets in Europe and Canada and ownership interests in other real estate assets. Simon Property Group, Inc. is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $21.5 billion as of February 28, 2003.

     The Crossroads Mall Loan has a remaining amortization term of 355 months and matures on October 10, 2012. The Crossroads Mall Loan may not be prepaid prior to July 10, 2012. The Crossroads Mall Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time on or after July 10, 2012. The Crossroads Mall Loan is subject to Defeasance, in whole or in part, at any time after the second anniversary of the Closing Date.

     The Property. The Crossroads Mall is a regional mall with approximately 858,455 square feet (of which 452,786 serves as the collateral for the Crossroads Mall Loan), located on 35.03 acres with 3,615 parking spaces. The Crossroads Mall is anchored by Dillards, Younkers and Sears. Dillards, which occupies 207,114 square feet and Sears, which occupies approximately 198,555 square feet, own their improvements and as such do not serve as part of the collateral for the Crossroads Mall Loan. Overall occupancy for the Crossroads Mall Property is approximately 89.6%. Sales for stores under 10,000 square feet were approximately $242 per square foot for the full year 2002 with an occupancy cost of 13.5% . Major in-line tenants include Old Navy, Barnes & Noble, The Gap/Gap Kids, Victoria's Secret, Bath & Body Works and Foot Locker.

     Property Management. The Crossroads Mall Property is managed by Simon Management Associates, L.L.C. Simon Management Associates is an affiliate of Simon Property Group, L.P.

     Lockbox and Reserves. All rents payable by tenants of the Crossroads Mall Property are paid directly into a Lockbox Account. Funds in the Lockbox Account are required to be allocated monthly to fund tax, replacement reserve account, and tenant improvements and leasing commissions. The Crossroads Mall Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $74,000 and for replacement reserves in the amount of $7,669.

THE CROSSWAYS/NEWINGTON PORTFOLIO LOANS


           AGGREGATE LOAN INFORMATION
-------------------------------------------------
Cut-off Date Balance        $43,765,312
% of Initial Pool Balance   4.1%
Origination Date            September 6, 2002
Maturity Date               October 1, 2012
Mortgage Rate               6.7000%
Annual Debt Service         $3,403,196.16
UW DSCR                     1.30x
Cut-off Date LTV            75.2%
Balloon LTV                 65.3%




            PROPERTY INFORMATION
---------------------------------------------
Property Type          Industrial Flex
Location               Chesapeake, VA and
                       Lorton, VA
Square Footage         811,197
Year Built/Renovated   1978 & 1986 / 1998
Appraised Value        $58,200,000
Occupancy              100% and 98.8%
Occupancy Date         9/30/02 and 10/8/02
UW NOI                 $ 4,854,768
UW NCF                 $ 4,414,264

     The Portfolio Loans. The Crossways/Newington portfolio is comprised of two mortgage loans, the Crossways Commercial Center mortgage loan (the "Crossways Loan") and the Newington Business Park Center mortgage loan (the "Newington Loan", and together with the Crossways Loan, the "Crossways/Newington Portfolio Loans"). The Crossways Loan and the Newington Loan were originated by Suburban Capital Markets, Inc., and were assigned at loan origination to Salomon Brothers Realty Corp. The Crossways/Newington Portfolio Loans are secured by cross-collateralized and cross-defaulted deeds of trust encumbering four industrial/flex Crossways Commerce Center buildings (the "Crossways Commerce Property") and seven industrial/flex Newington Business Park Center buildings (the "Newington Park Property"). The Crossways Loan was made to Crossways Associates LLC (the "Crossways Borrower") and the Newington Loan was made to Newington Terminal Associates LLC (the "Newington Borrower"). Both the Crossways Borrower and the Newington Borrower are special purpose, bankruptcy remote, single member Delaware limited liability companies.

     Both the Crossways Loan and the Newington Loan have a remaining amortization term of 355 months and matures on October 1, 2012. Neither the Crossways Loan nor the Newington Loan may be prepaid prior to September 1, 2012. Each of the Crossways Loan and the Newington Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time on or after September 1, 2012. Both the Crossways Loan and the Newington Loan are subject to Defeasance, in whole or in part, at any time after the second anniversary of the Closing Date.

     The Properties. The Crossways Commerce Property consists of four industrial/flex buildings located in Chesapeake, Virginia, containing approximately 558,343 square feet of leasable area built-in 1978 and renovated in 1998. The Crossways Commerce Property is leased to nine tenants, of which approximately 65% of the space and approximately 71% of the underwritten gross rent is attributed to government agencies and investment grade tenants. The largest tenants are First Data Resources (A+ by S&P and A1 by Moody's), Anteon (BB by S&P and Ba3 by Moody's), and U.S. Maritime Administration (AAA by S&P and Aaa by Moody's). The Newington Park Property consists of seven industrial/office buildings located in Lorton, Virginia, containing approximately 252,854 square feet of leasable area built in 1986. The Newington Park Property is leased to 56 tenants, the largest of which are GSA (AAA by S&P and Aaa by Moody's), Diet to Go Inc. and Tate Engineering. The Newington Park Property has a fifteen-year environmental insurance policy issued by AIG for a coverage limit of $21,250,000.

     Property Management. The Crossways Commerce Property and the Newington Park Property are each managed by First Potomac Management, Inc., an affiliate of each of the Crossways Borrower and the Newington Borrower.

     Additional Financing. The Crossways Borrower obtained mezzanine financing in the amount of $3,700,000 from RAIT Partnership, L.P. The Newington Borrower obtained mezzanine financing in the amount of $1,650,000 from RAIT Partnership, L.P. The following terms are applicable to each mezzanine loan: (1) a 15% interest rate, with an 11% current pay component and a 4% accrual; (2) RAIT Partnership, L.P. receives 100% of excess cash flow to yield a minimum of a 12% return and thereafter receives 50% of excess cash flow to pay down the unpaid accrual; (3) the term is for 60 months with an extension available for an additional 60 months subject to a 2 point fee and payoff of any outstanding accrual; and (4) each mezzanine loan is cross-defaulted and cross-collateralized with the other. With respect to both the Crossways Borrower and the Newington Borrower, the mezzanine lender and senior lender entered into an intercreditor agreement. Under the mezzanine loan documents and the related intercreditor agreement for each mezzanine loan, the mezzanine lender possesses the right to cure a default under each of the mortgage loan documents and, in addition, if there is a default under the related mortgage loan documents the mezzanine lender may purchase the related mortgage loan at a price generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to the related mortgage loan. In addition, neither of the related mortgage loan documents may be amended if the amendment increases the interest rate or principal amount of the mortgage loan, modifies the maturity date or otherwise amends specified terms. If the respective borrower defaults on its mezzanine debt, the mezzanine lender may foreclose on the pledged equity interests in the related borrower, which could result in a change of control with respect to the borrower and a change in management of the related mortgaged property. In each case, the mezzanine debt is currently held by RAIT Partnership, L.P. In each case, transfer of the mezzanine lender's interest in the mezzanine debt is governed by the terms of the related intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or written confirmation is obtained from each of the rating agencies that such transfer will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the Certificates.


     Lockbox and Reserves. The Crossways Borrower is required to direct all tenants to pay all rents directly into a Lockbox Account. Funds in the Lockbox Account are required to be allocated monthly to fund monthly debt service, tax and insurance accounts, operating expenses, recurring replacement reserve account and a recurring tenant improvement/leasing commission account. The Crossways Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $32,817.25, for insurance premiums in the amount of $8,521.29, for replacement reserves in the amount of $5,442.25 and for tenant improvements and leasing commission in the amount of $19,696.25. A deferred maintenance escrow in the amount of $111,250.00 was established at loan origination.


     The Newington Borrower is required to direct all tenants to pay all rents directly into a Lockbox Account. Funds in the Lockbox Account are required to be allocated monthly to fund tax and insurance accounts, monthly debt service, operating expenses, recurring replacement reserve account and a recurring tenant improvement/leasing commission account. The Newington Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $14,300.80, for insurance premiums in the amount of $2,053.79, for replacement reserves in the amount of $3,780.08 and for tenant improvements and leasing commission in the amount of $7,316.33.

THE BISHOPS GATE LOAN



                LOAN INFORMATION                              PROPERTY INFORMATION
------------------------------------------------- --------------------------------------------
Cut-off Date Balance        $38,057,689                 Property Type          Suburban Office
% of Initial Pool Balance   3.6%                        Location               Mt. Laurel, NJ
Origination Date            December 11, 2002           Square Footage         483,896
Anticipated Repayment       January 1, 2013             Year Built/Renovated   1999
Date
Mortgage Rate               5.3110%                     Appraised Value        $90,000,000
Annual Debt Service         $2,545,312.80               Occupancy              100.0%
UW DSCR                     2.30x                       Occupancy Date         December 11, 2002
Cut-off Date LTV            42.3%                       UW NOI                 $6,291,869
Balloon LTV                 35.2%                       UW NCF                 $5,863,320

     The Bishops Gate mortgage loan (the "Bishops Gate Loan") has a companion loan (the "Bishops Gate Companion Loan"), which has a principal balance as of the cut-off date of $23,352,022. The loan information in the table above does not reflect the Bishops Gate Companion Loan. The current holder of the Bishops Gate Companion Loan is an affiliate of Salomon Smith Barney Inc. and Salomon Brothers Realty Corp. The Bishops Gate Companion Loan will not be an asset of the trust. See "--Additional Financing" below.

     The Bishops Gate Loan. The Bishops Gate Loan was originated by Salomon Brothers Realty Corp. and is secured by a first mortgage on two Class "A" office properties located in Mt. Laurel, New Jersey (the "Bishops Gate Properties"). The Bishops Gate Loan was made to iStar Bishops Gate LLC, a special purpose, bankruptcy remote, single member, Delaware limited liability company (the "Bishops Gate Borrower") controlled by iStar Financial Inc., a Maryland corporation.

     The Bishops Gate Loan has a remaining amortization term of 358 months and matures on January 1, 2033. The Bishops Gate Loan is an ARD Loan with an Anticipated Repayment Date of January 1, 2013. The Bishops Gate Loan may not be prepaid prior to November 1, 2012. The Bishops Gate Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge at any time on or after November 1, 2012. The Bishops Gate Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Bishops Gate Properties are composed of two Class "A" office buildings located in Mt. Laurel, New Jersey. One building, built in 1999, contains 376,122 rentable square feet, and the other building, also built in 1999, contains 107,774 rentable square feet. The Bishops Gate Property is 100% occupied by Cendant Mortgage Corporation, a New Jersey corporation, under a 20-year triple net lease (the "Cendant Lease"). The obligations of the tenant under the Cendant Lease are guaranteed by PHH Corporation (BBB+ by S&P and Baa1 by Moody's), the parent company of the tenant (as it may be substituted or replaced under the terms of the Cendant Lease, the "Cendant Guarantor").

     Property Management. The Bishops Gate Property is operated by the tenant, Cendant Mortgage Corporation.

     Additional Financing. The Bishops Gate Loan is the senior loan in a split loan structure with the Bishops Gate Companion Loan, both secured by a single mortgage on the Bishops Gate Property. The Bishops Gate Companion Loan has a principal balance as of the cut-off date of $23,352,022 and a monthly fixed installment payment of $175,012.41. The outstanding principal balance of the Bishops Gate Companion Loan bears interest at a rate per annum of 8.208% prior to the Anticipated Repayment Date and 10.208% on and after the Anticipated Repayment Date. The Bishops Gate Companion Loan has the same amortization term, Anticipated Repayment Date and maturity date as the Bishops Gate Loan. In the event that certain defaults exist under the Bishops Gate Loan or the Bishops Gate Companion Loan, the holder of the Bishops Gate

Companion Loan will have the right to purchase the Bishops Gate Loan for a price generally equal to the outstanding principal balance of the Bishops Gate Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Bishops Gate Loan. In addition, the holder of the Bishops Gate Companion Loan will have the right to cure certain defaults of the borrower under the Bishops Gate Loan.

     If the principal amount of the Bishops Gate Companion Loan, less any existing related Appraisal Reductions, is at least 25% of the original principal balance of the Bishops Gate Companion Loan, the holder of the Bishops Gate Companion Loan, or an advisor on its behalf, will be entitled to consent to, or provide advice with respect to certain actions proposed by the Special Servicer, including, without limitation, the following:

     o any foreclosure upon, acceptance of a deed in lieu of foreclosure or comparable conversion of the ownership of the Bishops Gate Properties;

     o any modification, amendment, or waiver of a monetary term or any material non-monetary term of the Bishops Gate Loan or the Bishops Gate Companion Loan;

     o any proposed sale of a defaulted Bishops Gate Companion Loan or the Bishops Gate Properties (if the Bishops Gate Properties is REO Property) for less than par;

     o any acceptance of a discounted payoff on the Bishops Gate Loan or Bishops Gate Companion Loan or consent to the adoption of a plan in bankruptcy;

     o any determination to take action (other than requiring the Bishops Gate Borrower or others to perform their obligations under the loan documents) to bring the Bishops Gate Properties (whether or not REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Bishops Gate Properties;

     o any release of collateral for the Bishops Gate Loan and Bishops Gate Companion Loan (other than in accordance with the terms of, or up to satisfaction of, such loan);

     o any acceptance of substitute or additional collateral for the Bishops Gate Loan and/or Bishops Gate Companion Loan (other than in accordance with the terms of such loan);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause (including, without limitation, restrictions on a transfer (direct or indirect) of any legal, equitable, beneficial or other ownership interest in the Bishops Gate Borrower (other than in accordance with the Bishops Gate Loan and Bishops Gate Companion Loan));

     o any acceptance of an assumption agreement releasing the Bishops Gate Borrower from liability under the Bishops Gate Loan or Bishops Gate Companion Loan;

     o any amendment, modification, entry into, renewal or waiver, termination or cancellation of, or delivery of a waiver or consent under or with regard to, a lease or sublease with respect to the Bishops Gate Property; and

     o    any appointment of a replacement operator of the Bishops Gate
          Property.


     In addition, if the principal amount of the Bishops Gate Companion Loan, less any existing related Appraisal Reductions, is at least 25% of the original balance of the Bishops Gate Companion Loan, the holder of the Bishops Gate Companion Loan has the right to terminate and replace the Special Servicer, as special servicer of the Bishop Gate Loan, provided that each of Moody's and S&P has confirmed that such appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of its then current rating assigned to any Class of Certificates. Furthermore, the intercreditor agreement in effect between the holder of the Bishops Gate Loan and the holder of the Bishops Gate Companion Loan contains certain restrictions on the ability of the holder of the Bishops Gate Companion Loan to effect a transfer of the Bishops Gate Companion Loan. In exercising any of its rights under the Bishops Gate AB Loan intercreditor agreement, the holder of the Bishops Gate Companion Loan is not obligated to consider the interests of, or impact on, the trust or the certificates.

     Security Deposit. The tenant under the Cendant Lease, Cendant Mortgage Corporation, is required to maintain with the Bishops Gate Borrower a security deposit in the form of an irrevocable standby letter of credit in the amount of the rent payable for the next succeeding twelve months under the Cendant Lease. However, this requirement is waived so long as (a) no event of default exists under the Cendant Lease and (b) any one of (i) the tenant, (ii) the Cendant Guarantor, PHH Corporation or any successor or assign permitted under the Cendant Lease, or (iii) any additional guarantor, being an affiliate (as defined in the Cendant Lease) of the tenant, maintains an investment grade credit rating as defined in the Cendant Lease of both "BBB-" or higher by S&P and "Baa3" or higher by Moody's for the immediately preceding six consecutive calendar months. For purposes of determining whether the tenant, the Cendant Guarantor and, if applicable, the additional guarantor has attained an investment grade credit rating, at any time that the senior unsecured debt rating of such entity by both S&P and Moody's is under publicly announced consideration for possible downgrade while at an equivalent senior unsecured debt rating by both rating agencies (e.g., "BBB+" and "Baa1," respectively), then such credit rating is deemed to be the next sequential lower rating from each such credit rating agency rather than the credit rating then issued by such rating agency.

     Lockbox and Reserves. The Bishops Gate Borrower is required to direct all tenants to pay all rents directly into a Lockbox Account. Funds in the Lockbox Account are required to be allocated to fund monthly debt service. If an event of default exists under the Cendant Lease, or Cendant Mortgage Corporation and the Cendant Guarantor both fail to maintain a senior unsecured debt rating of BBB-- or higher by S&P and Baa3 or higher by Moody's (collectively, the "Tax and Insurance Trigger Event"), funds in the Lockbox Account are also required to be allocated monthly to fund a tax and insurance account. Provided no event of default exists, the balance of funds, if any, remaining in the Lockbox Account after the foregoing allocations is required to be, if prior to the Anticipated Repayment Date, distributed to the Bishops Gate Borrower, or, if on or after the Anticipated Repayment Date, applied to the principal balance of the Bishops Gate Loan. Any security deposits drawn upon by, or lease termination payments or other recoveries received by, the Bishops Gate Borrower in the enforcement of any lease are required to be deposited into a tenant improvement/leasing commission reserve.

     Application of Funds. All amounts received in respect of the Bishops Gate Loan and the Bishops Gate Companion Loan are to be applied, prior to the Anticipated Repayment Date, first, to pay principal and interest due on the Bishops Gate Loan, second, to fund a tax and insurance account if a Tax and Insurance Trigger Event has occurred, third, to pay principal and interest due on the Bishops Gate Companion Loan, and fourth, any remaining amounts to the Bishops Gate Borrower, and, on and after the Anticipated Repayment Date, first, to pay principal and interest (at the rate in effect prior to the Anticipated Repayment Date; excess interest above such rate accrues until paid as provided below) due on the Bishops Gate Loan, second, to fund a tax and insurance account if a Tax and Insurance Trigger Event has occurred, third, in the amount of $175,012.41 to pay interest (at the rate in effect prior to the Anticipated Repayment Date; excess interest above such rate accrues until paid as provided below) due on the Bishops Gate Companion Loan, with any balance applied to pay principal on the Bishops Gate Loan, fourth, to the monthly operating expenses pursuant to an approved budget, and fifth, any remaining amounts are to be applied (i) first, to pay unpaid principal on the Bishops Gate Loan until the principal on the Bishops Gate Loan is paid in full, (ii) second, to pay the accrued and unpaid interest on the Bishops Gate Loan, (iii) third, to pay unpaid principal on the Bishops Gate Companion Loan until the principal on the Bishops Gate Companion Loan is paid in full, and (iv) fourth to pay the accrued and unpaid excess interest on the Bishops Gate Companion Loan. If the Bishops Gate Borrower fails to make any payment of principal and interest as required under the Bishops Gate Loan or if a material event of default has occurred and is continuing with respect to the Bishops Gate Loan or the Bishops Gate Companion Loan, the related AB Loan intercreditor agreement requires that all amounts received in respect of those loans be applied first, to pay accrued and unpaid interest under the Bishops Gate Loan, second, to pay unpaid principal on the Bishops Gate Loan until the principal on the Bishops Gate Loan is paid in full, third to pay any unreimbursed costs and expenses on the Bishops Gate Loan, fourth, to pay accrued and unpaid interest on the Bishops Gate Companion Loan, fifth, to pay unpaid principal on the Bishops Gate

Companion Loan until the principal on the Bishops Gate Companion Loan is paid in full, sixth, (i) first, to pay any prepayment consideration attributable to the Bishops Gate Loan and (ii) second, to pay any prepayment consideration attributable to the Bishops Gate Companion Loan, seventh, to pay default interest (i) first, on the Bishops Gate Loan and (ii) second, on the Bishops Gate Companion Loan, and eighth, to pay any unreimbursed costs and expenses of the Bishops Gate Companion Loan.

THE SUNMARK PLAZA LOAN



                LOAN INFORMATION                             PROPERTY INFORMATION
------------------------------------------------- ------------------------------------------
Cut-off Date Balance        $35,900,000                 Property Type          Anchored Retail
% of Initial Pool Balance   3.4%                        Location               Henderson, NV
Origination Date            August 2, 2002              Square Footage         281,171
Maturity Date               September 1, 2012           Year Built/Renovated   2000
Mortgage Rate               6.7900%                     Appraised Value        $44,900,000
Annual Debt Service         $2,857,149.36               Occupancy              98.0%
UW DSCR                     1.20x                       Occupancy Date         October 31, 2002
Cut-off Date LTV            80.0%                       UW NOI                 $3,606,496
Balloon LTV                 69.3%                       UW NCF                 $3,436,107

     The Loan. The Sunmark Plaza mortgage loan (the "Sunmark Plaza Loan") was originated by Salomon Brothers Realty Corp. and is secured by a first deed of trust encumbering an anchored retail center located in Henderson, Nevada (the "Sunmark Plaza Property"). The Sunmark Plaza Loan was made to Sunmark Centers, LLC, a special purpose, bankruptcy remote, single member, Delaware limited liability company (the "Sunmark Plaza Borrower") controlled by Mr. Milton Bilak and Ms. Sara Dumont.

     The Sunmark Plaza Loan has a remaining amortization term of 340 months and matures on September 1, 2012. The Sunmark Plaza Loan debt service is interest-only for the first twelve months of the loan term. Amortization will commence with the October 1, 2003 debt service payment. The Sunmark Plaza Loan may not be prepaid prior to August 1, 2012. The Sunmark Plaza Loan may be prepaid, in whole, without payment of a Yield Maintenance Charge, at any time on or after August 1, 2012. The Sunmark Plaza Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Sunmark Plaza Property is an anchored retail "power center" containing approximately 281,171 square feet of leasable area and was built in 2000. The Sunmark Plaza Property is anchored by Best Buy (approximately 46,349 square feet, BBB-- by S&P and Baa3 by Moody's), Bed Bath & Beyond (30,000 square feet), Jo Ann's Fabrics (approximately 42,000 square feet), Designer Shoe Warehouse (approximately 30,000 square feet), Ashley Furniture (approximately 35,000 square feet), Sports Chalet (approximately 42,000 square feet), Petco (approximately 12,609 square feet) and David's Bridal (approximately12,250 square feet) (collectively, the "Sunmark Plaza Anchor Tenants"). As of October, 2002, the Sunmark Plaza Property was approximately 98% occupied.

     Property Management. The Sunmark Plaza property is managed by Dolmar, Inc., a California corporation, an affiliate of the Sunmark Plaza Borrower.

     Lockbox and Reserves. The Sunmark Plaza Borrower is required to direct all tenants to pay all rents directly into a Lockbox Account. Funds in the Lockbox Account are deposited into the Sunmark Plaza Borrower's operating account under the Sunmark Plaza Borrower's control on a daily basis, but, upon the earlier to occur of (i) an event of default, (ii) December 10, 2010, (iii) the exercise by any of the Sunmark Plaza Anchor Tenants of any co-tenancy provision under the Sunmark Plaza Anchor Tenants' leases, (iv) a default by any of the Sunmark Plaza Anchor Tenants under the Sunmark Plaza Anchor Tenants' leases, (v) the bankruptcy of any of the Sunmark Plaza Anchor Tenants, (vi) the termination of any of the Sunmark Plaza Anchor Tenants' leases or (vii) the failure of any of the Sunmark Plaza Anchor Tenants to remain open for business at the Sunmark Plaza Property (each a "Sunmark Deposit Account Sweep Event"), all amounts paid into the Lockbox Account are required to be deposited into a deposit account under the lender's control (the "Sunmark Deposit Account"), until such time as the requirements for curing the Sunmark Deposit Account Sweep Event have been satisfied. In such case, funds in the Sunmark Deposit Account are required to be allocated monthly to fund monthly debt service, tax and insurance accounts, a recurring replacement reserve account, and a recurring tenant improvement/leasing commission reserve account, with the balance funds, if any, provided that no event of default exists, also deposited into the tenant improvement/leasing commission reserve account. In the event of a default, the related lender can apply the funds in the Lockbox Account to the debt, taxes, insurance premiums, completion of repairs or replacements, and other sums payable to lender pursuant to the loan documents in any order as the lender determines. The Sunmark Plaza Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $24,111.74, for insurance premiums in the amount of $6,000.00, and for replacement reserves in the amount of $3,559.67. Pursuant to the sales agreement with the seller, the seller deposited with the title company at closing $157,176.08 ("Sunmark Rent Funds") as rent for space currently vacant at the property ("Sunmark Vacant Space") and the sum of $71,250 ("Sunmark TI Funds") for tenant improvements costs incurred in leasing the Sunmark Vacant Space. The title company is required to make monthly deposits to the borrower out of the escrow. The borrower has assigned its interest in the escrow to the lender and the title company has agreed to make the monthly deposits directly to the lender. Once the Sunmark Vacant Space is leased, the borrower will not be entitled to receive any remaining Sunmark Rent Funds from the escrow, but the borrower will receive the remaining Sunmark TI Funds.

     An annual tenant improvement/leasing commission reserve of $150,000, capped at an aggregate amount of $750,000, is required to be paid by the Sunmark Plaza Borrower in monthly installments of $12,500, in an annual lump sum payment of $150,000, or in the form of an irrevocable standby letter of credit, increased by $150,000 each year.


ARD LOANS

     17 mortgage loans (the "ARD Loans"), representing approximately 13.0% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan (other than ARD Loans sold to the Depositor by Salomon Brothers Realty Corp.) is generally equal to the greater of Initial Rate plus 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus 2% per annum. The Revised Rate for each ARD Loan sold to the Depositor by Salomon Brothers Realty Corp. is generally equal to the Initial Rate plus 2%. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not spring until prior to, or upon the Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. 102 mortgage loans, representing approximately 80.9% of the Initial Pool Balance, have due dates that occur on the 1st day of each month. 1 mortgage loan, representing approximately 14.9% of the Initial Pool Balance, has a due date that occurs on the 7th day of each month and does not provide for a grace period. 1 mortgage loan, representing approximately 4.2% of the Initial Pool Balance, has a due date that occurs on the 10th day of each month and does not provide for a grace period. 4 mortgage loans, representing approximately 23.9% of the Initial Pool Balance provide for no grace period. 35 mortgage loans, representing approximately 34.4% of the Initial Pool Balance, provide for a grace period of 5 days. 60 mortgage loans, representing approximately 37.4% of the Initial Pool Balance, provide for a grace period of 7 days. 4 mortgage loans, representing approximately 3.0% of the Initial Pool Balance, provide for a grace period of 10 days. 1 mortgage loan, representing approximately 1.3% of the Initial Pool Balance, provides for a grace period of 15 days. 100 mortgage loans, representing approximately 97.7% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 4 mortgage loans, representing approximately 2.3% of the Initial Pool Balance, accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis").

     97 mortgage loans, representing approximately 95.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. 17 of the mortgage loans, representing approximately 13.0% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date. 5 mortgage loans, representing approximately 11.1% of the Initial Pool Balance, provide for monthly payments of interest only for the remaining portion (ranging from 12 to 35 months) of their respective interest-only periods followed by payments which would amortize a portion of the principal balance of the mortgage loans during their remaining terms based on an amortization schedule. 5 mortgage loans, representing approximately 4.0% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. 2 mortgage loans, representing approximately 0.7% of the Initial Pool Balance provide for no payments of principal over the life of the loan.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (including Defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments in one of the following ways:

          (1) 99 of the mortgage loans, representing approximately 95.9% of the Initial Pool Balance, permit only Defeasance after the expiration of the Lockout Period; and

          (2) 5 of the mortgage loans, representing approximately 4.1% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:


                            PREPAYMENT OPEN PERIODS




                                          NUMBER OF      AGGREGATE
                                           MORTGAGE     CUT-OFF DATE    % OF INITIAL
          OPEN PERIOD (MONTHS)              LOANS         BALANCE       POOL BALANCE
---------------------------------------- ----------- ----------------- -------------
         1 .............................       1     $  159,532,240         14.9%
         2 .............................      16        254,216,969         23.8
         3 .............................      26        168,773,136         15.8
         4 .............................      54        420,009,315         39.3
         7 .............................       3         28,101,165          2.6
        13 .............................       1          2,200,000          0.2
        25 .............................       3         34,841,680          3.3
                                              --     --------------        -----
        Total/Weighted Average .........     104     $1,067,674,505        100.0%
                                             ===     ==============        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance

Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In the case of the mortgage loan identified as Loan No. 3 on Annex A to this prospectus supplement, representing approximately 3.6% of the Initial Pool Balance, in the event of a substantial condemnation of all of the related Mortgaged Property, or one or the other of the two buildings comprising the related Mortgaged Property, the tenant of the related Mortgaged Property may become obligated to purchase the building affected by such substantial condemnation, or the entire Mortgaged Property, if substantially the entire property is condemned, for a purchase price at least equal to (i) an amount exceeding the related loan, in the case, of a purchase of the entire Mortgaged Property upon a substantial condemnation thereof, or (ii) an allocated amount specified in the related loan documents for any single condemned building, in which event the related loan would be prepaid in full (in the event of a condemnation of substantially the entire Mortgaged Property) or in the amount of the applicable allocated amount for the condemned building, in each case without any prepayment consideration or Yield Maintenance Charge, and monthly payments on the remaining loan would be reduced in order to maintain the 30-year amortization schedule for the remaining loan.

     Defeasance; Collateral Substitution. The terms of 99 of the mortgage loans, representing approximately 95.9% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or other government securities providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in the case of the Concord Mills Loan, 30 days prior to the maturity date) including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan prepays on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) that certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In the case of the mortgage loan identified as Loan No. 3 on Annex A to this prospectus supplement, representing approximately 3.6% of the Initial Pool Balance, in the event of a substantial condemnation of one or the other of the two buildings comprising the related Mortgaged Property, the tenant of the related Mortgaged Property may become obligated to purchase the building affected by such substantial condemnation for a purchase price at least equal to an allocated amount specified in the related loan documents for such building, in which event the related loan would be partially prepaid in such amount, without any prepayment consideration or yield maintenance premium, and the condemned building would be released from the mortgage and other loan documents securing the related Mortgaged Property.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above. The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or
(2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such acceleration, withholding of consent or waiver of rights, it (i) obtained the consent of the Directing Certificateholder and, if being exercised by the Master Servicer, the consent of the Special Servicer and (ii) obtained from S&P and Moody's a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such rights, it has obtained the consent of the Directing Certificateholder and, if being exercised by the Master Servicer, the consent of the Special Servicer (and in certain cases with respect to each AB Loan, the holder of the related Companion
Loan) and obtained from Moody's and S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates; provided, however, that (x) no such confirmation will be required for any mortgage loan which (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) which is less than 2% of the Stated Principal Balance of the mortgage loans and (2) has a LTV Ratio less than 85% and a debt service coverage ratio greater than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) but (y) if such mortgage loan, together with any other mortgage loans cross-collateralized therewith, or together with all other mortgage loans with the same or an affiliated mortgagor.is one of the ten largest mortgage loans (by outstanding principal balance), then the confirmation of S&P and Moody's will be required. Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 21 of the Mortgaged Properties, securing 14.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California, Oregon, Arizona, Utah and Washington. No Mortgaged Property has a PML in excess of 20%.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or the applicable Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.


     Additional Credit Enhancement. Two mortgage loans (identified as Loan Nos. 13 (the "Waterside Apartments Loan") and 72 (the "Port 95-Building I Industrial Loan") on Annex A to this prospectus supplement), representing approximately 2.4% of the initial pool balance, provide for additional credit enhancement under which, in the case of the Port 95-Building I Industrial Loan, either a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at loan origination and in the case of the Waterside Apartments Loan, the related Mortgage Loan Seller will provide, or cause another party to provide, a payment guarantee, a letter of credit or other credit enhancement instrument for the benefit of the trust on the Closing Date. In both cases, the additional credit enhancement is to be released upon the satisfaction of certain performance-related criteria, including the ability to generate a specified net cash flow, or equivalently, a specified net cash flow debt service coverage ratio. The terms and conditions of the additional credit enhancement for these two mortgage loans are discussed in further detail below.

     Port 95-Building I Industrial Loan. At origination, $860,000 was held in reserve, to be disbursed to the borrower upon satisfying the following conditions: (x) borrower demises the space at the property currently leased to DCC Shoprider for a term of not less than 3 years, at a net rental of not less than $6.00 per square foot and upon terms and conditions, and to a tenant or tenant, acceptable to lender in its sole discretion, exercised in a commercially reasonable manner, (y) all current tenants at the Mortgaged Property (other than DCC Shoprider) continue in occupancy (or replacement tenants are obtained) and are and remain current in the payment of rent and other sums due under their respective leases, and (z) upon such reletting of the DCC Shoprider Space, the Mortgaged Property reasonably projects a debt service coverage ratio (as determined by lender in accordance with industry standards) of not less than 1.25 to 1.00. The Underwritten Net Cash Flow, and consequently, the Underwritten Cash Flow Debt Service Coverage Ratio of 1.25x for the Port 95-Building I Industrial loan, have been calculated and/or presented on a "stabilized" basis, which incorporates assumptions regarding the related mortgaged real property's financial performance that are consistent with the performance- related criteria required to obtain the release of the above-referenced cash holdbacks. If calculated using an "in place" Underwritten Net Cash Flow, the Underwritten Cash Flow Debt Service Coverage Ratio would be 0.97x for the Port 95-Building I Industrial loan.

     Waterside Apartments Loan. In conjunction with the transfer of the Waterside Apartments loan to the trust, the related Mortgaged Loan Seller will provide, or cause another party to provide, a payment guarantee, a letter of credit or other credit enhancement instrument in the amount of $2,000,000 for the benefit of the trust. The Master Servicer will be authorized to draw upon such instrument and apply the proceeds of such draw upon such instrument and apply the proceeds of such draw to cover any incurred losses and additional trust fund expenses attributable to such mortgage loan suffered by the Series 2003-C1 certificateholders. The Master Servicer's ability to make such draws on such instrument will terminate and the provider of such instrument will have no further obligations upon the Waterside Apartments Loan achieving a debt service coverage ratio of 1.25x for four consecutive quarters, based on actual net cash flow generated from the related Mortgaged Property on a trailing 12-month basis, normalized to reflect all required reserves, or at such time as the scheduled payments of principal and interest on the mortgage loan have been satisfied in full or the obligations under such instrument have been satisfied in full. For so long as the above-referenced payment guarantee, letter of credit or other credit enhancement instrument is outstanding, the related Mortgage Loan Seller will be entitled to receive various reports, statements and other information regarding the Waterside Apartments Loan; and, in the event the Waterside Apartments Loan becomes a Specially Serviced Mortgage Loan, the related Mortgage Loan Seller or the provider of the above- referenced payment guarantee, letter of credit or other credit enhancement instrument will be entitled to purchase the Waterside Apartments Loan at a price generally equal to its outstanding principal balance, together with accrued and unpaid interest and certain expenses. The Underwritten Cash Flow Debt Service Coverage Ratio of 1.25x for the Waterside Apartments Loan has been calculated and/or presented on a "stabilized" basis, which incorporates assumptions regarding the related Mortgaged Property's financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced letter of credit. If calculated using the "in place" Underwritten Cash Flow, the Underwritten Cash Flow Debt Service Coverage Ratio would be 1.15x for the Waterside Apartments Loan.


     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Concord Mills Pooled Component of the Concord Mills Loan. Generally, the exclusion of the Concord Mills Non-Pooled Component of the Concord Mills Loan
(1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by the Concord Mills Loan indicated in such statistical information because that information is based only on the Concord Mills Pooled Component of the Concord Mills Loan. References to the original principal balance of the Concord Mills Pooled Component of the Concord Mills Loan are references to the principal balance of that mortgage loan (including the Concord Mills Non-Pooled Component) as of the origination date, less the principal balance of the Concord Mills Non-Pooled Component as of that date.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                             CUT-OFF DATE BALANCES



                                                 AGGREGATE        % OF
                                  NUMBER OF       CUT-OFF        INITIAL
                                   MORTGAGE         DATE          POOL
      CUT-OFF DATE BALANCES         LOANS         BALANCE        BALANCE
-------------------------------- ----------- ----------------- ----------
$997,838 - $1,999,999 ..........       7      $    9,557,757        0.9%
$2,000,000 - $2,999,999 ........      17          44,194,234        4.1
$3,000,000 - $3,999,999 ........      17          58,599,103        5.5
$4,000,000 - $4,999,999 ........      14          63,968,249        6.0
$5,000,000 - $6,999,999 ........      10          56,425,954        5.3
$7,000,000 - $9,999,999 ........      10          86,894,190        8.1
$10,000,000 - $14,999,999 ......      10         127,650,882       12.0
$15,000,000 - $24,999,999 ......       9         173,474,999       16.2
$25,000,000 - $49,999,999 ......       9         287,376,896       26.9
$50,000,000 - $159,532,240 .....       1         159,532,240       14.9
                                      --      --------------      -----
Total: .........................     104      $1,067,674,505      100.0%
                                     ===      ==============      =====



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                                 STATED                CUT-OFF
                                               REMAINING                DATE      LTV RATIO
                                   MORTGAGE       TERM        UW         LTV         AT
      CUT-OFF DATE BALANCES          RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------------- ------------ ----------- ---------- ---------- ------------
$997,838 - $1,999,999 ..........     6.5802%      117         1.34x      72.6%       57.9%
$2,000,000 - $2,999,999 ........     6.5721       111         2.71x      66.3        54.8
$3,000,000 - $3,999,999 ........     6.4716       109         1.43x      72.9        62.4
$4,000,000 - $4,999,999 ........     6.3675       126         1.38x      73.5        57.1
$5,000,000 - $6,999,999 ........     6.0620       140         1.54x      72.8        49.3
$7,000,000 - $9,999,999 ........     5.9264       106         1.41x      76.2        66.0
$10,000,000 - $14,999,999 ......     6.2479       106         1.45x      69.5        56.4
$15,000,000 - $24,999,999 ......     6.2084       134         1.37x      74.3        55.2
$25,000,000 - $49,999,999 ......     6.1469       116         1.58x      69.1        59.3
$50,000,000 - $159,532,240 .....     6.1539       117         1.90x      60.7        51.9
                                     ------       ---         ----       ----        ----
Total: .........................     6.2001%      118         1.59x      69.9%       57.0%
                                     ======       ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                                MORTGAGE RATES



                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                            AGGREGATE        % OF                    STATED                CUT-OFF
                             NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
       MORTGAGE RATES          LOANS         BALANCE        BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
--------------------------- ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
5.1000% - 5.4999% .........       6      $   88,771,556        8.3%      5.2784%      108         2.66x      49.8%       43.4%
5.5000% - 5.9999% .........      25         263,871,637       24.7       5.7685       126         1.44x      73.5        55.6
6.0000% - 6.4999% .........      40         463,242,805       43.4       6.2057       117         1.59x      70.3        58.5
6.5000% - 6.9999% .........      21         186,650,159       17.5       6.7120       115         1.36x      72.4        62.0
7.0000% - 7.4999% .........       7          43,125,921        4.0       7.1473       110         1.29x      76.6        67.6
7.5000% - 7.9999% .........       4           9,441,334        0.9       7.8399       111         1.31x      73.0        63.9
8.0000% - 9.4800% .........       1          12,571,094        1.2       9.4800       202         1.63x      57.1        16.3
                                 --      --------------      -----       ------       ---         ----       ----        ----
Total: ....................     104      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%       57.0%
                                ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                      ORIGINAL TERM TO MATURITY IN MONTHS




                                                                                    WEIGHTED AVERAGES
                                                               -----------------------------------------------------------
                                      AGGREGATE        % OF                    STATED                CUT-OFF
                       NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
  ORIGINAL TERM TO     MORTGAGED         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
 MATURITY (MOS.)(1)   PROPERTIES       BALANCE        BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------- ------------ ----------------- ---------- ------------ ----------- ---------- ---------- ------------
60 - 110 ...........       12      $   84,819,479        7.9%      5.8203%       67         1.44x      72.1%       66.2%
111 - 120 ..........       85         925,541,088       86.7       6.2009       116         1.55x      69.9        59.4
121 - 240 ..........        6          44,742,845        4.2       5.9815       233         2.57x      69.1         1.6
241 - 360 ..........        1          12,571,094        1.2       9.4800       202         1.63x      57.1        16.3
                           --      --------------      -----       ------       ---         ----       ----        ----
Total: .............      104      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%       57.0%
                          ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                  REMAINING TERMS TO MATURITY DATE IN MONTHS




                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                            AGGREGATE        % OF                    STATED                CUT-OFF
                             NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
 REMAINING TERMS (MOS.)(1)     LOANS         BALANCE        BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
--------------------------- ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
54 - 110 ..................      17      $  117,593,101       11.0%      6.2371%       79         1.39x      73.5%       66.7%
111 - 120 .................      80         892,767,466       83.6       6.1600       117         1.56x      69.6        59.1
121 - 238 .................       7          57,313,938        5.4       6.7488       226         2.36x      66.5         4.8
                                 --      --------------      -----       ------       ---         ----       ----        ----
Total: ....................     104      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%       57.0%
                                ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)




                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                        AGGREGATE        % OF                    STATED                CUT-OFF
                         NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
 ORIGINAL AMORTIZATION    MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
     TERM (MOS.)(2)        LOANS         BALANCE        BALANCE      RATE      (MOS.)(2)     DSCR       RATIO    MATURITY(2)
----------------------- ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
192 - 240 .............       9      $   63,312,046        6.0%      5.9899%      197         1.35x      68.3%       13.8%
241 - 300 .............      13          72,289,474        6.8       6.1961        98         1.44x      70.4        58.7
331 - 360 .............      80         924,572,985       87.2       6.2205       114         1.55x      70.3        60.1
                             --      --------------      -----       ------       ---         ----       ----        ----
Total: ................     102      $1,060,174,505      100.0%      6.2051%      118         1.53x      70.2%       57.2%
                            ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1)   Does not include mortgage loans with full interest-only periods.


(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                   REMAINING AMORTIZATION TERM IN MONTHS(1)




                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                         AGGREGATE        % OF                    STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
 REMAINING AMORTIZATION    MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
     TERM (MOS.)(2)         LOANS         BALANCE        BALANCE      RATE      (MOS.)(2)     DSCR       RATIO    MATURITY(2)
------------------------ ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
188 - 240 ..............      10      $   75,883,139        7.2%      6.5681%      198         1.40x      66.4%       14.2%
241 - 300 ..............      13          72,289,474        6.8       6.1961        98         1.44x      70.4        58.7
331 - 360 ..............      79         912,001,891       86.0       6.1756       113         1.55x      70.5        60.7
                              --      --------------      -----       ------       ---         ----       ----        ----
Total: .................     102      $1,060,174,505      100.0%      6.2051%      118         1.53x      70.2%       57.2%
                             ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1)   Does not include mortgage loans with full interest-only periods.


(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                              AMORTIZATION TYPES



                                                AGGREGATE        % OF
                                 NUMBER OF       CUT-OFF        INITIAL
                                  MORTGAGE         DATE          POOL
        AMORTIZED TYPES            LOANS         BALANCE        BALANCE
------------------------------- ----------- ----------------- ----------
Balloon Loans(1) ..............      75      $  759,660,564       71.2%
ARD Loans .....................      17         139,150,003       13.0
Partial Interest-Only .........       5         118,821,094       11.1
Fully Amortizing ..............       5          42,542,845        4.0
Interest Only(2) ..............       2           7,500,000        0.7
                                     --      --------------      -----
Total: ........................     104      $1,067,674,505      100.0%
                                    ===      ==============      =====



                                                     WEIGHTED AVERAGES
                                -----------------------------------------------------------
                                                STATED                CUT-OFF
                                              REMAINING                DATE      LTV RATIO
                                  MORTGAGE       TERM        UW         LTV         AT
        AMORTIZED TYPES             RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
------------------------------- ------------ ----------- ---------- ---------- ------------
Balloon Loans(1) ..............     6.2191%      113         1.52x      71.6%       61.6%
ARD Loans .....................     5.9564       112         1.66x      63.2        51.7
Partial Interest-Only .........     6.4774       120         1.50x      68.5        60.9
Fully Amortizing ..............     6.0069       236         1.30x      72.4         1.4
Interest Only(2) ..............     5.4971       135         9.93x      30.6        30.6
                                    ------       ---         ----       ----        ----
Total: ........................     6.2001%      118         1.59x      69.9%       57.0%
                                    ======       ===         ====       ====        ====

----------
(1) Excludes the mortgage loans which pay interest-only for a portion of their term.


(2) This mortgage loan provides for monthly payments of interest-only for a period of 120 months at the beginning of the term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity.


(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. In addition, in the event that the mortgage loan is subject to additional credit enhancement as described under "--Additional Mortgage Loan Information--Additional Credit Enhancement", the Underwritten Cash Flow Debt Service Coverage Ratio will be calculated as described in that section. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the properties, nor is the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgage Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS




                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
        UNDERWRITTEN                         AGGREGATE        % OF                    STATED                CUT-OFF
          CASH FLOW           NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
        DEBT SERVICE           MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
       COVERAGE RATIOS          LOANS         BALANCE        BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------- ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
Less than 1.20x ............       1      $    7,305,000        0.7%      6.0200%       54         1.09x      78.5%       73.9%
1.20x - 1.29x ..............      14         132,009,658       12.4       6.6305       128         1.24x      78.4        59.2
1.30x - 1.34x ..............      14         140,425,520       13.2       6.3828       116         1.31x      76.2        64.9
1.35x - 1.39x ..............      26         155,249,814       14.5       6.2959       136         1.37x      75.0        54.2
1.40x - 1.44x ..............      12         114,525,415       10.7       5.9794       108         1.42x      74.8        64.7
1.45x - 1.49x ..............      11          76,351,954        7.2       5.8318       108         1.47x      74.1        63.5
1.50x - 1.69x ..............      18         202,556,889       19.0       6.3670       114         1.56x      69.3        56.9
1.70x - 1.99x ..............       4         167,692,568       15.7       6.1480       116         1.90x      60.3        51.7
2.00x - 2.99x ..............       3          69,357,689        6.5       5.2463       118         2.28x      42.9        36.8
Greater than 3.00x .........       1           2,200,000        0.2       5.4900       178        27.07x       5.0         5.0
                                  --      --------------      -----       ------       ---        -----       ----        ----
Total: .....................     104      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%       57.0%
                                 ===      ==============      =====       ======       ===        =====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio. is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.


                            CUT-OFF DATE LTV RATIOS




                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                          AGGREGATE        % OF                    STATED                CUT-OFF
                           NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
                            MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
 CUT-OFF DATE LTV RATIOS     LOANS         BALANCE        BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------- ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
5.0% - 49.9% ............       4      $   71,557,689        6.7%      5.2538%      120         3.04x      41.7%       35.8%
50.0% - 59.9% ...........       5          34,995,299        3.3       7.2007       143         1.63x      56.0        31.9
60.0% - 64.9% ...........       6         184,784,574       17.3       6.1774       114         1.84x      61.0        51.6
65.0% - 69.9% ...........      13         114,376,633       10.7       6.4799       116         1.49x      67.9        57.5
70.0% - 74.9% ...........      29         164,306,825       15.4       6.0525       131         1.42x      73.0        51.9
75.0% - 80.0% ...........      47         497,653,485       46.6       6.2586       115         1.36x      77.7        65.5
                               --      --------------      -----       ------       ---         ----       ----        ----
Total: ..................     104      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%       57.0%
                              ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                          MATURITY DATE LTV RATIOS(1)




                                                                                        WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------
                                           AGGREGATE        % OF                    STATED                CUT-OFF
                            NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE     LTV RATIO
                             MORTGAGE         DATE          POOL      MORTGAGE       TERM        UW         LTV        AT
 MATURITY DATE LTV RATIOS     LOANS         BALANCE        BALANCE      RATE        (MOS.)      DSCR       RATIO    MATURITY
-------------------------- ----------- ----------------- ---------- ------------ ----------- ---------- ---------- ----------
0.0% - 29.9% .............       7      $   57,313,938        5.4%      6.7488%      226         2.36x      66.5%      4.8%
30.0% - 49.9% ............      10          99,711,591        9.3       5.4870       118         2.05x      47.7      38.3
50.0% - 59.9% ............      20         301,821,431       28.3       6.2847       114         1.71x      63.9      54.6
60.0% - 64.9% ............      26         184,726,946       17.3       5.9742       113         1.43x      74.3      63.3
65.0% - 69.9% ............      35         385,978,277       36.2       6.3772       115         1.35x      77.9      67.1
70.0% - 74.2% ............       6          38,122,321        3.6       5.8713        61         1.39x      77.6      72.2
                                --      --------------      -----       ------       ---         ----       ----      ----
Total: ...................     104      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%     57.0%
                               ===      ==============      =====       ======       ===         ====       ====      ====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                        TYPE OF MORTGAGED PROPERTIES(1)




                                                                                                 WEIGHTED AVERAGES
                                                       AGGREGATE                       -------------------------------------
                                      NUMBER OF         CUT-OFF             % OF                      CUT-OFF
                                      MORTGAGED           DATE          INITIAL POOL       UW           DATE
          PROPERTY TYPE              PROPERTIES         BALANCE           BALANCE         DSCR       LTV RATIO     OCCUPANCY
---------------------------------   ------------   -----------------   -------------   ----------   -----------   ----------
RETAIL
 Anchored .......................         32       $  274,380,964           25.7%          1.45x        71.7%         96.8%
 Regional Mall ..................          2          204,023,895           19.1           1.84x        64.5%         93.7%
 Shadow Anchored ................          7           29,069,192            2.7           1.39x        75.4%         99.3%
 Unanchored .....................          3           21,161,521            2.0           1.41x        68.6%         98.6%
                                          --       --------------          -----          -----         ----         -----
SUBTOTAL: .......................         44       $  528,635,572           49.5%          1.60x        69.0%         95.8%

OFFICE
 Suburban .......................         16       $  138,924,939           13.0%          1.68x        64.1%         98.9%
 CBD ............................         11          105,140,494            9.8           1.50x        69.8%         96.7%
                                          --       --------------          -----          -----         ----         -----
SUBTOTAL: .......................         27       $  244,065,432           22.9%          1.60x        66.6%         98.0%

MULTIFAMILY
 Garden .........................         16       $  117,645,883           11.0%          1.33x        77.1%         94.6%
 Mid/High Rise ..................          2           10,695,366            1.0           1.43x        75.4%         97.5%
 Co-op ..........................          1            2,200,000            0.2          27.07x         5.0%        100.0%
                                          --       --------------          -----          -----         ----         -----
SUBTOTAL: .......................         19       $  130,541,249           12.2%          1.77x        75.7%         94.9%

INDUSTRIAL
 Flex ...........................          4       $   71,897,304            6.7%          1.33x        73.0%         97.4%
 Warehouse/Distribution .........          3            9,348,696            0.9           1.32x        72.2%         91.8%
                                          --       --------------          -----          -----         ----         -----
SUBTOTAL: .......................          7       $   81,246,001            7.6%          1.33x        72.9%         96.8%

MIXED USE-OFFICE/RETAIL .........          3       $   39,298,291            3.7%          1.42x        75.1%         91.6%
MANUFACTURED HOUSING ............          6       $   23,922,042            2.2%          1.42x        77.7%         97.4%
HOTEL -- EXTENDED STAY ..........          1       $   14,000,000            1.3%          1.50x        63.6%          0.0%
SELF STORAGE ....................          1       $    5,965,918            0.6%          1.62x        69.4%         85.4%
                                          --       --------------          -----          -----         ----         -----
Total: ..........................        108       $1,067,674,505          100.0%          1.59x        69.9%         96.1%
                                         ===       ==============          =====          =====         ====         =====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                       MORTGAGED PROPERTIES BY STATE(1)




                                                AGGREGATE        % OF
                                 NUMBER OF       CUT-OFF        INITIAL
                                 MORTGAGED         DATE          POOL
             STATE              PROPERTIES       BALANCE        BALANCE
------------------------------ ------------ ----------------- ----------
North Carolina ...............        4      $  182,021,541       17.0%
California ...................       15         135,237,777       12.7
Virginia .....................        7         109,036,729       10.2
Texas ........................       10          91,757,589        8.6
Nevada .......................        3          75,429,144        7.1
Florida ......................        8          71,482,436        6.7
New Jersey ...................        3          55,653,951        5.2
Maryland .....................        6          50,419,634        4.7
New York .....................       10          47,035,295        4.4
Nebraska .....................        1          44,491,654        4.2
Illinois .....................        4          26,184,230        2.5
Arizona ......................        4          17,347,275        1.6
Ohio .........................        4          17,021,414        1.6
Pennsylvania .................        1          16,400,000        1.5
Georgia ......................        4          16,374,704        1.5
District of Columbia .........        1          15,217,090        1.4
Minnesota ....................        2          14,371,740        1.3
Connecticut ..................        1          12,571,094        1.2
Tennessee ....................        2           9,028,245        0.8
Washington ...................        3           8,969,049        0.8
South Carolina ...............        2           6,497,867        0.6
Indiana ......................        2           6,392,062        0.6
Wisconsin ....................        2           6,176,832        0.6
Kentucky .....................        1           5,176,067        0.5
Oregon .......................        1           4,784,178        0.4
Massachusetts ................        1           4,782,348        0.4
Alabama ......................        1           4,695,244        0.4
Utah .........................        1           3,003,599        0.3
New Hampshire ................        1           2,795,207        0.3
Delaware .....................        1           2,592,622        0.2
Iowa .........................        1           2,417,868        0.2
Mississippi ..................        1           2,310,024        0.2
                                     --      --------------      -----
Total: .......................      108      $1,067,674,505      100.0%
                                    ===      ==============      =====



                                                    WEIGHTED AVERAGES
                               -----------------------------------------------------------
                                               STATED                CUT-OFF
                                             REMAINING                DATE      LTV RATIO
                                 MORTGAGE       TERM        UW         LTV         AT
             STATE                 RATE      (MOS.)(2)     DSCR       RATIO    MATURITY(2)
------------------------------ ------------ ----------- ---------- ---------- ------------
North Carolina ...............     6.1424%      117         1.85x      61.0%       51.2%
California ...................     6.1704       114         1.40x      75.0        62.2
Virginia .....................     6.3234       114         1.49x      68.7        59.6
Texas ........................     5.9732       109         1.36x      75.4        65.0
Nevada .......................     6.3280       156         1.27x      76.6        46.5
Florida ......................     6.5953       114         1.42x      71.8        60.6
New Jersey ...................     5.4295       108         2.04x      51.5        44.2
Maryland .....................     6.2442       118         1.48x      69.4        58.2
New York .....................     6.0897       103         2.82x      63.8        54.9
Nebraska .....................     6.2000       115         1.64x      77.9        66.8
Illinois .....................     5.8745       118         1.43x      78.2        66.2
Arizona ......................     6.2375       105         1.50x      74.9        65.4
Ohio .........................     6.1775       119         1.39x      75.7        64.6
Pennsylvania .................     5.9000       120         1.32x      80.0        67.7
Georgia ......................     6.3157       117         1.41x      72.3        58.7
District of Columbia .........     6.0100       118         1.37x      75.7        64.4
Minnesota ....................     5.5520        69         1.53x      73.6        67.7
Connecticut ..................     9.4800       202         1.63x      57.1        16.3
Tennessee ....................     6.3014       193         1.30x      78.2        26.7
Washington ...................     6.5344       105         1.35x      74.8        65.2
South Carolina ...............     6.7500       115         1.38x      68.7        57.7
Indiana ......................     6.6117       115         1.39x      76.2        66.0
Wisconsin ....................     5.9665       116         1.36x      78.7        67.0
Kentucky .....................     5.8000       238         1.20x      76.7         1.7
Oregon .......................     5.5000       117         1.40x      74.5        62.4
Massachusetts ................     6.4500       116         1.36x      75.9        65.5
Alabama ......................     6.7500       115         1.38x      68.7        57.7
Utah .........................     6.1000       118         1.39x      75.1        64.0
New Hampshire ................     6.4000       119         1.36x      73.6        57.8
Delaware .....................     6.5500       118         1.38x      72.5        57.3
Iowa .........................     7.3000       102         1.30x      74.4        66.8
Mississippi ..................     6.7500       112         1.78x      56.3        49.1
                                   ------       ---         ----       ----        ----
Total: .......................     6.2001%      118         1.59x      69.9%       57.0%
                                   ======       ===         ====       ====        ====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                        CURRENT OCCUPANCY RATES(1), (2)



                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                           AGGREGATE        % OF                    STATED                CUT-OFF
                          NUMBER OF         CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
        CURRENT           MORTGAGED           DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
    OCCUPANCY RATES     PROPERTIES(3)       BALANCE        BALANCE      RATE      (MOS.)(4)     DSCR       RATIO    MATURITY(4)
---------------------- --------------- ----------------- ---------- ------------ ----------- ---------- ---------- ------------
77.6 - 85.0 ..........         5        $   48,158,240        4.6%      5.6575%      107         1.76x      57.1%       50.4%
85.1 - 90.0 ..........         7            95,074,680        9.0       6.1171       113         1.54x      75.9        64.9
90.1 - 95.0 ..........        13           260,859,942       24.8       6.1428       124         1.72x      65.2        50.9
95.1 - 100.0 .........        82           649,581,643       61.6       6.2763       119         1.53x      72.0        58.8
                              --        --------------      -----       ------       ---         ----       ----        ----
Total: ...............       107        $1,053,674,505      100.0%      6.2006%      119         1.59x      70.0%       57.0%
                             ===        ==============      =====       ======       ===         ====       ====        ====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3)   Excludes the Mortgaged Property that is a hotel.


(4) Calculated with respect to the respective Anticipated Repayment Dates for the ARD Loans.


                         YEARS BUILT/RENOVATED(1), (2)



                                                                                     WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
                                       AGGREGATE        % OF                    STATED                CUT-OFF
                        NUMBER OF       CUT-OFF        INITIAL                REMAINING                DATE      LTV RATIO
                        MORTGAGED         DATE          POOL      MORTGAGE       TERM        UW         LTV         AT
   BUILT/RENOVATED     PROPERTIES       BALANCE        BALANCE      RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
--------------------- ------------ ----------------- ---------- ------------ ----------- ---------- ---------- ------------
1960 - 1969 .........        4      $   40,364,002        3.8%      5.8914%      117         1.47x      73.5%       62.5%
1970 - 1979 .........        6          28,727,331        2.7       6.3024        84         1.38x      76.2        68.4
1980 - 1989 .........       23         202,192,562       18.9       6.2459       108         1.66x      72.9        62.5
1990 - 1999 .........       31         459,394,271       43.0       6.1349       116         1.66x      67.5        56.8
2000 - 2002 .........       44         336,996,339       31.6       6.2897       131         1.49x      70.3        52.5
                            --      --------------      -----       ------       ---         ----       ----        ----
Total: ..............      108      $1,067,674,505      100.0%      6.2001%      118         1.59x      69.9%       57.0%
                           ===      ==============      =====       ======       ===         ====       ====        ====

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with the respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                             PREPAYMENT PROTECTION



                                                                                       WEIGHTED AVERAGES
                                                                        -----------------------------------------------
                                               AGGREGATE        % OF                       REMAINING
                                NUMBER OF       CUT-OFF        INITIAL     REMAINING        LOCKOUT          STATED
                                 MORTGAGE         DATE          POOL        LOCKOUT     PLUS YM PERIOD     REMAINING
     PREPAYMENT PROTECTION        LOANS         BALANCE        BALANCE   TERMS (MOS.)       (MOS.)       TERM (MOS.)(1)
------------------------------ ----------- ----------------- ---------- -------------- ---------------- ---------------
Lockout with defeasance ......      99      $1,024,320,483       95.9%       24               114             117
Lockout period followed by
 yield maintenance ...........       5          43,354,022        4.1        45               137             144
                                    --      --------------      -----        --               ---             ---
Total: .......................     104      $1,067,674,505      100.0%       25               115             118
                                   ===      ==============      =====        ==               ===             ===

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase, Salomon Brothers Realty Corp., CIBC and Commerzbank. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. Salomon Brothers Realty Corp. is an affiliate of one of the Underwriters. CIBC is an affiliate of one of the Underwriters.


JPMORGAN CHASE

     JPMorgan Chase is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2002, JPMorgan Chase had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion. As of December 31, 2001, JPMorgan Chase had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.


SALOMON BROTHERS REALTY CORP.

     Salomon Brothers Realty Corp. is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. Salomon Brothers Realty Corp. is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc., and an affiliate of Salomon Smith Barney Inc.


CIBC

     CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York.


COMMERZBANK

     Commerzbank is the New York branch of Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German private-sector bank. Commerzbank AG functions as both a commercial and an investment bank. As of September 30, 2002. Commerzbank AG and its subsidiaries had total assets of 424.4 billion euros. Commerzbank AG directly and through its foreign branches, group companies, representative offices and major holding, currently has a direct presence in 43 countries.

     Commerzbank AG conducts extensive banking business in the United States, concentrating primarily in corporate lending, letter of credit and bankers' acceptance facilities, syndicated loan transactions, commercial mortgage lending and treasury operations including foreign exchange transactions. Commerzbank AG has branches in New York, Chicago and Los Angeles and has an agency office in Atlanta.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated, co-originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines, with the exception of 1 mortgage loan (identified as Loan No. 24 on Annex A to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, which Salomon Brothers Realty Corp. acquired from a third party may not have been underwritten in accordance with these guidelines. However, subsequent to the acquisition of such mortgage loan, such mortgage loan was reunderwritten by Salomon Brothers Realty Corp. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller has a site inspection performed to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals of the mortgagor may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. At origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition.

     In the case of 9 mortgage loans representing approximately 1.9% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues approximately five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent in payment of principal and interest and has not been more than 30 days past due in the twelve-month period prior to the Closing Date, without giving effect to any applicable notice and grace period, and, to the actual knowledge of the applicable Mortgage Loan Seller, there is no other material default under the mortgage loan, giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

          (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

          (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

          (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (ii) no condemnation proceedings are pending;

          (s) as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower at origination have been deposited; and

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties or of a material document defect and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the Mortgage (or related REO Loan) loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees

(whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) any applicable Liquidation Fees or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, S&P, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. If the breach or defect relates to the Concord Mills Loan, JPMorgan Chase and Commerzbank will be obligated to take these remedial actions only with respect to the portion of the Concord Mills Loan sold by each of them (50% in the case of JPMorgan Chase and 50% in the case of Commerzbank).



     Notwithstanding the foregoing, the actions specified in clauses (a) and
(b) of the prior paragraph must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. If a repurchase obligation arises for any mortgage loan, the Mortgage Loan Seller will also be required to repurchase any mortgage loan cross-collateralized with that mortgage loan; provided, that the Mortgage Loan Seller will not be required to repurchase the mortgage loan, or all of the cross-collateralized mortgage loans, if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related mortgage loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the mortgage loan for Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Directing Certificateholder, the credit of the remaining loans comprising the pool of cross-collateralized loans is acceptable.


     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI") conforming at least to the requirements of FIRREA; (g) comply with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report and an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of

Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by the either of Moody's or S&P to any Class of Certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);
(n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Concord Mills REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through
(p), and (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder. A Qualified Substitute Mortgage Loan may not be substituted for the Concord Mills Loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each, a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (in its discretion) (1) repurchase or substitute for all such Crossed Loans which are materially and adversely affected by such document defect or omission or breach of a representation or warranty unless each such Crossed Loan is released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the trust fund or (2) repurchase or substitute each Crossed Loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions," unless (i) the debt service coverage ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of the original debt service coverage ratio and the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (ii) the loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, determined at the time of repurchase or substitution is not greater than the lesser of the original loan-to-value ratio and the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.


LOCKBOX ACCOUNTS

     With respect to 30 mortgage loans (the "Lockbox Loans"), representing approximately 47.7% of the Initial Pool Balance, one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 13 Lockbox Loans, representing approximately 21.5% of the Initial Pool Balance, the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 1 Lockbox Loan, representing approximately 14.9% of the Initial Pool Balance, a cash management account was required to be established for such loan on or about the origination date of such mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have the right to receive amounts in the related Lockbox Account until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 14 Lockbox Loans, representing approximately 10.3% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). With respect to 2 Lockbox Loans, representing approximately 0.9% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lockbox Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Concord Mills Non-Pooled Component of the Concord Mills Loan) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Concord Mills Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C1 (the "Certificates") will consist of the following 24 classes (each, a "Class"): the Class A-1 and Class A-2 certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class CM-1, Class CM-2, Class CM-3, Class S, Class R and Class LR certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR certificates are referred to collectively in this prospectus supplement as the "Residual Certificates." The Class CM-1, Class CM-2 and Class CM-3 certificates are referred to collectively in this prospectus supplement as the "Class CM Certificates."

     Only the Class A, Class B, Class C, Class D and Class E certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class CM, Class S, Class R and Class LR certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class S certificates, Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each such Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (or in the case of the Class CM Certificates, any Concord Mills Collateral Support Deficit) actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S, Class X-1 and Class X-2 certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR certificates and the Class CM Certificates) (the "Principal Balance

Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 certificates will be approximately $1,067,674,504.

     The Notional Amount of the Class X-2 certificates will equal:

          (1) up to and including the Distribution Date in March 2004, the sum of (a) the lesser of $255,858,000 and the Certificate Balance of the Class A-1 certificates, and (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

          (2) after the Distribution Date in March 2004 through and including the Distribution Date in March 2005, the sum of (a) the lesser of $201,383,000 and the Certificate Balance of the Class A-1 certificates, and
     (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

          (3) after the Distribution Date in March 2005 through and including the Distribution Date in March 2006, the sum of (a) the lesser of $145,637,000 and the Certificate Balance of the Class A-1 certificates, and
     (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

          (4) after the Distribution Date in March 2006 through and including the Distribution Date in March 2007, the sum of (a) the lesser of $92,995,000 and the Certificate Balance of the Class A-1 certificates, (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates and
     (c) the lesser of $6,476,000 and the Certificate Balance of the Class K certificates;

          (5) after the Distribution Date in March 2007 through and including the Distribution Date in March 2008, the sum of (a) the lesser of $13,732,000 and the Certificate Balance of the Class A-1 certificates, (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, and Class H certificates and (c) the lesser of $9,557,000 and the Certificate Balance of the Class J certificates;

          (6) after the Distribution Date in March 2008 through and including the Distribution Date in March 2009, the sum of (a) the lesser of $554,406,000 and the Certificate Balance of the Class A-2 certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E, Class F and Class G certificates and (c) the lesser of $10,199,000 and the Certificate Balance of the Class H certificates;

          (7) after the Distribution Date in March 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of $501,346,000 and the Certificate Balance of the Class A-2 certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F certificates and (c) the lesser of $17,128,000 and the Certificate Balance of the Class G certificates; and

          (8) after the Distribution Date in March 2010, $0.

     The initial Notional Amount of the Class X-2 certificates will be approximately $1,023,168,000.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will have an aggregate initial Certificate Balance of approximately $113,440,504. The Class CM Certificates will have an aggregate initial Certificate Balance of approximately $20,938,606. The Class S certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the mortgage loans.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor

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has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, societe anonyme ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A., a national banking association with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate Trust Services (CMBS)--J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2003-C1. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0021% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and will be calculated in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will also initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to

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facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time- zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee; the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in April 2003 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related

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Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.


     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.


     The Trustee is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be sub-accounts of a single account (the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.


     With respect to the Concord Mills Loan, the Trustee is required to establish and maintain an account (the "Concord Mills Distribution Account"), which may be a subaccount of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the Concord Mills Loan, the Trustee will deposit the same into the Concord Mills Distribution Account. See "--Class CM Certificates and the Concord Mills Loan" below.


     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Concord Mills Non-Pooled Component) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Trustee will be required to withdraw from the

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Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Non-Offered Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Trustee is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and S&P ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The Trustee is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Concord Mills Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account in Permitted Investments. The Trustee will be entitled to retain any interest or other income earned on funds in such accounts and the Trustee will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class CM Certificates and the Class S certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):


          (x) the total amount of all cash received on the mortgage loans (excluding the portion of amounts received on the Concord Mills Loan that are allocable to the Concord Mills Non-Pooled Component, as described below under "--Class CM Certificates and the Concord Mills Loan") and any REO Properties that are on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;


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

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account in error;
          and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (in the case of a P&I Advance made on the Concord Mills Loan, the portion allocated to the Concord Mills Pooled Component). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

          (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (in the case of the Concord Mills Loan, the portion of the related Withheld Amount relating to the Concord Mills Pooled Component) required to be deposited in the Lower-Tier Distribution Account (in the case of the Concord Mills Loan, required to be deposited in the Concord Mills Distribution Account) pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Class CM Certificates and the Concord Mills Loan. The aggregate amount available for distribution on each Distribution Date from the Concord Mills Loan ("Concord Mills Available Funds") will, in general, be equal to all amounts received or advanced on the Concord Mills Loan (including the Concord Mills Non-Pooled Component) that is on deposit in the Concord Mills Distribution Account as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to the Concord Mills Loan;

          (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary principal prepayments, if the related due date occurs after the Determination Date, the related due date) with respect to the Concord Mills Loan;

          (3) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to the Concord Mills Loan;

          (4) with respect to the Concord Mills Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Concord Mills Distribution Account;

          (5) all amounts deposited in the Concord Mills Distribution Account in error;

          (6) any accrued interest on the Concord Mills Loan allocable to the default interest rate for the Concord Mills Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Concord Mills Loan; and

          (7) Yield Maintenance Charges.


     So long as no monetary or material non-monetary event of default under the Concord Mills Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Concord Mills Loan, the Concord Mills Available Funds will be distributed in the following order of priority (the "Concord Mills Non-Default Distribution Priority"):

          (i) to the Trustee for the benefit of the Certificates (other than the Class CM Certificates and the Class S certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Concord Mills Pooled Component through the end of the related Interest Accrual Period, less, any Net Aggregate Prepayment Interest Shortfalls related to the Concord Mills Loan that are not otherwise allocated to the Class CM Certificates (as described below);

          (ii) to the Trustee for the benefit of the Certificates (other than the Class CM Certificates and the Class S certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Concord Mills Principal Distribution Amount for such Distribution Date and (y) the Concord Mills Pooled Percentage (as defined below) for such Distribution Date;

          (iii) to the Trustee for the benefit of the Certificates (other than the Class CM Certificates and the Class S certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all Concord Mills Collateral Support Deficits, if any, previously allocated to the Concord Mills Pooled Component and for which no reimbursement has previously been received;

          (iv) to make distributions of interest to the holders of the Class CM Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Concord Mills Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls related to the Concord Mills Loan that are allocated to the Class CM Certificates (as described below);

          (v) to the Class CM Certificates, up to an amount equal to the product of (x) the Concord Mills Principal Distribution Amount for such Distribution Date and (y) the Concord Mills Non-Pooled Percentage (as defined below) for such Distribution Date; and

          (vi) to the holders of the Class CM Certificates, to reimburse the Class CM Certificates for all Concord Mills Collateral Support Deficits, if any, previously allocated to the Class CM Certificates and for which no reimbursement has been previously received.


     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class CM Certificates).


     If a monetary or material non-monetary event of default under the Concord Mills Loan has occurred and is continuing or if there are outstanding unreimbursed Advances, the Concord Mills Available Funds will be distributed in the following order of priority (the "Concord Mills Default Distribution Priority"):

          (i) to the Trustee for the benefit of the Certificates (other than the Class CM Certificates and the Class S certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Concord Mills Pooled Component through the end of the related Interest Accrual Period, less, any Net Aggregate Prepayment Interest Shortfalls related to the Concord Mills Loan that are not otherwise allocated to the Class CM Certificates (as described below);

          (ii) to the Trustee for the benefit of the Certificates (other than the Class CM Certificates and the Class S certificates) to be included as part of the Available Distribution Amount for such Distribution Date, until the principal balance of the Concord Mills Pooled Component is reduced to zero;

          (iii) to the Trustee for the benefit of the Certificates (other than the Class CM Certificates and the Class S certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all Concord Mills Collateral Support Deficits, if any, previously allocated to the Concord Mills Pooled Component and for which no reimbursement has previously been received;

          (iv) to make distributions of interest to the holders of the Class CM Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Concord Mills Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls that are allocated to the Class CM Certificates (as described below);

          (v) after the principal balance of the Concord Mills Pooled Component has been reduced to zero, to make distributions of principal to the holders of the Class CM Certificates until the principal balance of the Concord Mills Non-Pooled Component is reduced to zero; and

          (vi) to the holders of the Class CM Certificates, to reimburse the Class CM Certificates for all Concord Mills Collateral Support Deficits, if any, previously allocated to the Class CM Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class CM Certificates and the Class S certificates).

     Any Net Aggregate Prepayment Interest Shortfalls with respect to the Concord Mills Loan will be allocated to reduce the amount of interest distributable, first to the Concord Mills Non-Pooled Component (and as a result, to the Class CM Certificates) and then to the Concord Mills Pooled Component and as a result to the other Classes of Certificates as described in this prospectus supplement.

     "Concord Mills Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Concord Mills Pooled Component and the denominator of which is (y) the sum of (a) the principal balance of the Concord Mills Pooled Component and (b) the principal balance of the Concord Mills Non-Pooled Component.

     "Concord Mills Non-Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Concord Mills Non-Pooled Component and the denominator of which is (y) the sum of (a) the Concord Mills Pooled Component and (b) the principal balance of the Concord Mills Non-Pooled Component.

     For purposes of calculating the allocation of collections on the Concord Mills Loan between the Concord Mills Pooled Component, on the one hand, and the Concord Mills Non-Pooled Component on the other hand, the Concord Mills Pooled Component will be deemed to have a principal balance (the "Concord Mills Pooled Balance") and the Concord Mills Non-Pooled Component will be deemed to have an initial principal balance (the "Concord Mills Non-Pooled Balance") equal to the amounts described under "Description of the Mortgage Pool--The Concord Mills Pooled Component" in this prospectus supplement.

     The Concord Mills Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Concord Mills Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 6.15390%. The Concord Mills Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the

Concord Mills Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.96945%. The Concord Mills Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the Concord Mills Pooled Component on such Distribution Date pursuant to either clause (ii) of the Concord Mills Non-Default Distribution Priority or clause (ii) of the Concord Mills Default Distribution Priority, as applicable, and any Concord Mills Collateral Support Deficits allocated to the Concord Mills Pooled Component on such Distribution Date. The Concord Mills Non-Pooled Balance will be reduced on each Distribution Date by all distributions of principal made to the Class CM Certificates (in respect of the Concord Mills Non-Pooled Component) on such Distribution Date pursuant to either clause (v) of the Concord Mills Non-Default Distribution Priority or clause (v) of the Concord Mills Default Distribution Priority, as applicable, and any Concord Mills Collateral Support Deficits allocated to the Class CM Certificates on such Distribution Date.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2 and Class X certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those Classes;

     second, (a) to the Class A-1 certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero and (b) following reduction of the Certificate Balance of the Class A-1 certificates to zero, to the Class A-2 certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 certificates on that Distribution Date) until the Certificate Balance of that Class is reduced to zero;

     third, to the Class A-1 and Class A-2 certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A-1 and Class A-2 certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class B certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B and Class C certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C and Class D certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     eighteenth, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to zero, to the Class J certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class J certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class K certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates to zero, to the Class L certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class L certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates to zero, to the Class M certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class M certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class N certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates to zero, to the Class N certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class N certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class P certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates to zero, to the Class P certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class P certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-fifth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-sixth, to the Class R and Class LR certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and the Concord Mills Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1 and Class A-2 certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 4.2750%.

     The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 4.9850%.

     The Pass-Through Rate on the Class B certificates is a per annum rate equal to 5.0950%.

     The Pass-Through Rate on the Class C certificates is a per annum rate equal to 5.1340%.

     The Pass-Through Rate on the Class D certificates is a per annum rate equal to 5.1920%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E certificates is a per annum rate equal to 5.2880%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate less 0.475%.

     The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate less 0.375%.

     The Pass-Through Rate on the Class H certificates is a per annum rate equal to the WAC Rate less 0.022%.

     The Pass-Through Rate on the Class J certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR certificates is a per annum rate equal to 5.0800%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 certificates for the initial Distribution Date will equal approximately 0.3178% and 1.2027% per annum, respectively.

     The Pass-Through Rate for the Class X-1 certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates. For each Distribution Date through and including the Distribution Date in March 2010, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a

     Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

          (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

          (3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

          (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in March 2010, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 certificates, for each Distribution Date through and including the Distribution Date in March 2010, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 certificates. For each Distribution Date through and including the Distribution Date in March 2010, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:

          (1) the Class X-2 Fixed Strip Rate set forth below and

          (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component and
     (y) 0.01%.

CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
   A-1 ..................................          1.79%
   A-2 ..................................          1.08%
   B ....................................          0.97%
   C ....................................          0.93%
   D ....................................          0.87%
   E ....................................          0.77%
   F ....................................          0.46%
   G ....................................          0.36%
   H ....................................          0.01%
   J ....................................          0.98%
   K ....................................          0.98%
   L ....................................          0.98%

     After the Distribution Date in March 2010, the Class X-2 certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (the Concord Mills Pooled Component only, with respect to the Concord Mills
Loan) weighted on the basis of their respective Stated Principal Balances as of the Closing Date (the Stated Principal Balance of the Concord Mills Pooled Component only, with respect to the Concord Mills Loan), in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class S certificates and the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class S certificates and the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Class S certificates and the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Class S certificates and the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class CM Certificates, the Class S certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class S certificates, the Class CM Certificates, and the Class X Certificates) for the related Distribution Date.

     With respect to the Concord Mills Loan, Net Aggregate Prepayment Interest Shortfalls will be allocated first to the Concord Mills Non-Pooled Component and then to the Concord Mills Pooled Component. Any Net Aggregate Prepayment Interest Shortfall, to the extent not allocated to the Concord Mills Non-Pooled Component, will be allocated to the Certificates (other than the Residual Certificates, the Class S certificates, the Class CM Certificates and the Class X Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to (1) the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date, less (2) (a) in the event that the Concord Mills Default Distribution Priority is not in effect, an amount equal to the product of (x) the Concord Mills Principal Distribution Amount for that Distribution Date and (y) the Concord Mills Non-Pooled Percentage for that Distribution Date or (b) in the event that the Concord Mills Default Distribution Priority is in effect, any amounts required to be distributed to the Class CM Certificates pursuant to the Concord Mills Default Distribution Priority for that Distribution Date.

     The "Concord Mills Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Concord Mills Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Concord Mills Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Concord Mills Loan.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount and Concord Mills Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. The term "Concord Mills Principal Shortfall" for any Distribution Date means, the amount, if any, by which (a) the Concord Mills Principal Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the Concord Mills Pooled Component and the Class CM Certificates on the preceding Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan or, in the case of the Concord Mills Loan, the Principal Distribution Amount in respect of the Concord Mills Pooled Component. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit or Concord Mills Collateral Support Deficit, as applicable, to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to mortgage loans on or prior to the related Determination Date to the Class S certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a Treasury Rate collected during the related Due Period will be required to be distributed by the Trustee on the Classes of Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, for each Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 certificate.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificate is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:




                          ASSUMED FINAL
CLASS DESIGNATION       DISTRIBUTION DATE
---------------------- ------------------
   Class A-1 .........     July 12, 2012
   Class A-2 .........  January 12, 2013
   Class B ...........  January 12, 2013
   Class C ...........  January 12, 2013
   Class D ........... February 12, 2013
   Class E ...........    March 12, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 12, 2037, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class P certificates,

     o the rights of the holders of the Class P and Class NR certificates will be subordinated to the rights of the holders of the Class N certificates,

     o the rights of the holders of the Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class M certificates,

     o the rights of the holders of the Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class L certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class K certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class J certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates,

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates, and

     o the rights of the holders of the Class CM Certificates will be subordinated to the rights of the holders of the Offered Certificates and the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class X-1 and Class X-2 certificates with respect to distributions and the allocation of losses on the Concord Mills Loan only, to the extent described in this prospectus supplement.


     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A

Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of the full amount of interest payable in respect of that Class of certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the Class E certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D certificates by the subordination of the Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C certificates by the subordination of the Class D and Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B certificates by the subordination of the Class C, Class D and Class E certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation will be made to the Class A-1 and Class A-2 certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made first to the Class A Certificates until their Certificate Balances have been reduced to zero and then to the Subordinate Certificates. This allocation will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A-1 and Class A-2 certificates, the Percentage Interest in the trust fund evidenced by the Class A-1 and Class A-2 certificates will be decreased (with a corresponding increase in the Percentage Interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1 and Class A-2 certificates by the Subordinate Certificates.

     Following retirement of the Class A-1 and Class A-2 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class CM Certificates, Class S certificates, Class X Certificates and the Residual Certificates) with later alphabetical Class designations and the Class CM Certificates with respect to the Concord Mills Principal Distribution Amount.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans (or in the case of the Concord Mills Loan, the Concord Mills Pooled Balance of the Concord Mills Pooled Component after giving effect to any allocations of Concord Mills Collateral Support Deficit on such Distribution Date) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S certificates and the Class CM Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and in each case in respect of and until the remaining Certificate

Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1 and Class A-2 certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1 and Class A-2 certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses will not be allocated to any Class of Class CM Certificates (other than mortgage loan losses on the Concord Mills Loan) or the Class S, Class R, Class LR, Class X-1 or Class X-2 certificates. On each Distribution Date, immediately following the distributions to be made to the Class CM Certificates and the Concord Mills Pooled Component on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the Concord Mills Loan expected to be outstanding immediately following that Distribution Date is less than (2) the Concord Mills Pooled Balance of the Concord Mills Pooled Component and the aggregate Certificate Balance of the Class CM Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, a "Concord Mills Collateral Support Deficit"). The Trustee will be required to allocate any Concord Mills Collateral Support Deficit, first, to reduce the Certificate Balance of the Class CM-3 certificates to zero, second, to reduce the Certificate Balance of the Class CM-2 certificates to zero, third, to reduce the Certificate Balance of the Class CM-1 certificates to zero and then to reduce the Concord Mills Pooled Balance of the Concord Mills Pooled Component to zero.

     In general, Collateral Support Deficits and Concord Mills Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit and Concord Mills Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that Class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Concord Mills Non-Pooled Component of the Concord Mills Loan and any REO Loan) during the related Due Period and not received as of the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) and the Special Servicer will have the option to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer, as applicable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No Advances will be made with



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respect to delinquent amounts due on any Companion Loan. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest, compounded annually, at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effectiveas a result of a modification of the related mortgage loan by the Special Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan (including the Concord Mills Non-Pooled Component, if applicable) over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Concord Mills Loan, the Concord Mills Operating Advisor), the Master Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Concord Mills Non-Pooled Component, if applicable) until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR certificates, then to the Class P certificiates, then to the Class N certificates, then to the Class M certificates, then to the Class L certificates, then to the Class K certificates, then to the Class J certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates and then to the Class B certificates); provided that with respect to an Appraisal Reduction on the Concord Mills Loan, such Appraisal Reduction will be applied to the Class CM Certificates prior to any application of such Appraisal Reduction to the Concord Mills Pooled Component (and as a result to the Offered Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Concord Mills Loan, the Concord Mills Operating Advisor), the Master Servicer, and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with

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respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property; its earnings potential or risk characteristics; the Mortgaged Property's marketability; or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (or, in the case of the Concord Mills Loan, the Concord Mills Operating Advisor), Moody's, S&P and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Trustee) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the Class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the Class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately

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     identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit or Concord Mills Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case maybe, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each Class as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit or Concord Mills Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;


          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and Concord Mills Available Funds and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit or Concord Mills Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate and loan-by-loan amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate and loan-by-loan amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

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          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Trustee will make available the Statements to Certificateholders through its website which is initially located at www.ctslink.com/cmbs. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Trustee receives direction from the Depositor or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee's website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10) and (15) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of the Concord Mills Loan, the Concord Mills Operating Advisor), Moody's, S&P, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S certificates, the Class CM Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class S certificates and the Class CM Certificates), each determined as of the prior Distribution Date. None of the Class CM, Class S, Class R nor the Class LR certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S certificates and the Class CM Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto,
(2) the exchange of all then outstanding Certificates for the mortgage loans remaining in the trust or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Concord Mills Non-Pooled Component). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the Concord Mills Non-Pooled Component) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO
Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Concord Mills Non-Pooled Component) be less than or equal to 1% of the Initial Pool Balance. The exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of Certificates being held by one certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange in its sole discretion.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates would result in prepayment in full of

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the Certificates and would have an adverse effect on the yield of the Class X
Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Concord Mills Non-Pooled Component) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the Concord Mills Non-Pooled Component) for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (and in the case of each AB Loan, the terms of the related AB Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate of such borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

          (C) the Master Servicer's obligation or Special Servicer's election, as the case may be, to make Advances;

          (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer, as the case may be; and

          (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer that provides that such refinancing will occur within 90 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 90-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default (other than in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required to be insured against pursuant to the terms of the Pooling and Servicing Agreement) of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and as determined by the Master Servicer or the Special Servicer, that materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to the Concord Mills Loan, the Concord Mills Operating Advisor (each as defined below), the Master Servicer, the applicable Mortgage Loan Seller(s), the Trustee, Moody's and S&P. If the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer (and, with respect to any AB Loan, subject to the rights of the holder of the related Companion Loan as described under "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement) will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (or 60 days with respect to the Concord Mills Loan, the Concord Mills Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer (and, with respect to any AB Loan, subject to the rights of the holder of the related Companion Loan as described under "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement) will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) by the Special Servicer.


THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and (i) with respect to the Concord Mills Loan, so long as a Control Change Event with respect to all of the Class CM Certificates has not occurred, the Concord Mills Operating Advisor and (ii) with respect to each AB Loan, subject to the rights of the holder of the related Companion Loan to advise the Special Servicer, or consent to certain actions, with respect to such AB Loan as described under "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement) will be entitled to advise the

Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten day period, the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) will be deemed to have approved such action):

     (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary termof a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than required pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver;

     (vii)   any management company changes or franchise changes;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion; and

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;


provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to Concord Mills Loan, the Concord Mills Operating Advisor's) response.


     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.


     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing

Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR certificates.

     In addition, the Pooling and Servicing Agreement permits the Controlling Holder of the Class CM Certificates to appoint a representative (the "Concord Mills Operating Advisor") who may advise the Special Servicer with respect to the Concord Mills Loan only. The "Controlling Holder" of the Class CM Certificates will be, to the extent then outstanding, the most subordinate Class of Class CM Certificates outstanding for which a Control Change Event has not occurred with respect to such Class. Upon the occurrence of a Control Change Event with respect to all of the Class CM Certificates, no holder of a Class CM Certificate will be permitted to exercise any of the rights of the Controlling Holder of the Class CM Certificates to advise the Special Servicer through a Concord Mills Operating Advisor. A "Control Change Event" has occurred with respect to any Class of Class CM Certificates if and for so long as either (i) the initial Certificate Balance of such Class minus all Appraisal Reductions and Concord Mills Collateral Support Deficits allocated to such Class as of the date of determination is less than 25% of the initial Certificate Balance of such Class of Class CM Certificates; or (ii) the outstanding Certificate Balance of such Class of Class CM Certificates, after giving effect to all principal distributions, Appraisal Reductions and Concord Mills Collateral Support Deficits allocated to such Class as of the date of determination has been reduced to zero.


LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder (or with respect to the Concord Mills Operating Advisor, the Controlling Holder of the Class CM Certificates) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the Concord Mills Loan, the Concord Mills Operating Advisor):

          (a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

          (b) may act solely in the interests of the holders of the Controlling Class (or with respect to the Concord Mills Operating Advisor, the Controlling Holder of the Class CM Certificates),

          (c) does not have any liability or duties to the holders of any Class of certificates other than the Controlling Class (or with respect to the Concord Mills Operating Advisor, the Controlling Holder of the Class CM Certificates),

          (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Concord Mills Operating Advisor, the Controlling Holder of the Class CM Certificates) over the interests of the holders of one or more other classes of certificates,


          (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Concord Mills Operating Advisor, the Controlling Holder of the Class CM Certificates), and


          (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the Concord Mills Loan, the Concord Mills Operating Advisor) for having so acted.


     The holders of the Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Loans similar to the limitations of the Directing Certificateholder described above.


THE MASTER SERVICER


     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer" ), will be responsible for servicing the mortgage loans (other than Specially Serviced Mortgage Loans). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly-owned subsidiary of Wachovia Corporation. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.


     As of December 31, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 8,217 commercial and multifamily loans, totaling approximately $64.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.


     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.


THE SPECIAL SERVICER


     Lend Lease Asset Management, L.P., a Texas limited partnership (the "Special Servicer"), will initially be appointed as special servicer of the mortgage loans. The principal servicing offices of the Special Servicer are located at 700 North Pearl Street, Suite 1900, Dallas, Texas 75201, and its telephone number is (214) 758-5800. As of December 31, 2002, the Special Servicer was actively servicing, as special servicer, 104 commercial and multifamily loans and REO properties with a principal balance of approximately $621 million. The Special Servicer is named as special servicer on 41 commercial mortgage-backed securities transactions totaling approximately $20.5 billion in aggregate outstanding principal amount representing approximately 2,743 assets.

     Lend Lease Asset Management currently holds the highest special servicer ratings issued by S&P, Fitch Ratings and Moody's as set forth below:




  RATINGS AGENCY     SPECIAL SERVICER RATING
-----------------   ------------------------
  S&P               Strong
  Fitch Ratings     CSS1
  Moody's           Approved

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and S&P confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

     The Controlling Holder of the Class CM Certificates has the right to terminate and replace the Special Servicer, as special servicer of the Concord Mills Loan, provided that each of Moody's and S&P has confirmed that such appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of its then current rating assigned to any Class of Certificates.

     In addition, if the principal amount of the Bishops Gate Companion Loan, less any existing related Appraisal Reductions, is at least 25% of the original principal balance of the Bishops Gate Companion Loan, the holder of the Bishops Gate Companion Loan has the right to terminate and replace the Special Servicer, as special servicer of the Bishops Gate Loan, provided that each of Moody's and S&P has confirmed that such appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of its then current rating assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0400% to 0.1450%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0523% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of application, defeasance and certain non-material modification, waiver and consent fees paid by the related borrower, provided the consent of the Special Servicer is not required for such matters, (2) 50% of all assumption, extension, material modification, waiver, consent and earnout fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges and default interest paid by the borrowers (other than accrued while the mortgage loans were Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation
Fees) incurred during the immediately preceding 12 months. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or any other partial payment) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Insurance and Condemnation Proceeds or Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the Concord Mills Loan, the Concord Mills Operating Advisor), the Special Servicer or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the repurchase of the Waterside Apartments Loan by Salomon Brothers Realty Corp., at its option, after that mortgage loan has become a Specially Serviced Mortgaged Loan, as described under "Description of the Mortgage

Pool--Additional Mortgage Loan Information--Additional Credit Enhancement" in this prospectus supplement, or (v) the purchase of the Bishops Gate Loan in accordance with the terms of the related Bishops Gate AB Loan intercreditor agreement as described under "Description of the Mortgage Pool--The Bishops Gate Loan--Additional Financing" in this prospectus supplement. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the mortgage loans were Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) incurred during the immediately preceding 12 months. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements-- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") for each mortgage loan (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special Servicer waived any applicable prepayment restrictions) for which a Prepayment Interest Shortfall is


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incurred in connection with a voluntary principal prepayment received in respect of that mortgage loan for the related Distribution Date, in an amount equal to the lesser of (i) the Prepayment Interest Shortfall for such mortgage loan, and (ii) the Servicing Fee collected for all of the mortgage loans for the related Distribution Date, calculated for this purpose at 0.02% per annum.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent described below. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard; provided that the Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts to the extent described below. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, the Master Servicer (or Special Servicer with respect to REO Properties) will not be required to maintain and shall not cause a borrower to be in default with respect to the failure of such borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if the Special Servicer, with the consent of the Directing Certificateholder and, with respect to the Concord Mills Loan, the Concord Mills Operating Advisor and with respect to the Bishops Gate AB Loan, the holder of the Bishops Gate Companion Loan, has determined in accordance with the Servicing Standards that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located; provided, that upon the Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to obtain the consent of the Directing Certificateholder, the Concord Mills Operating Advisor or the holder of the Bishops Gate Companion Loan, if applicable, the Special Servicer shall not be required to do so; provided, further that, during the period that the Special Servicer is evaluating such insurance, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations under the Pooling and Servicing Agreement as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards and with the concurrence of the Directing Certificateholder), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).


     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of

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collateral or the pledge of additional collateral) of the terms of a Specially
Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Loan, subject to the rights of the holder of the related Companion Loan to advise the Special Servicer with respect to, or consent to, such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining terms of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class S certificates, the Class X Certificates and the Class CM Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (or in the case of the Concord Mills Loan, the Concord Mills Operating Advisor), the applicable Mortgage Loan Seller(s), Moody's, S&P and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of each AB Loan is subject to certain limitations set forth in the related AB Loan and the related AB Loan intercreditor agreement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (in the case of the Concord Mills Loan, subject to (i) the purchase right of the Concord Mills Operating Advisor to purchase the Concord Mills Loan, (ii) with respect to each AB Loan, the purchase right of the holder of the related Companion Loan, and (iii) in the case of the mortgage loans identified as loan numbers 9 and 16 on Annex A to this prospectus supplement, subject to the purchase rights of the holders of the mezzanine debt described under "Description of the Mortgage Pool--Additional Debt--Mezzanine Debt" in this prospectus supplement) at a price (the "Option Price") equal to
(i) the unpaid principal balance of the mortgage loan in default, plus accrued and unpaid interest on such balance, all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     In the event the Concord Mills Loan is in default, the Concord Mills Operating Advisor will have an option (the "Concord Mills Purchase Option") to purchase the Concord Mills Loan (both the Concord Mills Pooled Component and the Concord Mills Non-Pooled Component) from the trust fund at a price (the "Concord Mills Option Price") generally equal to the unpaid principal balance of the Concord Mills Loan (both the Concord Mills Pooled Component and the Concord Mills Non-Pooled Component), plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Concord Mills Loan (both the Concord Mills Pooled Component and the Concord Mills Non-Pooled Component) whether paid or unpaid. If the Concord Mills Operating Advisor fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have right to exercise the Purchase Option as described in the preceding paragraph.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, or any affiliate (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.


     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Concord Mills REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Concord Mills REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.


     Generally, none of the Concord Mills REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, or if applicable, the Concord Mills REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Concord Mills REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already

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in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan (including the Concord Mills Non-Pooled Component, if applicable) are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform, or cause to be performed (at its own expense), physical inspections of each Mortgaged Property on an annual basis commencing in calendar year 2004; provided that if a physical inspection has been performed by the Special Servicer in the previous 12 months the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be

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delivered will in fact be delivered, nor is the Special Servicer or the Master
Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above which are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and S&P that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or S&P to any Class of certificates; or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account or the Concord Mills Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders evidencing Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special

     Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places its ratings on any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

          (g) Moody's downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or

          (h) the Master Servicer or Special Servicer is removed from S&P's or Moody's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer or special servicer list, as applicable, within 90 days of such removal.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, (other than certain rights in respect of indemnification and certain items of servicing compensation) under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Moody's or S&P to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Moody's or S&P, as evidenced by a letter from each of Moody's and S&P;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Concord Mills REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that
     (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or
     (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Moody's or S&P; and

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of Moody's and S&P, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Moody's or S&P; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     In addition, in the event that one but not both of the two promissory notes evidencing the Concord Mills Loan are repurchased by an applicable Mortgage Loan Seller, the Pooling and Servicing Agreement may be amended without the consent of any Certificateholder, to add or modify provisions relating to pari passu mortgage loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Moody's or S&P.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the

Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of a Companion Loan, without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holders of the Companion Loans, without the consent of the holders of all Certificates of that Class then outstanding or the holders of the Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates and all the holders of the Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of Moody's or S&P, amend the Servicing Standard.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Concord Mills REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special

Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on the Class D and Class E certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Concord Mills Loan, the classes of Class CM Certificates and then to the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of each month, beginning in April 2003;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to maturity or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until maturity or the Anticipated Repayment Date, as the case may be;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the Concord Mills Operating Advisor will not exercise its option to purchase the Concord Mills Loan;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges are included in any allocations or calculations;

          (g) the Closing Date is March 28, 2003;

          (h) the ARD Loans prepay on their Anticipated Repayment Dates;

          (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement;

          (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

          (k) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
March 12, 2004 .....................          95            95            95            95            95
March 12, 2005 .....................          90            90            90            90            90
March 12, 2006 .....................          85            84            84            84            84
March 12, 2007 .....................          78            78            78            77            77
March 12, 2008 .....................          58            57            57            56            55
March 12, 2009 .....................          47            46            45            44            43
March 12, 2010 .....................          30            30            29            28            27
March 12, 2011 .....................          23            22            21            20            20
March 12, 2012 .....................          15            14            13            12            11
March 12, 2013 .....................           0             0             0             0             0
March 12, 2014 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ...        5.70          5.64          5.59          5.54          5.50
Estimated Month of First Principal .   4/12/2003     4/12/2003     4/12/2003     4/12/2003     4/12/2003
Estimated Month of Maturity ........   7/12/2012     7/12/2012     6/12/2012     5/12/2012     5/12/2012

----------
(1)   The weighted average life of the Class A-1 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
March 12, 2004 .....................         100           100           100           100           100
March 12, 2005 .....................         100           100           100           100           100
March 12, 2006 .....................         100           100           100           100           100
March 12, 2007 .....................         100           100           100           100           100
March 12, 2008 .....................         100           100           100           100           100
March 12, 2009 .....................         100           100           100           100           100
March 12, 2010 .....................         100           100           100           100           100
March 12, 2011 .....................         100           100           100           100           100
March 12, 2012 .....................         100           100           100           100           100
March 12, 2013 .....................           0             0             0             0             0
March 12, 2014 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ...        9.63          9.63          9.62          9.62          9.62
Estimated Month of First Principal .   7/12/2012     7/12/2012     6/12/2012     5/12/2012     5/12/2012
Estimated Month of Maturity ........   1/12/2013     1/12/2013     1/12/2013     1/12/2013     1/12/2013

----------
(1)   The weighted average life of the Class A-2 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
March 12, 2004 .....................         100           100           100           100           100
March 12, 2005 .....................         100           100           100           100           100
March 12, 2006 .....................         100           100           100           100           100
March 12, 2007 .....................         100           100           100           100           100
March 12, 2008 .....................         100           100           100           100           100
March 12, 2009 .....................         100           100           100           100           100
March 12, 2010 .....................         100           100           100           100           100
March 12, 2011 .....................         100           100           100           100           100
March 12, 2012 .....................         100           100           100           100           100
March 12, 2013 .....................           0             0             0             0             0
March 12, 2014 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ...        9.79          9.79          9.79          9.79          9.79
Estimated Month of First Principal .   1/12/2013     1/12/2013     1/12/2013     1/12/2013     1/12/2013
Estimated Month of Maturity ........   1/12/2013     1/12/2013     1/12/2013     1/12/2013     1/12/2013

----------
(1)   The weighted average life of the Class B certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
March 12, 2004 .....................         100           100           100           100           100
March 12, 2005 .....................         100           100           100           100           100
March 12, 2006 .....................         100           100           100           100           100
March 12, 2007 .....................         100           100           100           100           100
March 12, 2008 .....................         100           100           100           100           100
March 12, 2009 .....................         100           100           100           100           100
March 12, 2010 .....................         100           100           100           100           100
March 12, 2011 .....................         100           100           100           100           100
March 12, 2012 .....................         100           100           100           100           100
March 12, 2013 .....................           0             0             0             0             0
March 12, 2014 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ...        9.79          9.79          9.79          9.79          9.79
Estimated Month of First Principal .   1/12/2013     1/12/2013     1/12/2013     1/12/2013     1/12/2013
Estimated Month of Maturity ........   1/12/2013     1/12/2013     1/12/2013     1/12/2013     1/12/2013

----------
(1)   The weighted average life of the Class C certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
March 12, 2004 .....................         100           100           100           100           100
March 12, 2005 .....................         100           100           100           100           100
March 12, 2006 .....................         100           100           100           100           100
March 12, 2007 .....................         100           100           100           100           100
March 12, 2008 .....................         100           100           100           100           100
March 12, 2009 .....................         100           100           100           100           100
March 12, 2010 .....................         100           100           100           100           100
March 12, 2011 .....................         100           100           100           100           100
March 12, 2012 .....................         100           100           100           100           100
March 12, 2013 .....................           0             0             0             0             0
March 12, 2014 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ...        9.85          9.85          9.84          9.83          9.83
Estimated Month of First Principal .   1/12/2013     1/12/2013     1/12/2013     1/12/2013     1/12/2013
Estimated Month of Maturity ........   2/12/2013     2/12/2013     2/12/2013     2/12/2013     2/12/2013

----------
(1)   The weighted average life of the Class D certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                        0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
March 12, 2004 .....................         100           100           100           100           100
March 12, 2005 .....................         100           100           100           100           100
March 12, 2006 .....................         100           100           100           100           100
March 12, 2007 .....................         100           100           100           100           100
March 12, 2008 .....................         100           100           100           100           100
March 12, 2009 .....................         100           100           100           100           100
March 12, 2010 .....................         100           100           100           100           100
March 12, 2011 .....................         100           100           100           100           100
March 12, 2012 .....................         100           100           100           100           100
March 12, 2013 .....................           0             0             0             0             0
March 12, 2014 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ...        9.90          9.89          9.88          9.87          9.87
Estimated Month of First Principal .   2/12/2013     2/12/2013     2/12/2013     2/12/2013     2/12/2013
Estimated Month of Maturity ........   3/12/2013     3/12/2013     3/12/2013     2/12/2013     2/12/2013

----------
(1)   The weighted average life of the Class E certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest, the Excess Interest Distribution Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Lower-Tier REMIC" and the "Concord Mills REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class CM Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class S, Class R and Class LR certificates) are "Regular Certificates" as defined in the prospectus. The Class LR certificates will also represent the "residual interest" in the Concord Mills REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans (other than the Concord Mills Loan) and their proceeds, the uncertificated regular interests in the Concord Mills REMIC and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (other than the property securing the Concord Mills Loan), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Concord Mills REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that each Class of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered

Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)
(v)of the Code to the extent the loans are secured by multifamily and manufactured housing properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI"), for itself and as representative of CIBC World Markets Corp. ("CIBCWMC"), Salomon Smith Barney Inc. ("SSBI"), and Credit Suisse First Boston LLC ("CSFB", together with JPMSI, CIBCWMC, and SSBI, the "Underwriters"), CIBCWMC and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.




CLASS                         JPMSI          CIBCWMC         SSBI           CSFB
------------------------ --------------- -------------- -------------- --------------
    Class A-1 .......... $138,210,000    $30,000,000    $ 98,790,000            --
    Class A-2 .......... $279,947,000    $70,000,000    $220,200,000   $25,000,000
    Class B ............ $ 21,860,000             --    $ 12,840,000            --
    Class C ............ $  6,726,000             --    $  3,950,000            --
    Class D ............ $ 20,181,000             --    $ 11,850,000            --
    Class E ............ $  9,250,000             --    $  5,430,000            --

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 100.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2003, before deducting expenses payable by the Depositor estimated to be approximately $2,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered

Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):




 CLASS     MOODY'S      S&P
-------   ---------   ------
   A-1       Aaa        AAA
   A-2       Aaa        AAA
    B        Aa2        AA
    C        Aa3         AA-
    D         A2         A
    E         A3         A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Fitch Ratings ("Fitch") or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the

Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.


     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS




                                              PAGE
                                            ------
30/360 Basis ............................     S-64
AB Loan .................................     S-50
Actual/360 Basis ........................     S-64
Administrative Cost Rate ................    S-103
Advances ................................    S-111
Anticipated Repayment Date ..............     S-63
Appraisal Reduction .....................    S-112
Appraisal Reduction Event ...............    S-112
ARD Loans ...............................     S-63
Asset Status Report .....................    S-121
Assumed Final Distribution Date .........    S-107
Assumed Scheduled Payment ...............    S-105
Authenticating Agent ....................     S-89
Available Distribution Amount ...........     S-93
Base Interest Fraction ..................    S-106
B&C .....................................     S-55
B&C Build-Out ...........................     S-55
Bishops Gate AB Loan ....................     S-50
Bishops Gate Borrower ...................     S-59
Bishops Gate Companion Loan .............     S-50
Bishops Gate Loan .......................     S-59
Bishops Gate Properties .................     S-59
Brickyard AB Loan .......................     S-51
Brickyard Companion Loan ................     S-51
Cabarrus County .........................     S-55
Cendant Guarantor .......................     S-59
Cendant Lease ...........................     S-59
Certificate Account .....................     S-92
Certificate Balance .....................     S-87
Certificate Owner .......................     S-89
Certificate Registrar ...................     S-89
Certificateholders ......................     S-49
Certificates ............................     S-87
CIBC ....................................     S-49
CIBCWMC .................................    S-146
City of Concord .........................     S-55
Class ...................................     S-87
Class CM Certificates ...................     S-87
Class A Certificates ....................     S-87
Class X Certificates ....................     S-87
Class X-1 Components ....................    S-101
Class X-1 Strip Rate ....................    S-101
Class X-2 Component .....................    S-102
Class X-2 Strip Rate ....................    S-102
Clearstream .............................     S-89
Closing Date ............................     S-49
CMSA Investor Reporting Package .........    S-116
Code ....................................    S-145
Collateral Support Deficit ..............    S-109
Commerzbank .............................     S-49
Commerzbank AG ..........................     S-79
Companion Loan ..........................     S-50
Compensating Interest Payment ...........    S-127
Concord Mills Available Funds ...........     S-94
Concord Mills Collateral Support
Deficit .................................    S-110
Concord Mills Default Distribution
Priority ................................     S-95
Concord Mills Distribution Account ......     S-92
Concord Mills Grants ....................     S-55
Concord Mills IGA .......................     S-55
Concord Mills IGA Estoppel ..............     S-55
Concord Mills Loan ......................     S-49
Concord Mills Mall Borrower .............     S-53
Concord Mills Mall Property .............     S-53
Concord Mills Municipality ..............     S-55
Concord Mills Non-Default
Distribution Priority ...................     S-95
Concord Mills Non-Pooled Balance ........     S-96
Concord Mills Non-Pooled
Component ...............................     S-53
Concord Mills Non-Pooled
Percentage ..............................     S-96
Concord Mills Operating Advisor .........    S-123
Concord Mills Option Price ..............    S-131
Concord Mills Pooled Balance ............     S-96
Concord Mills Pooled Component ..........     S-53
Concord Mills Pooled Percentage .........     S-96
Concord Mills Principal Distribution
Amount ..................................    S-104
Concord Mills Principal Shortfall .......    S-105
Concord Mills Purchase Option ...........    S-131
Concord Mills REMIC .....................    S-145
Constant Prepayment Rate ................    S-140
Control Change Event ....................    S-123
Controlling Class .......................    S-123
Controlling Class Certificateholder .....    S-123
Controlling Holder ......................    S-123
Corrected Mortgage Loan .................    S-121
CPR .....................................    S-140
Crossed Loan ............................     S-85
Cross-Over Date .........................    S-100
Crossroads Mall Borrower ................     S-56
Crossroads Mall Loan ....................     S-56
Crossroads Mall Property ................     S-56
Crossways Borrower ......................     S-57
Crossways Commerce Property .............     S-57

                                                 PAGE
                                               ------
Crossways Loan .............................     S-57
Crossways/Newington Portfolio
Loans ......................................     S-57
CSFB .......................................    S-146
Cut-off Date Balance .......................     S-49
Defeasance .................................     S-66
Defeasance Lockout Period ..................     S-66
Depositor ..................................     S-49
Depositories ...............................     S-89
Determination Date .........................     S-91
Direct Participants ........................     S-90
Directing Certificateholder ................    S-122
Discount Rate ..............................     S-64
Distributable Certificate Interest .........    S-104
Distribution Account .......................     S-92
Distribution Date ..........................     S-91
DTC ........................................     S-88
Due Period .................................     S-94
Effective Gross Income .....................     S-73
ERISA ......................................    S-148
ERISA Plan .................................    S-148
ESA ........................................     S-80
Euroclear ..................................     S-89
Events of Default ..........................    S-135
Excess Interest ............................    S-103
Excess Interest Distribution
Account ....................................     S-93
Excluded Plan ..............................    S-149
Exemption ..................................    S-148
FIRREA .....................................     S-80
Fitch ......................................    S-148
Form 8-K ...................................     S-70
Gain on Sale Reserve Account ...............     S-93
Indirect Participants ......................     S-90
Initial Pool Balance .......................     S-49
Initial Rate ...............................     S-63
Initial Resolution Period ..................     S-83
Insurance and Condemnation
Proceeds ...................................     S-92
Interest Accrual Period ....................    S-104
Interest Distribution Amount ...............    S-104
Interest Reserve Account ...................     S-92
IRS ........................................    S-132
Jillian's ..................................     S-55
JPMorgan Chase .............................     S-49
JPMSI ......................................    S-146
Liquidation Fee ............................    S-126
Liquidation Fee Rate .......................    S-126
Liquidation Proceeds .......................     S-92
Lockbox Accounts ...........................     S-86
Lockbox Loans ..............................     S-86
Lockout Period .............................     S-64
Lower-Tier Distribution Account ............     S-92
Lower-Tier REMIC ...........................    S-145
Lower-Tier REMIC Regular
Interests ..................................    S-145
LTV Ratio ..................................     S-74
MAI ........................................     S-84
Master Servicer ............................    S-124
Master Servicer Remittance Date ............    S-110
Moody's ....................................    S-147
Mortgage ...................................     S-49
Mortgage Asset Seller ......................     S-49
Mortgage Loan Sellers ......................     S-49
Mortgage Note ..............................     S-49
Mortgage Rate ..............................    S-103
Mortgaged Property .........................     S-49
Net Aggregate Prepayment Interest
Shortfall ..................................    S-104
Net Mortgage Rate ..........................    S-103
Net Operating Income .......................     S-73
Newington Borrower .........................     S-57
Newington Loan .............................     S-57
Newington Park Property ....................     S-57
NOI ........................................     S-73
Non-Offered Certificates ...................     S-87
Non-Offered Subordinate
Certificates ...............................    S-109
Nonrecoverable Advance .....................    S-111
Notional Amount ............................     S-87
Offered Certificates .......................     S-87
OID ........................................    S-145
Operating Statements .......................     S-74
Option Price ...............................    S-131
PAR ........................................     S-81
Participants ...............................     S-89
Pass-Through Rate ..........................    S-100
Percentage Interest ........................     S-88
Periodic Payments ..........................     S-93
Permitted Investments ......................     S-93
P&I Advance ................................    S-110
Plan .......................................    S-148
Pooling and Servicing Agreement ............     S-87
Port 95-Building I Industrial Loan .........     S-69
Prepayment Assumption ......................    S-145
Prepayment Interest Excess .................    S-127
Prepayment Interest Shortfall ..............    S-127
Primary Collateral .........................     S-86
Prime Rate .................................    S-112
Principal Balance Certificates .............     S-87

                                            PAGE
                                          ------
Principal Distribution Amount .........    S-104
Principal Shortfall ...................    S-105
Purchase Agreements ...................     S-49
Purchase Option .......................    S-131
Purchase Price ........................     S-83
Qualified Substitute Mortgage
Loan ..................................     S-84
Rated Final Distribution Date .........    S-107
Record Date ...........................     S-91
Regular Certificates ..................    S-145
Reimbursement Rate ....................    S-112
Related Proceeds ......................    S-111
Release Date ..........................     S-66
REMIC .................................    S-145
REMIC Provisions ......................    S-145
REO Account ...........................    S-129
REO Loan ..............................    S-106
REO Property ..........................    S-120
Residual Certificates .................     S-87
Restricted Group ......................    S-148
Revised Rate ..........................     S-63
Rules .................................     S-90
Scheduled Principal Distribution
Amount ................................    S-105
Senior Certificates ...................     S-87
Servicing Advances ....................    S-111
Servicing Fee .........................    S-125
Servicing Fee Rate ....................    S-125
Servicing Standards ...................    S-120
Similar Law ...........................    S-148
S&P ...................................    S-147
Special Servicer ......................    S-124
Special Servicing Fee .................    S-126
Special Servicing Fee Rate ............    S-126
Specially Serviced Mortgage Loans .....    S-120
SSBI ..................................    S-146
Stated Principal Balance ..............    S-106
Statement to Certificateholders .......    S-114
Subordinate Certificates ..............     S-87
Subordinate Offered Certificates ......     S-87
Sunmark Deposit Account ...............     S-63
Sunmark Deposit Account Sweep
Event .................................     S-63
Sunmark Plaza Anchor Tenants ..........     S-62
Sunmark Plaza Borrower ................     S-62
Sunmark Plaza Loan ....................     S-62
Sunmark Plaza Property ................     S-62
Sunmark Rent Funds ....................     S-63
Sunmark TI Funds ......................     S-63
Sunmark Vacant Space ..................     S-63
Tax and Insurance Trigger Event .......     S-61
Treasury Rate .........................     S-65
Trustee ...............................     S-49
Trustee Fee ...........................     S-89
Trustee Fee Rate ......................     S-89
Underwriters ..........................    S-146
Underwriting Agreement ................    S-146
Underwritten Cash Flow ................     S-73
Underwritten Cash Flow Debt
Service Coverage Ratio ................     S-73
Underwritten NOI ......................     S-73
Unscheduled Principal Distribution
Amount ................................    S-105
Upper-Tier Distribution Account .......     S-92
Upper-Tier REMIC ......................    S-145
UW DSCR ...............................     S-73
UW NCF ................................     S-73
UW NOI ................................     S-73
Voting Rights .........................    S-117
WAC Rate ..............................    S-103
Waterside Apartments Loan .............     S-69
Westheimer AB Loan ....................     S-50
Westheimer Companion Loan .............     S-50
Withheld Amounts ......................     S-92
Withheld Loans ........................     S-92
Workout Fee ...........................    S-126
Workout Fee Rate ......................    S-126
Yield Maintenance Charge ..............     S-64
Yield Maintenance Period ..............     S-64

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN # ORIGINATOR  PROPERTY NAME                                  STREET ADDRESS
------ ----------  -------------                                  --------------
  1       JPMCB    Concord Mills                                  I-85 and Concord Mills Boulevard
  2       JPMCB    Crossroads Mall                                7200 Dodge Street
  3       SBRC     Bishops Gate                                   3000-5000 Leadenhall Road and 2001 Bishop's Gate Boulevard
  4       SBRC     Sunmark Plaza                                  611-711 Marks Street
  5       SBRC     Somerset Shoppes                               8903 West Glades Road
  6       CIBC     Westheimer at Sage Office/Retail Complex       5251-5333 Westheimer
  7       SBRC     Torrance Crossroads                            24451 Crenshaw Boulevard
  8       JPMCB    Prince Georges Metro Center IV                 3311 Toledo Road
  9       SBRC     Crossways Commercial Center                    1501,1545 Crossways Boulevard and 1430, 1441 Kristina Way
  10      JPMCB    Springfield Plaza                              Old Keene Mill Road and Commerce Street
  11      JPMCB    Mark IV Las Vegas                              Valley View Boulevard and Post Road
  12      JPMCB    Gables Champions                               5959 FM 1960 Road West
  13      SBRC     Waterside Apartments                           12032 Waterside View Drive
  14      SBRC     Amerige Heights Town Center                    1895 - 1899 and 1901- 1985 West Malvern Avenue
  15      JPMCB    Pasadena Office Buildings                      532 East Colorado Boulevard and 521-561 Eeast Green Street
  16      SBRC     Newington Business Park Center                 8532-8536, 8538 and 8540 Terminal Road
  17      CIBC     200-220 West Germantown Pike                   200-220 West Germantown Pike
  18      SBRC     BayWalk                                        153 2nd Avenue North
  19      JPMCB    1776 Massachusetts Avenue, Northwest           1776 Massachusetts Avenue Northwest
  20      JPMCB    300 Harmon Meadows Boulevard                   300 Harmon Meadows Boulevard
  21      SBRC     Spanish Ridge Apartments                       7340 and 7380 West Russell Road
  22      JPMCB    G.E. Northchase                                6501 Six Forks Road
  23      CIBC     New Rochelle Residence Inn                     35 LeCount Place
  24      SBRC     Old Saybrook Shopping Center                   665 Boston Post Road
  25      SBRC     600 East Broad Street                          600 East Broad Street
  26      SBRC     Crossroads at Royal Palm                       1104-1250 Royal Palm Beach Boulevard
  27      JPMCB    Camelot Acres                                  14750 West Burnsville Parkway
  28      JPMCB    Fossil Creek Place                             3201 Northeast Loop 820 and 3800-4090 Sandhell Drive
  29      SBRC     Parkway Plaza Shopping Center                  701 Sonoma Mountain Parkway
  30      JPMCB    Brickyard Apartments                           20 Brickyard  Drive
  31      SBRC     University Village Shopping Center             27 University Avenue
  32      JPMCB    Mentor on the Lake Apartments                  Various
 32.1     JPMCB    Harbour Run                                    5980 Marine Parkway
 32.2     JPMCB    Lakeway Gardens                                6001 Marine Parkway
  33      JPMCB    Concours I                                     3536 Concours
  34      CIBC     New York/New Jersey Retail Portfolio           Various
 34.1     CIBC     58-66 East Fordham Road                        58-66 East Fordham Road
 34.2     CIBC     2669 Route 35                                  2669 Route 35
  35      SBRC     10 North Calvert Street                        10 North Calvert Street
  36      SBRC     Champaign Town Center                          712-724 Town Center Boulevard
  37      JPMCB    160 West 22nd Street                           160 West 22nd street
  38      SBRC     Warwick Apartments                             3330 Webb Chapel Extension
  39      JPMCB    Sawgrass Apartments                            6301 Meadow Vista Drive
  40      SBRC     Granville Corners Shopping Center              302 Granville Corners
  41      CIBC     Northside Center                               1570 Northside Drive
  42      JPMCB    45 Clinton Avenue                              45 Clinton Avenue
  43      CIBC     Ocoee Crossing Shopping Center                 213-255 Ocoee Crossing Northwest
  44      CIBC     Union Crossing                                 4410 West Union Hills Drive
  45      JPMCB    511-519 West 25th Street                       511-519 West 25th Street
  46      JPMCB    Riverwood Apartments                           3400-3443 South 113th Street and 11200-11230 West Morgan Avenue
  47      JPMCB    Walgreens-Lyndon Lane                          520 Lyndon Lane
  48      JPMCB    Terrace View Mobile Home Park                  600 Trillo Avenue
  49      JPMCB    Oak Creek Center                               23823 and 23905 Clinton Keith Road
  50      JPMCB    Andover Plaza                                  200 Andover Park East
  51      JPMCB    Raley's Fulton Marketplace                     1421 Fulton Road
  52      CIBC     Safeway Vistoso Plaza                          12112, 12142 and 12152 North Rancho Vistoso Boulevard
  53      CIBC     Eckerd Portfolio                               Various
 53.1     CIBC     Eckerd - Camden                                3004 South Dupont Highway
 53.2     CIBC     Eckerd - Havre de Grace                        1003 Pulaski Highway
  54      JPMCB    Brookshire Meadows Apartments                  11515 Southwest Center Street
  55      SBRC     Newbury Carriage House                         349-351 Newbury Street
  56      CIBC     Springs Industries - Piedmont                  100 Springs Drive
  57      JPMCB    2170 Point Boulevard                           2170 Point Boulevard
  58      JPMCB    Willow Station Shopping Center                 1117, 1127, 1177, and 1187 North Willow Avenue
  59      JPMCB    Westheimer Crossing Shopping Center            7569 Westheimer Road
  60      JPMCB    Albany Square Shopping Center                  2707 Dawson Road
  61      SBRC     Tracy Plaza I & II                             2980-2994 West Grant Line Road
  62      JPMCB    Leed Metro Center                              1535 East Orangewood Avenue
  63      SBRC     Lakewood Village Shopping Center               1951 Havemann Road
  64      JPMCB    Nottingham Square                              5210 and 5212 Campbell Boulevard
  65      CIBC     Springs Industries - Fort Mill CDC             123 North White Street
  66      SBRC     Whitehall Crossing                             250-280 North Gates Drive
  67      JPMCB    Vision Quest Office                            18011 Mitchell South
  68      SBRC     Sierra Charles Apartments                      600 East Charles Drive
  69      CIBC     Rivergate Office Park                          3012-3018 US Highway 301 North
  70      SBRC     Marguerite Medical Center                      27871 Medical Center Road
  71      JPMCB    Snowden Square                                 9041 Snowden River Parkway
  72      SBRC     Port 95-Building 1 Industrial                  3611-3655 Southwest 30th Avenue
  73      CIBC     Blue Ash Corporate Center                      11101-11135 Kenwood Road
  74      JPMCB    Capri                                          3380 South 4th Avenue
  75      JPMCB    Lawrence Commons                               1700-1728 North Locust Avenue
  76      JPMCB    Tree Garden Business Park                      4005 - 4083 Northwest 79th Avenue
  77      CIBC     Broadview Office Building                      8610 Broadway
  78      SBRC     Round Lake Court                               210 - 300 East Rollins Road
  79      SBRC     Falltree Apartments                            19200 LBJ Freeway
  80      JPMCB    Cambridge Crossing Apartments                  2100 East South Weber Drive
  81      JPMCB    Georgetown Park Townhomes                      700-890 66th Avenue North
  82      SBRC     Retail at The Healey Building                  57 Forsyth Street
  83      JPMCB    Corbin Office Center                           5530 Corbin Avenue
  84      SBRC     Atrium on Elmbrook                             8204 Elmbrook Drive
  85      CIBC     Babies R' Us                                   447 South Broadway
  86      CIBC     Springs Industries - Lancaster                 136 Grace Avenue
  87      SBRC     Staples-Nanuet                                 230 West Route 59
  88      JPMCB    Meridian Shoreland Towers                      3710 North Meridian Street
  89      SBRC     Eckerd Drug-Hampton                            3401 West Mercury Boulevard
  90      SBRC     Gwinnett Center for Specialty Medicine II      748 Old Norcross Road
  91      SBRC     Lake Meridian Estates                          25739 135th Avenue Southeast
  92      SBRC     Pine Tree Plaza Shopping Center                550 36th Avenue Southwest
  93      SBRC     Eckerd Drugs - Virginia Beach                  840 South Military Highway
  94      JPMCB    Mission Office Park                            504 - 508 Mission Avenue
  95      SBRC     Walgreens -Tupelo                              817 West Main Street
  96      JPMCB    1049 Park Avenue                               1049 Park Avenue
  97      JPMCB    Eckerd - Lakeland                              5010 South Florida Avenue
  98      JPMCB    Bradenton Commons                              4625 Cortez Road West
  99      CIBC     866-882 East 29th Street                       866-882 East 29th Street
 100      JPMCB    Ensign II Apartments                           425 Ensign Road Extension Northeast
 101      CIBC     Whispering Pines & Country Manor Mobile
                     Home Park Portfolio                          Various
101.1     CIBC     Whispering Pines Mobile Home Park              120 Ballard Road
101.2     CIBC     Country Manor Mobile Home Park                 3701 Galway Road
 102      JPMCB    Queens Creek Plaza                             1409 West Corbett Avenue
 103      JPMCB    West Little York                               11875 West Little York Road
 104      JPMCB    Whitnall Glen Apartments Addition              10123 - 10125 West Forest Home Avenue

                                                                                   NUMBER OF    PROPERTY
LOAN #    CITY                     STATE     ZIP CODE    COUNTY                   PROPERTIES    TYPE
------    ----                     -----     --------    ------                   ----------    ----
  1       Concord                    NC        28027     Cabarrus                      1        Retail
  2       Omaha                      NE        68114     Douglas                       1        Retail
  3       Mount Laurel               NJ        08054     Burlington                    1        Office
  4       Henderson                  NV        89014     Clark                         1        Retail
  5       Boca Raton                 FL        33434     Palm Beach                    1        Retail
  6       Houston                    TX        77056     Harris                        1        Mixed Use
  7       Torrance                   CA        90505     Los Angeles                   1        Retail
  8       Hyattsville                MD        20782     Prince Georges                1        Office
  9       Chesapeake                 VA        23320     Chesapeake City               1        Industrial
  10      Springfield                VA        22150     Fairfax                       1        Retail
  11      Las Vegas                  NV        89118     Clark                         1        Industrial
  12      Houston                    TX        77069     Harris                        1        Multifamily
  13      Reston                     VA        20194     Fairfax                       1        Multifamily
  14      Fullerton                  CA        92833     Orange                        1        Retail
  15      Pasadena                   CA        91101     Los Angeles                   1        Office
  16      Lorton                     VA        22079     Fairfax                       1        Industrial
  17      Plymouth Meeting           PA        19462     Montgomery                    1        Office
  18      St. Petersburg             FL        33701     Pinellas                      1        Retail
  19      Washington, DC             DC        20036     District of Columbia          1        Office
  20      Secaucus                   NJ        07094     Hudson                        1        Office
  21      Las Vegas                  NV        89113     Clark                         1        Multifamily
  22      Raleigh                    NC        27615     Wake                          1        Office
  23      New Rochelle               NY        10801     Westchester                   1        Hotel
  24      Old Saybrook               CT        06475     Middlesex                     1        Retail
  25      Richmond                   VA        23219     Richmond City                 1        Office
  26      Royal Palm Beach           FL        33411     Palm Beach                    1        Retail
  27      Burnsville                 MN        55306     Dakota                        1        Manufactured Housing
  28      Fort Worth                 TX        76137     Tarrant                       1        Office
  29      Petaluma                   CA        94954     Sonoma                        1        Retail
  30      Bloomington                IL        61701     McLean                        1        Multifamily
  31      Sacramento                 CA        95825     Sacramento                    1        Retail
  32      Mentor on the Lake         OH        44060     Lake                          2        Multifamily
 32.1     Mentor on the Lake         OH        44060     Lake                          1        Multifamily
 32.2     Mentor on the Lake         OH        44060     Lake                          1        Multifamily
  33      Ontario                    CA        91764     San Bernardino                1        Office
  34      Various                 Various     Various    Various                       2        Retail
 34.1     Bronx                      NY        10468     Bronx                         1        Retail
 34.2     Hazlet                     NJ        07730     Monmouth                      1        Retail
  35      Baltimore                  MD        21202     Baltimore City                1        Office
  36      Champaign                  IL        61822     Champaign                     1        Retail
  37      New York                   NY        10011     New York                      1        Multifamily
  38      Dallas                     TX        75220     Dallas                        1        Multifamily
  39      Corpus Christi             TX        78404     Nueces                        1        Multifamily
  40      Oxford                     NC        27565     Granville                     1        Retail
  41      Atlanta                    GA        30318     Fulton                        1        Office
  42      Brooklyn                   NY        11205     Kings                         1        Self Storage
  43      Cleveland                  TN        37312     Bradley                       1        Retail
  44      Phoenix                    AZ        85308     Maricopa                      1        Retail
  45      New York                   NY        10001     New York                      1        Office
  46      West Allis                 WI        53227     Milwaukee                     1        Multifamily
  47      Louisville                 KY        40222     Jefferson                     1        Retail
  48      Baltimore                  MD        21225     Anne Arundel                  1        Manufactured Housing
  49      Wildomar                   CA        92595     Riverside                     1        Retail
  50      Tukwila                    WA        98188     King                          1        Mixed Use
  51      Santa Rosa                 CA        95403     Sonoma                        1        Retail
  52      Oro Valley                 AZ        85737     Pima                          1        Retail
  53      Various                 Various     Various    Various                       2        Retail
 53.1     Camden                     DE        19934     Kent                          1        Retail
 53.2     Havre de Grace             MD        21078     Harford                       1        Retail
  54      Beaverton                  OR        97005     Washington                    1        Multifamily
  55      Boston                     MA        02115     Suffolk                       1        Mixed Use
  56      Piedmont                   AL        36272     Calhoun                       1        Industrial
  57      Elgin                      IL        60123     Kane                          1        Office
  58      Clovis                     CA        93611     Fresno                        1        Retail
  59      Houston                    TX        77063     Harris                        1        Retail
  60      Albany                     GA        31707     Dougherty                     1        Retail
  61      Tracy                      CA        95304     San Joaquin                   1        Retail
  62      Anaheim                    CA        92805     Orange                        1        Office
  63      Celina                     OH        45822     Mercer                        1        Retail
  64      White Marsh                MD        21236     Baltimore                     1        Retail
  65      Fort Mill                  SC        29715     York                          1        Office
  66      Bloomington                IN        47404     Monroe                        1        Retail
  67      Irvine                     CA        92614     Orange                        1        Office
  68      Sierra Vista               AZ        85635     Cochise                       1        Multifamily
  69      Tampa                      FL        33619     Hillsborough                  1        Office
  70      Mission Viejo              CA        92691     Orange                        1        Office
  71      Columbia                   MD        21046     Howard                        1        Retail
  72      Hollywood                  FL        33312     Broward                       1        Industrial
  73      Blue Ash                   OH        45242     Hamilton                      1        Office
  74      Yuma                       AZ        85365     Yuma                          1        Manufactured Housing
  75      Lawrenceburg               TN        38464     Lawrence                      1        Retail
  76      Miami                      FL        33166     Miami-Dade                    1        Industrial
  77      San Antonio                TX        78217     Bexar                         1        Office
  78      Round Lake Beach           IL        60073     Lake                          1        Retail
  79      Mesquite                   TX        75150     Dallas                        1        Multifamily
  80      South Weber                UT        84405     Davis                         1        Multifamily
  81      Brooklyn Center            MN        55430     Hennepin                      1        Multifamily
  82      Atlanta                    GA        30303     Fulton                        1        Retail
  83      Tarzana                    CA        91356     Los Angeles                   1        Office
  84      Dallas                     TX        75247     Dallas                        1        Office
  85      Salem                      NH        03079     Rockingham                    1        Retail
  86      Lancaster                  SC        29720     Lancaster                     1        Office
  87      Nanuet                     NY        10954     Rockland                      1        Retail
  88      Indianapolis               IN        46208     Marion                        1        Multifamily
  89      Hampton                    VA        23666     Hampton City                  1        Retail
  90      Lawrenceville              GA        30045     Gwinnett                      1        Office
  91      Kent                       WA        98042     King                          1        Manufactured Housing
  92      Altoona                    IA        50009     Polk                          1        Retail
  93      Virginia Beach             VA        23464     Virginia Beach City           1        Retail
  94      Escondido                  CA        92025     San Diego                     1        Office
  95      Tupelo                     MS        38801     Lee                           1        Retail
  96      New York                   NY        10028     New York                      1        Multifamily
  97      Lakeland                   FL        33813     Polk                          1        Retail
  98      Bradenton                  FL        34210     Manatee                       1        Retail
  99      Brooklyn                   NY        11210     Kings                         1        Office
 100      Olympia                    WA        98506     Thurston                      1        Multifamily
 101      Various                    NY       Various    Saratoga                      2        Manufactured Housing
101.1     Wilton                     NY        12831     Saratoga                      1        Manufactured Housing
101.2     Ballston Spa               NY        12020     Saratoga                      1        Manufactured Housing
 102      Swansboro                  NC        28584     Onslow                        1        Retail
 103      Houston                    TX        77041     Harris                        1        Industrial
 104      Hales Corners              WI        53130     Milwaukee                     1        Multifamily

          PROPERTY                                       YEAR              TOTAL       UNIT OF                         OCCUPANCY
LOAN #    SUBTYPE                      YEAR BUILT     RENOVATED      SF/UNITS(14)     MEASURE         OCCUPANCY %         DATE
------    -------                      ----------     ---------      -------------    --------        -----------         ----
  1       Regional Mall                   1999                         1,257,201    Square Feet           94.9          12/17/02
  2       Regional Mall                   1960           1998            452,786    Square Feet           89.6          01/07/03
  3       Suburban                        1999                           483,896    Square Feet          100.0          12/11/02
  4       Anchored                        2000                           281,171    Square Feet           98.0          10/31/02
  5       Anchored                        1987                           186,478    Square Feet           95.9          09/30/02
  6       Office/Retail                   1967                           423,869    Square Feet           88.9          10/01/02
  7       Anchored                        1992                           128,123    Square Feet          100.0          10/31/02
  8       Suburban                        2002                           178,450    Square Feet          100.0          08/14/02
  9       Flex                            1978           1998            558,343    Square Feet          100.0          10/08/02
  10      Anchored                        1960           2001            263,774    Square Feet           80.0          12/01/02
  11      Flex                            2000                           451,088    Square Feet           93.3          12/05/02
  12      Garden                          1995                               404       Units              95.8          11/26/02
  13      Garden                          1985                               273       Units              94.9          12/19/02
  14      Anchored                        2001                           163,717    Square Feet          100.0          11/18/02
  15      CBD                             1924           2000            138,429    Square Feet          100.0          12/18/02
  16      Flex                            1986                           252,854    Square Feet           98.8          09/30/02
  17      Suburban                        1960           1999            114,968    Square Feet          100.0          10/01/02
  18      Unanchored                      2001                            72,843    Square Feet          100.0          10/31/02
  19      CBD                             1970           1991             88,475    Square Feet          100.0          09/30/02
  20      CBD                             1983                           144,098    Square Feet           92.7          01/27/03
  21      Garden                          1996                               246       Units              96.7          11/13/02
  22      CBD                             1984                           176,255    Square Feet          100.0          12/08/02
  23      Extended Stay                   1999                               124       Rooms              81.5          10/31/02
  24      Anchored                        1963           2001            301,944    Square Feet           96.8          12/31/02
  25      CBD                             1982                           211,568    Square Feet          100.0          11/19/02
  26      Anchored                        1988                           111,932    Square Feet           98.0          09/30/02
  27      Manufactured Housing            1970                               319        Pads              99.4          11/30/02
  28      Suburban                        1985                           185,598    Square Feet           92.3          01/23/03
  29      Anchored                        2000                            79,718    Square Feet           96.3          01/01/03
  30      Garden                          1997           2001                198       Units              99.0          11/30/02
  31      Anchored                        1974                            81,951    Square Feet          100.0          09/30/02
  32      Garden                        Various                              280       Units              90.0          01/06/03
 32.1     Garden                          1988                               152       Units              89.5          01/06/03
 32.2     Garden                          1985                               128       Units              90.6          01/06/03
  33      Suburban                        2001                            78,537    Square Feet          100.0          12/18/02
  34      Various                       Various        Various            35,532    Square Feet          100.0          01/08/03
 34.1     Anchored                        1931           1997             20,000    Square Feet          100.0          01/08/03
 34.2     Unanchored                      1989           2002             15,532    Square Feet          100.0          01/08/03
  35      CBD                             1893           1983            179,244    Square Feet           85.0          09/30/02
  36      Anchored                        2002                            84,960    Square Feet          100.0          12/31/02
  37      Mid/High Rise                   2002                                51       Units              98.0          12/30/02
  38      Garden                          1983                               320       Units              81.9          01/21/03
  39      Garden                          1985                               216       Units              94.4          10/16/02
  40      Anchored                        1991                           138,349    Square Feet           97.2          09/23/02
  41      CBD                             1987                            66,208    Square Feet          100.0          10/15/02
  42      Self Storage                    1916           1997                947       Units              85.4          08/31/02
  43      Anchored                        2002                            62,904    Square Feet          100.0          02/03/03
  44      Anchored                        1987           1999             76,724    Square Feet           97.3          12/20/02
  45      CBD                             1917           2001             77,595    Square Feet           91.1          11/01/02
  46      Garden                          1988                               104       Units              98.1          11/26/02
  47      Anchored                        2001                            15,120    Square Feet          100.0          08/31/02
  48      Manufactured Housing            1961                               162        Pads              99.4          10/01/02
  49      Shadow Anchored                 2002                            27,790    Square Feet          100.0          11/14/02
  50      Office/Retail                   1996                            32,116    Square Feet          100.0          12/04/02
  51      Shadow Anchored                 1990                            41,565    Square Feet          100.0          10/25/02
  52      Shadow Anchored                 2001                            34,770    Square Feet          100.0          12/30/02
  53      Anchored                      Various                           21,816    Square Feet          100.0          11/27/02
 53.1     Anchored                        2002                            10,908    Square Feet          100.0          11/27/02
 53.2     Anchored                        2000                            10,908    Square Feet          100.0          11/27/02
  54      Garden                          1978           1995                128       Units              95.3          10/10/02
  55      Office/Retail                   1880           1989             18,315    Square Feet           96.8          10/01/02
  56      Warehouse/Distribution          1973           2001            485,972    Square Feet          100.0          09/24/02
  57      Suburban                        2000                            46,093    Square Feet          100.0          12/13/02
  58      Shadow Anchored                 2002                            31,500    Square Feet          100.0          12/09/02
  59      Anchored                        2002                            37,570    Square Feet          100.0          11/30/02
  60      Anchored                        1992           2002            120,718    Square Feet           97.8          01/24/03
  61      Shadow Anchored                 2001                            23,507    Square Feet          100.0          09/30/02
  62      Suburban                        1982           2002             33,488    Square Feet          100.0          05/07/02
  63      Anchored                        1990                           113,529    Square Feet           99.1          11/01/02
  64      Anchored                        1992           2002             50,000    Square Feet          100.0          12/31/02
  65      Suburban                        1971           1999             63,630    Square Feet          100.0          09/24/02
  66      Anchored                        2000                            49,287    Square Feet          100.0          11/08/02
  67      Suburban                        1978           2000             35,500    Square Feet          100.0          01/01/03
  68      Garden                          1985           1999                195       Units              94.4          10/23/02
  69      Suburban                        1986                            86,569    Square Feet           88.9          02/01/03
  70      Suburban                        1981                            28,660    Square Feet          100.0          10/01/02
  71      Anchored                        1993           2002             50,000    Square Feet          100.0          11/11/02
  72      Warehouse/Distribution          1994                            76,800    Square Feet           77.6          01/31/03
  73      Suburban                        1990                            56,545    Square Feet           99.6          01/10/03
  74      Manufactured Housing            1971                               300        Pads              85.3          10/08/02
  75      Anchored                        1987           1997             72,631    Square Feet           98.6          11/20/02
  76      Flex                            1996                           111,050    Square Feet          100.0          01/08/03
  77      CBD                             1983                            56,349    Square Feet           97.5          12/06/02
  78      Shadow Anchored                 2000                            24,500    Square Feet          100.0          11/18/02
  79      Garden                          1983                               126       Units              92.9          12/20/02
  80      Garden                          2002                                60       Units              96.7          01/23/03
  81      Garden                          1968                                92       Units              95.7          09/01/02
  82      Unanchored                      1913           1987             50,330    Square Feet           90.0          12/04/02
  83      Suburban                        1981           1996             48,830    Square Feet           97.8          01/21/03
  84      CBD                             1972                            67,384    Square Feet           81.9          09/30/02
  85      Anchored                        2002                            38,791    Square Feet          100.0          02/12/02
  86      Suburban                        1968           1995            100,000    Square Feet          100.0          09/24/02
  87      Anchored                        2001                            23,000    Square Feet          100.0          11/05/02
  88      Mid/High Rise                   1950           1993                195       Units              95.9          10/17/02
  89      Anchored                        2000                            10,908    Square Feet          100.0          10/31/02
  90      Suburban                        2002                            18,462    Square Feet          100.0          11/20/02
  91      Manufactured Housing            1960                                77        Pads             100.0          09/30/02
  92      Shadow Anchored                 2000                            31,745    Square Feet           92.1          12/31/02
  93      Anchored                        2000                            12,738    Square Feet          100.0          11/30/02
  94      Suburban                        1981           2000             28,403    Square Feet           93.2          11/30/02
  95      Anchored                        2001                            15,035    Square Feet          100.0          01/15/03
  96      Co-op                           1919           1986                 37       Units             100.0          11/15/02
  97      Anchored                        1999                            12,738    Square Feet          100.0          09/23/02
  98      Anchored                        1990                            23,714    Square Feet          100.0          11/01/02
  99      CBD                             1927           2000             16,000    Square Feet          100.0          07/01/02
 100      Garden                          1985                                44       Units             100.0          12/20/02
 101      Manufactured Housing            1970                                77        Pads              98.7          09/30/02
101.1     Manufactured Housing            1970                                39        Pads              97.4          09/30/02
101.2     Manufactured Housing            1970                                38        Pads             100.0          09/30/02
 102      Anchored                        1991                            34,480    Square Feet          100.0          10/01/02
 103      Warehouse/Distribution          1999                            28,800    Square Feet          100.0          12/31/02
 104      Garden                          2001                                16       Units              93.8          12/09/02

               APPRAISED     APPRAISAL    CURRENT        ORIGINAL             ORIGINAL         CURRENT      % OF INITIAL
LOAN #         VALUE ($)       DATE       LTV %(1)    BALANCE ($)(13)       LOAN/UNIT ($)  BALANCE ($)(2)   POOL BALANCE
------         ---------       ----      ---------    ---------------       -------------  --------------   ------------
  1           263,000,000    10/18/02       60.7        160,000,000                 127    159,532,240.30      14.9%
  2            57,100,000    07/25/02       77.9         44,700,000                  99     44,491,654.22       4.2%
  3            90,000,000    11/08/02       42.3         38,150,000                  79     38,057,688.63       3.6%
  4            44,900,000    06/16/02       80.0         35,900,000                 128     35,900,000.00       3.4%
  5            38,200,000    09/03/02       78.2         30,000,000                 161     29,865,803.94       2.8%
  6            39,500,000    12/05/02       75.0         29,625,000                  70     29,625,000.00       2.8%
  7            37,200,000    07/05/02       79.6         29,600,000                 231     29,600,000.00       2.8%
  8            40,000,000    08/23/02       67.5         27,000,000                 151     27,000,000.00       2.5%
  9            36,600,000    05/23/02       75.2         26,950,000                  48     26,836,749.61       2.5%
  10           59,100,000    11/20/02       44.0         26,000,000                  99     26,000,000.00       2.4%
  11           35,000,000    11/20/02       70.8         24,900,000                  55     24,786,133.40       2.3%
  12           28,600,000    12/03/02       77.4         22,175,000              54,889     22,125,635.25       2.1%
  13           27,750,000    10/17/01       78.3         21,915,000              80,275     21,735,495.47       2.0%
  14           29,500,000    07/06/02       69.3         20,500,000                 125     20,456,761.28       1.9%
  15           27,250,000    11/05/02       74.9         20,400,000                 147     20,400,000.00       1.9%
  16           21,600,000    05/24/02       75.2         17,000,000                  67     16,928,561.90       1.6%
  17           20,500,000    11/06/02       80.0         16,400,000                 143     16,400,000.00       1.5%
  18           23,000,000    05/15/02       67.1         15,500,000                 213     15,425,321.01       1.4%
  19           20,100,000    11/05/02       75.7         15,250,000                 172     15,217,090.30       1.4%
  20           20,800,000    09/23/02       70.9         14,750,000                 102     14,750,000.00       1.4%
  21           18,900,000    09/25/02       78.0         14,775,000              60,061     14,743,010.91       1.4%
  22           25,300,000    11/27/02       56.4         14,300,000                  81     14,263,878.18       1.3%
  23           22,000,000    11/26/02       63.6         14,000,000             112,903     14,000,000.00       1.3%
  24           22,000,000    07/06/98       57.1         14,000,000                  46     12,571,093.58       1.2%
  25           16,000,000    08/22/02       77.9         12,525,000                  59     12,462,705.18       1.2%
  26           18,650,000    05/02/02       65.6         12,300,000                 110     12,225,488.72       1.1%
  27           14,300,000    09/23/02       79.6         11,422,000              35,806     11,384,350.72       1.1%
  28           15,300,000    11/21/02       70.6         10,800,000                  58     10,800,000.00       1.0%
  29           13,260,000    05/06/02       78.8         10,500,000                 132     10,450,355.19       1.0%
  30           12,500,000    11/08/02       79.8         10,000,000              50,505      9,976,694.03       0.9%
  31           12,790,000    04/18/02       76.2          9,800,000                 120      9,746,144.35       0.9%
  32           12,400,000    11/24/02       76.5          9,500,000              33,929      9,487,465.02       0.9%
 32.1           6,731,429    11/24/02                                                        5,150,338.15
 32.2           5,668,572    11/24/02                                                        4,337,126.87
  33           12,300,000    12/19/02       76.3          9,400,000                 120      9,386,753.60       0.9%
  34           11,700,000    01/01/03       74.9          8,775,000                 247      8,763,491.05       0.8%
 34.1           7,900,000    01/01/03                                                        5,917,229.00
 34.2           3,800,000    01/01/03                                                        2,846,262.05
  35           12,630,000    08/29/02       68.3          8,675,000                  48      8,632,458.31       0.8%
  36           10,800,000    10/09/02       78.1          8,450,000                  99      8,431,615.07       0.8%
  37           10,800,000    12/01/02       73.9          8,000,000             156,863      7,981,294.03       0.7%
  38            9,300,000    06/26/02       78.5          7,348,000              22,963      7,304,999.69       0.7%
  39            9,000,000    11/02/02       79.8          7,200,000              33,333      7,183,274.59       0.7%
  40            9,300,000    08/12/02       73.9          6,900,000                  50      6,869,198.63       0.6%
  41            8,450,000    09/03/02       77.7          6,600,000                 100      6,563,082.05       0.6%
  42            8,600,000    10/07/02       69.4          6,000,000               6,336      5,965,918.17       0.6%
  43            7,350,000    09/19/02       77.2          5,700,000                  91      5,675,194.28       0.5%
  44            7,210,000    10/11/02       77.0          5,560,000                  72      5,548,215.21       0.5%
  45           12,850,000    10/08/02       41.2          5,300,000                  68      5,300,000.00       0.5%
  46            6,600,000    09/17/02       78.7          5,200,000              50,000      5,178,993.60       0.5%
  47            6,750,000    10/05/02       76.7          5,200,000                 344      5,176,066.82       0.5%
  48            6,600,000    10/18/02       77.5          5,130,000              31,667      5,117,965.42       0.5%
  49            6,435,000    08/29/02       78.2          5,050,000                 182      5,031,320.27       0.5%
  50            6,520,000    10/23/02       75.0          4,900,000                 153      4,890,943.00       0.5%
  51            6,600,000    08/15/02       73.9          4,900,000                 118      4,879,479.41       0.5%
  52            6,560,000    10/28/02       73.8          4,850,000                 139      4,839,516.51       0.5%
  53            6,600,000    10/25/02       72.5          4,800,000                 220      4,786,378.57       0.4%
 53.1           3,700,000    10/25/02                                                        2,592,621.73
 53.2           2,900,000    10/25/02                                                        2,193,756.84
  54            6,425,000    09/10/02       74.5          4,800,000              37,500      4,784,178.21       0.4%
  55            6,300,000    07/09/02       75.9          4,800,000                 262      4,782,347.58       0.4%
  56            6,900,000    08/01/02       68.7          4,725,000                  10      4,695,243.50       0.4%
  57            6,200,000    12/07/02       74.8          4,650,000                 101      4,640,127.90       0.4%
  58            5,920,000    01/01/03       75.9          4,500,000                 143      4,490,677.46       0.4%
  59            5,700,000    04/29/02       75.9          4,350,000                 116      4,327,179.12       0.4%
  60            6,900,000    11/11/02       62.1          4,300,000                  36      4,287,288.19       0.4%
  61            5,840,000    05/09/02       73.2          4,300,000                 183      4,274,537.68       0.4%
  62            5,250,000    10/18/02       79.1          4,170,000                 125      4,152,009.18       0.4%
  63            5,600,000    04/24/02       73.9          4,150,000                  37      4,138,342.28       0.4%
  64            5,300,000    12/15/02       75.3          4,000,000                  80      3,988,345.18       0.4%
  65            5,400,000    08/01/02       68.7          3,750,000                  59      3,734,406.35       0.3%
  66            5,000,000    01/23/02       73.6          3,700,000                  75      3,677,989.39       0.3%
  67            5,225,000    11/18/02       69.2          3,625,000                 102      3,614,166.19       0.3%
  68            4,900,000    04/03/02       73.4          3,620,000              18,564      3,598,465.25       0.3%
  69            4,850,000    10/01/02       74.0          3,600,000                  42      3,590,752.73       0.3%
  70            5,100,000    08/24/02       69.9          3,575,000                 125      3,565,543.75       0.3%
  71            5,300,000    11/07/02       65.8          3,510,000                  70      3,487,107.97       0.3%
  72            4,450,000    07/05/02       76.6          3,425,000                  45      3,410,024.61       0.3%
  73            4,500,000    10/18/02       75.5          3,400,000                  60      3,395,606.34       0.3%
  74            4,500,000    09/19/02       74.7          3,375,000              11,250      3,361,078.46       0.3%
  75            4,200,000    11/06/02       79.8          3,360,000                  46      3,353,050.53       0.3%
  76            5,550,000    11/03/02       60.3          3,350,000                  30      3,345,859.46       0.3%
  77            4,600,000    11/06/02       70.5          3,250,000                  58      3,242,928.88       0.3%
  78            4,000,000    02/03/02       78.4          3,150,000                 129      3,135,792.56       0.3%
  79            3,900,000    01/10/02       79.3          3,120,000              24,762      3,094,385.79       0.3%
  80            4,000,000    11/19/02       75.1          3,010,000              50,167      3,003,599.23       0.3%
  81            5,900,000    09/09/02       50.6          3,000,000              32,609      2,987,389.07       0.3%
  82            4,100,000    05/30/02       70.5          2,900,000                  58      2,889,938.35       0.3%
  83            5,300,000    08/27/02       54.0          2,875,000                  59      2,862,914.54       0.3%
  84            4,300,000    01/16/02       65.4          2,830,000                  42      2,810,757.22       0.3%
  85            3,800,000    11/19/02       73.6          2,800,000                  72      2,795,206.57       0.3%
  86            4,000,000    08/01/02       68.7          2,775,000                  28      2,763,460.69       0.3%
  87            3,500,000    12/16/01       78.5          2,780,000                 121      2,748,260.01       0.3%
  88            3,400,000    10/21/02       79.8          2,720,000              13,949      2,714,072.33       0.3%
  89            3,600,000    10/01/02       74.7          2,700,000                 248      2,688,493.66       0.3%
  90            3,400,000    10/23/02       77.5          2,640,000                 143      2,634,395.19       0.2%
  91            3,500,000    02/25/02       75.2          2,650,000              34,416      2,633,647.66       0.2%
  92            3,250,000    04/12/01       74.4          2,431,677                  77      2,417,867.87       0.2%
  93            3,200,000    11/19/01       74.5          2,400,000                 188      2,384,723.05       0.2%
  94            3,100,000    10/14/02       75.1          2,335,000                  82      2,327,113.71       0.2%
  95            4,100,000    05/01/02       56.3          2,325,000                 155      2,310,023.91       0.2%
  96           44,200,000    11/07/02        5.0          2,200,000              59,459      2,200,000.00       0.2%
  97            3,150,000    08/29/02       64.3          2,050,000                 161      2,025,970.60       0.2%
  98            2,500,000    10/24/02       63.7          1,600,000                  67      1,593,215.22       0.1%
  99            2,000,000    05/29/02       74.9          1,500,000                  94      1,497,593.54       0.1%
 100            1,970,000    09/17/02       73.3          1,450,000              32,955      1,444,458.12       0.1%
 101            1,920,000    01/02/03       74.2          1,425,000              18,506      1,425,000.00       0.1%
101.1           1,060,000    01/02/03                                                          786,500.00
101.2             860,000    01/02/03                                                          638,500.00
 102            1,850,000    09/27/02       73.3          1,360,000                  39      1,356,223.68       0.1%
 103            1,700,000    08/06/02       73.1          1,250,000                  43      1,243,428.02       0.1%
 104            1,250,000    10/08/02       78.7          1,000,000              62,500        997,838.45       0.1%

             CURRENT                                                              NET
             BALANCE        CROSSED       RELATED       INTEREST     ADMIN.     MORTGAGE     ACCRUAL          MONTHLY DEBT
LOAN #     PER UNIT ($)    LOAN (3)     BORROWER (4)   RATE %(13)     FEE %    RATE % (5)      TYPE         SERVICE ($)(6,12)
------     ------------    --------     ------------   ----------     -----    ----------      ----        -----------------
  1               127                                    6.1539      0.04210     6.1118     Actual/360         975,892.83
  2                98                                    6.2000      0.04210     6.1579     Actual/360         273,773.63
  3                79                                    5.3110      0.04210     5.2689     Actual/360         212,109.40
  4               128                        B           6.7900      0.07210     6.7179     Actual/360         238,095.78
  5               160                        H           6.4000      0.04210     6.3579     Actual/360         187,651.77
  6                70                                    5.8800      0.04210     5.8379     Actual/360         175,337.74
  7               231                        B           6.4700      0.07210     6.3979     Actual/360         190,263.70
  8               151                                    6.5000      0.04210     6.4579     Actual/360         170,658.37
  9                48          2             A           6.7000      0.04210     6.6579     Actual/360         173,902.42
  10               99                                    5.1000      0.04210     5.0579     Actual/360         141,166.94
  11               55                                    5.8600      0.07210     5.7879     Actual/360         176,386.09
  12           54,766                                    5.8200      0.04210     5.7779     Actual/360         130,395.05
  13           79,617                                    7.1500      0.07210     7.0779     Actual/360         148,015.39
  14              125                                    6.1500      0.07210     6.0779     Actual/360         124,891.77
  15              147                                    5.5200      0.09210     5.4279     Actual/360         116,085.07
  16               67          2             A           6.7000      0.04210     6.6579     Actual/360         109,697.26
  17              143                                    5.9000      0.04210     5.8579     Actual/360          97,274.39
  18              212                                    6.9700      0.07210     6.8979     Actual/360         102,809.78
  19              172                                    6.0100      0.04210     5.9679     Actual/360          91,529.52
  20              102                                    5.6000      0.04210     5.5579     Actual/360          91,460.88
  21           59,931                                    5.9900      0.04210     5.9479     Actual/360          88,488.62
  22               81                                    5.8600      0.04210     5.8179     Actual/360         101,298.04
  23          112,903                                    6.1600      0.04210     6.1179     Actual/360          91,576.40
  24               42                                    9.4800      0.08210     9.3979       30/360           117,515.35
  25               59                                    5.8800      0.07210     5.8079     Actual/360          74,130.13
  26              109                                    6.5000      0.07210     6.4279     Actual/360          77,744.37
  27           35,688                        C           5.5000      0.09210     5.4079     Actual/360          64,852.86
  28               58                                    5.3900      0.04210     5.3479     Actual/360          60,577.93
  29              131                                    6.1300      0.10210     6.0279     Actual/360          63,833.06
  30           50,387                                    5.5400      0.04210     5.4979     Actual/360          57,030.12
  31              119                                    6.9500      0.04210     6.9079     Actual/360          64,870.89
  32           33,884                                    6.0700      0.09210     5.9779     Actual/360          57,385.54
 32.1          33,884
 32.2          33,884
  33              120                                    5.4400      0.04210     5.3979     Actual/360          53,018.84
  34              247                        H           6.1300      0.04210     6.0879     Actual/360          53,346.20
 34.1             296
 34.2             183
  35               48                        D           5.9500      0.04210     5.9079     Actual/360          51,732.47
  36               99                                    5.9600      0.08210     5.8779     Actual/360          50,444.92
  37          156,496                                    5.5200      0.04210     5.4779     Actual/360          45,523.56
  38           22,828                                    6.0200      0.04210     5.9779     Actual/360          44,149.50
  39           33,256                                    5.5600      0.04210     5.5179     Actual/360          41,152.26
  40               50                        E           6.4100      0.08210     6.3279     Actual/360          43,205.10
  41               99                                    6.2500      0.04210     6.2079     Actual/360          43,538.18
  42            6,300                                    6.1500      0.04210     6.1079     Actual/360          39,210.10
  43               90                                    6.3200      0.04210     6.2779     Actual/360          41,895.80
  44               72                                    6.1200      0.08210     6.0379     Actual/360          33,765.17
  45               68                                    5.5000      0.04210     5.4579     Actual/360          24,629.05
  46           49,798          3             G           5.9600      0.09210     5.8679     Actual/360          31,043.03
  47              342                                    5.8000      0.09210     5.7079     Actual/360          36,656.93
  48           31,592                                    5.5000      0.04210     5.4579     Actual/360          29,127.58
  49              181                                    6.4200      0.12210     6.2979     Actual/360          31,654.21
  50              152                                    6.4000      0.04210     6.3579       30/360            30,649.79
  51              117                                    6.3000      0.04210     6.2579       30/360            35,958.43
  52              139                                    6.0000      0.08210     5.9179     Actual/360          29,078.20
  53              219                                    6.5500      0.04210     6.5079     Actual/360          32,560.07
 53.1             238
 53.2             201
  54           37,376                                    5.5000      0.04210     5.4579     Actual/360          27,253.87
  55              261                                    6.4500      0.07210     6.3779     Actual/360          30,181.60
  56               10          1             F           6.7500      0.04210     6.7079     Actual/360          32,645.57
  57              101                                    6.1100      0.04210     6.0679     Actual/360          28,208.80
  58              143                                    6.2600      0.09210     6.1679     Actual/360          27,736.55
  59              115                                    7.1600      0.04210     7.1179     Actual/360          29,409.59
  60               36                                    6.2500      0.09210     6.1579     Actual/360          28,365.78
  61              182                                    7.1200      0.04210     7.0779     Actual/360          28,955.39
  62              124                                    6.0500      0.04210     6.0079     Actual/360          26,994.96
  63               36                        E           6.3400      0.04210     6.2979     Actual/360          25,795.68
  64               80                                    6.1500      0.09210     6.0579     Actual/360          24,369.13
  65               59          1             F           6.7500      0.04210     6.7079     Actual/360          24,322.43
  66               75                                    7.1000      0.12210     6.9779     Actual/360          24,865.18
  67              102                                    6.1700      0.04210     6.1279     Actual/360          23,734.07
  68           18,454                                    7.1000      0.14710     6.9529     Actual/360          24,327.56
  69               41                                    6.8000      0.04210     6.7579     Actual/360          23,469.31
  70              124                                    6.6500      0.04210     6.6079     Actual/360          22,950.24
  71               70                                    6.0000      0.09210     5.9079     Actual/360          25,146.73
  72               44                                    6.5100      0.04210     6.4679     Actual/360          21,670.86
  73               60                                    6.2800      0.04210     6.2379     Actual/360          21,000.77
  74           11,204                        C           5.8500      0.09210     5.7579     Actual/360          19,910.51
  75               46                                    6.2700      0.04210     6.2279     Actual/360          20,731.82
  76               30                                    6.7500      0.04210     6.7079     Actual/360          21,728.04
  77               58                                    5.9600      0.04210     5.9179     Actual/360          19,401.89
  78              128                                    6.3600      0.08210     6.2779     Actual/360          19,621.01
  79           24,559                                    7.1400      0.04210     7.0979     Actual/360          21,051.62
  80           50,060                                    6.1000      0.12210     5.9779     Actual/360          18,240.44
  81           32,472                                    5.7500      0.04210     5.7079     Actual/360          17,507.19
  82               57                                    6.7500      0.10210     6.6479     Actual/360          18,809.34
  83               59                                    5.7500      0.04210     5.7079     Actual/360          16,777.72
  84               42                        D           7.9400      0.04210     7.8979     Actual/360          20,647.29
  85               72                                    6.4000      0.04210     6.3579     Actual/360          18,731.21
  86               28          1             F           6.7500      0.04210     6.7079     Actual/360          17,998.60
  87              119                                    7.8100      0.04210     7.7679     Actual/360          21,107.77
  88           13,918                                    5.9500      0.04210     5.9079     Actual/360          16,220.44
  89              246                                    6.1300      0.04210     6.0879     Actual/360          17,611.33
  90              143                                    6.1100      0.10210     6.0079     Actual/360          16,015.32
  91           34,203                                    6.9400      0.04210     6.8979     Actual/360          17,523.86
  92               76                                    7.3000      0.04210     7.2579     Actual/360          16,670.87
  93              187                                    7.7500      0.10210     7.6479     Actual/360          17,193.89
  94               82                                    5.3700      0.04210     5.3279     Actual/360          13,068.05
  95              154                                    6.7500      0.04210     6.7079     Actual/360          15,079.91
  96           59,459                                    5.4900      0.04210     5.4479     Actual/360          10,204.79
  97              159                                    6.7500      0.04210     6.7079       30/360            17,488.15
  98               67                                    6.5600      0.09210     6.4679     Actual/360          11,985.76
  99               94                                    7.8500      0.04210     7.8079     Actual/360          10,850.02
 100           32,829                                    6.2500      0.04210     6.2079     Actual/360           8,927.90
 101           18,506                                    6.1200      0.04210     6.0779     Actual/360          10,308.04
101.1          20,167
101.2          16,803
 102               39                                    6.4000      0.04210     6.3579     Actual/360           8,506.88
 103               43                                    6.6500      0.04210     6.6079     Actual/360           8,557.63
 104           62,365          3             G           6.0000      0.09210     5.9079     Actual/360           5,995.51

              ANNUAL DEBT                              FIRST              REM.        REM.        I/O                       PAYMENT
LOAN #   SERVICE ($) (7,8,13)    NOTE DATE(13)   PAYMENT DATE (13)      TERM (7)      AMORT      PERIOD     SEASONING       DUE DATE
------   --------------------    -------------   -----------------      --------      -----      ------     ---------       --------
  1            11,710,714          11/22/02           01/07/03             117         357         0            3              7
  2             3,285,284          09/16/02           11/10/02             115         355         0            5              10
  3             2,545,313          12/11/02           02/01/03             118         358         0            2              1
  4             2,857,149          08/02/02           10/01/02             114         340         12           6              1
  5             2,251,821          09/20/02           11/01/02             115         355         0            5              1
  6             2,104,053          03/07/03           05/01/03             120         360         0            0              1
  7             2,283,164          08/23/02           10/01/02             114         339         12           6              1
  8             2,047,900          02/24/03           04/01/03             120         360         0            0              1
  9             2,086,829          09/06/02           11/01/02             115         355         0            5              1
  10            1,694,003          12/23/02           02/01/03             118         360         24           2              1
  11            2,116,633          12/30/02           02/01/03             238         238         0            2              1
  12            1,564,741          12/20/02           02/01/03             118         358         0            2              1
  13            1,776,185          03/21/02           05/01/02             109         349         0            11             1
  14            1,498,701          12/12/02           02/01/03             118         358         0            2              1
  15            1,393,021          03/07/03           05/01/03             120         360         0            0              1
  16            1,316,367          09/06/02           11/01/02             115         355         0            5              1
  17            1,167,293          02/26/03           04/01/03             120         360         0            0              1
  18            1,233,717          08/07/02           10/01/02             114         354         0            6              1
  19            1,098,354          12/09/02           02/01/03             118         358         0            2              1
  20            1,097,531          11/08/02           01/01/03             81          300         24           3              1
  21            1,061,863          12/02/02           02/01/03             118         358         0            2              1
  22            1,215,576          01/13/03           03/01/03             119         239         0            1              1
  23            1,098,917          03/05/03           05/01/03             60          300         0            0              1
  24            1,410,184          12/15/89           02/01/90             202         237         35          158             1
  25              889,562          09/26/02           11/01/02             115         355         0            5              1
  26              932,932          07/15/02           09/01/02             113         353         0            7              1
  27              778,234          11/13/02           01/01/03             57          357         0            3              1
  28              726,935          02/13/03           04/01/03             84          360         0            0              1
  29              765,997          09/26/02           11/01/02             115         355         0            5              1
  30              684,361          12/13/02           02/01/03             118         358         0            2              1
  31              778,451          07/26/02           09/01/02             113         353         0            7              1
  32              688,626          01/08/03           03/01/03             119         359         0            1              1
 32.1
 32.2
  33              636,226          01/03/03           03/01/03             59          359         0            1              1
  34              640,154          01/17/03           03/01/03             119         359         0            1              1
 34.1
 34.2
  35              620,790          10/01/02           11/01/02             115         355         0            5              1
  36              605,339          12/13/02           02/01/03             118         358         0            2              1
  37              546,283          12/31/02           02/01/03             118         358         0            2              1
  38              529,794          08/23/02           10/01/02             54          354         0            6              1
  39              493,827          12/12/02           02/01/03             118         358         0            2              1
  40              518,461          09/26/02           11/01/02             115         355         0            5              1
  41              522,458          10/25/02           12/01/02             116         296         0            4              1
  42              470,521          01/22/03           12/01/02             116         296         0            4              1
  43              502,750          12/23/02           02/01/03             238         238         0            2              1
  44              405,182          12/24/02           02/01/03             118         358         0            2              1
  45              295,549          11/22/02           01/01/03             117          0         120           3              1
  46              372,516          10/31/02           12/01/02             116         356         0            4              1
  47              439,883          12/02/02           02/01/03             238         238         0            2              1
  48              349,531          12/19/02           02/01/03             118         358         0            2              1
  49              379,851          10/16/02           12/01/02             116         356         0            4              1
  50              367,797          12/19/02           02/01/03             118         358         0            2              1
  51              431,501          12/05/02           02/01/03             238         238         0            2              1
  52              348,938          12/31/02           02/01/03             118         358         0            2              1
  53              390,721          12/31/02           02/01/03             118         298         0            2              1
 53.1
 53.2
  54              327,046          11/06/02           01/01/03             117         357         0            3              1
  55              362,179          10/03/02           12/01/02             116         356         0            4              1
  56              391,747          09/24/02           11/01/02             115         295         0            5              1
  57              338,506          12/13/02           02/01/03             118         358         0            2              1
  58              332,839          12/16/02           02/01/03             118         358         0            2              1
  59              352,915          07/30/02           09/01/02             113         353         0            7              1
  60              340,389          12/02/02           02/01/03             118         298         0            2              1
  61              347,465          06/25/02           08/01/02             112         352         0            8              1
  62              323,940          11/26/02           01/01/03             117         297         0            3              1
  63              309,548          11/22/02           01/01/03             117         357         0            3              1
  64              292,430          11/27/02           01/01/03             117         357         0            3              1
  65              291,869          09/24/02           11/01/02             115         355         0            5              1
  66              298,382          06/26/02           08/01/02             112         352         0            8              1
  67              284,809          12/31/02           02/01/03             118         298         0            2              1
  68              291,931          06/21/02           08/01/02             112         352         0            8              1
  69              281,632          11/26/02           01/01/03             57          357         0            3              1
  70              275,403          11/04/02           01/01/03             117         357         0            3              1
  71              301,761          11/15/02           01/01/03             117         237         0            3              1
  72              260,050          09/03/02           11/01/02             115         355         0            5              1
  73              252,009          01/16/03           03/01/03             119         359         0            1              1
  74              238,926          11/01/02           12/01/02             56          356         0            4              1
  75              248,782          12/12/02           02/01/03             118         358         0            2              1
  76              260,736          01/30/03           03/01/03             119         359         0            1              1
  77              232,823          12/20/02           02/01/03             118         358         0            2              1
  78              235,452          09/11/02           11/01/02             115         355         0            5              1
  79              252,619          03/01/02           05/01/02             109         349         0            11             1
  80              218,885          12/18/02           02/01/03             118         358         0            2              1
  81              210,086          10/25/02           12/01/02             116         356         0            4              1
  82              225,712          10/07/02           12/01/02             116         356         0            4              1
  83              201,333          10/31/02           12/01/02             56          356         0            4              1
  84              247,767          04/01/02           05/01/02             109         349         0            11             1
  85              224,775          01/31/03           03/01/03             119         299         0            1              1
  86              215,983          09/24/02           11/01/02             115         355         0            5              1
  87              253,293          03/18/02           05/01/02             109         289         0            11             1
  88              194,645          12/11/02           02/01/03             118         358         0            2              1
  89              211,336          11/14/02           01/01/03             117         297         0            3              1
  90              192,184          12/03/02           02/01/03             118         358         0            2              1
  91              210,286          06/18/02           08/01/02             76          352         0            8              1
  92              200,050          08/23/01           08/01/02             102         352         0            8              1
  93              206,327          04/11/02           06/01/02             110         350         0            10             1
  94              156,817          11/18/02           01/01/03             57          357         0            3              1
  95              180,959          06/26/02           08/01/02             112         352         0            8              1
  96              122,457          12/09/02           02/01/03             178          0         180           2              1
  97              209,858          10/18/02           12/01/02             188         188         0            4              1
  98              143,829          12/11/02           02/01/03             118         238         0            2              1
  99              130,200          12/24/02           02/01/03             118         358         0            2              1
 100              107,135          10/31/02           12/01/02             116         356         0            4              1
 101              123,696          03/07/03           05/01/03             120         240         0            0              1
101.1
101.2
 102              102,083          11/12/02           01/01/03             117         357         0            3              1
 103              102,692          10/11/02           12/01/02             116         296         0            4              1
 104               71,946          12/23/02           02/01/03             116         358         0            2              1

                                                                                             REMAINING
             GRACE      MATURITY/    ARD     FINAL     MATURITY/ARD     MATURITY             PREPAYMENT
LOAN #      PERIOD    ARD DATE (9)   LOAN  MAT DATE  BALANCE ($) (7)  LTV % (1,7)    PROVISION (PAYMENTS) (10)       2000 NOI ($)
------      ------    ------------   ----  --------  ---------------  -----------    -------------------------       ------------
  1            0        12/07/12      No   12/07/12       136,506,818     51.9           L(24),Def(92),O(1)           21,997,857
  2            0        10/10/12      No   10/10/12        38,135,080     66.8           L(24),Def(87),O(4)            6,150,091
  3            0        01/01/13     Yes   01/01/33        31,680,218     35.2           L(24),Def(91),O(3)
  4            5        09/01/12      No   09/01/12        31,134,563     69.3           L(24),Def(88),O(2)
  5            5        10/01/12      No   10/01/12        25,740,625     67.4           L(24),Def(89),O(2)            2,921,789
  6            7        04/01/13      No   04/01/13        25,040,813     63.4           L(23),Def(93),O(4)            3,342,467
  7            5        09/01/12      No   09/01/12        25,445,073     68.4           L(24),Def(88),O(2)            2,733,355
  8            7        03/01/13      No   03/01/13        23,237,991     58.1           L(24),Def(92),O(4)
  9            5        10/01/12      No   10/01/12        23,317,448     65.3           L(24),Def(89),O(2)            3,187,221
  10           5        01/01/13      No   01/01/13        22,551,219     38.2           L(24),Def(90),O(4)            4,693,182
  11           7        01/01/23      No   01/01/23           553,582     1.6           L(24),Def(189),O(25)           1,399,489
  12           7        01/01/13      No   01/01/13        18,705,412     65.4           L(24),Def(90),O(4)            2,152,778
  13           5        04/01/12      No   04/01/12        19,192,428     69.2           L(24),Def(82),O(3)            2,474,118
  14           5        01/01/13      No   01/01/13        17,461,545     59.2           L(24),Def(92),O(2)
  15           7        04/01/13      No   04/01/13        17,055,318     62.6           L(23),Def(90),O(7)
  16           5        10/01/12      No   10/01/12        14,708,594     65.3           L(24),Def(89),O(2)            1,380,337
  17           7        03/01/13     Yes   03/01/33        13,871,977     67.7           L(24),Def(92),O(4)            2,079,321
  18           5        09/01/12      No   09/01/12        13,507,363     58.7           L(24),Def(88),O(2)
  19           7        01/01/13      No   01/01/13        12,936,717     64.4           L(24),Def(90),O(4)            1,552,882
  20          10        12/01/09      No   12/01/09        13,252,599     63.7        L(44),GtrYMor1%(33),O(4)         1,611,381
  21           5        01/01/13      No   01/01/13        12,526,393     66.3           L(24),Def(92),O(2)            1,369,996
  22          15        02/01/13     Yes   02/01/23         9,322,598     36.8           L(24),Def(91),O(4)            2,239,206
  23           7        04/01/08     Yes   04/01/28        12,691,948     57.7           L(23),Def(33),O(4)            1,904,012
  24           0        01/01/20      No   01/01/20         3,581,127     16.3       L(21),GrtrYMor1%(177),O(4)        2,024,751
  25           5        10/01/12      No   10/01/12        10,585,609     66.2           L(24),Def(89),O(2)            1,209,598
  26           5        08/01/12      No   08/01/12        10,583,651     56.7           L(24),Def(87),O(2)            1,724,574
  27           7        12/01/07      No   12/01/07        10,611,315     74.2           L(24),Def(31),O(2)            1,095,301
  28           7        03/01/10      No   03/01/10         9,642,087     63.0           L(24),Def(57),O(3)            1,341,308
  29           5        10/01/12      No   10/01/12         8,939,759     67.4           L(24),Def(89),O(2)               62,919
  30           7        01/01/13      No   01/01/13         8,363,773     66.9           L(24),Def(90),O(4)              737,529
  31           5        08/01/12      No   08/01/12         8,536,810     66.7           L(24),Def(86),O(3)              794,779
  32           7        02/01/13      No   02/01/13         8,072,223     65.1           L(24),Def(91),O(4)            1,040,586
 32.1                                                                                                                    566,923
 32.2                                                                                                                    473,663
  33           7        02/01/08      No   02/01/08         8,724,731     70.9           L(24),Def(33),O(2)
  34           7        02/01/13     Yes   02/01/33         7,469,211     63.8           L(24),Def(91),O(4)              310,348
 34.1
 34.2                                                                                                                    310,348
  35           5        10/01/12      No   10/01/12         7,347,026     58.2           L(24),Def(88),O(3)
  36           5        01/01/13      No   01/01/13         7,157,655     66.3           L(24),Def(91),O(3)
  37          10        01/01/13      No   01/01/13         6,686,882     61.9           L(24),Def(90),O(4)
  38           5        09/01/07      No   09/01/07         6,875,301     73.9           L(24),Def(27),O(3)              849,094
  39           7        01/01/13      No   01/01/13         6,025,634     67.0           L(24),Def(90),O(4)              746,615
  40           5        10/01/12      No   10/01/12         5,922,016     63.7           L(24),Def(88),O(3)              873,844
  41           7        11/01/12     Yes   11/01/27         5,153,761     61.0           L(24),Def(88),O(4)              837,464
  42          10        11/01/12      No   11/01/12         4,669,710     54.3        L(55),GtrYMor1%(57),O(4)           612,234
  43           7        01/01/23      No   01/01/23           147,206     2.0           L(24),Def(207),O(7)
  44           7        01/01/13     Yes   01/01/33         4,731,791     65.6           L(24),Def(90),O(4)              649,191
  45           7        12/01/12      No   12/01/12         5,300,000     41.2           L(24),Def(89),O(4)
  46           7        11/01/12      No   11/01/12         4,404,813     67.0           L(24),Def(88),O(4)              514,535
  47           7        01/01/23      No   01/01/23           113,319     1.7        L(118),GtrYMor1%(95),O(25)
  48           7        01/01/13      No   01/01/13         4,285,306     64.9           L(24),Def(90),O(4)              505,110
  49           7        11/01/12      No   11/01/12         4,334,920     67.4           L(24),Def(88),O(4)
  50           7        01/01/13      No   01/01/13         4,143,557     63.6       L(24),GrtrYMor1%(90),O(4)
  51           7        01/01/23      No   01/01/23                 0     0.0           L(24),Def(189),O(25)             570,475
  52           7        01/01/13     Yes   01/01/33         4,113,090     62.7           L(24),Def(90),O(4)
  53           7        01/01/13     Yes   01/01/28         3,784,990     57.3           L(24),Def(90),O(4)
 53.1
 53.2
  54           7        12/01/12      No   12/01/12         4,010,017     62.4           L(24),Def(89),O(4)              470,028
  55           5        11/01/12      No   11/01/12         4,123,798     65.5           L(24),Def(89),O(3)              476,649
  56           7        10/01/12     Yes   10/01/27         3,750,506     57.7           L(24),Def(87),O(4)
  57           7        01/01/13      No   01/01/13         3,956,192     63.8           L(24),Def(90),O(4)               15,315
  58           7        01/01/13      No   01/01/13         3,845,186     65.0           L(24),Def(90),O(4)
  59           7        08/01/12      No   08/01/12         3,810,350     66.8           L(24),Def(85),O(4)
  60           7        01/01/13      No   01/01/13         3,357,654     48.7           L(24),Def(90),O(4)
  61           5        07/01/12      No   07/01/12         3,763,172     64.4           L(24),Def(85),O(3)
  62           7        12/01/12     Yes   12/01/27         3,234,937     61.6           L(24),Def(89),O(4)              259,424
  63           5        12/01/12      No   12/01/12         3,554,642     63.5           L(24),Def(90),O(3)
  64           7        12/01/12      No   12/01/12         3,407,517     64.3           L(24),Def(89),O(4)
  65           7        10/01/12     Yes   10/01/32         3,248,976     57.7           L(24),Def(87),O(4)
  66           5        07/01/12      No   07/01/12         3,236,379     64.7           L(24),Def(85),O(3)
  67           7        01/01/13     Yes   01/01/28         2,823,081     54.0           L(24),Def(90),O(4)              131,305
  68           5        07/01/12      No   07/01/12         3,166,402     64.6           L(24),Def(85),O(3)              333,178
  69           7        12/01/07      No   12/01/07         3,401,889     70.1           L(24),Def(29),O(4)              454,170
  70           5        12/01/12      No   12/01/12         3,088,801     60.6           L(24),Def(90),O(3)              502,459
  71           7        12/01/12      No   12/01/12         2,301,436     43.4           L(24),Def(89),O(4)
  72           5        10/01/12      No   10/01/12         2,947,818     66.2           L(24),Def(88),O(3)              393,910
  73           7        02/01/13      No   02/01/13         2,906,570     64.6           L(24),Def(91),O(4)              459,943
  74           7        11/01/07      No   11/01/07         3,150,649     70.0           L(24),Def(30),O(2)              380,915
  75           7        01/01/13      No   01/01/13         2,871,895     68.4           L(24),Def(90),O(4)              393,554
  76           7        02/01/13      No   02/01/13         2,901,548     52.3           L(24),Def(91),O(4)              437,611
  77           7        01/01/13      No   01/01/13         2,752,944     59.8           L(24),Def(90),O(4)              402,600
  78           5        10/01/12      No   10/01/12         2,699,705     67.5           L(24),Def(88),O(3)
  79          10        04/01/12      No   04/01/12         2,731,677     70.0           L(24),Def(82),O(3)              350,597
  80           7        01/01/13      No   01/01/13         2,560,145     64.0           L(24),Def(90),O(4)
  81           7        11/01/12      No   11/01/12         2,525,335     42.8           L(24),Def(88),O(4)              386,859
  82           5        11/01/12      No   11/01/12         2,512,204     61.3           L(24),Def(89),O(3)              525,282
  83           7        11/01/07      No   11/01/07         2,680,220     50.6           L(24),Def(30),O(2)              513,538
  84           5        04/01/12      No   04/01/12         2,528,010     58.8           L(24),Def(82),O(3)              340,948
  85           7        02/01/13     Yes   02/01/28         2,196,867     57.8           L(24),Def(91),O(4)
  86           7        10/01/12     Yes   10/01/32         2,404,242     57.7           L(24),Def(87),O(4)
  87           5        04/01/12     Yes   04/01/27         2,279,500     65.1           L(24),Def(82),O(3)
  88           7        01/01/13      No   01/01/13         2,303,321     67.7           L(24),Def(90),O(4)               58,922
  89           5        12/01/12      No   12/01/12         2,100,186     58.3           L(24),Def(90),O(3)              222,180
  90           5        01/01/13      No   01/01/13         2,246,096     66.1           L(24),Def(91),O(3)
  91           5        07/01/09      No   07/01/09         2,436,828     69.6           L(24),Def(49),O(3)              256,804
  92           5        09/01/11      No   09/01/11         2,171,830     66.8           L(24),Def(75),O(3)
  93           5        05/01/12      No   05/01/12         2,134,322     66.7           L(24),Def(83),O(3)
  94           7        12/01/07      No   12/01/07         2,165,236     69.8           L(24),Def(31),O(2)
  95           5        07/01/12      No   07/01/12         2,014,692     49.1           L(24),Def(85),O(3)
  96           7        01/01/18      No   01/01/18         2,200,000     5.0           L(24),Def(141),O(13)             248,094
  97           7        11/01/18      No   11/01/18                 0     0.0           L(24),Def(157),O(7)
  98           7        01/01/13      No   01/01/13         1,071,404     42.9           L(24),Def(90),O(4)              216,699
  99           7        01/01/13      No   01/01/13         1,336,581     66.8           L(24),Def(90),O(4)
 100           7        11/01/12      No   11/01/12         1,238,681     62.9           L(24),Def(88),O(4)              161,216
 101           7        04/01/13     Yes   04/01/23           938,878     48.9           L(23),Def(93),O(4)              156,393
101.1                                                                                                                     87,967
101.2                                                                                                                     68,427
 102           7        12/01/12      No   12/01/12         1,166,878     63.1           L(24),Def(89),O(4)              183,299
 103           7        11/01/12      No   11/01/12           988,881     58.2           L(24),Def(88),O(4)
 104           7        11/01/12      No   11/01/12           851,403     67.0           L(24),Def(88),O(4)

                         MOST RECENT   MOST RECENT                                          UW
LOAN #   2001 NOI ($)       NOI ($)      NOI DATE        UW NOI ($)     UW NCF ($)   DSCR (1,8,11)         TITLETYPE          PML %
------   ------------       -------      --------        ----------     ----------   -------------         ---------          -----
  1       21,792,666      22,088,810     10/31/02       23,429,228     22,196,092        1.90             Fee Simple
  2        6,055,693       6,186,513     06/30/02        5,630,006      5,385,005        1.64        Fee Simple/Leasehold
  3                                                      6,291,869      5,863,320        2.30             Fee Simple
  4                        3,242,187     10/31/02        3,606,496      3,436,107        1.20             Fee Simple
  5        3,228,715       3,957,477     09/30/02        3,271,217      3,075,815        1.37             Fee Simple
  6        3,817,061       4,165,758     11/30/02        3,567,704      3,019,996        1.44             Fee Simple
  7        2,765,967       3,078,615     10/31/02        2,911,513      2,884,134        1.26             Fee Simple          16.0
  8                                                      3,290,302      3,077,947        1.50        Fee Simple/Leasehold
  9        3,013,199       3,017,172     09/30/02        3,013,277      2,708,771        1.30             Fee Simple
  10       4,720,788       5,277,518     10/31/02        3,874,411      3,632,845        2.14             Fee Simple
  11       2,683,492       2,971,552     10/31/02        3,131,435      2,854,355        1.35             Fee Simple
  12       2,149,383       2,198,676     11/30/02        2,111,644      2,030,844        1.30             Fee Simple
  13       2,433,132       2,074,583     11/27/02        2,112,454      2,044,204        1.25             Fee Simple
  14                       2,166,614     11/18/02        2,415,284      2,303,193        1.54             Fee Simple          13.3
  15       2,544,101       2,561,469     10/31/02        2,235,751      2,048,876        1.47             Fee Simple          17.0
  16       1,614,778       1,670,471     09/30/02        1,841,492      1,705,492        1.30             Fee Simple
  17       2,025,802       1,827,519     07/31/02        1,684,680      1,543,962        1.32             Fee Simple
  18         990,361       2,043,018     09/30/02        1,801,372      1,725,190        1.40             Fee Simple
  19       1,862,821       1,765,695     08/31/02        1,663,266      1,508,770        1.37             Fee Simple
  20       1,804,800       1,965,453     12/31/02        1,852,402      1,603,700        1.46             Fee Simple
  21       1,538,392       1,595,125     10/31/02        1,463,074      1,400,824        1.32             Fee Simple
  22       2,234,517       2,353,167     11/30/02        2,028,022      1,835,344        1.51             Fee Simple
  23       2,349,649       2,085,759     10/31/02        1,921,574      1,649,537        1.50             Leasehold
  24       2,152,558       2,356,116     12/31/02        2,463,034      2,296,667        1.63             Fee Simple
  25       1,746,858       2,102,709     09/30/02        1,468,339      1,135,338        1.28             Fee Simple
  26       1,660,363       1,632,474     09/30/02        1,576,466      1,489,264        1.60             Fee Simple
  27       1,163,739       1,184,017     06/30/02        1,126,742      1,110,792        1.43             Fee Simple
  28       1,515,757       1,562,139     10/31/02        1,262,101      1,036,143        1.43             Fee Simple
  29         597,387         763,941     12/31/02        1,071,673      1,031,282        1.35             Fee Simple          14.8
  30         827,849       1,059,365     11/30/02        1,007,328        963,530        1.41             Fee Simple
  31         689,884         862,766     09/30/02        1,092,963      1,014,493        1.30             Fee Simple          10.4
  32         949,911         990,606     11/30/02          994,782        924,782        1.34             Fee Simple
 32.1        522,509         554,521     11/30/02          538,452        500,452        1.34             Fee Simple
 32.2        427,402         436,085     11/30/02          456,330        424,330        1.34             Fee Simple
  33                         942,555     10/31/02        1,096,490        987,324        1.55             Fee Simple          16.0
  34         336,312         325,632     11/30/02        1,018,013        961,539        1.50             Fee Simple
 34.1                        106,054     11/30/02          683,213        646,556        1.50             Fee Simple
 34.2        336,312         219,578     11/30/02          334,800        314,984        1.50             Fee Simple
  35         794,345       1,104,644     09/30/02        1,156,705        935,793        1.51             Fee Simple
  36                         248,245     09/30/02          950,922        869,933        1.44             Fee Simple
  37                                                       802,057        791,857        1.45             Fee Simple
  38         874,436         698,914     12/31/02          671,919        575,919        1.09             Fee Simple
  39         768,575         770,923     09/30/02          759,221        704,044        1.43             Fee Simple
  40         897,657         915,221     08/31/02          839,426        771,734        1.49             Fee Simple
  41         841,989         865,200     07/31/02          791,341        714,140        1.37             Fee Simple
  42         729,233         853,622     08/31/02          775,116        763,089        1.62             Fee Simple
  43                                                       654,494        623,865        1.24             Fee Simple
  44         640,726         650,009     09/30/02          666,714        604,376        1.49             Fee Simple
  45                         596,509     09/30/02          926,313        829,093        2.81             Fee Simple
  46         536,879         544,365     08/31/02          534,839        504,608        1.36             Fee Simple
  47                                                       530,368        527,646        1.20             Fee Simple
  48         520,565         569,437     09/30/02          525,527        517,527        1.48             Fee Simple
  49                         390,928     08/30/02          567,464        533,667        1.40             Fee Simple          12.0
  50                                                       553,427        512,159        1.39             Fee Simple          11.0
  51         695,438         728,842     08/31/02          595,189        543,648        1.26             Fee Simple          17.0
  52          97,782         406,336     09/30/02          589,939        546,952        1.57             Fee Simple
  53                                                       559,971        538,103        1.38             Fee Simple
 53.1                                                      317,431        305,504        1.38             Fee Simple
 53.2                                                      242,540        232,598        1.38             Fee Simple
  54         502,430         469,923     09/30/02          488,730        456,730        1.40             Fee Simple          12.0
  55         531,921         571,351     09/30/02          523,437        491,473        1.36             Fee Simple
  56                                                       611,715        533,140        1.38             Fee Simple
  57         288,659         326,454     09/30/02          530,755        477,748        1.41             Fee Simple
  58                                                       480,538        456,913        1.37             Fee Simple          8.0
  59                         422,712     11/30/02          503,605        467,180        1.32             Fee Simple
  60                         145,335     11/30/02          579,569        515,387        1.51             Fee Simple
  61                         428,425     09/30/02          486,084        458,789        1.32             Fee Simple          12.4
  62         237,356                                       439,719        426,994        1.32             Fee Simple          11.0
  63         533,136         579,601     09/30/02          492,477        428,076        1.38             Fee Simple
  64                                                       466,755        427,993        1.46             Fee Simple
  65                                                       448,815        412,601        1.38             Fee Simple
  66         495,547         470,137     09/30/02          462,674        421,150        1.41             Fee Simple
  67         497,635         567,558     09/30/02          449,720        421,675        1.48             Fee Simple          19.0
  68         447,284         474,331     10/31/02          459,314        404,630        1.39             Fee Simple
  69         348,933         399,554     09/30/02          508,916        409,364        1.45             Fee Simple
  70         528,420         599,075     09/30/02          444,597        384,246        1.40             Fee Simple          10.0
  71                                                       445,956        403,456        1.34             Fee Simple
  72         417,249         410,593     11/30/02          280,938        253,154        1.25             Fee Simple
  73         471,193         480,536     09/30/02          427,335        383,741        1.52             Fee Simple
  74         422,186         403,895     09/30/02          377,182        362,182        1.52             Fee Simple          8.0
  75         401,585         388,310     10/31/02          372,157        346,736        1.39             Fee Simple
  76         587,936         656,558     12/31/02          516,878        429,459        1.65             Fee Simple
  77         470,539         579,561     10/31/02          427,000        362,511        1.56             Fee Simple
  78         206,104         437,884     09/30/02          370,241        348,560        1.48             Fee Simple
  79         335,167         301,563     12/31/02          335,704        304,204        1.20             Fee Simple
  80                         251,708     12/31/02          315,280        303,280        1.39             Fee Simple          9.0
  81         393,212         536,622     11/30/02          426,445        401,145        1.91             Fee Simple
  82         499,832         199,658     09/30/02          356,432        311,831        1.38             Fee Simple
  83         516,178         535,345     06/30/02          434,768        366,406        1.82             Fee Simple          19.0
  84         391,767         418,171     09/30/02          376,952        328,745        1.33             Fee Simple
  85                                                       305,747        305,747        1.36        Fee Simple/Leasehold
  86                                                       347,451        292,795        1.38             Fee Simple
  87                         269,758     10/31/02          318,943        309,743        1.22             Leasehold
  88         173,647         317,445     10/31/02          315,809        267,059        1.37             Fee Simple
  89         332,944         334,454     09/30/02          286,438        279,352        1.32             Fee Simple
  90                         200,584     09/30/02          280,600        263,896        1.37             Fee Simple
  91         285,951         270,629     09/30/02          268,405        264,555        1.26             Fee Simple          17.0
  92         279,261         331,326     12/31/02          287,466        261,062        1.30             Fee Simple
  93                         315,425     09/30/02          290,811        282,531        1.37             Fee Simple
  94         216,715         216,313     09/30/02          279,831        245,853        1.57             Fee Simple          16.0
  95                                                       327,860        321,846        1.78             Fee Simple
  96         213,273         101,365     10/31/02        3,326,111      3,314,556       27.07             Fee Simple
  97                         286,770     08/31/02          261,163        253,088        1.21             Fee Simple
  98         220,355         240,578     09/30/02          214,617        195,411        1.36             Fee Simple
  99                                                       181,552        175,152        1.35             Fee Simple
 100         165,893         171,033     12/31/02          157,129        146,129        1.36             Fee Simple          4.0
 101         170,285         163,353     11/30/02          159,351        154,576        1.25             Fee Simple
101.1         89,624          88,308     11/30/02           90,124         87,667        1.25             Fee Simple
101.2         80,661          75,045     11/30/02           69,228         66,910        1.25             Fee Simple
 102         187,430                                       167,528        151,475        1.48             Fee Simple
 103                         126,146     11/31/02          149,378        128,066        1.25             Fee Simple
 104          66,811         107,111     08/31/02          101,061         97,861        1.36             Fee Simple

                                                                  UPFRONT ESCROW
             --------------------------------------------------------------------------------------------------------------------

             UPFRONT CAPEX    UPFRONT ENG.  UPFRONT ENVIR.       UPFRONT TI/LC     UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
LOAN #          RESERVE ($)     RESERVE ($)     RESERVE ($)     RESERVE ($)(15)       RESERVE ($)    RESERVE ($)      RESERVE ($)
------          -----------     -----------     -----------     ---------------       -----------    -----------      -----------
  1                                                                                    1,601,518                       6,384,227
  2                                                             1,500,000(15)            402,875                         273,774
  3
  4                                                                                       96,447                         228,426
  5                                                125,000                                45,337         13,103
  6                                418,750           4,375         1,950,000             320,016         47,153
  7                                  1,313                                               175,794
  8                                                                                                                       40,000
  9                                111,250                                                36,819         85,213
  10                                                   495                                78,263                         126,500
  11                                                                                      74,883         17,351
  12                                                                                     101,753         68,378           10,000
  13                             1,095,000                                                91,005         35,294
  14                                                                                     156,658         12,459
  15                                                                                      13,321         22,591
  16                                                                                      71,504         20,538
  17                 1,917                                            10,417             161,303         11,207           40,393
  18                                                                                     197,917         36,532
  19                                                                 170,730             143,838          5,523
  20                                                                                      94,271         34,628          250,000
  21                                35,869                                                28,585         26,679
  22
  23                18,136                                                               128,896         53,195           10,633
  24
  25     Included in TI/LC                                           400,000              85,972          7,600          108,759
  26                                29,000                                                95,371         15,598
  27                                10,000                                                38,776          9,106
  28                                                                  75,000              28,956         18,823          157,834
  29                                                                                      79,475         13,194
  30                                                                                     126,755          7,750
  31                               100,000                                                65,004         24,536
  32                                                 1,000                                25,746         11,750
 32.1
 32.2
  33                                                                                      53,718          4,818
  34                   444                             625             2,500              41,247         18,239
 34.1
 34.2
  35                                13,213          17,500                                25,560         35,000          650,000
  36                                                                                      77,509          5,100           50,400
  37                                                                                      27,940          4,185
  38                                97,449                                               133,757         33,075
  39                               100,000                                                15,351
  40                                                                 150,000               8,666          6,225
  41                 1,103           9,750                            10,000              27,742          3,955          106,995
  42                                 4,063                                                22,237         18,498
  43                                                                                       1,272          2,449          101,763
  44                 2,429                           1,250           235,125              61,500          1,955
  45                               230,206                                                13,501          8,705
  46                                                                                      97,067          3,519
  47
  48                                10,625                                                18,559          2,104
  49                                                                   3,393              53,555          4,387           76,166
  50                                                                  48,000              13,051          7,845
  51                                                                                       9,172
  52                   435                                           253,417              33,080          2,774            1,485
  53                   273                                                                                1,625
 53.1
 53.2
  54                64,000                                                                18,800          6,471
  55                                 1,875                            27,473              22,149
  56                                 2,500           2,500
  57                                                                                      25,974          3,841
  58                                                                                       5,677          2,678          418,000
  59                                                                                      43,906          9,170           37,702
  60                                                                                      19,802          4,509
  61                                                                                       3,284          3,859           45,000
  62                                                                                      10,815          5,263
  63                                                                 100,000              14,517          7,788
  64                                                                                      16,667          9,290
  65                                 2,500
  66                                                                                       7,377         11,330
  67                                                                                      21,547         15,777
  68                                96,155                                                11,373          4,959
  69                 1,443          58,750                            17,000                              6,478           32,406
  70                                                                                      21,202          3,645
  71                                                                                      18,859
  72                                 6,150                                                79,706          7,156
  73                 1,177                                           105,556              21,835          2,577
  74                 2,747                                                                 9,169          3,511           79,642
  75                31,377           5,156                                                63,804          3,426
  76                                                                                      43,806         31,117
  77                   939           8,750                           104,167              39,947          2,259
  78                                 2,562                                                 3,164          6,209          222,472
  79                                36,325                                                52,923         26,370
  80                                                                                       9,922          5,539
  81                                                 1,000                                29,562
  82                                 2,500           2,500                                 9,500         16,702           55,764
  83                                                                                      12,531          6,112
  84                                39,438                                                15,621          5,324
  85
  86                                 8,750
  87                                                                                                      1,168
  88                                                                                      69,462
  89                                                                                                        506
  90                                                                                       4,411          5,113
  91                                   350                                                 7,594          1,907
  92                                                                                       1,075          1,541
  93
  94                                 8,313                                                13,881          1,659
  95
  96                                                                                      25,246          5,595
  97
  98                                                                                       8,786          9,671
  99                   267           7,500                                                                                13,814
 100                                                                                       5,508          2,680           10,000
 101                   398                                                                23,280          1,667
101.1
101.2
 102                                 2,750                                                 2,079          2,398
 103                                                                                      18,099          6,311
 104                                                                                       4,453          1,256

                                                               MONTHLY ESCROW
              ----------------------------------------------------------------------------------------------------------

              MONTHLY CAPEX     MONTHLY ENVIR.    MONTHLY TI/LC     MONTHLY RE TAX    MONTHLY INS.        MONTHLY OTHER
LOAN #           RESERVE ($)       RESERVE ($)      RESERVE ($)        RESERVE ($)     RESERVE ($)       RESERVE ($)(16)
------           -----------       -----------      -----------        -----------     -----------       ---------------
  1                  26,084                                               123,194
  2                   7,669                                                74,000
  3
  4                   3,560                             12,500             24,112           6,000          Footnote 16
  5                   3,108                             11,833             43,482          13,103
  6                   7,064                                                80,004           9,431
  7                   1,602                                                35,159
  8
  9                   5,442                             19,696             32,817           8,521
  10                                                                       39,132
  11                  3,760                             18,800             24,961           3,470
  12                  6,733                                                50,876           7,598
  13                  5,688                                                40,195           7,704
  14                  2,047                              7,042             31,332           4,156
  15                  1,730                                                 6,661           1,883
  16                  3,780                              7,316             14,301           2,054
  17                  1,917                             10,417             16,013           2,802
  18                    910                              5,438             19,792           3,653
  19                  1,098                              5,417             23,973           2,761
  20                  1,988                              1,667             47,135           3,463
  21                  5,188                                                14,292           3,811
  22
  23                 18,136                                                17,863           7,599             3,544
  24
  25                  3,526                             17,630             17,194           3,800
  26                  1,914                              3,353              9,537           2,600
  27                  1,329                                                 9,694           1,518
  28                    949                             11,600             28,956           2,353
  29                    997                              1,777              9,934           1,649
  30                  3,646                                                20,214           2,583
  31                  1,036                              4,167              9,286           2,231
  32                  5,833                                                 8,582           3,917
 32.1
 32.2
  33                  1,309                             12,049              8,953           1,205
  34                    444                              2,500             15,175           1,520
 34.1
 34.2
  35                  2,987                             15,573              6,390           3,500
  36                  1,062                              3,540             15,502           1,275
  37                    850                                                27,940           2,093
  38                  8,000                                                14,862           4,725
  39                  4,500                                                15,351           7,632
  40                  1,729                              4,515              4,333           3,128
  41                  1,103                             10,000              6,936           1,318
  42                  1,002                                                 3,706           3,083
  43                                                                        1,272             490
  44                  2,429                              5,125             10,250             978
  45                  1,178                                                13,501           4,352
  46                  2,167                                                12,133             700
  47
  48                    667                                                 3,093             157
  49                    347                              3,393              5,951             731
  50                    402                              1,741              3,263             981
  51                    831                              3,464              1,834
  52                    435                              3,417              8,270             925
  53                    273                                                                   445
 53.1
 53.2
  54                                                                        6,227           1,618
  55                    305                              2,289             11,074             786
  56
  57                    576                              8,715              4,329             384
  58                    370                              1,625              1,135             893
  59                    470                              2,348              4,878             917
  60                  1,512                              4,037              6,601           1,503
  61                    294                              1,956             10,275           1,029
  62                    505                                558              2,704           1,053
  63                  2,176                              3,122              2,419           1,558
  64                    417                                                 4,167           1,161
  65
  66                    616                              2,876              3,689           1,416
  67                    738                              1,228              4,309           3,155
  68                  3,267                                                 2,843             992
  69                  1,443                             17,000              7,125           2,159
  70                    478                              4,180              4,240           1,822
  71                    524                                                 4,715
  72                    640                              1,819              9,377           3,578
  73                  1,177                              5,556              5,459             859
  74                    687                                                 2,292             502
  75                  2,615                                                 4,908           1,142
  76                    417                                                10,952           3,890
  77                    939                              4,167              7,989             753
  78                    204                              1,135              3,164             517
  79                  2,625                                                 7,560           2,397
  80                  1,000                                                 2,481             504
  81                                                                        9,854
  82                    610                              3,131              3,167           4,176
  83                    464                              5,070              4,177             873
  84                  1,117                              4,187              5,207             887
  85
  86
  87                    288                                                                   625
  88                  4,063                                                 6,946           5,580
  89                    136                                455                                506
  90                    154                              1,238              2,091             526
  91                    321                                                 2,987             477
  92                    397                              1,729             14,546             272
  93                    159                                750
  94                    472                              3,388              2,776             415
  95
  96                                                                       25,246           1,110
  97                    179
  98                    237                                520              2,197             806
  99                    267
 100                    917                                                 1,836             893
 101                    398                                                 3,135             417
101.1
101.2
 102                    320                                                 2,079             300
 103                    360                              1,453              2,011           1,052
 104                    267                                                 2,226             126

                                                      LARGEST TENANT
                     ---------------------------------------------------------------------------------

            SINGLE                                                                            LEASE
LOAN #      TENANT   LARGEST TENANT                                          UNIT SIZE      EXPIRATION
------      ------   --------------                                          ---------      ----------
  1                  Bass Pro Outdoor World                                    134,790       09/01/14
  2                  Dillard's                                                 207,114       01/31/13
  3          Yes     Cendant Mortgage Corporation                              483,896       12/31/22
  4                  Best Buy                                                   46,349       01/31/22
  5                  TJ Maxx                                                    31,520       04/30/07
  6                  TeleCheck Services, Inc.                                  243,225       03/14/05
  7                  The Home Depot Store                                      121,156       01/31/13
  8          Yes     General Services Administration (GSA)                     178,450       12/31/12
  9                  First Data Resources                                      117,336       11/30/08
  10                 Giant Food                                                 48,584       04/30/12
  11                 Access TCA Inc.                                            50,200       03/31/06
  12
  13
  14                 Linens N' Things                                           37,500       01/31/17
  15                 Department of Children and Family Affairs                  75,235       11/30/09
  16                 GSA/FBI                                                    33,044       12/31/07
  17                 Platinum Tech - Computer Associates                        98,241       10/31/09
  18                 Dish                                                        8,500       12/31/10
  19                 American Councils for International Education              22,691       04/30/10
  20                 Bank of America N.A.                                       46,800       04/14/04
  21
  22         Yes     GE Mortgage Capital                                       176,255       10/31/09
  23
  24                 Wal-Mart                                                   99,851       01/31/06
  25                 VA Dept. of Medical Assistance                             82,496       06/30/10
  26                 Publix                                                     42,112       09/21/08
  27
  28                 Kysor Panel Systems                                        21,318       11/30/05
  29                 G & G Supermarket                                          55,000       11/30/25
  30
  31                 Safeway Store                                              27,336       08/02/05
  32
 32.1
 32.2
  33                 Empire Partners, Inc.                                      13,695       02/28/09
  34
 34.1                Lucille Roberts Health Club                                10,000       11/30/22
 34.2                Hollywood Entertainment Corporation                         6,720       09/04/08
  35                 Provident Bank of Maryland                                 18,698       12/31/03
  36                 Linens 'n Things                                           35,040       06/30/12
  37
  38
  39
  40                 Wal-Mart                                                   71,159       01/31/12
  41                 Bowne of Atlanta, Inc.                                     50,620       05/31/09
  42
  43                 Bi-Lo, LLC                                                 46,904       12/31/21
  44                 IGA- Sun Foods                                             35,534       01/31/08
  45                 CUE  Art Foundation                                         5,000       10/30/07
  46
  47         Yes     Walgreens                                                  15,120       10/31/21
  48
  49                 Associates Realty                                           3,985       10/31/12
  50                 Black Box                                                  10,846       04/30/10
  51                 Ace Hardware                                               12,100       12/31/09
  52                 Tucson Realty and Trust Large Rock Realty                   4,158       07/31/06
  53         Yes
 53.1        Yes     Eckerd Corporation                                         10,908       04/17/22
 53.2        Yes     Eckerd Corporation                                         10,908       11/20/20
  54
  55                 Pottery Barn dba Hold Everything                            6,407       01/31/12
  56         Yes     Springs Industries, Inc.                                  485,972       12/31/22
  57                 American Honda Finance                                     18,851       10/20/05
  58                 Washington Mutual                                           4,500       10/31/12
  59                 Michaels                                                   23,756       02/29/16
  60                 Hobby Lobby                                                60,000       01/31/12
  61                 SmileCare                                                   4,500       11/30/06
  62         Yes     County of Orange                                           33,488       10/31/17
  63                 Wal-Mart                                                   68,907       01/26/10
  64                 Bed Bath & Beyond                                          26,905       01/31/18
  65         Yes     Springs Industries, Inc.                                   63,630       12/31/22
  66                 Bed Bath & Beyond                                          24,559       01/31/11
  67         Yes     Vision Quest Industries, Inc.                              35,500       12/31/15
  68
  69                 SCS                                                        13,615       02/28/04
  70                 Mission Internal Medical Group                              7,555       11/30/07
  71                 Michaels                                                   26,706       02/28/13
  72                 Complete Framer's Supply                                   24,800       12/31/03
  73                 Bethesda Healthcare, Inc.                                  15,170       09/30/07
  74
  75                 Kroger                                                     57,581       05/31/17
  76                 Monarch Delivery Service                                   30,400       08/31/04
  77                 Frontline Computer Systems                                  9,852       03/31/05
  78                 Chili's                                                     5,000       02/28/11
  79
  80
  81
  82                 Gold's Gym                                                 14,065       08/31/12
  83                 First Fidelity Centers                                      3,476       04/30/05
  84                 Directory Media Group                                       4,249       04/30/04
  85         Yes     Baby Superstore, Inc.                                      38,791       01/31/18
  86         Yes     Springs Industries, Inc.                                  100,000       12/31/22
  87         Yes     Staples, Inc                                               23,000       08/31/16
  88
  89         Yes     Eckerd Corporation                                         10,908       04/30/20
  90                 A.G.A. L.L.C.                                               7,037       07/31/12
  91
  92                 Fashion Bug                                                 8,033       10/31/05
  93         Yes     Eckerd Corporation                                         12,738       09/13/25
  94                 Malan Financial Alliance Corp.                              3,811       09/30/03
  95         Yes     Walgreens                                                  15,035       12/14/26
  96
  97         Yes     Eckerd Corporation                                         12,738       01/19/20
  98                 Eckerd Corporation                                          9,504       10/06/10
  99         Yes     Omni Kings Realty                                          16,000       10/31/48
 100
 101
101.1
101.2
 102                 Food Lion, Inc.                                            30,280       09/08/16
 103                 Dynamic Precision Machine Tools                             3,600       10/31/06
 104

                                       2ND LARGEST TENANT
          ---------------------------------------------------------------------------

                                                                             LEASE
LOAN #    2ND LARGEST TENANT                                  UNIT SIZE    EXPIRATION
------    ------------------                                  ---------    ----------
  1       Burlington Coat Factory                               100,498     01/01/10
  2       Younkers                                              204,000     01/31/08
  3
  4       Sports Chalet, Inc.                                    42,000     01/31/12
  5       Michaels Arts & Crafts                                 25,000     03/01/08
  6       Petroleum Information/Dwight                           49,438     02/28/09
  7       Lox of Bagels                                           1,355     11/30/07
  8
  9       Anteon                                                104,700     05/31/04
  10      Lamp Factory Outlet and Hallmark                       14,019     02/28/05
  11      Interstate Hotel                                       33,600     06/18/06
  12
  13
  14      Ross                                                   30,187     01/31/13
  15      Southern California School of Culinary Arts            50,464     12/31/15
  16      Diet To Go, Inc.                                       12,936     12/31/07
  17      Bailey Design Group                                    12,221     11/30/09
  18      Dan Marino's Town Tavern                                7,912     07/31/10
  19      Worldwatch                                             11,382     09/30/12
  20      Bank One                                               25,326     12/31/08
  21
  22
  23
  24      Stop & Shop Supermarket Company                        60,176     05/31/09
  25      Richmond Public Utilities                              41,176     04/30/05
  26      Walgreens                                              13,000     09/30/28
  27
  28      Akzo Nobel Coatings                                    14,218     04/30/05
  29      Broadway Video                                          4,814     02/28/12
  30
  31      Bandera's                                               6,364     06/30/11
  32
 32.1
 32.2
  33      Wells Fargo Home Mortgage                              13,553     01/31/07
  34
 34.1     Duanne Reade                                            8,067     10/31/08
 34.2     Verizon Wireless                                        5,194     04/30/12
  35      Allstate Insurance Company                             12,628     05/31/07
  36      Old Navy                                               20,000     06/30/07
  37
  38
  39
  40      Lowe's Home Centers, Inc.                              27,200     03/18/11
  41      Vertis, Inc                                            15,588     02/28/06
  42
  43      Vipertech, Inc.                                         4,000     02/28/07
  44      Tuesday Morning                                         8,220     12/31/04
  45      Miller/Geisler Gallery                                  4,450     06/30/05
  46
  47
  48
  49      Clinton Keith Dental Group                              3,781     06/30/12
  50      US Health                                               8,036     09/30/12
  51      Blockbuster Video                                       4,220     05/31/06
  52      Lady of America                                         3,816     08/31/06
  53
 53.1
 53.2
  54
  55      The Dartmouth Co.                                       3,400     01/31/05
  56
  57      Sears Roebuck & Co.                                    10,979     12/15/07
  58      Dominion Pizza                                          2,520     02/28/10
  59      Dollar Land                                             6,724     08/31/07
  60      Stein Mart                                             26,948     9/31/12
  61      Prudential California Realty                            3,880     05/31/07
  62
  63      Peebles                                                17,622     01/31/12
  64      Michaels                                               23,095     02/28/11
  65
  66      Old Navy                                               20,233     03/26/06
  67
  68
  69      Value Options                                           7,558     03/31/03
  70      Luis A. Chanes M.D.                                     2,306     06/30/04
  71      Home Goods (TJX Company)                               23,294     11/30/11
  72      Modus, Inc.                                            20,000     02/28/05
  73      Adept Technology, Inc.                                 10,697     08/30/06
  74
  75      Dollar Discount                                         2,750     01/31/03
  76      Vimar Transportation                                   15,200     12/31/03
  77      Informatics Corporation                                 9,075     12/31/03
  78      Panera Bread                                            4,840     04/30/12
  79
  80
  81
  82      Mr. Rama                                                3,484     10/31/05
  83      Dan Monao                                               2,925     03/21/07
  84      Vision One Home Security                                3,232     01/31/05
  85
  86
  87
  88
  89
  90      Southern Ear, Nose & Throat Surgeons, P.C.              5,760     07/31/17
  91
  92      Dollar Tree                                             5,000     09/30/05
  93
  94      Global Information Technologies                         3,624     10/31/04
  95
  96
  97
  98      Fanatics                                                2,758     08/28/12
  99
 100
 101
101.1
101.2
 102      Video City                                              1,600     06/30/05
 103      Security Integrators                                    3,000     02/28/07
 104

                                 3RD LARGEST TENANT
            --------------------------------------------------------------------

                                                                         LEASE
LOAN #      3RD LARGEST TENANT                            UNIT SIZE   EXPIRATION
------      ------------------                            ---------   ----------
  1         AMC Theatre                                      83,732    09/01/19
  2         Sears                                           198,555    07/31/53
  3
  4         Jo-Ann's                                         42,000    01/31/12
  5         Loehmanns                                        23,343    12/31/10
  6         ICO Worldwide                                    16,897    05/02/06
  7         Dairy Queen                                       1,300    06/30/07
  8
  9         U.S. Maritime Administration                     94,950    11/24/04
  10        CVS                                              11,500    10/31/10
  11        PSI Group                                        37,675    12/05/04
  12
  13
  14        Barnes & Noble                                   24,000    01/31/12
  15        Bank of America                                  12,730    01/31/04
  16        Tate Engineering                                 10,590    08/31/08
  17        C&R Insurance                                     4,506    11/30/04
  18        Jim Ball, Inc.                                    7,007    06/30/07
  19        American Planning Association                     6,576    06/30/10
  20        HI, Secaucus, LLC                                20,499    09/30/10
  21
  22
  23
  24        Marshalls                                        23,500    11/30/10
  25        HUD                                              33,338    06/30/11
  26        Blockbuster Video                                 6,020    12/31/06
  27
  28        Conner Industries                                11,711    08/31/07
  29        Exchange Bank                                     3,275    06/30/07
  30
  31        East West Books                                   6,228    02/28/11
  32
 32.1
 32.2
  33        K Hovanian - Forecast Homes                      12,755    11/30/08
  34
 34.1       New Home Fashion House, Inc.                      1,933    08/31/08
 34.2       Washington Mutual Bank                            3,618    08/23/12
  35        City of Baltimore                                10,912    11/30/06
  36        Cost Plus World Market                           17,020    09/12/12
  37
  38
  39
  40        Cato Corporation                                  4,800    01/31/06
  41
  42
  43        Double D Golf                                     3,200    04/30/07
  44        John C. Lincoln LLC                               4,894    02/28/08
  45        Robert Steele Gallery                             4,000    10/30/07
  46
  47
  48
  49        Extreme Sports Pizza                              2,960    05/31/12
  50        Unisys                                            4,403    12/31/06
  51        Pizza Gourmet                                     2,500    01/31/04
  52        R&R Bicycles                                      1,773    06/30/04
  53
 53.1
 53.2
  54
  55        Michael P. Wasserman                              2,861    05/31/07
  56
  57        McLallen Enterprises                              7,867    08/31/09
  58        A Touch of Gold Tanning Salon                     2,160    02/28/08
  59        Ghod's Oriental Rugs                              3,750    05/31/07
  60        Call Tech                                        20,790    05/31/07
  61        Mattress Discounters                              3,500    11/21/06
  62
  63        First Choice Video                                5,400    12/31/04
  64
  65
  66        Kirlin's Hallmark                                 4,495    03/01/06
  67
  68
  69        Corinthian Colleges                               7,311    11/01/07
  70        Ajay Setya, DDS                                   2,042    01/31/11
  71
  72        Lopez - Negro International                      14,800    05/31/03
  73        American Cancer Society                           5,850    12/31/03
  74
  75        H & R Block                                       2,100    12/31/07
  76        Economic Electric Motors                          9,100    06/30/03
  77        Bureau of Alcohol, Tobacco & Firearms             9,053    02/28/04
  78        Wendy's                                           3,500    12/31/10
  79
  80
  81
  82        MAP International                                 2,265    08/31/06
  83        Manuel Miller                                     2,685    12/31/05
  84        Resource Lending Group                            2,618    09/30/03
  85
  86
  87
  88
  89
  90        Christopher S. Crooker, MD, P.C.                  5,665    07/31/17
  91
  92        Marilyn's Hallmark                                3,840    02/28/06
  93
  94        NGK Sparkplugs                                    2,690    01/31/04
  95
  96
  97
  98        Enhancers                                         2,153    10/31/03
  99
 100
 101
101.1
101.2
 102        Friendly City Cleaners                            1,300    04/30/04
 103        Conversion Tech. of Houston                       3,000    08/15/04
 104

                              FOOTNOTES TO ANNEX A

(1) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Maturity LTV, and Current LTV are calculated on an aggregate basis.

(2) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Current Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3) Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)      Each letter identifies a group of related borrowers.

(5) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

(6) With respect to The Concord Mills Mall Loan (Loan Number 1), debt service reflects the first principal and interest payment made on the senior component. Please refer to Annex B for a complete amortization schedule.

(7)      For ARD Loans, calculated as of the related Anticipated Repayment Date.

(8) Loan Numbers 4, 7, 10, 20, and 24 is interest only for the first 12, 12, 24, 24, and 35 months, respectively. As of the Cut-Off Date, Loan Numbers 4, 7, 10, 20, and 24 has 6, 6, 22, 21, and 0 months remaining in the interest-only period, respectively; Annual Debt Service and UW DSCR DSCR was calculated based upon the monthly payments after the expiration of the interest-only period.

         Loan Numbers 45 and 96 are interest only loans for it's full term with no amortization.

(9)      For ARD Loans, the related Anticipated Repayment Date.

(10) The "L" component of the prepayment provision represents remaining lockout payments.

(11)     Calculated as the ratio of UW NCF to the Annual Debt Service.

         The UW DSCR for the Concord Mills Mall Loan was calculated based on the highest principal and interest payment made during the term of the Loan.

(12) The Monthly Debt Service for Loan Numbers 45 and 96 (interest-only loans), is calculated as 1/12th of the product of (I) the Current Balance, (ii) the Interest Rate %, and (iii) 365/360.

(13) With respect to Loan Number 92, the Original Balance, Mortgage Rate, Note Date and First Payment Date were $2,450,000, 7.20%, August 23, 2001 and October 1, 2001, respectively. On July 30, 2002, the then outstanding loan amount of $2,431,677.38 was assumed to the current borrower and the Mortgage Rate was changed to 7.30%. The Original Balance shown represents the loan amount as of August 1, 2002, following the assumption of the specified August 2002 debt service payment of $16,670.87, which consisted of $1,587.72 of principal and $15,083.15 of interest.

(14) With respect to 1049 Park Avenue (Loan Number 96), the total number of units are exclusive of 3 professional office units.

(15) With respect to Crossroads Mall (Loan Number 2), the Upfront TI/LC Reserve of $1.5 million is a corporate guarantee from the Simon Property Group for the Younkers tenant space.

(16) With respect to Sunmark Plaza (Loan Number 4), Pursuant to the sales agreement with the seller, the seller deposited with the title company at closing $157,176.08 ("Rent Funds") as rent for space currently vacant at the property ("Vacant Space") and the sum of $71,250 ("TI Funds") for tenant improvements costs incurred in leasing the Vacant Space. The title company is required to make monthly deposits to the borrower out of the escrow. The borrower has assigned its interest in the escrow to the lender and the title company has agreed to make the monthly deposits directly to the lender. Once the Vacant Space is leased, the borrower will not be entitled to receive any remaining Rent Funds from the escrow, but the borrower will receive the remaining TI Funds.

                                                                                                                             ANNEX B

                                               CONCORD MILLS MALL LOAN AMORTIZATION SCHEDULE

         CONCORD MILLS MALL POOLED COMPONENT                                  CONCORD MILLS MALL NON-POOLED COMPONENT
         -----------------------------------                                  ---------------------------------------

                                                     TOTAL                                                                  TOTAL
  DATE     INTEREST ($)     PRINCIPAL ($)         PAYMENT ($)         DATE        INTEREST ($)      PRINCIPAL ($)        PAYMENT ($)
  ----     ------------     -------------         -----------         ----        ------------      -------------        -----------
 3/7/03           0.00              0.00                0.00         3/7/03              0.00               0.00               0.00
 4/7/03     845,391.92        130,500.91          975,892.83         4/7/03        107,632.01          17,128.24         124,760.25
 5/7/03     817,451.97        158,343.70          975,795.67         5/7/03        104,074.81          20,782.61         124,857.42
 6/7/03     843,861.28        132,026.23          975,887.51         6/7/03        107,437.14          17,328.44         124,765.58
 7/7/03     815,962.88        159,827.61          975,790.49         7/7/03        103,885.22          20,977.37         124,862.59
 8/7/03     842,314.69        133,567.45          975,882.14         8/7/03        107,240.23          17,530.73         124,770.96
 9/7/03     841,606.89        134,272.78          975,879.67         9/7/03        107,150.12          17,623.30         124,773.42
10/7/03     813,769.69        162,013.17          975,782.86        10/7/03        103,605.99          21,264.23         124,870.22
11/7/03     840,036.81        135,837.40          975,874.21        11/7/03        106,950.22          17,828.66         124,778.88
12/7/03     812,242.24        163,535.31          975,777.55        12/7/03        103,411.52          21,464.01         124,875.53
 1/7/04     838,450.38        137,418.32          975,868.70         1/7/04        106,748.24          18,036.15         124,784.39
 2/7/04     837,722.17        138,143.99          975,866.16         2/7/04        106,655.53          18,131.40         124,786.93
 3/7/04     782,990.76        192,685.08          975,675.84         3/7/04         99,687.34          25,289.92         124,977.26
 4/7/04     835,969.04        139,891.02          975,860.06         4/7/04        106,432.33          18,360.70         124,793.03
 5/7/04     808,284.90        167,478.89          975,763.79         5/7/04        102,907.69          21,981.60         124,889.29
 6/7/04     834,340.23        141,514.17          975,854.40         6/7/04        106,224.95          18,573.73         124,798.68
 7/7/04     806,700.31        169,057.97          975,758.28         7/7/04        102,705.95          22,188.86         124,894.81
 8/7/04     832,694.45        143,154.23          975,848.68         8/7/04        106,015.42          18,788.99         124,804.41
 9/7/04     831,935.85        143,910.19          975,846.04         9/7/04        105,918.84          18,888.21         124,807.05
10/7/04     804,361.20        171,388.95          975,750.15        10/7/04        102,408.14          22,494.80         124,902.94
11/7/04     830,265.02        145,575.21          975,840.23        11/7/04        105,706.11          19,106.75         124,812.86
12/7/04     802,735.73        173,008.77          975,744.50        12/7/04        102,201.19          22,707.40         124,908.59
 1/7/05     828,576.78        147,257.58          975,834.36         1/7/05        105,491.17          19,327.56         124,818.73
 2/7/05     827,796.44        148,035.21          975,831.65         2/7/05        105,391.82          19,429.62         124,821.44
 3/7/05     746,978.55        228,572.05          975,550.60         3/7/05         95,102.41          30,000.08         125,102.49
 4/7/05     825,800.72        150,023.98          975,824.70         4/7/05        105,137.74          19,690.65         124,828.39
 5/7/05     798,392.63        177,336.77          975,729.40         5/7/05        101,648.25          23,275.45         124,923.70
 6/7/05     824,065.97        151,752.70          975,818.67         6/7/05        104,916.88          19,917.54         124,834.42
 7/7/05     796,704.97        179,018.55          975,723.52         7/7/05        101,433.38          23,496.18         124,929.56
 8/7/05     822,313.15        153,499.42          975,812.57         8/7/05        104,693.71          20,146.80         124,840.51
 9/7/05     821,499.73        154,310.02          975,809.75         9/7/05        104,590.15          20,253.19         124,843.34
10/7/05     794,208.40        181,506.44          975,714.84        10/7/05        101,115.53          23,822.72         124,938.25
11/7/05     819,720.17        156,083.38          975,803.55        11/7/05        104,363.59          20,485.94         124,849.53
12/7/05     792,477.15        183,231.67          975,708.82        12/7/05        100,895.11          24,049.16         124,944.27
 1/7/06     817,922.08        157,875.23          975,797.31         1/7/06        104,134.66          20,721.12         124,855.78
 2/7/06     817,085.47        158,708.93          975,794.40         2/7/06        104,028.15          20,830.55         124,858.70
 3/7/06     737,253.04        238,263.74          975,516.78         3/7/06         93,864.19          31,272.12         125,136.31
 4/7/06     814,981.83        160,805.25          975,787.08         4/7/06        103,760.32          21,105.69         124,866.01
 5/7/06     787,867.45        187,825.35          975,692.80         5/7/06        100,308.22          24,652.08         124,960.30
 6/7/06     813,134.37        162,646.28          975,780.65         6/7/06        103,525.11          21,347.32         124,872.43
 7/7/06     786,070.14        189,616.40          975,686.54         7/7/06        100,079.39          24,887.15         124,966.54
 8/7/06     811,267.67        164,506.50          975,774.17         8/7/06        103,287.45          21,591.48         124,878.93
 9/7/06     810,395.91        165,375.22          975,771.13         9/7/06        103,176.46          21,705.50         124,881.96
10/7/06     783,406.03        192,271.25          975,677.28        10/7/06         99,740.21          25,235.60         124,975.81
11/7/06     808,500.68        167,263.87          975,764.55        11/7/06        102,935.16          21,953.38         124,888.54
12/7/06     781,562.24        194,108.63          975,670.87        12/7/06         99,505.47          25,476.76         124,982.23
 1/7/07     806,585.70        169,172.19          975,757.89         1/7/07        102,691.36          22,203.85         124,895.21
 2/7/07     805,689.22        170,065.55          975,754.77         2/7/07        102,577.22          22,321.10         124,898.32
 3/7/07     726,905.30        248,575.50          975,480.80         3/7/07         92,546.76          32,625.53         125,172.29
 4/7/07     803,470.76        172,276.29          975,747.05         4/7/07        102,294.77          22,611.26         124,906.03
 5/7/07     776,668.87        198,984.98          975,653.85         5/7/07         98,882.46          26,116.78         124,999.24
 6/7/07     801,503.38        174,236.84          975,740.22         6/7/07        102,044.29          22,868.58         124,912.87
 7/7/07     774,754.90        200,892.30          975,647.20         7/7/07         98,638.78          26,367.11         125,005.89
 8/7/07     799,515.49        176,217.80          975,733.29         8/7/07        101,791.20          23,128.59         124,919.79
 9/7/07     798,581.68        177,148.37          975,730.05         9/7/07        101,672.32          23,250.72         124,923.04
10/7/07     771,912.52        203,724.79          975,637.31        10/7/07         98,276.90          26,738.88         125,015.78
11/7/07     796,563.36        179,159.67          975,723.03        11/7/07        101,415.35          23,514.71         124,930.06
12/7/07     769,948.99        205,681.49          975,630.48        12/7/07         98,026.91          26,995.70         125,022.61
 1/7/08     794,524.02        181,191.93          975,715.95         1/7/08        101,155.71          23,781.44         124,937.15
 2/7/08     793,563.84        182,148.76          975,712.60         2/7/08        101,033.46          23,907.02         124,940.48
 3/7/08     741,463.21        234,068.21          975,531.42         3/7/08         94,400.21          30,721.45         125,121.66

                                                                                                                             ANNEX B

                                               CONCORD MILLS MALL LOAN AMORTIZATION SCHEDULE

         CONCORD MILLS MALL POOLED COMPONENT                                  CONCORD MILLS MALL NON-POOLED COMPONENT
         -----------------------------------                                  ---------------------------------------

                                                     TOTAL                                                                  TOTAL
  DATE     INTEREST ($)     PRINCIPAL ($)         PAYMENT ($)         DATE        INTEREST ($)      PRINCIPAL ($)        PAYMENT ($)
  ----     ------------     -------------         -----------         ----        ------------      -------------        -----------
 4/7/08     791,358.23        184,346.70          975,704.93         4/7/08        100,752.65          24,195.50         124,948.15
 5/7/08     764,885.17        210,727.70          975,612.87         5/7/08         97,382.21          27,658.01         125,040.22
 6/7/08     789,264.66        186,433.00          975,697.66         6/7/08        100,486.11          24,469.33         124,955.44
 7/7/08     762,848.43        212,757.36          975,605.79         7/7/08         97,122.90          27,924.40         125,047.30
 8/7/08     787,149.27        188,541.03          975,690.30         8/7/08        100,216.79          24,746.01         124,962.80
 9/7/08     786,150.16        189,536.67          975,686.83         9/7/08        100,089.58          24,876.69         124,966.27
10/7/08     759,818.48        215,776.77          975,595.25        10/7/08         96,737.14          28,320.70         125,057.84
11/7/08     784,002.32        191,677.03          975,679.35        11/7/08         99,816.13          25,157.61         124,973.74
12/7/08     757,728.96        217,859.03          975,587.99        12/7/08         96,471.11          28,594.00         125,065.11
 1/7/09     781,832.11        193,839.69          975,671.80         1/7/09         99,539.83          25,441.46         124,981.29
 2/7/09     780,804.92        194,863.32          975,668.24         2/7/09         99,409.05          25,575.81         124,984.86
 3/7/09     704,310.46        271,091.76          975,402.22         3/7/09         89,670.07          35,580.79         125,250.86
 4/7/09     778,335.73        197,323.91          975,659.64         4/7/09         99,094.68          25,898.76         124,993.44
 5/7/09     752,216.20        223,352.61          975,568.81         5/7/09         95,769.24          29,315.03         125,084.27
 6/7/09     776,106.49        199,545.41          975,651.90         6/7/09         98,810.86          26,190.33         125,001.19
 7/7/09     750,047.48        225,513.80          975,561.28         7/7/09         95,493.13          29,598.69         125,091.82
 8/7/09     773,854.02        201,790.04          975,644.06         8/7/09         98,524.09          26,484.94         125,009.03
 9/7/09     772,784.69        202,855.65          975,640.34         9/7/09         98,387.94          26,624.80         125,012.74
10/7/09     746,815.86        228,734.18          975,550.04        10/7/09         95,081.69          30,021.36         125,103.05
11/7/09     770,497.62        205,134.77          975,632.39        11/7/09         98,096.76          26,923.94         125,020.70
12/7/09     744,590.87        230,951.43          975,542.30        12/7/09         94,798.42          30,312.38         125,110.80
 1/7/10     768,186.71        207,437.64          975,624.35         1/7/10         97,802.55          27,226.19         125,028.74
 2/7/10     767,087.46        208,533.07          975,620.53         2/7/10         97,662.59          27,369.97         125,032.56
 3/7/10     691,855.07        283,503.84          975,358.91         3/7/10         88,084.30          37,209.88         125,294.18
 4/7/10     764,480.06        211,131.40          975,611.46         4/7/10         97,330.63          27,711.00         125,041.63
 5/7/10     738,736.68        236,785.26          975,521.94         5/7/10         94,053.08          31,078.07         125,131.15
 6/7/10     762,106.47        213,496.74          975,603.21         6/7/10         97,028.43          28,021.45         125,049.88
 7/7/10     736,427.52        239,086.39          975,513.91         7/7/10         93,759.09          31,380.09         125,139.18
 8/7/10     759,708.14        215,886.73          975,594.87         8/7/10         96,723.09          28,335.13         125,058.22
 9/7/10     758,564.12        217,026.78          975,590.90         9/7/10         96,577.43          28,484.76         125,062.19
10/7/10     732,981.34        242,520.59          975,501.93        10/7/10         93,320.33          31,830.83         125,151.16
11/7/10     756,128.89        219,453.54          975,582.43        11/7/10         96,267.39          28,803.28         125,070.67
12/7/10     730,612.22        244,881.47          975,493.69        12/7/10         93,018.71          32,140.69         125,159.40
 1/7/11     753,668.29        221,905.58          975,573.87         1/7/11         95,954.12          29,125.11         125,079.23
 2/7/11     752,492.37        223,077.41          975,569.78         2/7/11         95,804.40          29,278.91         125,083.31
 3/7/11     678,602.79        296,710.04          975,312.83         3/7/11         86,397.07          38,943.19         125,340.26
 4/7/11     749,737.91        225,822.29          975,560.20         4/7/11         95,453.72          29,639.18         125,092.90
 5/7/11     724,394.74        251,077.32          975,472.06         5/7/11         92,227.12          32,953.90         125,181.02
 6/7/11     747,210.73        228,340.68          975,551.41         6/7/11         95,131.97          29,969.71         125,101.68
 7/7/11     721,936.17        253,527.35          975,463.52         7/7/11         91,914.11          33,275.46         125,189.57
 8/7/11     744,657.22        230,885.31          975,542.53         8/7/11         94,806.86          30,303.70         125,110.56
 9/7/11     743,433.71        232,104.56          975,538.27         9/7/11         94,651.09          30,463.72         125,114.81
10/7/11     718,261.69        257,189.05          975,450.74        10/7/11         91,446.29          33,756.06         125,202.35
11/7/11     740,840.85        234,688.41          975,529.26        11/7/11         94,320.98          30,802.85         125,123.83
12/7/11     715,739.22        259,702.75          975,441.97        12/7/11         91,125.14          34,085.99         125,211.13
 1/7/12     738,220.98        237,299.17          975,520.15         1/7/12         93,987.43          31,145.52         125,132.95
 2/7/12     736,963.48        238,552.29          975,515.77         2/7/12         93,827.33          31,309.99         125,137.32
 3/7/12     688,234.88        287,111.45          975,346.33         3/7/12         87,623.39          37,683.38         125,306.77
 4/7/12     734,177.89        241,328.20          975,506.09         4/7/12         93,472.68          31,674.33         125,147.01
 5/7/12     709,257.14        266,162.28          975,419.42         5/7/12         90,299.86          34,933.80         125,233.66
 6/7/12     731,488.60        244,008.13          975,496.73         6/7/12         93,130.29          32,026.07         125,156.36
 7/7/12     706,640.86        268,769.47          975,410.33         7/7/12         89,966.77          35,275.99         125,242.76
 8/7/12     728,771.30        246,715.99          975,487.29         8/7/12         92,784.33          32,381.47         125,165.80
 9/7/12     727,463.90        248,018.84          975,482.74         9/7/12         92,617.88          32,552.47         125,170.35
10/7/12     702,725.42        272,671.29          975,396.71        10/7/12         89,468.27          35,788.11         125,256.38
11/7/12     724,704.66        250,768.48          975,473.14        11/7/12         92,266.58          32,913.36         125,179.94
12/7/12     700,041.09    136,506,818.20      137,206,859.29        12/7/12         89,126.51      17,916,519.90      18,005,646.41

                                                                         ANNEX C

MARCH 21, 2003                                                     JPMCC 2003-C1

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


                               ------------------

                                  $954,234,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2003-C1

                               ------------------

                               JPMORGAN CHASE BANK

                          SALOMON BROTHERS REALTY CORP.

                                    CIBC INC.

                         COMMERZBANK AG, NEW YORK BRANCH

                              Mortgage Loan Sellers




JPMORGAN                       CIBC WORLD MARKETS           SALOMON SMITH BARNEY

                           CREDIT SUISSE FIRST BOSTON

The analyses in this report are based upon information provided by JPMorgan Chase Bank, Salomon Brothers Realty Corp., CIBC Inc. and Commerzbank AG, New York Branch (the "Sellers"). J.P. Morgan Securities Inc., Salomon Smith Barney Inc., CIBC World Markets Corp. and Credit Suisse First Boston LLC (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:             J.P. Morgan Securities Inc. (Joint Bookrunner)
                              Salomon Smith Barney Inc. (Joint Bookrunner)
                              CIBC World Markets Corp.
CO-MANAGER:                   Credit Suisse First Boston LLC
MORTGAGE LOAN SELLERS:        JPMorgan Chase Bank (43.9%) ("JPMCB")
                              Salomon Brothers Realty Corp. (37.0%) ("SBRC")
                              CIBC Inc. (11.6%) ("CIBC")
                              Commerzbank AG, New York Branch (7.5%) ("CB")
MASTER SERVICER:              Wachovia Bank, National Association
SPECIAL SERVICER:             Lend Lease Asset Management, L.P.
TRUSTEE:                      Wells Fargo Bank Minnesota, N.A.
RATING AGENCIES:              Moody's Investors Service, Inc.
                              Standard & Poor's Ratings Services
PRICING DATE:                 March 21, 2003
CLOSING DATE:                 On or about March 28, 2003
CUT-OFF DATE:                 March 2003
DISTRIBUTION DATE:            12th of each month, or if the 12th day is not
                              a business day, on the next succeeding
                              business day, beginning in April 2003
PAYMENT DELAY:                11 days
TAX STATUS:                   REMIC
ERISA CONSIDERATION:          Class A-1, A-2, B, C, D & E
OPTIONAL TERMINATION:         1.0% (Clean-up Call)
MINIMUM DENOMINATIONS:        $10,000 ($100,000 for Class X-1& X-2 certificates)
SETTLEMENT TERMS:             DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

INITIAL POOL BALANCE (IPB):                                  $1,067,674,505
NUMBER OF MORTGAGED LOANS:                                              104
NUMBER OF MORTGAGED PROPERTIES:                                         108
AVERAGE CUT-OFF BALANCE PER LOAN:                              $ 10,226,101
AVERAGE CUT-OFF BALANCE PER PROPERTY:                            $9,885,875
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                        6.2001%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                              1.59x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                    69.9%
WEIGHTED AVERAGE MATURITY DATE LTV:                                   57.0%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):                   118
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS):                   347
WEIGHTED AVERAGE SEASONING (MONTHS):                                      5
10 LARGEST LOANS AS % OF IPB:                                         43.4%
% OF LOANS WITH ADDITIONAL DEBT:                                      14.3%
% OF LOANS WITH SINGLE TENANTS:                                       11.6%


                                     2 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------


PUBLICLY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
                EXPECTED RATINGS         APPROXIMATE FACE        CREDIT SUPPORT       EXPECTED WEIGHTED
    CLASS        (MOODY'S/S&P)                AMOUNT             (% OF BALANCE)       AVG. LIFE (YEARS)  EXPECTED PAYMENT WINDOW
------------------------------------------------------------------------------------------------------------------------------------
A-1                 Aaa/AAA                 $267,000,000             19.250%               5.70                 04/03-07/12
A-2                 Aaa/AAA                 $595,147,000             19.250%               9.63                 07/12-01/13
B                    Aa2/AA                  $34,700,000             16.000%               9.79                 01/13-01/13
C                   Aa3/AA-                  $10,676,000             15.000%               9.79                 01/13-01/13
D                     A2/A                   $32,031,000             12.000%               9.85                 01/13-02/13
E                    A3/A-                   $14,680,000             10.625%               9.90                 02/13-03/13
------------------------------------------------------------------------------------------------------------------------------------


PRIVATELY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
                EXPECTED RATINGS         APPROXIMATE FACE        CREDIT SUPPORT       EXPECTED WEIGHTED
    CLASS        (MOODY'S/S&P)                AMOUNT             (% OF BALANCE)       AVG. LIFE (YEARS)  EXPECTED PAYMENT WINDOW
------------------------------------------------------------------------------------------------------------------------------------
X-1                 Aaa/AAA               $1,067,674,504(2)              N/A                N/A                   N/A
X-2                 Aaa/AAA               $1,023,168,000(2)              N/A                N/A                   N/A
F                  Baa1/BBB+                 $17,350,000              9.000%                N/A                   N/A
G                   Baa2/BBB                 $17,350,000              7.375%                N/A                   N/A
H                  Baa3/BBB-                 $12,011,000              6.250%                N/A                   N/A
J                   Ba1/BB+                  $16,015,000              4.750%                N/A                   N/A
K                    Ba2/BB                  $10,677,000              3.750%                N/A                   N/A
L                   Ba3/BB-                   $6,673,000              3.125%                N/A                   N/A
M                    B1/B+                    $8,007,000              2.375%                N/A                   N/A
N                     B2/B                    $4,004,000              2.000%                N/A                   N/A
P                    B3/B-                    $1,776,000              1.834%                N/A                   N/A
NR                     NR                    $19,577,504                 N/A                N/A                   N/A
CM-1               Baa1/BBB+                  $2,315,882                 N/A                N/A                   N/A
CM-2                Baa2/BBB                  $4,259,161                 N/A                N/A                   N/A
CM-3               Baa3/BBB-                 $14,363,563                 N/A                N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) The credit support percentages set forth are for Class A-1 and Class A-2 certificates represented in the aggregate.

(2)  Notional Amount


                                     3 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Interest payments will be pro-rata to the Class A-1, A-2 (the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rate for the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o    All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1 and A-2 Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1 and Class A-2 Certificates, principal distributions will be allocated pro-rata to the Class A-1 and A-2 Certificates.

o Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered Certificates and the Class F, G and H Certificates, according to a specified formula, with any remaining amount payable to the Class X-1 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:


                                         (Pass-Through Rate on Class -
             Principal Paid to Class            Discount Rate)
YM Charge x ------------------------- x -------------------------------
              Total Principal Paid         (Mortgage Rate on Loan -
                                                Discount Rate)


o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.


                                     4 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                  NUMBER OF
            STATE                PROPERTIES          CUT-OFF DATE BALANCE       % OF IPB             WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA                          4                $182,021,541             17.0%               61.0%              1.85x
CALIFORNIA                             15                 135,237,777             12.7                75.0               1.40x
   Northern California                  5                  33,841,194              3.2                76.3               1.32x
   Southern California                 10                 101,396,583              9.5                74.6               1.43x
VIRGINIA                                7                 109,036,729             10.2                68.7               1.49x
TEXAS                                  10                  91,757,589              8.6                75.4               1.36x
NEVADA                                  3                  75,429,144              7.1                76.6               1.27x
FLORIDA                                 8                  71,482,436              6.7                71.8               1.42x
NEW JERSEY                              3                  55,653,951              5.2                51.5               2.04x
LESS THAN 5%                           58                 347,055,339             32.5                72.6               1.64x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                108              $1,067,674,505            100.0%               69.9%              1.59X
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      NUMBER OF        CUT-OFF DATE
       PROPERTY TYPE          SUB PROPERTY TYPE       PROPERTIES        BALANCE          % OF IPB         WA LTV      WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                     ANCHORED                       32          $274,380,964         25.7%         71.7%          1.45x
                           REGIONAL MALL                   2          $204,023,895         19.1%         64.5%          1.84x
                           UNANCHORED                      3           $21,161,521          2.0%         68.6%          1.41x
                           SHADOW ANCHORED                 7           $29,069,192          2.7%         75.4%          1.39x
                           SUBTOTAL                       44          $528,635,572         49.5%         69.0%          1.60x
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                     SUBURBAN                       16          $138,924,939         13.0%         64.1%          1.68x
                           CBD                            11          $105,140,494          9.8%         69.8%          1.50x
                           SUBTOTAL                       27          $244,065,432         22.9%         66.6%          1.60x
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                GARDEN                         16          $117,645,883         11.0%         77.1%          1.33x
                           MID/HIGH RISE                   2           $10,695,366          1.0%         75.4%          1.43x
                           CO-OP                           1            $2,200,000          0.2%          5.0%         27.07x
                           SUBTOTAL                       19          $130,541,249         12.2%         75.7%          1.77x
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                 FLEX                            4           $71,897,304          6.7%         73.0%          1.33x
                           WAREHOUSE/DISTRIBUTION          3            $9,348,696          0.9%         72.2%          1.32x
                           SUBTOTAL                        7           $81,246,001          7.6%         72.9%          1.33x
------------------------------------------------------------------------------------------------------------------------------------
MIXED USE                  OFFICE/RETAIL                   3           $39,928,291          3.7%         75.1%          1.42x
------------------------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING       MANUFACTURED HOUSING            6           $23,922,042          2.2%         77.7%          1.42x
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                      EXTENDED STAY                   1           $14,000,000          1.3%         63.6%          1.50x
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE               SELF STORAGE                    1            $5,965,918          0.6%         69.4%          1.62x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   108        $1,067,674,505        100.0%         69.9%          1.59X
------------------------------------------------------------------------------------------------------------------------------------

                                     5 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      CUT-OFF DATE PRINCIPAL BALANCE
      RANGE OF PRINCIPAL
         BALANCES                NUMBER OF LOANS      PRINCIPAL BALANCE       % OF IPB          WA LTV                WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
$997,838 - $1,999,999                  7                 $9,557,757             0.9%            72.6%                   1.34x
$2,000,000 - $2,999,999               17                 44,194,234             4.1             66.3                    2.71x
$3,000,000 - $3,999,999               17                 58,599,103             5.5             72.9                    1.43x
$4,000,000 - $4,999,999               14                 63,968,249             6.0             73.5                    1.38x
$5,000,000 - $6,999,999               10                 56,425,954             5.3             72.8                    1.54x
$7,000,000 - $9,999,999               10                 86,894,190             8.1             76.2                    1.41x
$10,000,000 - $14,999,999             10                127,650,882            12.0             69.5                    1.45x
$15,000,000 - $24,999,999              9                173,474,999            16.2             74.3                    1.37x
$25,000,000 - $49,999,999              9                287,376,896            26.9             69.1                    1.58x
$50,000,000 - $159,541,999             1                159,532,240            14.9             60.7                    1.90x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%                   1.59X
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:               $10,266,101
AVERAGE PER PROPERTY:            $9,885,875
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     RANGE OF MORTGAGE INTEREST RATES
      RANGE OF MORTGAGE
      INTEREST RATES            NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV                WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
5.1000% - 5.4999%                      6                $88,771,556             8.3%            49.8%                   2.66x
5.5000% - 5.9999%                     25                263,871,637            24.7             73.5                    1.44x
6.0000% - 6.4999%                     40                463,242,805            43.4             70.3                    1.59x
6.5000% - 6.9999%                     21                186,650,159            17.5             72.4                    1.36x
7.0000% - 7.4999%                      7                 43,125,921             4.0             76.6                    1.29x
7.5000% - 7.9999%                      4                  9,441,334             0.9             73.0                    1.31x
8.0000% - 9.4800%                      1                 12,571,094             1.2             57.1                    1.63x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%                   1.59X
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MORTGAGE RATE:                    6.2001%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   ORIGINAL TERM TO MATURITY IN MONTHS

ORIGINAL TERM TO MATURITY       NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV                WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
60 - 110                              12                $84,819,479             7.9%            72.1%                   1.44x
111 - 120                             85                925,541,088            86.7             69.9                    1.55x
121 - 240                              6                 44,742,845             4.2             69.1                    2.57x
241 - 360                              1                 12,571,094             1.2             57.1                    1.63x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%                   1.59X
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY:          124
------------------------------------------------------------------------------------------------------------------------------------


                                     6 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
    RANGE OF REMAINING
    TERMS TO MATURITY           NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
54 - 110                              17               $117,593,101            11.0%            73.5%               1.39x
111 - 120                             80                892,767,466            83.6             69.6                1.56x
121 - 238                              7                 57,313,938             5.4             66.5                2.36x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%               1.59X
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING TERM TO MATURITY/ARD:      118
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL AMORTIZATION TERM IN MONTHS(1)
   ORIGINAL AMORTIZATION
           TERM                 NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
192 - 240                              9                $63,312,046             6.0%            68.3%               1.35x
241 - 300                             13                 72,289,474             6.8             70.4                1.44x
331 - 360                             80                924,572,985            87.2             70.3                1.55x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              102             $1,060,174,505           100.0%            70.2%               1.53X
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:                347
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  REMAINING AMORTIZATION TERM IN MONTHS(1)
   REMAINING AMORTIZATION
           TERM                 NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
188 - 240                             10                $75,883,139             7.2%            66.4%               1.40x
241 - 300                             13                 72,289,474             6.8             70.4                1.44x
331 - 360                             79                912,001,891              86             70.5                1.55x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              102             $1,060,174,505           100.0%            70.2%               1.53X
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:                  343
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            AMORTIZATION TYPES

       AMORTIZED TYPES          NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS                         75               $759,660,564            71.2%            71.6%               1.52x
ARD LOANS                             17                139,150,003            13.0             63.2                1.66x
PARTIAL INTEREST-ONLY                  5                118,821,094            11.1             68.5                1.50x
FULLY AMORTIZING                       5                 42,542,845             4.0             72.4                1.30x
INTEREST ONLY                          2                  7,500,000             0.7             30.6                9.93x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%               1.59X
------------------------------------------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest only for the entire term.

                                     7 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

           UW DSCR              NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
LESS THAN 1.19X                        1                 $7,305,000             0.7%            78.5%               1.09x
1.20X - 1.29X                         14                132,009,658            12.4             78.4                1.24x
1.30X - 1.34X                         14                140,425,520            13.2             76.2                1.31x
1.35X - 1.39X                         26                155,249,814            14.5             75.0                1.37x
1.40X - 1.44X                         12                114,525,415            10.7             74.8                1.42x
1.45X - 1.49X                         11                 76,351,954             7.2             74.1                1.47x
1.50X - 1.69X                         18                202,556,889              19             69.3                1.56x
1.70X - 1.99X                          4                167,692,568            15.7             60.3                1.90x
2.00X - 2.99X                          3                 69,357,689             6.5             42.9                2.28x
GREATER THAN 3.00X                     1                  2,200,000             0.2              5.0               27.07x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%               1.59X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    LTV RATIOS AS OF THE CUT-OFF DATE

         CUT-OFF LTV            NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
5.0% - 49.9%                           4                $71,557,689             6.7%            41.7%               3.04x
50.0% - 59.9%                          5                 34,995,299             3.3             56.0                1.63x
60.0% - 64.9%                          6                184,784,574            17.3             61.0                1.84x
65.0% - 69.9%                         13                114,376,633            10.7             67.9                1.49x
70.0% - 74.9%                         29                164,306,825            15.4             73.0                1.42x
75.0% - 80.0%                         47                497,653,485            46.6             77.7                1.36x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            69.9%               1.59X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    LTV RATIOS AS OF THE MATURITY DATE

        MATURITY LTV            NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB      WA MATURITY LTV       WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
0.0% - 29.9%                           7                $57,313,938             5.4%             4.8%               2.36x
30.0% - 49.9%                         10                 99,711,591             9.3             38.3                2.05x
50.0% - 59.9%                         20                301,821,431            28.3             54.6                1.71x
60.0% - 64.9%                         26                184,726,946            17.3             63.3                1.43x
65.0% - 69.9%                         35                385,978,277            36.2             67.1                1.35x
70.0% - 74.2%                          6                 38,122,321             3.6             72.2                1.39x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505           100.0%            57.0%               1.59X
------------------------------------------------------------------------------------------------------------------------------------

                                    8 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         CURRENT OCCUPANCY RATES(1)

   CURRENT OCCUPANCY RATES      NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
77.6 - 85.0                            5                $48,158,240             4.6%               57.1%            1.76x
85.1 - 90.0                            7                 99,411,807             9.4                75.9             1.53x
90.1 - 95.0                           12                256,522,815            24.3                65.0             1.72x
95.1 - 100.0                          79                649,581,643            61.6                72.0             1.53x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              103             $1,053,674,505           100.0%               70.0%            1.59X
------------------------------------------------------------------------------------------------------------------------------------

(1)  Excludes the mortgaged property that is a hotel

------------------------------------------------------------------------------------------------------------------------------------
                                                           YEAR BUILT/RENOVATED

    YEAR BUILT/RENOVATED        NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
1960 - 1969                            4                $40,364,002             3.8%               73.5%            1.47x
1970 - 1979                            6                 28,727,331             2.7                76.2             1.38x
1980 - 1989                           23                202,192,562            18.9                72.9             1.66x
1990 - 1999                           31                459,394,271            43.0                67.5             1.66x
2000 - 2002                           44                336,996,339            31.6                70.3             1.49x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              108             $1,067,674,505           100.0%               69.9%            1.59X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          PREPAYMENT PROTECTION

    PREPAYMENT PROTECTION       NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV            WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
DEFEASANCE                            99             $1,024,320,483             95.9%                70.0%          1.59x
YIELD MAINTENANCE                      5                 43,354,022              4.1                 67.8           1.49x
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              104             $1,067,674,505            100.0%                69.9%          1.59X
------------------------------------------------------------------------------------------------------------------------------------

                                    9 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                              TOP 10 MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
LOAN                    LOAN NAME                   CUT-OFF DATE   % OF    SQUARE FEET/  LOAN PER  UW    CUTOFF LTV   PROPERTY
SELLER                  (LOCATION)                     BALANCE     IPB         UNIT      SF/UNIT  DSCR      RATIO       TYPE
------------------------------------------------------------------------------------------------------------------------------------
 JPMCB/CB Concord Mills                             $159,532,240   14.9%   1,257,201 SF    $127   1.90x     60.7%   Regional Mall
          (Concord, NC)

 JPMCB    Crossroads Mall                             44,491,654    4.2%     452,786 SF     $99   1.64x     77.9%   Regional Mall
          (Omaha, NE)

 SBRC     Crossways/Newington Portfolio               43,765,312    4.1%     811,197 SF     $54   1.30x     75.2%   Industrial Flex
          (Chesapeake and Lorton, VA)

 SBRC     Bishops Gate                                38,057,689    3.6%     483,896 SF     $79   2.30x     42.3%   Suburban Office
          (Mount Laurel, NJ)

 SBRC     Sunmark Plaza                               35,900,000    3.4%     281,171 SF    $128   1.20x     80.0%   Anchored Retail
          (Henderson, NV)

 SBRC     Somerset Shoppes                            29,865,804    2.8%     186,478 SF    $161   1.37x     78.2%   Anchored Retail
          (Boca Raton, FL)

 CIBC     Westheimer at Sage Office/Retail Complex    29,625,000    2.8%     423,869 SF     $70   1.44x     75.0%   Office/Retail
          (Houston, TX)

 SBRC     Torrance Crossroads                         29,600,000    2.8%     128,123 SF    $231   1.26x     79.6%   Anchored Retail
          (Torrance, CA)

 JPMCB    Prince Georges Metro Center IV              27,000,000    2.5%     178,450 SF    $151   1.50x     67.5%   Suburban Office
          (Hyattsville, MD)

 JPMCB    Springfield Plaza                           26,000,000    2.4%     263,774 SF     $99   2.14x     44.0%   Anchored Retail
          (Springfield, VA)
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL/WEIGHTED AVERAGE:                   $463,837,699   43.4%                          1.68x     66.4%
------------------------------------------------------------------------------------------------------------------------------------


                                    10 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1




                      [THIS PAGE INTENTIONALLY LEFT BLANK]












                                    11 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                  CONCORD MILLS
--------------------------------------------------------------------------------











                     [PHOTOGRAPHS OF CONCORD MILLS OMITTED]















                                    12 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                  CONCORD MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $160,000,000 (Pooled component)
CUT-OFF PRINCIPAL BALANCE:              $159,532,240 (Pooled component)
% OF POOL BY IPB:                       14.9%
LOAN SELLER:                            JPMCB & CB(1)
BORROWER:                               Concord Mills Mall Limited Partnership
SPONSOR:                                The Mills Corporation
ORIGINATION DATE:                       11/22/02
INTEREST RATE:                          6.1539%
INTEREST ONLY PERIOD:                   NAP
MATURITY DATE:                          12/7/12
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360
REMAINING AMORTIZATION:                 357
CALL PROTECTION:                        L(24),Def(92),O(1)
CROSS-COLLATERALIZATION:                NAP
LOCK BOX:                               CMA
ADDITIONAL DEBT:                        $20,938,607
ADDITIONAL DEBT TYPE:                   Non-Pooled Component
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Regional Mall
SQUARE FOOTAGE:                  1,257,201
LOCATION:                        Concord, NC
YEAR BUILT/RENOVATED:            1999
OCCUPANCY:                       94.9%
INLINE OCCUPANCY:                88.5%
OCCUPANCY DATE:                  12/17/02
INLINE SALES/SF:                 $324(2)
OCCUPANCY COST:                  12.5%(3)
NUMBER OF TENANTS:               151
HISTORICAL NOI:
                       2000:     $21,997,857
                       2001:     $21,792,666
                       2002:     $22,088,810 (TTM as of 10/31/02)
UW NOI:                          $23,429,228
UW NET CASH FLOW:                $22,196,092
APPRAISED VALUE:                 $263,000,000
APPRAISAL DATE:                  10/18/02
--------------------------------------------------------------------------------

(1) The loan was jointly originated by JPMorganChase Bank & Commerzbank AG, New York Branch
(2) Comparable sales for non-major tenants for the twelve months ended October 2002
(3) Total In-line occupancy cost for the twelve months ended October 2002

-------------------------------------------------------------------------------
                                    RESERVES
-------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL              MONTHLY
                                      -------------------- --------------------
                      Taxes:              $1,601,518             $123,194
                      CapEx:                      $0              $26,084
                      Other:              $6,384,227(4)                $0
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $127

CUT OFF DATE LTV:                60.7%
MATURITY LTV:                    51.9%
UW DSCR:                         1.90x
-------------------------------------------------------------------------------

(4) For details on the Other Initial Reserves see the Collateral Description on the next page.

------------------------------------------------------------------------------------------------------------------------------------
                                                        MAJOR TENANTS

                                                               MOODY'S/   SQUARE                          BASE         LEASE
    TENANT NAME                   PARENT COMPANY                S&P(5)     FEET   % OF GLA  SALES PSF   RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
BASS PRO OUTDOOR WORLD   Bass Pro Shops                         NR/NR    134,790    10.7%     $381         $9.09        2014
BURLINGTON COAT FACTORY  Burlington Coat Factory (NYSE: BCF)    NR/NR    100,498     8.0%     $118         $5.00        2010
AMC THEATER              AMC Entertainment Inc (NYSE: AEN)       B2/B     83,732     6.7% $345,000(6)     $21.00        2019
JILLIAN'S                Jillian's Entertainment Holdings Inc   NR/NR     53,077     4.2%     $119        $15.07        2009
T.J. MAXX                TJX Cos Inc (NYSE: TJX)                 A3/A     51,937     4.1%     $150         $8.26        2009
BED BATH & BEYOND        Bed Bath & Beyond Inc (NSDQ: BBBY)    NR/BBB-    35,515     2.8%     $228         $9.25        2015
SAKS FIFTH AVENUE        Saks Inc (NYSE: SKS)                   B1/BB     26,570     2.1%     $206         $7.00        2009
------------------------------------------------------------------------------------------------------------------------------------

(5) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease
(6) Per Screen

                                    13 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  CONCORD MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SPONSOR
--------------------------------------------------------------------------------
The Concord Mills Mall Loan was made to Concord Mills Mall Limited Partnership, a special purpose limited partnership that is jointly owned by The Mills Limited Partnership and entities controlled by the KanAm Group. The Mills Limited Partnership is the operating partnership of The Mills Corporation (NYSE: MLS). The Mills Corporation conducts all of its business through The Mills Limited Partnership, in which it owned, as of December 31, 2002, a 1% interest as the sole general partner and a 71.7% interest as a limited partner. The Mills Corporation is a self managed real estate investment trust based in Arlington, Virginia, which owns and operates super-regional, retail, and entertainment-oriented malls. The Mills Corporation currently owns a portfolio of 20 retail and entertainment destinations totaling approximately 25 million square feet in 17 states. In addition, the company currently has five projects under construction and/or development in the United States and two internationally: Toronto, Canada and Madrid, Spain.

The KanAm Group, headquartered in Munich, Germany, has been active in designing and implementing investments in commercial real estate in the United States and Germany since 1978. KanAm is a syndicator of closed-end real estate funds and has invested over 2.2 billion EURO on behalf of private and institutional investors. KanAm has acquired approximately 28 million square feet of commercial properties to date including 28 office buildings, 14 super-regional malls and entertainment centers (Mills Malls), 9 shopping centers, and 8 hotels. KanAm provides management for project development, leasing, financing, and administration. KanAm is a founding shareholder and the largest individual shareholder in The Mills Corporation. In addition to its ownership interest in Concord Mills, KanAm is a participant in six joint venture partnerships with The Mills Corporation, including Ontario Mills, Grapevine Mills, Block at Orange, Katy Mills, Arundel Mills, and Discover Mills.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL
--------------------------------------------------------------------------------
The Concord Mills Mall Property is a super-regional mall located in Concord, North Carolina at the intersection of Interstate 85 and Concord
Mills Boulevard. The Concord Mills Mall Property attracts over 13 million visitors per year. The Concord Mills Mall Property opened in October 1999 and contains approximately 1,257,201 square feet on approximately 144 acres with 8,000 parking spaces. The Concord Mills Mall Property features seventeen anchor tenants each comprising over 20,000 square feet and over 130 specialty retailers, restaurants and entertainment tenants. The anchor tenants include among others, Bass Pro Outdoor World, Burlington Coat
Factory, AMC Theater, Jillian's, T.J.Maxx, Bed Bath &Beyond, and OFF 5Th
-Saks Fifth Avenue Outlet. The in-line tenants include Gap Outlet, Banana Republic Outlet, Bath & Body Works, Ann Taylor Loft, Brooks Brothers
Factory Store, Eddie Bauer Outlet, Tommy Hilfiger, and Polo Ralph Lauren.

The Concord Mills Property is managed by affiliates of the Mills Limited Partnership that provide development, management, leasing and financial services.

Jillian's of Concord NC Inc., a tenant at the Concord Mills Mall Property that leases approximately 53,077 square feet, deferred rent for three months. Rent payments have resumed and a repayment plan is being negotiated. In this regard, $4,000,000 (approximately 3 years of $800,000 annual rent and $30 per square foot for TI/LC) was deposited into a reserve account as additional collateral for the Concord Mills Loan. In addition, on the origination date, The Concord Mills Borrower deposited $1,800,000 in a reserve account as additional collateral for the Concord Mills Loan.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Concord Mills Mall Property is located 10 miles north of downtown Charlotte. The University of North Carolina - Charlotte Campus is within close proximity of the mall. The Concord Mills Mall Property is located just off Interstate 85, which according to Cushman & Wakefiled "is the central spine of the Carolinas Piedmont business corridor." Interstate 85 intersects Interstate 77 approximately 8.0 miles southwest of the Concord Mills Mall Property.

Between 1990 and 2001 the Charlotte MSA's population increased 31% from 1,162,093 to 1,525,197. The Charlotte MSA has grown at an annual compound growth rate of 2.5% compared with 1.9% for the State of North Carolina. Average household income in the Charlotte MSA is $68,808 compared with the national average of $58,875. Major employers in the Charlotte MSA include the Carolinas Healthcare System, First Union Corp., and Bank of America.

According to the National Research Bureau and the Shopping Center Directory, the Charlotte region has approximately 37.2 million square feet of retail gross leasable area. There are 18 centers in excess of 400,000 square feet within a
35.0 - 40.0 mile radius of the Concord Mills Mall Property. Rental Rates at competing properties ranged from $7.00 to $30.00 per square foot for in-line shops, with the "most competitive" malls showing rents from $18 to $20 per square foot for in-line stores. Average sales for competitive properties ranged from $336 to $349, with average occupancy of 86.8%
--------------------------------------------------------------------------------
(1) Certain information from the Cushman & Wakefield of Oregon, Inc. appraisal dated October 18, 2002.

-----------------------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE

                NUMBER OF
                  LEASES     SQUARE FEET      % OF GLA         BASE RENT      % OF BASE RENT
    YEAR         EXPIRING     EXPIRING        EXPIRING         EXPIRING          EXPIRING
-----------------------------------------------------------------------------------------------
VACANT             NAP           63,587           5.1%                NAP              NAP
2003 & MTM           5           49,132           3.9%            716,716             3.5%
2004                35          161,343          12.8%          3,423,616            16.6%
2005                12           28,930           2.3%            790,431             3.8%
2006                 9           40,307           3.2%          1,016,059             4.9%
2007                11           33,448           2.7%            974,236             4.7%
2008                 3           10,354           0.8%            241,995             1.2%
2009                34          290,215          23.1%          4,565,651            22.1%
2010                22          223,718          17.8%          3,480,807            16.9%
2011                 7           31,587           2.5%            726,112             3.5%
2012                 7           36,290           2.9%            719,637             3.5%
AFTER                6          288,290          22.9%          3,965,593            19.2%
-----------------------------------------------------------------------------------------------
TOTAL              151        1,257,201         100.0%        $20,620,853
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE

                   CUMULATIVE
                   SQUARE FEET       CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
    YEAR            EXPIRING          GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
-----------------------------------------------------------------------------------------------
VACANT                63,587                 5.1%                  NAP                  NAP
2003 & MTM           112,719                 9.0%             $716,716                 3.5%
2004                 274,062                21.8%           $4,140,331                20.1%
2005                 302,992                24.1%           $4,930,762                23.9%
2006                 343,299                27.3%           $5,946,821                28.8%
2007                 376,747                30.0%           $6,921,058                33.6%
2008                 387,101                30.8%           $7,163,053                34.7%
2009                 677,316                53.9%          $11,728,704                56.9%
2010                 901,034                71.7%          $15,209,511                73.8%
2011                 932,621                74.2%          $15,935,623                77.3%
2012                 968,911                77.1%          $16,655,260                80.8%
AFTER              1,257,201               100.0%          $20,620,853               100.0%
-----------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------

                                    14 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                  CONCORD MILLS
--------------------------------------------------------------------------------




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                                    15 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                  CONCORD MILLS
--------------------------------------------------------------------------------




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                                    16 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1










                      [THIS PAGE INTENTIONALLY LEFT BLANK]









                                    17 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                 CROSSROADS MALL
--------------------------------------------------------------------------------






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                                    18 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                 CROSSROADS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:           $44,700,000
CUT-OFF PRINCIPAL BALANCE:            $44,491,654
% OF POOL BY IPB:                     4.2%
LOAN SELLER:                          JPMCB
BORROWER:                             Crossroads Mall, LLC
SPONSOR:                              Simon Property Group, L.P.
ORIGINATION DATE:                     9/16/02
INTEREST RATE:                        6.2000%
INTEREST ONLY PERIOD:                 NAP
MATURITY DATE:                        10/10/12
AMORTIZATION TYPE:                    Balloon
ORIGINAL AMORTIZATION:                360
REMAINING AMORTIZATION:               355
CALL PROTECTION:                      L(24),Def(87),O(4)
CROSS-COLLATERALIZATION:              NAP
LOCK BOX:                             Hard
ADDITIONAL DEBT:                      NAP
ADDITIONAL DEBT TYPE:                 NAP
LOAN PURPOSE:                         Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple/Leasehold
PROPERTY TYPE:                   Regional Mall
SQUARE FOOTAGE:                  452,786 portion of 858,455 total square feet(1)
LOCATION:                        Omaha, NE
YEAR BUILT/RENOVATED:            1960/1998
OCCUPANCY:                       94.5%1
INLINE OCCUPANCY:                81.1%
OCCUPANCY DATE:                  1/7/03
INLINE SALES/SF:                 $242(2)
OCCUPANCY COST:                  13.5%
NUMBER OF TENANTS:               75
HISTORICAL NOI:        2000:     $6,150,091
                       2001:     $6,055,693
                       2002:     $6,186,513 (TTM as of 6/30/02)
UW NOI:                          $5,630,006
UW NET CASH FLOW:                $5,385,005
APPRAISED VALUE:                 $57,100,000
APPRAISAL DATE:                  7/25/02
--------------------------------------------------------------------------------
(1) Dillard's and Sears are anchor tenants of the Crossroads Mall, but do not serve as collateral for this loan. Occupancy displayed is for the entire Crossroads Mall inclusive of Sears and Dillard's.
(2) Includes all tenants under 10,000 square feet who reported sales.

-------------------------------------------------------------------------------
                                    RESERVES
-------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL              MONTHLY
                                      -------------------- --------------------
                      Taxes:                 $402,875             $74,000
                      TI/LC:               $1,500,000(3)               $0
                      CapEx:                       $0              $7,669
                      Other:                 $273,774                  $0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $99
CUT OFF DATE LTV:                77.9%
MATURITY DATE LTV:               66.8%
UW DSCR:                         1.64x
-------------------------------------------------------------------------------
(3) The $1.5 Million TILC reserve is for Younker's, which is an anchor tenant whose lease expires during the loan term (2008). In lieu of cash Simon Property Group, L.P. has provided a corporate guaranty.

--------------------------------------------------------------------------------------------------
                                         ANCHOR TENANTS

         TENANT NAME                       PARENT COMPANY         MOODY'S/S&P(4)    SQUARE FEET
--------------------------------------------------------------------------------------------------
DILLARD'S(5)            Dillard's Inc. (NYSE: DDS)                    Ba3/BB+         207,114
YOUNKERS                Saks Inc. (NYSE: SKS)                          B1/BB          204,000
SEARS(5)                Sears, Roebuck & Co. (NYSE: S)               Baa1/BBB+        198,555
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                         ANCHOR TENANTS

         TENANT NAME            % OF GLA       SALES PSF     BASE RENT PSF  LEASE EXPIRATION YEAR
--------------------------------------------------------------------------------------------------
DILLARD'S(5)                        NAP             NAP            NAP              NAP
YOUNKERS                          50.3%             NAP          $2.68              2008
SEARS(5)                            NAP             NAP            NAP              NAP
--------------------------------------------------------------------------------------------------

4 Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
5 The Dillard's and Sears are anchor owned and do not serve as part of the collateral for this loan.

-------------------------------------------------------------------------------------------------------
                              SIGNIFICANT NATIONAL IN-LINE TENANTS

         TENANT NAME                           PARENT COMPANY         MOODY'S/S&P(4)     SQUARE FEET
-------------------------------------------------------------------------------------------------------
OLD NAVY                    The Gap, Inc. (NYSE: GPS)                      Ba2/BB+         24,840
BARNES & NOBLE              Barnes & Noble, Inc. (NYSE: BKS)              Ba2/BB           23,887
THE FINISH LINE             The Finish Line Inc (NSDQ: FINL)               NR/NR           13,338
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                              SIGNIFICANT NATIONAL IN-LINE TENANTS

         TENANT NAME                 % OF GLA       SALES PSF     BASE RENT PSF  LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------
OLD NAVY                                5.5%            $175          NAP(6)             2005
BARNES & NOBLE                          5.3%            $186         $15.70              2008
THE FINISH LINE                         2.9%            $241         $17.00              2008
-------------------------------------------------------------------------------------------------------

(6) Tenant pays percentage sales in lieu of base monthly rent.

                                    19 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                 CROSSROADS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   SPONSOR(1)
--------------------------------------------------------------------------------
Simon Property Group, L.P. is a subsidiary operating partnership of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group, L.P. has an unsecured debt rating of Baa1/BBB+ by Moody's and S&P, respectively. Simon Property Group, Inc., headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers. Through its subsidiary partnerships, it currently owns or has an interest in 249 properties containing an aggregate of 185.8 million square feet of gross leasable area in 36 states, as well as eight assets in Europe and Canada and ownership interests in other real estate assets. Simon Property Group, Inc. is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $21.5 billion as of February 28, 2003.
--------------------------------------------------------------------------------
(1) Some information obtained from the Simon Property Group website, which can be found at http://about.simon.com/corpinfo/index.html.

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Crossroads Mall Property is a 452,786 square foot portion of a 858,455 square foot enclosed regional mall. The Crossroads Mall Property is located on
35.03 acres with 3,615 parking spaces. Overall occupancy in the mall is 94.5%; the Crossroads Mall Property portion is 89.6% occupied. Major in-line tenants not listed on the previous page include Gap, Victoria's Secret, Aeropostale, and Bath and Body Works.

The Crossroads Mall Property underwent a $4.5 million renovation in 1998. The renovation included improvements to numerous aspects of the property, including flooring, lighting, and painting.

The Crossroads Mall Property contains more than 65 inline and specialty tenants. Sales for all tenants under 10,000 square feet who reported sales was $242 per square foot for 2002. Occupancy cost for all non-anchor tenants was 13.5%

The Crossroads Mall Property is managed by Simon Management Associates, L.L.C. Simon Management Associates is an affiliate of Simon Property Group L.P.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(2)
--------------------------------------------------------------------------------
The Crossroads Mall Property is located at the corner of 72nd & West Dodge Road. Since 1999, Dodge Road has been reconstructed and expanded and 72nd has also been completely reconstructed and expanded from Dodge Road south three miles to Interstate 80. According to Integra Realty Resources Dodge Road "is a major east/west arterial through Omaha, and therefore has developed as a major retail and employment corridor." The Crossroads Mall is located in the eastern portion of Omaha metro area. This neighborhood is located approximately four miles west of downtown Omaha, a half mile west of the University of Nebraska at Omaha, and
6.5 miles southwest of Omaha's main airport, Eppley Airfield. Major employers in Omaha include Alegent Health, First Data, Mutual of Omaha, Nebraska Health System, and Offutt Air Force Base.

The primary trade area for the Crossroads Mall Property is the majority of Omaha MSA and Douglas County. Total population within the primary trade area was 488,525 in 2002. The population has increased at an annual rate of 0.9% from 1990 to 2002. Estimated average household income in the trade area is $67,567.
--------------------------------------------------------------------------------
(2) Certain information taken from the Integra Realty Resources appraisal dated July 25, 2002.

-----------------------------------------------------------------------------------
                               LEASE ROLLOVER SCHEDULE

                NUMBER OF
                 LEASES       SQUARE FEET     % OF GLA    BASE RENT    % OF BASE
    YEAR        EXPIRING       EXPIRING       EXPIRING     EXPIRING  RENT EXPIRING
-----------------------------------------------------------------------------------
VACANT              NAP          46,953          10.4%         NAP          NAP
2003 & MTM           15          20,450           4.5%    $565,082        11.9%
2004                 11          21,135           4.7%     470,000         9.9%
2005                 13          49,814          11.0%     515,692        10.9%
2006                  5           6,254           1.4%     204,218         4.3%
2007                  4           3,534           0.8%     158,375         3.3%
2008                  7         247,083          54.6%   1,386,395        29.3%
2009                  7          24,949           5.5%     503,952        10.7%
2010                  6          15,336           3.4%     332,681         7.0%
2011                  3           8,370           1.8%     211,349         4.5%
2012                  1           2,600           0.6%      46,800         1.0%
AFTER                 3           6,308           1.4%     334,553         7.1%
-----------------------------------------------------------------------------------
TOTAL                75         452,786         100.0%  $4,729,097
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                               LEASE ROLLOVER SCHEDULE


              CUMULATIVE SQUARE   CUMULATIVE % OF  CUMULATIVE BASE    CUMULATIVE % OF
    YEAR        FEET EXPIRING      GLA EXPIRING     RENT EXPIRING   BASE RENT EXPIRING
--------------------------------------------------------------------------------------
VACANT               46,953              10.4%              NAP                NAP
2003 & MTM           67,403              14.9%         $565,082              11.9%
2004                 88,538              19.6%       $1,035,082              21.9%
2005                138,352              30.6%       $1,550,774              32.7%
2006                144,606              31.9%       $1,754,992              37.1%
2007                148,140              32.7%       $1,913,367              40.5%
2008                395,223              87.3%       $3,299,762              69.8%
2009                420,172              92.8%       $3,803,714              80.1%
2010                435,508              96.2%       $4,136,395              87.5%
2011                443,878              98.0%       $4,347,744              91.9%
2012                446,478              98.6%       $4,394,544              92.9%
AFTER               452,786             100.0%       $4,729,097             100.0%
--------------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------------

                                    20 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                 CROSSROADS MALL
--------------------------------------------------------------------------------



                        [MAP OF CROSSROADS MALL OMITTED]



                                    21 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                 CROSSROADS MALL
--------------------------------------------------------------------------------



                    [MAP OF CROSSROADS MALL LOCATION OMITTED]



                                    22 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                 CROSSROADS MALL
--------------------------------------------------------------------------------



                      [THIS PAGE INTENTIONALLY LEFT BLANK]



                                    23 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                          CROSSWAYS/NEWINGTON PORTFOLIO
--------------------------------------------------------------------------------







             [PHOTOGRAPHS OF CROSSWAYS/NEWINGTON PORTFOLIO OMITTED]






                                    24 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                          CROSSWAYS/NEWINGTON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $43,950,000
CUT-OFF PRINCIPAL BALANCE:              $43,765,312
% OF POOL BY IPB:                       4.1%
LOAN SELLER:                            SBRC
BORROWER:                               See "Portfolio Properties" chart below
SPONSOR:                                Douglas J. Donatelli, Louis T. Donatelli
ORIGINATION DATE:                       9/6/02
INTEREST RATE:                          6.7000%
INTEREST ONLY PERIOD:                   NAP
MATURITY DATE:                          10/1/12
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360
REMAINING AMORTIZATION:                 355
CALL PROTECTION:                        LO(24),Def(89),O(2)
CROSS-COLLATERALIZATION:                Yes
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        $5,350,000
ADDITIONAL DEBT TYPE:                   Mezzanine
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio
TITLE:                           Fee Simple
PROPERTY TYPE:                   Industrial Flex
SQUARE FOOTAGE:                  811,197
LOCATION:                        Chesapeake & Lorton, VA
YEAR BUILT/RENOVATED:            See "Portfolio Properties" chart below
OCCUPANCY:                       99.6%
OCCUPANCY DATE:                  9/30/02 and 10/8/02
NUMBER OF TENANTS:               69
HISTORICAL NOI:
                       2000:     $4,567,558
                       2001:     $4,627,977
                       2002:     $4,687,643 (Annualized as of 9/30/02)
UW NOI:                          $4,854,769
UW NET CASH FLOW:                $4,414,263
APPRAISED VALUE:                 $58,200,000
APPRAISAL DATE:                  5/23 & 5/24/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL              MONTHLY
                                       -------------------- --------------------
                       Taxes:                 $108,323             $47,118
                       Insurance:             $105,751             $10,575
                       TI/LC:                       $0             $27,012
                       CapEx:                 $111,250              $9,222
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $54
CUT OFF DATE LTV:                75.2%
MATURITY DATE LTV:               65.3%
UW DSCR:                         1.30x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      PORTFOLIO PROPERTIES

                                                                            YEAR BUILT/
        PROPERTY NAME                 BORROWER                LOCATION       RENOVATED    SQUARE FEET
-------------------------------------------------------------------------------------------------------
CROSSWAYS COMMERCIAL CENTER    Crossways Associates LLC Chesapeake, VA      1978/1998     558,343

NEWINGTON BUSINESS PARK CENTER Newington Terminal       Lorton, VA           1986/NAP     252,854
                               Associates LLC
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                      PORTFOLIO PROPERTIES

                                            # OF
        PROPERTY NAME            OCC       TENANTS            TOP TENANTS                APPRAISED VALUE
-------------------------------------------------------------------------------------------------------------
CROSSWAYS COMMERCIAL CENTER     100.0%         9     First Data Resources, Anteon, U.S.    $36,600,000
                                                     Maritime Administration
NEWINGTON BUSINESS PARK CENTER   98.9%        56     GSA/FBI, Diet To Go, Inc., Tate       $21,600,000
                                                     Engineering
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                 SIGNIFICANT TENANTS

               TENANT NAME                           PARENT COMPANY        MOODY'S/ S&P(1)
---------------------------------------------------------------------------------------------
FIRST DATA RESOURCES               First Data Corporation (NYSE: FDC)           A1/A+
ANTEON                             Anteon International Corp. (NYSE: ANT)      BB-/Ba3
U.S. MARITIME ADMINISTRATION       U.S. Maritime Administration                Aaa/AAA
VISTEON                            Visteon Corporation (NYSE: VC)               Baa2/BBB
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                       SIGNIFICANT TENANTS

               TENANT NAME           SQUARE FEET   % OF GLA       BASE RENT PSF      LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------
FIRST DATA RESOURCES                     117,336       14.5%          $9.80                   2008
ANTEON                                   104,700       12.9%          $4.72               2004 - 2007(2)
U.S. MARITIME ADMINISTRATION              94,950       11.7%          $3.88                   2004
VISTEON                                   73,400        9.0%          $4.29                  2011(3)
------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) Anteon has four leases at Crossways Commercial Center Property: (36,000 SF; $4.78 psf ; expiring 2004), (48,000 SF; $4.93 psf ; 2006), (12,000 SF; $5.10
    psf; 2007), and (8,700 SF; $2.75 psf ; 2007).
(3) Visteon has two leases at the Crossways Commercial Center Property with the following terms: 61,240 SF at $4.45 psf expiring 2011 and 12,160 SF at $3.50 psf expiring 2011.

                                    25 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                          CROSSWAYS/NEWINGTON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the loan are Louis T. Donatelli, Douglas Donatelli, and Nicholas Smith. The three sponsors have real estate experience in various phases of real estate ownership, including acquisition, finance, management, and development. The sponsors are the founders of First Potomac Realty Investment Trust, which was created in 1997. First Potomac Realty Investment Trust's real estate portfolio includes seven flex and industrial properties totaling 22 buildings and 1.8 million SF in the Northern Virginia-Baltimore/Washington corridor.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Crossways Commercial Center Property is located on approximately 36.2 acres in the Crossways Center, a mixed-use retail/office/warehouse industrial park totaling 200-acres located 1/2 mile from I-64 off of Greenbrier Parkway (Interstate 64). Retail development and five hotels are located in the vicinity of the subject. The Crossways Commercial Center Property was constructed in 1978 and renovated in 1998. The Crossways Commercial Center Property totals 558,343 SF and is 100% occupied by 9 tenants. By space type, the property is approximately 62% warehouse, 27% flex/industrial, and 11% office.

The Newington Business Park Center Property is located on approximately 17 acres and approximately three miles south of the Capital Beltway / I-495 (Springfield Interchange). Terminal Road is developed with a variety of industrial uses, including tank farms, single-tenant and multi-tenant flex industrial, and office/warehouse buildings. The Newington Business Park Center Property was constructed in 1986. The Newington Business Park Property totals 252,854 SF and is 98.9% occupied by 56 tenants. The property is 100% office/industrial. Tenant spaces typically feature varying degrees of office finish and warehouse/storage space. Percentage of office finish varies from 0% to 100% based on the tenant's business line/industry and its space use parameters. The subject property has an overall office finish of 25%.

The Crossways Commercial Center and Newington Business Park Center Portfolio Property are managed by First Potomac Realty Trust, an affiliate of First Potomac Realty Investment Trust, which is a commercial developer founded in 1997. First Potomac Realty Trust currently has a management portfolio of approximately 8 million SF of flex and industrial properties in the Northern Virginia-Baltimore/Washington corridor.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Crossways Commercial Center is located at 1430 and 1449 Kristina Way and 1501 and 1545 Crossways Boulevard in Chesapeake, VA. Crossways Center's is located 1/2 mile from the I-64/Greenbrier Parkway (exit 289) interchange, 10-miles from Norfolk International Airport, and within minutes of the 12 U.S. Navy, Army, Air Force, and Coast Guard installations in Hampton Roads. Based on the Old Dominion University Annual Survey as of year-end 2001, the Greenbrier industrial (warehouse) submarket was comprised of 252 buildings totaling 7.8 million SF. Reported market vacancy was 6.5%, up from 4% at year-end 2000. As of 12/31/01, there is reportedly only one property, a 75,000 SF distribution facility, planned for development in the submarket. Additionally, a review of the overall market, known as the Hampton Roads market, indicates that only 6% of all industrial space is comprised of buildings over 60,000 SF. The 1501 Crossways Boulevard building, has 348,455 SF, 25-foot clear height, and column spacing of up to 40'x119'.

The Newington Business Park Center is located at 8532-8536, 8538, and 8540 Terminal Road within the Springfield Planning District, an area just south of Washington, DC. The Springfield-Interstate 95 Corridor area is located at the crossroads of the Capital Beltway (I-495), Interstate 95, Interstate 395, the Fairfax County Parkway, and the Franconia-Springfield Parkway. As of August 2002, the total inventory for the Northern Virginia market is nearly 67.2 million SF, a 0.75% increase versus the prior quarter. Direct market vacancy is 8.67%; including sublet space the market vacancy is 10.1%, down 0.3% from the prior quarter. The subject is located in the I-95 Corridor submarket, which has a total inventory of 25 million SF. The submarket direct vacancy rate is 4.6%; including sublease space, 5.2%, nearly half the overall market's rate. As of August 2002, 830,298 SF was under construction in the Northern Virginia market, down from 1,247,611 SF the prior quarter, with 101,000 SF under construction within the I-95 Corridor submarket. During the first eight months of 2002, the overall market's absorption was a negative 109,000 SF, while the submarket's absorption was a positive 32,000 SF.
--------------------------------------------------------------------------------
(1) Statistics provided by Old Dominion University and Transwestern Commercial Services.

------------------------------------------------------------------------------------------------
                                LEASE ROLLOVER SCHEDULE

                NUMBER OF
                 LEASES       SQUARE FEET     % OF GLA                           % OF BASE
        YEAR    EXPIRING       EXPIRING       EXPIRING     BASE RENT EXPIRING  RENT EXPIRING
------------------------------------------------------------------------------------------------
VACANT              NAP            3,000         0.4%                 NAP            NAP
2003 & MTM           10           31,216         3.8               $274,802          4.5%
2004                 14          213,050        26.3              1,181,174         19.4
2005                 14           41,047         5.1                352,671          5.8
2006                 11           97,390        12.0                660,829         10.9
2007                 11          147,595        18.2              1,052,047         17.3
2008                  3          129,426        16.0              1,242,767         20.4
2009                  1           61,992         7.6                908,497         14.9
2010                  0                0         0.0                      0          0.0
2011                  2           73,400         9.1                315,078          5.2
2012                  2            4,567         0.6                 35,921          0.6
AFTER                 1            8,514         1.1                 57,791          1.0
------------------------------------------------------------------------------------------------
TOTAL                69          811,197       100.0%            $6,081,577        100.0%
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE

                   CUMULATIVE SQUARE     CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
        YEAR         FEET EXPIRING        GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
--------------------------------------------------------------------------------------------------
VACANT                        3,000                 0.4%                 NAP                  NAP
2003 & MTM                   34,216                 4.2%            $274,802                 4.5%
2004                        247,266                30.5%          $1,455,977                23.9%
2005                        288,313                35.5%          $1,808,647                29.7%
2006                        385,703                47.6%          $2,469,477                40.6%
2007                        533,298                65.7%          $3,521,523                57.9%
2008                        662,724                81.7%          $4,764,290                78.3%
2009                        724,716                89.3%          $5,672,787                93.2%
2010                        724,716                89.3%          $5,672,787                93.2%
2011                        798,116                98.4%          $5,987,865                98.5%
2012                        802,683                99.0%          $6,023,786                99.1%
AFTER                       811,197               100.0%          $6,081,577               100.0%
--------------------------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------------------------

                                    26 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                          CROSSWAYS/NEWINGTON PORTFOLIO
--------------------------------------------------------------------------------





             [MAY OF CROSSWAYS/NEWINGTON PORTFOLIO LOCATION OMITTED]




                                    27 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                  BISHOPS GATE
--------------------------------------------------------------------------------







                      [PHOTOGRAPHS OF BISHOPS GATE OMITTED]






                                    28 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1


--------------------------------------------------------------------------------
                                  BISHOPS GATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $38,150,000
CUT-OFF PRINCIPAL BALANCE:                  $38,057,689
% OF POOL BY IPB:                           3.6%
LOAN SELLER:                                SBRC
BORROWER:                                   iStar Bishops Gate LLC
SPONSOR:                                    iStar Financial, Inc.
ORIGINATION DATE:                           12/11/02
INTEREST RATE:                              5.3110%
INTEREST ONLY PERIOD:                       NAP
ANTICIPATED REPAYMENT DATE:                 1/1/13
FINAL MATURITY DATE:                        1/1/33
AMORTIZATION TYPE:                          ARD
ORIGINAL AMORTIZATION:                      360
REMAINING AMORTIZATION:                     358
CALL PROTECTION:                            L(24),Def(91),O(3)
CROSS-COLLATERALIZATION:                    NAP
LOCK BOX:                                   Hard
ADDITIONAL DEBT:                            $23,387,500
ADDITIONAL DEBT TYPE:                       B-Note
LOAN PURPOSE:                               Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Suburban Office
SQUARE FOOTAGE:                  483,896
LOCATION:                        Mount Laurel, NJ
YEAR BUILT/RENOVATED:            1999
OCCUPANCY:                       100.0%
OCCUPANCY DATE:                  12/11/02
NUMBER OF TENANTS:               1
HISTORICAL NOI:                  NAV
UW NOI:                          $6,291,869
UW NET CASH FLOW:                $5,863,320
APPRAISED VALUE:                 $90,000,000
APPRAISAL DATE:                  11/8/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:
            Taxes/Insurance:            Waived so long as the lease guarantor
                                        maintains an investment grade credit
                                        rating

            Tenant Security Deposit:    One year's rent (waived so long as
                                        the lease guarantor maintains an
                                        investment grade credit rating)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:        $79
CUT OFF DATE LTV:            42.3%
MATURITY DATE LTV:           35.2%
UW DSCR:                     2.30x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

          TENANT NAME            PARENT COMPANY   MOODY'S/ S&P(1)  SQUARE FEET   % OF GLA    BASE RENT PSF   LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
CENDANT MORTGAGE CORPORATION    PHH Corporation(2)   Baa1/BBB+       483,896       100.0%        $13.82               2022
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field.
(2) PHH Corporation is a wholly owned subsidiary of Cendant Corporation. PHH is also the Lease Guarantor.

                                    29 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  BISHOPS GATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsor of the loan is iStar Financial Inc., a real estate finance company that provides senior and junior loans, mezzanine, and lease financing to institutional property clients. The sponsor was formed by the successful integration of several private investment funds in 1993. In March 1998, Starwood Financial Trust was formed by combining $1.1 billion in assets from Starwood Mezzanine Investors, LP and Starwood Opportunity Fund IV, LP. The sponsor went public (NYSE: SFI) in March 1998. In 2000, after acquiring TriNet Corporation Realty Trust, a public company specializing in net leasing of corporate facilities, in 1999, the sponsor was renamed iStar Financial Inc. iStar is currently rated Ba1 and BB+ by Moody's and S&P, respectively. .

As of November 14, 2002, iStar's equity capitalization was $2.36 billion. Starwood Capital Group owns approximately 26% of iStar's outstanding common shares. Approximately 56% of iStar's portfolio was in loans at the end of 3Q 2002, with the remaining 44% in equity ownership in real estate-related investments. Corporate tenant leases on owned property averages 9.1 years in maturity, up from 5.5 years at the time of the TriNet merger. First mortgages represented 37% of the total portfolio, second mortgages 6%, and corporate/structured finance loans 13%. By collateral type, office properties comprised 47%, industrial/R&D facilities 14%, hotels 12%, investment grade corporate tenant leases 5%, retail 4%, conference & entertainment 7%, mixed use 6%, and residential 5% of iStar's loan portfolio.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Bishops Gate Property is comprised of two Class A office buildings completed in 1999 as build-to-suit facilities for the current tenant, Cendant Mortgage Corporation. Bishops Gate 1 is a 376,122 SF, three-story, U-shaped building on a 40.923-acre lot. Within the "U" is a courtyard containing tables and chairs that are used for company and business functions. Bishops Gate 2 is a 107,774 SF, three-story, rectangular-shaped building on a 10.76-acre lot. The improvements are located roughly in the center of each lot, with parking located on all four sides of Bishops Gate 1 and on three sides of Bishops Gate 2.

The buildings are located in Bishops Gate Corporate Campus, a two-phase office campus development that includes several other office buildings. Both buildings offer a parking ratio of 7 cars per 1,000 sf. The buildings have 18" raised floors, which provide housing for all data and telecom cabling as well as the AC duct work. The buildings were designed to be run as a densely occupied (200-250 sf per employee) call centers. Given the nature of this business, the buildings were designed to allow for an average employee relocation of three times per year. To facilitate this need, the buildings have moveable walls that can be used to either increase or decrease the size of the conference rooms. In addition, the raised floors and carpeted tiles allow access to reconfigure data/telecommunications connections for employee relocation. Consequently, the buildings are readily adaptable to multi-tenant use. Each building is also equipped with security systems including secure card-key access.

The tenant, Cendant Mortgage Corporation, is a residential mortgage originator and servicer with a core competency in fulfilling outsourcing contracts with banks to underwrite, process and service their mortgage loans. Total mortgage originations for FY 2001 were $45 billion. CMC's mortgage originations are primarily sourced through either Cendant Corp's residential brokerage network or affinity relationships with financial institutions.

Cendant Mortgage Corporation has leased the entire property for a 20-year non-cancelable term expiring in 2022, with additional four five-year options. Rent is $13.82/SF NNN for the first five years, with a 5% increase every five years thereafter. Each five-year option also includes a 5% increase. The average rent over the 20-year term is $15.27/SF. All property operating expenses, including roof and structural, utilities, insurance, and real estate taxes, are Cendant's sole responsibility. The lease is guaranteed by PHH Corporation, the parent company to Cendant Mortgage, which is a wholly-owned subsidiary of Cendant Corporation.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

The Bishops Gate Property is located within the Bishops Gate Corporate Campus, a Class A office park in the township of Mount Laurel in Burlington County, NJ, approximately 15 miles east of Center City, Philadelphia and 90 miles south of New York City. The Campus consists of 312 acres (138 acres available for future development). It is located directly off of Route 38, less than 1/4-mile from I-295, the primary artery through the area providing access to New York, Philadelphia, and I-95. This area is part of the Philadelphia, PA-NJ Primary Metropolitan Statistical Area, which is the fifth largest PMSA in the country. Surrounding land uses consist of vacant land, office and minor retail development, and light industrial developments.

The property is located in the Southern New Jersey office market, which consists of 205 multi-story office buildings containing a total of 9.88 million SF. As of third quarter 2002, available space totaled 1.30 million SF, or approximately 13% of total supply. Within the property's submarket, known as the "3M" submarket, Class A asking rents are approximately $24.00/SF FSG (equivalent to approximately $18.00/SF NNN). Class A vacancy was about 9%.
--------------------------------------------------------------------------------
(1) Statistics provided by Insignia ESG.

                                    30 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  BISHOPS GATE
--------------------------------------------------------------------------------




                     [MAP OF BISHOPS GATE LOCATION OMITTED]




                                    31 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------




                     [PHOTOGRAPHS OF SUNMARK PLAZA OMITTED]




                                    32 of 55

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $35,900,000
CUT-OFF PRINCIPAL BALANCE:              $35,900,000
% OF POOL BY IPB:                       3.4%
LOAN SELLER:                            SBRC
BORROWER:                               SunMark Centers, LLC
SPONSOR:                                Milton Bilak, Sara Dumont
ORIGINATION DATE:                       8/2/02
INTEREST RATE:                          6.7900%
INTEREST ONLY PERIOD:                   12
MATURITY DATE:                          9/1/12
AMORTIZATION TYPE:                      IO-Balloon
ORIGINAL AMORTIZATION:                  340
REMAINING AMORTIZATION:                 340
CALL PROTECTION:                        L(24),Def(88),O(2)
CROSS-COLLATERALIZATION:                NAP
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        NAP
ADDITIONAL DEBT TYPE:                   NAP
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Anchored Retail
SQUARE FOOTAGE:                  281,171
LOCATION:                        Henderson, NV
YEAR BUILT/RENOVATED:            2000
OCCUPANCY:                       98.0%
OCCUPANCY DATE:                  10/31/02
NUMBER OF TENANTS:               19
HISTORICAL NOI:
                       2002:     $3,242,187 (Annualized as of 10/31/02)
UW NOI:                          $3,606,496
UW NET CASH FLOW:                $3,436,107
APPRAISED VALUE:                 $44,900,000
APPRAISAL DATE:                  6/16/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL            MONTHLY
                                    -------------------- --------------------
                    Taxes:                  $96,447             $24,112
                    Insurance:                   $0              $6,000
                    TI/LC:                       $0             $12,500
                    CapEx:                       $0              $3,560
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $128
CUT OFF DATE LTV:                80.0%
MATURITY DATE LTV:               69.3%
UW DSCR:                         1.20x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                SIGNIFICANT TENANTS

        TENANT NAME                PARENT COMPANY            MOODY'S/ S&P(1)  SQUARE FEET
------------------------------------------------------------------------------------------
BEST BUY                 Best Buy Co. Inc. (NYSE: BBY)           Baa3/BBB      46,349
SPORT CHALET, INC.       Sport Chalet, Inc. (NSDQ: SPCH)          NR/NR        42,000
JO-ANN'S                 Jo-Ann Stores, Inc. (NYSE: JAS)          B2/B+        42,000
ASHLEY FURNITURE         NAP                                      NR/NR        35,000
BED BATH & BEYOND        Bed Bath & Beyond Inc (NSDQ: BBBY)      NR/BBB-       30,000
DESIGNER SHOE WAREHOUSE  Schottenstein Stores Corporation         NR/NR        30,000
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
                                                                          LEASE
        TENANT NAME        % OF GLA     SALES PSF     BASE RENT PSF   EXPIRATION YEAR
--------------------------------------------------------------------------------------
BEST BUY                    16.5%          NAV            $6.21            2022
SPORT CHALET, INC.          14.9%          NAV           $13.75            2012
JO-ANN'S                    14.9%          NAV           $12.25            2012
ASHLEY FURNITURE            12.4%          NAV           $18.00            2011
BED BATH & BEYOND           10.7%          NAV           $12.25            2012
DESIGNER SHOE WAREHOUSE     10.7%          NAV           $13.50            2013
--------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field.

                                    33 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the loan are Milton Bilak and Sara Dumont. Mr. Bilak has real estate experience in various phases of real estate ownership, including acquisition, finance, management, and development. For the past 20 years his company, Bilak Investment Company, has owned and operated regional shopping centers. Ms. Dumont, who is Mr. Bilak's aunt, has been a passive investor in his various real estate investments. Mr. Bilak's real estate portfolio is comprised of investments ($11.4 million) in 11 commercial properties, mostly retail, located in California, Washington and Nevada. Mr. Bilak and Ms. Dumont are also the sponsors for the Torrance Crossroads Loan.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Sunmark Plaza Property is a 281,171 SF retail power center located in Henderson, Nevada, which consists of one single-story multi-tenanted anchor building and an additional four freestanding buildings. The property, which was constructed in 2000, totals 281,171 SF and is 98% occupied by 19 tenants.

Sunmark Plaza is managed by Dolmar, Inc., an affiliate of SunMark Centers, LLC. Dolmar, Inc. has managed real estate investments for Mr. Bilak for the past 20 years.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Sunmark Plaza Property is located approximately 1/8 mile west of Interstate 515 (Highway 93/95), which travels north to Reno, Nevada, and south to Phoenix, and eight miles east of Interstate 15, which travels north to Salt Lake City and south to Los Angeles. According to the 2000 Annual Traffic Report as published by the Nevada Department of Transportation, approximately 44,000 vehicles pass in front of the subject each day. U.S. Highway 95 has a traffic count of about 80,000 vehicles per day at the Sunset Road Interchange, which is just east of the subject. The Sunmark Plaza Property is located approximately five miles east of the Las Vegas McCarren International Airport, and seven miles east of the hotels and casinos on the Las Vegas strip. Immediately east of the property is Green Valley, a 2,500 master planned community that is home to 33,000 residents.

The Sunmark Plaza Property is located in the Henderson retail submarket, which is part of the overall Las Vegas retail market. At the end of the Second Quarter 2002, submarket vacancy was 6.8%, higher than the overall market vacancy of 3.2%. However, if a vacant Home Place space (110,000 SF) and a former Costco store are omitted, the submarket vacancy is less than 3.5%. For the second quarter in a row, the Henderson submarket had no new completions of retail space. Net absorption within the Henderson submarket was a positive 43,000 SF during the Second Quarter 2002. Asking rents decreased to $15.00/SF from $16.44/SF the prior quarter. No new retail space entered the submarket during the first half of 2002. Currently 352,000 SF of space is under construction within the Henderson submarket.

However, 88% of the property is leased to tenants whose leases expire in 2012 or beyond. Henderson, which occupies the southern rim of the Las Vegas Valley, is the state's second largest city. Its population, which is currently reported at 177,893, expanded by more than 195% between 1990 and 2001. The city continues to have the highest median household income in the Las Vegas Valley, estimated at $80,341 in 2001.
--------------------------------------------------------------------------------
(1) Statistics provided by Colliers International.

----------------------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE

               NUMBER OF
                LEASES       SQUARE FEET     % OF GLA                           % OF BASE
    YEAR       EXPIRING       EXPIRING       EXPIRING     BASE RENT EXPIRING  RENT EXPIRING
----------------------------------------------------------------------------------------------
VACANT             NAP              5,644         2.0%                   NAP          NAP
2003 & MTM           0                  0         0.0                     $0          0.0
2004                 0                  0         0.0                      0          0.0
2005                 0                  0         0.0                      0          0.0
2006                 0                  0         0.0                      0          0.0
2007                 6             13,244         4.7                312,876          8.0
2008                 1              1,300         0.5                 37,440          1.0
2009                 0                  0         0.0                      0          0.0
2010                 0                  0         0.0                      0          0.0
2011                 2             47,250        16.8                813,750         20.9
2012                 7            134,149        47.7              1,869,228         47.9
AFTER                3             79,584        28.3                864,996         22.2
----------------------------------------------------------------------------------------------
TOTAL               19            281,171       100.0%            $3,898,290        100.0%
----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE

                CUMULATIVE SQUARE     CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
    YEAR          FEET EXPIRING        GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
------------------------------------------------------------------------------------------------
VACANT                   5,644                 2.0%                 NAP                  NAP
2003 & MTM               5,644                 2.0%                   0                 0.0%
2004                     5,644                 2.0%                   0                 0.0%
2005                     5,644                 2.0%                   0                 0.0%
2006                     5,644                 2.0%                   0                 0.0%
2007                    18,888                 6.7%            $312,876                 8.0%
2008                    20,188                 7.2%            $350,316                 9.0%
2009                    20,188                 7.2%            $350,316                 9.0%
2010                    20,188                 7.2%            $350,316                 9.0%
2011                    67,439                24.0%          $1,164,066                29.9%
2012                   201,587                71.7%          $3,033,294                77.8%
AFTER                  281,171               100.0%          $3,898,290               100.0%
------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------


                                    34 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                  SUNMARK PLAZA
--------------------------------------------------------------------------------






                     [MAP OF SUNMARK PLAZA LOCATION OMITTED]






                                    35 of 55

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
STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SOMERSET SHOPPES
--------------------------------------------------------------------------------





                    [PHOTOGRAPHS OF SOMERSET SHOPPES OMITTED]





                                    36 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SOMERSET SHOPPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $30,000,000
CUT-OFF PRINCIPAL BALANCE:              $29,865,804
% OF POOL BY IPB:                       2.8%
LOAN SELLER:                            SBRC
BORROWER:                               Somerset Shoppes Fla LLC
SPONSOR:                                Bob Roberts, Lucille Roberts
ORIGINATION DATE:                       9/20/02
INTEREST RATE:                          6.4000%
INTEREST ONLY PERIOD:                   NAP
MATURITY DATE:                          10/1/12
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360
REMAINING AMORTIZATION:                 355
CALL PROTECTION:                        L(24),Def(89),O(2)
CROSS-COLLATERALIZATION:                NAP
LOCK BOX:                               NAP
ADDITIONAL DEBT:                        NAP
ADDITIONAL DEBT TYPE:                   NAP
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Anchored Retail
SQUARE FOOTAGE:                  186,478
LOCATION:                        Boca Raton, FL
YEAR BUILT/RENOVATED:            1987
OCCUPANCY:                       95.9%
OCCUPANCY DATE:                  9/30/02
NUMBER OF TENANTS:               38
HISTORICAL NOI:
                       2000:     $2,921,789
                       2001:     $3,228,715
                       2002:     $3,957,477 (Annualized as of 9/30/02)
UW NOI:                          $3,271,217
UW NET CASH FLOW:                $3,075,815
APPRAISED VALUE:                 $38,200,000
APPRAISAL DATE:                  9/3/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL              MONTHLY
                                      -------------------- --------------------
                      Taxes:                  $45,337             $43,482
                      Insurance:              $13,103             $13,103
                      TI/LC:                       $0             $11,833
                      CapEx:                       $0              $3,108
                      Other:                 $125,000                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $160
CUT OFF DATE LTV:                78.2%
MATURITY DATE LTV:               67.4%
UW DSCR:                         1.37x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

                                                              MOODY'S/                        SALES                     LEASE
      TENANT NAME                     PARENT COMPANY           S&P(1)  SQUARE FEET  % OF GLA   PSF   BASE RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
TJ MAXX                  The TJX Companies, Inc. (NYSE: TJX)   A-/A3     31,520       16.9%   $267      $10.40           2007
MICHAEL'S ARTS & CRAFTS  Michael's Stores Inc (NYSE: MIK)     BB/Ba1     25,000       13.4%   $136       $8.81           2008
LOEHMANNS                Loehmanns Holdings Inc (NSDQ: LHMS)   NR/NR     23,343       12.5%    NAP      $20.78           2010
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field.

                                    37 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SOMERSET SHOPPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the loan are Somerset Shoppes Management, LLC, The Kirk Roberts Trust, The Kevin Roberts Trust, and Bob & Lucille Roberts. Mr. Roberts has real estate experience in various phases of real estate ownership, including acquisition, finance, management, and development. In 1967, he formed The Roberts Organization for the purpose of purchasing and managing prime commercial real estate properties in the tri-state area. One of the entities he formed was Lucille Roberts Health Clubs, Inc. in 1969. He and Lucille opened their first health club on 34th Street in New York City. Today, the Lucille Roberts Health Clubs, Inc. is a women's health club chain, with over 75 health clubs encompassing over 1,000,000 SF in five states. Through an affiliate company, Roberts Equities Inc., the Roberts Organization manages and oversees a real estate portfolio encompassing 10 properties valued in excess of $100 million located in New York City, New Jersey, Pennsylvania and Florida. The sponsors have approximately 23% hard equity into the property.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Somerset Shoppes Property is a 186,475 SF one-story community anchored retail center with three improved out-parcels. The property was constructed in 1987. Additional tenants at the Somerset Shoppes Property include Men's Warehouse ($460/SF in sales), Sundook Art Gallery ($330/SF in sales), Ichiban Japanese Restaurant ($461/SF in sales), and Lens Crafters ($312/SF in sales). The Somerset Shoppes Property is located on Glades Road and has continually experienced occupancy in the above 90% and above-market sales per SF.

The Somerset Shoppes Property is managed by Somerset Shoppes Management LLC, the managing member of the borrowing entity.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Somerset Shoppes Property is located at the northeast corner of Glades Road and Lyons Road, approximately 1 mile west of the Florida Turnpike and 4 miles west of Interstate 95, in a commercial corridor within Boca Raton, Florida, which is in Palm Beach County. Immediately east of the subject, along Glades Road, are single family developments, retail centers and a public golf course. The population of the Palm Beach County MSA was 863,518 as of 1990, which is a
49.7 percent increase over the 1980 population, and equates to an average annual growth rate of 4.12 percent. The estimated 2001 population for Palm Beach County was 1,151,316. The 2001 estimate of average household income within a three-mile radius was $101,568, compared to the US average of $58,875.

As of June 2002, the Palm Beach County market had a total retail inventory of
22.0 million SF with a vacancy rate of 7.35% and asking rents of $16.32/SF. Boca Raton, the second largest submarket, had an inventory of 4.6 million SF, vacancy rate of 5.16% and asking rents of $20.73/SF. The Boca Raton submarket has historically had the highest rental rates in the county. Rental rates for in-line shops at the seven neighborhood retail comparable reviewed by the appraiser indicated rents between $23.00/SF and $30.00/SF.
--------------------------------------------------------------------------------
(1) Statistics provided by Trammell Crow Company.

--------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                         NUMBER OF
                          LEASES       SQUARE FEET     % OF GLA                           % OF BASE
        YEAR             EXPIRING       EXPIRING       EXPIRING     BASE RENT EXPIRING  RENT EXPIRING
--------------------------------------------------------------------------------------------------------
VACANT                       NAP          7,727           4.1%                 NAP             NAP
2003 & MTM                     7         15,395           8.3             $363,016           10.2%
2004                           8         12,068           6.5              326,411            9.2
2005                           3         13,786           7.4              340,169            9.5
2006                           5         11,335           6.1              259,833            7.3
2007                           6         47,324          25.4              757,484           21.3
2008                           5         42,635          22.9              588,259           16.5
2009                           2          9,365           5.0              329,025            9.2
2010                           2         26,843          14.4              600,119           16.8
2011                           0              0           0.0                    0            0.0
2012                           0              0           0.0                    0            0.0
AFTER                          0              0           0.0                    0            0.0
--------------------------------------------------------------------------------------------------------
TOTAL                         38        186,478         100.0%          $3,564,316          100.0%
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE

                         CUMULATIVE SQUARE     CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
        YEAR               FEET EXPIRING        GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
----------------------------------------------------------------------------------------------------------
VACANT                            7,727                 4.1%                 NAP                  NAP
2003 & MTM                       23,122                12.4%            $363,016                10.2%
2004                             35,190                18.9%            $689,427                19.3%
2005                             48,976                26.3%          $1,029,596                28.9%
2006                             60,311                32.3%          $1,289,428                36.2%
2007                            107,635                57.7%          $2,046,912                57.4%
2008                            150,270                80.6%          $2,635,171                73.9%
2009                            159,635                85.6%          $2,964,196                83.2%
2010                            186,478               100.0%          $3,564,316               100.0%
2011                            186,478               100.0%          $3,564,316               100.0%
2012                            186,478               100.0%          $3,564,316               100.0%
AFTER                           186,478               100.0%          $3,564,316               100.0%
----------------------------------------------------------------------------------------------------------
TOTAL
----------------------------------------------------------------------------------------------------------


                                    38 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SOMERSET SHOPPES
--------------------------------------------------------------------------------





                   [MAP OF SOMERSET SHOPPES LOCATION OMITTED]




                                    39 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                    WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX
--------------------------------------------------------------------------------






        [PHOTOGRAPHS OF WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX OMITTED]





                                    40 of 55

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                    WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $29,625,000
CUT-OFF PRINCIPAL BALANCE:              $29,625,000
% OF POOL BY IPB:                       2.8%
LOAN SELLER:                            CIBC
BORROWER:                               Westheimer Galleria Investments, Ltd.
SPONSOR:                                Kamyar Mateen, Bob Yari
ORIGINATION DATE:                       3/7/03
INTEREST RATE:                          5.8800%
INTEREST ONLY PERIOD:                   NAP
MATURITY DATE:                          4/1/13
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360
REMAINING AMORTIZATION:                 360
CALL PROTECTION:                        L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:                NAP
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        $1,975,000
ADDITIONAL DEBT TYPE:                   B Note Secured by the Mortgage
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Office/Retail
SQUARE FOOTAGE:                  423,869
LOCATION:                        Houston, TX
YEAR BUILT/RENOVATED:            1967
OCCUPANCY:                       88.9%
OCCUPANCY DATE:                  10/1/02
NUMBER OF TENANTS:               33
HISTORICAL NOI:
                       2000:     $3,342,467
                       2001:     $3,817,061
                       2002:     $4,165,758 (TTM as of 11/30/02)
UW NOI:                          $3,567,704
UW NET CASH FLOW:                $3,019,996
APPRAISED VALUE:                 $39,500,000
APPRAISAL DATE:                  12/5/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL              MONTHLY
                                         -------------------- ------------------
                         Taxes:                 $320,016             $80,004
                         Insurance:              $47,153              $9,431
                         TI/LC:               $1,950,000                  $0
                         CapEx:                 $418,750(1)           $7,064
                         Other:                   $4,375                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $70
CUT OFF DATE LTV:                75.0%
MATURITY DATE LTV:               63.4%
UW DSCR:                         1.44x
--------------------------------------------------------------------------------
(1)  Immediate Repair Reserve

------------------------------------------------------------------------------------------------------------------------------------
                                                           SIGNIFICANT TENANTS

   TENANT NAME              PARENT COMPANY             MOODY'S/ S&P(2)  SQUARE FEET  % OF GLA   BASE RENT PSF  LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
TELECHECK SERVICES  First Data Corp (NYSE: FDC)              A1/A+        243,225      57.4%       $15.69       2005, 2006 & 2007(3)
IHS ENERGY GROUP    Information Handling Services Group       NAP          49,438      11.7%       $18.78               2009
------------------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field.
(3) Tenant has 6 leases, 3 of which expire during 2005, 1 expires during 2006 and 2 expire during 2007.

                                    41 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                    WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Westheimer Galleria Investments, Ltd. is a single-purpose entity controlled by Bob Yari and Kamyar Mateen, two members of the Yari family. The Yari family has been an active real estate investor since the 1950's, primarily in New York, Texas, California, and Arizona. The Yari family's portfolio includes more than 40 properties (22 of which are in Houston) consisting of approximately 8 million square feet of office, industrial, and retail space.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Westheimer at Sage Office/Retail Complex is located on approximately 7.46 acres in the Houston CBD near a shopping district. The subject consists of two multi-story office towers, one retail strip center, one freestanding retail building, one freestanding bank building, and two parking garages. Westheimer at Sage totals 423,869 square feet of rentable space and is 88.9% occupied by a combination of office and retail tenants.

The subject is managed by Transwestern Commercial Services, a company that was founded in 1978 to develop, operate, and own investment-grade commercial properties. As of 2002, Transwestern oversaw on behalf of more than 250 institutional and private equity clients nearly 650 properties representing more than 100 million square feet of office, industrial and retail space.

The loan is structured with a $1,950,000 upfront deposit into the tenant improvement and leasing commission reserve account, with additional deposits required if funds are used at a rate of $500,000/year, to a maximum reserve balance of $2,100,000, replenished if drawn.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Westheimer at Sage Office/Retail Complex is located at 5251 and 5333 Westheimer in the City of Houston, Texas. The property is located directly across the street from the Galleria multi-million square foot development featuring 300 stores and restaurants, an ice rink, three office buildings, and two Westin hotels.

The subject is located within the West Loop sub-market of Houston. Houston has approximately 211.2 million square feet of office space in 2,757 buildings with an overall vacancy rate of 15.2%. The sub-market has approximately 23.36 million square feet of office space in 120 buildings with an overall vacancy rate of 17.7% as of the third quarter 2002. Demographic statistics indicate that the population of the City of Houston consists of 1,889,453 persons while the median annual household income of the PMSA is $36,616. Average office rental rates for comparable properties in the West Loop sub-market are $18.17 per square foot as of the third quarter of 2002.
--------------------------------------------------------------------------------
(1) Certain information from the CB Richard Ellis, Inc. appraisal dated December 5, 2002.

-----------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE

               NUMBER OF
                LEASES       SQUARE FEET     % OF GLA                           % OF BASE
    YEAR       EXPIRING       EXPIRING       EXPIRING     BASE RENT EXPIRING  RENT EXPIRING
-----------------------------------------------------------------------------------------------
VACANT           NAP           47,241          11.1%                   NAP            NAP
2003 & MTM         4            8,353           2.0               $119,437            1.9%
2004               1            9,127           2.2                182,540            3.0
2005               8          132,186          31.2              1,998,379           32.5
2006               6           92,675          21.9              1,599,329           26.0
2007               2           65,858          15.5              1,059,902           17.2
2008               0                0           0.0                      0            0.0
2009               4           63,169          14.9              1,175,478           19.0
2010               0                0           0.0                      0            0.0
2011               4                0           0.0                 25,200            0.4
2012               0                0           0.0                      0            0.0
AFTER              0                0           0.0                      0            0.0
OTHER(2)           4            5,260           1.2                      0            0.0
-----------------------------------------------------------------------------------------------
TOTAL             33          423,869         100.0%            $6,160,265          100.0%
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE


                CUMULATIVE SQUARE     CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
    YEAR          FEET EXPIRING        GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
-------------------------------------------------------------------------------------------------
VACANT                    47,241                11.1%                 NAP                  NAP
2003 & MTM                55,500                13.1%            $119,437                 1.9%
2004                      64,627                15.2%            $301,977                 4.9%
2005                     196,907                46.5%          $2,300,356                37.3%
2006                     289,582                68.4%          $3,899,685                63.3%
2007                     355,440                83.9%          $4,959,587                80.5%
2008                     355,440                83.9%          $4,959,587                80.5%
2009                     418,609                98.8%          $6,135,065                99.6%
2010                     418,609                98.8%          $6,135,065                99.6%
2011                     418,609                98.8%          $6,160,265               100.0%
2012                     418,609                98.8%          $6,160,265               100.0%
AFTER                    418,609                98.8%          $6,160,265               100.0%
OTHER(2)                 423,869               100.0%          $6,160,265               100.0%
-------------------------------------------------------------------------------------------------
TOTAL
-------------------------------------------------------------------------------------------------

(2) "Other" category is comprised of the leasing office, cleaning room, storage area, and tool shed.

                                    42 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                    WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX
--------------------------------------------------------------------------------






            [MAP OF WESTHEIMER AT SAGE OFFICE/RETAIL COMPLEX OMITTED]






                                    43 of 55

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                               TORRANCE CROSSROADS
--------------------------------------------------------------------------------





                  [PHOTOGRAPHS OF TORRANCE CROSSROADS OMITTED]





                                    44 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                               TORRANCE CROSSROADS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $29,600,000
CUT-OFF PRINCIPAL BALANCE:              $29,600,000
% OF POOL BY IPB:                       2.8%
LOAN SELLER:                            SBRC
BORROWER:                               Torrance Shopping Towne, LLC
SPONSOR:                                Milton Bilak, Sara Dumont
ORIGINATION DATE:                       8/23/02
INTEREST RATE:                          6.4700%
INTEREST ONLY PERIOD:                   12
MATURITY DATE:                          9/1/12
AMORTIZATION TYPE:                      IO-Balloon
ORIGINAL AMORTIZATION:                  339
REMAINING AMORTIZATION:                 339
CALL PROTECTION:                        L(24),Def(88),O(2)
CROSS-COLLATERALIZATION:                NAP
LOCK BOX:                               Hard
ADDITIONAL DEBT:                        NAP
ADDITIONAL DEBT TYPE:                   NAP
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Anchored Retail
SQUARE FOOTAGE:                  128,123
LOCATION:                        Torrance, CA
YEAR BUILT/RENOVATED:            1992
OCCUPANCY:                       100.0%
OCCUPANCY DATE:                  10/31/02
NUMBER OF TENANTS:               7
HISTORICAL NOI:
                       2000:     $2,733,355
                       2001:     $2,765,967
                       2002:     $3,078,615 (Annualized as of 10/31/02)
UW NOI:                          $2,911,513
UW NET CASH FLOW:                $2,884,134
APPRAISED VALUE:                 $37,200,000
APPRAISAL DATE:                  7/5/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL              MONTHLY
                                   -------------------- --------------------
                     Taxes:              $175,794              $35,159
                     CapEx:                $1,313(1)            $1,602
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $231
CUT OFF DATE LTV:                79.6%
MATURITY DATE LTV:               68.4%
UW DSCR:                         1.26x
--------------------------------------------------------------------------------
(1)  Immediate Repair Reserve

------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                                                                        LEASE
    TENANT NAME              PARENT COMPANY       MOODY'S/ S&P(1) SQUARE FEET  % OF GLA  SALES PSF  BASE RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
THE HOME DEPOT STORE   Home Depot Inc. (NYSE: HD)      Aa3/AA       121,156      94.6%   $592(2)        $22.00          2013
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field.
(2)  For the twelve months period ending June 2002.

                                    45 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                               TORRANCE CROSSROADS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the loan are Milton Bilak and Sara Dumont. Mr. Bilak has real estate experience in various phases of real estate ownership, including acquisition, finance, management, and development. For the past 20 years his company, Bilak Investment Company, has owned and operated regional shopping centers. Ms. Dumont, who is Mr. Bilak's aunt, has been a passive investor in his various real estate investments. Mr. Bilak's real estate portfolio is comprised of investments ($11.4 million) in 11 commercial properties, mostly retail, located in California, Washington and Nevada. Mr. Bilak and Ms. Dumont are also the sponsors for the Sunmark Plaza Loan.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Torrance Crossroads Property is part of the Torrance Crossroads regional shopping center, a 492,233 SF retail center situated on 43.2 acres that was developed in the early to mid 1990s. Major tenants in the center include Sam's Club, Home Depot, Vons, Office Depot, Blockbuster Video, Petco and Longs Drugs. The subject building was constructed in 1992, and is situated on approximately
16.36 acres. It contains a 121,156 SF Home Depot and 6,965 SF of in-line retail space leased to Ruby Jewelry, Stop 4 Nails, Dairy Queen, Choices Beauty Salon, Lox of Bagels and Starbucks Coffee. Home Depot (94.6% of the GLA) has a credit rating of AA/Aa3 from S&P and Moody's, respectively. Home Depot sales for trailing 12 months ending 6/30/02 were $592/SF, significantly above the company's national average, resulting in an occupancy cost of approximately 3.7%.

Torrance Crossroads is managed by Dolmar, Inc., an affiliate of Torrance Shopping Towne, LLC. Dolmar, Inc. has managed real estate investments for Mr. Bilak for the past 20 years.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Torrance Crossroads Property is located in Torrance, California, which is in South Los Angeles County. The San Diego Freeway (I-405) and Harbor Freeway (I-110) provide regional access to the area. Torrance is Los Angeles County's fourth largest city and the primary business center of the South Bay submarket. The population in Torrance has increased 6.9% since 1990, reaching approximately 138,099 in 2001. The 2001 average household income in the City of Torrance was $78,429.

The Torrance submarket, is a large submarket in the South Los Angeles County market, contains 6,027,496 SF. As of the second quarter 2002, the Torrance submarket's vacancy rate was 6.8%, down from 7.6% the prior quarter, while the overall market vacancy was 5.1%. There were no additions to submarket supply during the first six months of 2002; absorption was positive at 70,686 SF. Also contrary to the overall market, the submarket average asking NNN rental rate increased from $21.96/SF to $24.00/SF during this period. These rents are the second highest in the market, behind the Long Beach submarket.
--------------------------------------------------------------------------------
(1) Statistics provided by CB Richard Ellis.

---------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE

                        NUMBER OF
                          LEASES       SQUARE FEET     % OF GLA                           % OF BASE
        YEAR             EXPIRING       EXPIRING       EXPIRING     BASE RENT EXPIRING  RENT EXPIRING
---------------------------------------------------------------------------------------------------------
VACANT                     NAP                  0         0.0%                   NAP          NAP
2003 & MTM                   0                  0         0.0                     $0          0.0%
2004                         1                977         0.8                 39,669          1.4
2005                         1                977         0.8                 38,003          1.3
2006                         0                  0         0.0                      0          0.0
2007                         3              3,908         3.1                141,852          4.8
2008                         0                  0         0.0                      0          0.0
2009                         0                  0         0.0                      0          0.0
2010                         0                  0         0.0                      0          0.0
2011                         0                  0         0.0                      0          0.0
2012                         1              1,105         0.9                 41,769          1.4
AFTER                        1            121,156        94.6              2,665,765         91.1
---------------------------------------------------------------------------------------------------------
TOTAL                        7            128,123       100.0%            $2,927,059        100.0%
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE


                    CUMULATIVE SQUARE     CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
        YEAR          FEET EXPIRING        GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
-----------------------------------------------------------------------------------------------------
VACANT                           0                 0.0%                 NAP                  NAP
2003 & MTM                       0                 0.0%                  $0                 0.0%
2004                           977                 0.8%             $39,669                 1.4%
2005                         1,954                 1.5%             $77,673                 2.7%
2006                         1,954                 1.5%             $77,673                 2.7%
2007                         5,862                 4.6%            $219,525                 7.5%
2008                         5,862                 4.6%            $219,525                 7.5%
2009                         5,862                 4.6%            $219,525                 7.5%
2010                         5,862                 4.6%            $219,525                 7.5%
2011                         5,862                 4.6%            $219,525                 7.5%
2012                         6,967                 5.4%            $261,294                 8.9%
AFTER                      128,123               100.0%          $2,927,059               100.0%
-----------------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------------

                                    46 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                               TORRANCE CROSSROADS
--------------------------------------------------------------------------------




                  [MAP OF TORRANCE CROSSROADS LOCATION OMITTED]




                                    47 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                         PRINCE GEORGE'S METRO CENTER IV
--------------------------------------------------------------------------------






            [PHOTOGRAPHS OF PRINCE GEORGE'S METRO CENTER IV OMITTED]





                                    48 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                         PRINCE GEORGE'S METRO CENTER IV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $27,000,000
CUT-OFF PRINCIPAL BALANCE:              $27,000,000
% OF POOL BY IPB:                       2.5%
LOAN SELLER:                            JPMCB
BORROWER:                               PGMC IV, LLC
SPONSOR:                                Prince George's Metro Center, Inc.
ORIGINATION DATE:                       2/24/03
INTEREST RATE:                          6.5000%
INTEREST ONLY PERIOD:                   NAP
MATURITY DATE:                          3/1/13
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360
REMAINING AMORTIZATION:                 360
CALL PROTECTION:                        L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                NAP
LOCK BOX:                               NAP
ADDITIONAL DEBT:                        NAP
ADDITIONAL DEBT TYPE:                   NAP
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple/Leasehold
PROPERTY TYPE:                   Suburban Office
SQUARE FOOTAGE:                  178,450
LOCATION:                        Hyattsville, MD
YEAR BUILT/RENOVATED:            2002
OCCUPANCY:                       100.0%
OCCUPANCY DATE:                  8/14/02
NUMBER OF TENANTS:               1
HISTORICAL NOI:                  NAV
UW NOI:                          $3,290,302
UW NET CASH FLOW:                $3,077,947
APPRAISED VALUE:                 $40,000,000
APPRAISAL DATE:                  8/23/02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:
               TI/LC: Springing reserve of $60,000 per year beginning in year six of the loan for a total of $300,000 at maturity.

               Taxes & Insurance:       Pursuant to the lease, the lessee
                                        (tenant) is responsible for taxes &
                                        insurance associated with the property
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $151
CUT OFF DATE LTV:                67.5%
MATURITY DATE LTV:               58.1%
UW DSCR:                         1.50x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           SIGNIFICANT TENANTS
                                                                                    SQUARE                              LEASE
          TENANT NAME                   PARENT COMPANY          MOODY'S/ S&P(1)      FEET  % OF GLA  BASE RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
GENERAL SERVICES ADMINISTRATION  United States Federal Government   Aaa/AAA        178,450    100%      $28.16           2013
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field.

                                    49 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                         PRINCE GEORGE'S METRO CENTER IV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Herschel W. Blumberg is the president and sole of owner of Prince George's Metro Center, Inc., which is the sponsor of the Prince George's Metro Center IV Loan. Prince George's Metro Center, Inc. is a development company that is building University Town Center, a complex of office, retail, residential and entertainment buildings that includes the Prince George's Metro Center IV Property. In addition, Mr. Blumberg is the President of Arcola, which is developing 816 residential lots in Montgomery County, Maryland. Since 1948, he has been involved in various real estate ventures, including the design, construction and management of a 2.5 million square foot multi-use project, University Town Center at Prince George's Metro Center. Prior to the completion of the Prince George's Metro Center IV property, Prince George's Metro Center, Inc. had already completed three of the University Town Center buildings (1.2 million square feet). The balance of University Town Center, containing 35 acres, has been completely zoned and is now being planned for development.

As a builder-developer Mr. Blumberg has been involved in the building of a 42,000 square foot medical center in Marlow Heights, 789 apartment units, over 600 houses and, the development of over 10,000 residential lots, and is presently developing 814 lots for single family homes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Prince George's Metro Center IV is a recently constructed Class A office building containing 178,450 square feet on 1.01 acres. The Prince George's Metro Center IV property is seven stories in height, with a lower level for storage. The Prince George's Metro Center IV is a build-to-suit space for the General Services Administration (GSA). The space will be occupied by the U.S. Department of Health and Human Services. The U.S. Department of Health and Human Services has been at the Metro Center for 20 years and is expanding its space by moving to the property.

The GSA lease does not contain any termination rights or appropriation clauses. The tenant may vacate the subject property in whole or part upon 30 days notice. Upon such occurrence, the rental rate shall be reduced by $1.66 per square foot of vacated space.

The Prince George's Metro Center IV Property is managed by JBG/Commercial Management, LLC, which is an affiliate of JBG Companies. Founded in 1962, JBG has served as owner, developer and/or manager of over 20,000,000 square feet of office space, 4,000,000 square feet of retail space, 4,000 residential units, and five hotel properties in the Greater Washington, D.C. area. JBG/Commercial Management, LLC is also the manager of the three other office building at the Prince George Metro Center.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Prince George's Metro Center IV is located in Hyattsville, Maryland in the Washington, D.C. Primary Metropolitan Statistical Area (PMSA). Hyattsville is part of Prince George's County, which is between Washington, D.C. and Baltimore, Maryland. Prince George's County borders Washington, D.C. on the east and is 37 miles south of the City of Baltimore, Maryland. There are more than a dozen federal agencies in Prince George's County with three new significant federal agency facilities under construction. The Prince George's Metro Center IV is located toward the southern portion of College Park and just a few miles south of the University of Maryland. The Prince George's Metro Center Property is located in a university community with access to the major traffic arteries connecting the surrounding metropolitan Washington, D.C. and Baltimore areas and is serviced by the MetroRail system. The Price George's Metro Center IV is less than one mile away from the University of Maryland

Population in the Washington, D.C., Maryland, Virginia, and West Virginia has grown 1.51% from 1990 to 2001 to 4,978,726 people. Average household income in the Washington, D.C., Maryland, Virginia, and West Virginia areas is $86,426, which represents a 4.08% increase since 1990.

The Washington, D.C. market, which includes the Prince George's Metro Center Property, includes the Washington, D.C. Central Business District, Suburban Maryland and Northern Virginia. Combined these three areas contain an office market inventory of 243.8 million square feet, which ranks the metro area third in the nation in terms of office space inventory, after the metro areas of New York and Los Angeles.

The Suburban Maryland submarket (Hyattsville/Riverdale) has a total office market inventory of 2.9 million square feet. Current vacancy in the Suburban Maryland Submarket is 13.3%, with vacancy of 10.8% for units built after 1994. During 2002, the Suburban Maryland Submarket had 535,000 square feet enter the market, with net absorption of 462,000 square feet.(2)
--------------------------------------------------------------------------------
(1) Certain information from the Cushman & Wakefield of Washington, D.C., Inc. appraisal dated August 23, 2002.
(2)  All data for the Suburban Maryland Submarket from Reis, as reported in
     SubTrend: Suburban Maryland, Office: Hyattsville/Riverdale - 4th Quarter 2002.

                                    50 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                         PRINCE GEORGE'S METRO CENTER IV
--------------------------------------------------------------------------------






            [MAP OF PRINCE GEORGE'S METRO CENTER IV LOCATION OMITTED]






                                    51 of 55

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SPRINGFIELD PLAZA
--------------------------------------------------------------------------------





                   [PHOTOGRAPHS OF SPRINGFIELD PLAZA OMITTED]





                                    52 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SPRINGFIELD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $26,000,000
CUT-OFF PRINCIPAL BALANCE:    $26,000,000
% OF POOL BY IPB:             2.4%
LOAN SELLER:                  JPMCB
BORROWER:                     Springfield Plaza, LLC
SPONSOR:                      Karl W. Corby III, Clarence Dodge Jr. & Carl H.
                              Knessi
ORIGINATION DATE:             12/23/02
INTEREST RATE:                5.1000%
INTEREST ONLY PERIOD:         24
MATURITY DATE:                1/1/13
AMORTIZATION TYPE:            IO-Balloon
ORIGINAL AMORTIZATION:        360
REMAINING AMORTIZATION:       360
CALL PROTECTION:              L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:      NAP
LOCK BOX:                     NAP
ADDITIONAL DEBT:              NAP
ADDITIONAL DEBT TYPE:         NAP
LOAN PURPOSE:                 Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee Simple
PROPERTY TYPE:                   Anchored Retail
SQUARE FOOTAGE:                  263,774
LOCATION:                        Springfield, VA
YEAR BUILT/RENOVATED:            1960/2001

OCCUPANCY:                       80.0%(1)
OCCUPANCY DATE:                  12/1/02
NUMBER OF TENANTS:               46
HISTORICAL NOI:
                       2000:     $4,693,182
                       2001:     $4,720,788
                       2002:     $5,277,518
UW NOI:                          $3,874,411
UW NET CASH FLOW:                $3,632,845
APPRAISED VALUE:                 $59,100,000
APPRAISAL DATE:                  11/20/02
--------------------------------------------------------------------------------
(1) Mars Music Centers recently vacated its space (28,000 square feet; 10.6% of the GLA) due to a corporate bankruptcy.

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL              MONTHLY
                                       -------------------- --------------------
                   Taxes:                      $78,263             $39,132
                   Environmental:                 $495                  $0
                   Other:                     $126,500(2)               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $99
CUT OFF DATE LTV:                44.0%
MATURITY DATE LTV:               38.2%
UW DSCR:                         2.14x
--------------------------------------------------------------------------------
(2) Upfront Escrow that will be released once Trader Joe's and Inova have taken occupancy of there spaces and are paying rent.

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS

                                                                MOODY'S     SQUARE   % OF                 BASE           LEASE
        TENANT NAME                 PARENT COMPANY               S&P(3)      FEET     GLA    SALES PSF  RENT PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
GIANT FOOD & DRUG               Royal Ahold (NYSE: AHO)          Ba3/BB+    48,584   18.4%       $510     $7.29           2012
HALLMARK LAMP FACTORY OUTLET    NAP                                NAP      14,019    5.4%        NAP    $15.94           2005
CVS PHARMACY                    CVS Corp. (NYSE: CVS)              A2/A     11,500    4.4%     $1,043    $34.86           2010
GATEWAY COUNTRY                 Gateway (NYSE: GTW)               Ba3/B+    11,460    4.3%        NAP    $22.00           2008
------------------------------------------------------------------------------------------------------------------------------------

(3)  Ratings provided are for the entity listed in the "Parent Company" field.

                                    53 of 55

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SPRINGFIELD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Springfield Plaza L.P., the current owner of the borrower is the original developer of the Springfield Plaza Property. Karl W. Corby III, Clarence Dodge Jr. & Carl H. Knessi are the owners of Springfield Plaza, L.P.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The Springfield Plaza Property is a 263,774 square foot community shopping center built in five phases between 1960 and 1987. The property recently underwent renovations of $4 million. The renovations to the Springfield Plaza Property included a new facade, landscaping, paving, lighting and some roof replacements. Sales at the Springfield Plaza Property have been strong with Giant Food & Drug reporting December 2002 trailing twelve month sales of $510 per square foot and CVS Pharmacy reporting sales of $1,037 per square foot. Giant Food & Drug is the sole anchor of the Springfield Plaza Property and has been in occupancy since 1960.

Mars Music, which occupied 28,000 square feet (10.6% of the GLA) recently vacated due to a corporate bankruptcy filing. The Springfield Plaza Property was 90.5% leased prior to the Mars Music vacancy. No rent associated with the Mars Music Space was underwritten by the mortgage loan seller. Mars Music had reportedly achieved sales per square foot of $281 at the Springfield Plaza Property.

The Springfield Plaza Property is managed by Rappaport Management Company, the Rappaport Companies were founded in 1984 and have 30 full-time employees who develop, manage and lease 22 retail properties totaling approximately 3.5 million square feet in the Metropolitan DC area and mid-Atlantic region.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Springfield Plaza Property is located in Fairfax County, Virginia, within the northwest quadrant of Interstate 95 and Old Keene Mill Road (Route 644). The City of Alexandria is located approximately three miles to the northeast, and Washington, D.C. is 10 miles in the same direction. The Springfield Plaza Property is part of the Washington, D.C. Primary Metropolitan Statistical Area
(PMSA).

Population within a five-mile radius of the Springfield Plaza Property increased 2.6% between 1990 and 2002 to 309,528. Household income in the same area was $121,968 as of 2002. The Northern Virginia retail market has an overall inventory of 34.6 million square feet.

The Northern Virginia retail market reported a third quarter 2002 vacancy of 4.1%; compared to a national average vacancy of 7.0%. From 1997 to 2002 average rental rates have increased in the Northern Virginia retail market from $17.23 to $20.42, an increase of $3.19 per square foot or 18.5% increase.
--------------------------------------------------------------------------------
(1)  Certain information from the CB Richard Ellis appraisal dated November
     20, 2002.

--------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE

                 NUMBER OF
                   LEASES       SQUARE FEET     % OF GLA                           % OF BASE
        YEAR      EXPIRING       EXPIRING       EXPIRING     BASE RENT EXPIRING  RENT EXPIRING
--------------------------------------------------------------------------------------------------
VACANT              NAP           52,795          20.0%                 NAP             NAP
2003 & MTM            4           18,694           7.1%            $341,565            8.3%
2004                 10           29,123          11.0%            $794,904           19.3%
2005                  7           22,657           8.6%            $396,738            9.7%
2006                  5            7,982           3.0%            $234,007            5.7%
2007                  7           24,405           9.3%            $472,410           12.2%
2008                  5           19,926           7.6%            $472,410           11.5%
2009                  0                0           0.0%                  $0            0.0%
2010                  2           15,810           6.0%            $487,672           11.9%
2011                  1            4,039           1.5%            $121,170            2.9%
2012                  3           59,673          22.6%            $568,802           13.8%
AFTER                 2            8,670           3.3%            $189,780            4.6%
--------------------------------------------------------------------------------------------------
TOTAL                46          263,774         100.0%          $4,110,459          100.0%
--------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                LEASE ROLLOVER SCHEDULE


                  CUMULATIVE SQUARE     CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
        YEAR        FEET EXPIRING        GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
---------------------------------------------------------------------------------------------------
VACANT                    52,795                20.0%                 NAP                  NAP
2003 & MTM                71,489                27.1%            $341,565                 8.3%
2004                     100,612                38.1%          $1,136,470                27.6%
2005                     123,269                46.7%          $1,533,207                37.3%
2006                     131,251                49.8%          $1,767,214                43.0%
2007                     155,656                59.0%          $2,270,626                55.2%
2008                     175,582                66.6%          $2,743,036                66.7%
2009                     175,582                66.6%          $2,743,036                66.7%
2010                     191,392                72.6%          $3,230,707                78.6%
2011                     195,431                74.1%          $3,351,877                81.5%
2012                     255,104                96.7%          $3,920,680                95.4%
AFTER                    263,774               100.0%          $4,110,459               100.0%
---------------------------------------------------------------------------------------------------
TOTAL
---------------------------------------------------------------------------------------------------

                                    54 of 55

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2003-C1

--------------------------------------------------------------------------------
                                SPRINGFIELD PLAZA
--------------------------------------------------------------------------------




                   [MAP OF SPRINGFIELD PLAZA LOCATION OMITTED]




                                    55 of 55

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REPRESENTATIVE.

                                                                                                                             ANNEX D

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003
------------------------------------------------------------------------------------------------------------------------------------
                                 TRUSTEE REPORT

                                TABLE OF CONTENTS
  ============================================================================
     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Loan                                                 17
     Liquidated Loan Detail                                             18

  ============================================================================

                                  DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage
     Securities Corp.
     270 Park Avenue, 10th Floor
     New York, NY 10017

     Contact:      Brian Baker
     Phone Number: (212) 834-3813
================================================================================

                                 MASTER SERVICER
================================================================================

     Wachovia Bank, National Association
     8739 Research Drive
     URP 4, NC1075
     Charlotte, NC 28262

     Contact:      Timothy S. Ryan
     Phone Number: (704) 593-7878

================================================================================

                                SPECIAL SERVICER
================================================================================

     Lend Lease Asset Management, LP
     700 N. Pearl Street
     Suite 1900
     Dallas, TX 75201-7424

     Contact:      Michael O'Hanlon
     Phone Number: (214) 999-7009

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.
Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.
Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 1 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
                Through  Original  Beginning   Principal      Interest    Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution  Penalties   Expenses  Distribution  Balance    Level
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    NR           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   CM-1          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   CM-2          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   CM-3          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    S            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    LR           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Penalties  Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000%      0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000%      0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 2 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                 CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                        Beginning    Principal      Interest    Prepayment   Additional Trust   Ending
  Class       CUSIP      Balance    Distribution  Distribution    Penalties   Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    NR                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   CM-1                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   CM-2                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   CM-3                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    S                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    LR                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional     Interest    Prepayment    Notional
  Class      CUSIP        Amount    Distribution   Penalties     Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 3 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                              RECONCILIATION DETAIL
          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00

Servicing Advances Outstanding                         0.00


Reimbursement for Interest on P&I                      0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                0.00
Advance paid from general collections


          MASTER SERVICING FEE BREAKDOWNS

Current Period Accrued Master Servicing Fees                     0.00

Less Delinquent Master Servicing Fees                            0.00

Less Reductions to Master Servicing Fees                         0.00

Plus Master Servicing Fees for Delinquent Payments Received      0.00

Plus Adjustments for Prior Master Servicing Calculation          0.00

Total Master Servicing Fees Collected                            0.00


CERTIFICATE INTEREST RECONCILIATION

==================================================================================================================
            Interest     Net Aggregate        Previously      Optimal Interest                   Remaining
             Accrual       Prepayment       Unpaid Interest     Distribution        Interest  Interest Shortfall
Class         Amount     Interest Shortfall  Shortfall Amount        Amount        Distribution     Amount
------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00
  NR           0.00             0.00               0.00                0.00             0.00         0.00
 CM-1          0.00             0.00               0.00                0.00             0.00         0.00
 CM-2          0.00             0.00               0.00                0.00             0.00         0.00
 CM-3          0.00             0.00               0.00                0.00             0.00         0.00
--------------------------------------------------------------------------------------------------------------
Total          0.00             0.00               0.00                0.00             0.00         0.00
==============================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 4 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003
------------------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                 0.00


Net Prepayment Interest Shortfall Amount          0.00


Aggregate Number of Outstanding Loans                0

Aggregate Unpaid Principal Balance of Loans       0.00

Aggregate Stated Principal Balance of Loans       0.00

Percent of Total Balance                          0.00%


Aggregate Amount of Master Servicing Fee          0.00

Aggregate Amount of Special Servicing Fee         0.00

Aggregate Amount of Liquidation Fees              0.00

Aggregate Amount of Trustee Fee                   0.00


Specially Serviced Loans not Delinquent              0

     Number of Outstanding Loans                  0.00

     Aggregate Unpaid Principal Balance           0.00


Interest Reserve

     Deposit                                      0.00

     Withdrawal                                   0.00

(1) The Available Distribution Amount includes any Prepayment Premiums.

Original Subordination Level

     Class A-1       0.00%      Class F     0.00%

     Class A-2       0.00%      Class G     0.00%

     Class A-3       0.00%      Class H     0.00%

     Class B         0.00%      Class J     0.00%

     Class C         0.00%      Class K     0.00%

     Class D         0.00%      Class L     0.00%

     CLass E         0.00%      Class M     0.00%

Appraisal Reduction Amount

 ========================================================
               Appraisal    Cumulative     Date Appraisal
  Loan         Reduction       ASER          Reduction
 Number        Effected       Amount          Effected
 --------------------------------------------------------








 --------------------------------------------------------
 Total
 ========================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 5 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003
------------------------------------------------------------------------------------------------------------------------------------

                                                 CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED

   INTEREST:                                                           FEES:

      Interest paid or advanced                       0.00                Master Servicing Fee                            0.00
      Interest reductions due to Nonrecoverability                        Trustee Fee                                     0.00
        Determinations                                0.00                Certificate Administration Fee                  0.00
      Interest Adjustments                            0.00                Insurer Fee                                     0.00
      Deferred Interest                               0.00                Miscellaneous Fee                               0.00
      Net Prepayment Interest Shortfall               0.00                                                                     -----
      Net Prepayment Interest Excess                  0.00                   TOTAL FEES                                         0.00
      Extension Interest                              0.00
      Interest Reserve Withdrawal                     0.00             ADDITIONAL TRUST FUND EXPENSES:
                                                           -----
         TOTAL INTEREST COLLECTED                           0.00          Reimbursement for Interest on Advances          0.00
                                                                          ASER Amount                                     0.00
   PRINCIPAL:                                                             Special Servicing Fee                           0.00
                                                                          Reduction of funds due to Non-Recoverability
      Scheduled Principal                             0.00                  Determination                                 0.00
      Unscheduled Principal                           0.00                Rating Agency Expenses                          0.00
         Principal Prepayments                        0.00                Attorney Fees & Expenses                        0.00
         Collection of Principal after Maturity Date  0.00                Bankruptcy Expense                              0.00
         Recoveries from Liquidation and Insurance                        Taxes Imposed on Trust Fund                     0.00
           Proceeds                                   0.00                Non-Recoverable Advances                        0.00
         Excess of Prior Principal Amounts paid       0.00                Other Expenses                                  0.00
         Curtailments                                 0.00                                                                     -----
      Negative Amortization                           0.00                   TOTAL ADDITIONAL TRUST FUND EXPENSES               0.00
      Principal Adjustments                           0.00
                                                           -----       INTEREST RESERVE DEPOSIT                                 0.00
         TOTAL PRINCIPAL COLLECTED                          0.00
                                                                       PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
OTHER:
                                                                          Interest Distribution                           0.00
   Prepayment Penalties/Yield Maintenance             0.00                Principal Distribution                          0.00
   Repayment Fees                                     0.00                Prepayment Penalties/Yield Maintenance          0.00
   Borrower Option Extension Fees                     0.00                Borrower Option Extension Fees                  0.00
   Equity Payments Received                           0.00                Equity Payments Paid                            0.00
   Net Swap Counterparty Payments Received            0.00                Net Swap Counterparty Payments Paid             0.00
                                                           -----                                                               -----
      TOTAL OTHER COLLECTED                                 0.00             TOTAL PAYMENTS TO CERTIFICATEHOLDERS
                                                           -----               & OTHERS                                         0.00
TOTAL FUNDS COLLECTED                                       0.00                                                               -----
                                                           =====    TOTAL FUNDS DISTRIBUTED                                     0.00
                                                                                                                               =====

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 6 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                 RATINGS DETAIL

====================================================================================
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  NR
 CM-1
 CM-2
 CM-3
====================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                            Moody's Investors Service           Standard & Poor's Rating Services
One State Street Plaza                 99 Church Street                    55 Water Street
New York, New York 10004               New York, New York 10007            New York, New York 10041
(212) 908-0500                         (212) 553-0300                      (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 7 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 8 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO(1)
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================




See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 9 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                                  GROSS MARGINS
================================================================================
                                           % of
         Gross         # of   Scheduled    Agg.     WAM               Weighted
       Margins         Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 10 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

========================================================================================================
                                                                                  Anticipated
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date
--------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------
Totals
========================================================================================================

===================================================================================================
          Neg.      Beginning     Ending       Paid     Appraisal    Appraisal     Res.       Mod.
Loan     Amort      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.      Code
Number   (Y/N)       Balance      Balance      Date        Date        Amount      (2)         (3)
---------------------------------------------------------------------------------------------------











---------------------------------------------------------------------------------------------------
Totals
===================================================================================================

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Amortization Change
                            3 - Principal Write-Off
                            4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 11 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

=======================================================================================================
                                                  Principal Prepayment Amount
                Offering Document    ------------------------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount          Prepayment Premiums
-------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------
  Totals
=======================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 12 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                     HISTORICAL DETAIL

=============================================================================================================================
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO          Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance      #  Balance
-----------------------------------------------------------------------------------------------------------------------------









=============================================================================================================================

====================================================================================
                         Prepayments                      Rate and Maturities
                 -------------------------------    --------------------------------
 Distribution      Curtailments        Payoff          Next Weighted Avg.
    Date            #   Amount        #   Amount        Coupon      Remit      WAM
------------------------------------------------------------------------------------









====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 13 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                  DELINQUENCY LOAN DETAIL

==================================================================================================================================
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
  Totals
==================================================================================================================================

================================================================================
                                Actual       Outstanding
                Foreclosure    Principal      Servicing    Bankruptcy    REO
Loan Number        Date         Balance       Advances        Date       Date
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
  Totals
================================================================================

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Balloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

**   Outstanding P&I Advances include the current period advance.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 14 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003


------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 1

===============================================================================================================
           Offering      Servicing   Resolution                                                        Net
 Loan      Document       Transfer   Strategy     Scheduled   Property           Interest  Actual   Operating
 Number  Cross-Reference   Date       Code (1)     Balance     Type (2)   State    Rate    Balance   Income
---------------------------------------------------------------------------------------------------------------









===============================================================================================================

=================================================================
                                                    Remaining
Loan     DSCR              Note      Maturity     Amortization
Number   Date     DSCR     Date       Date            Term
-----------------------------------------------------------------









=================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 15 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                         SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
             Offering        Resolution      Site
 Loan        Document         Strategy    Inspection                 Appraisal  Appraisal      Other REO
 Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue          Comment
------------------------------------------------------------------------------------------------------------------------------------














====================================================================================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 16 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                                                   MODIFIED LOAN DETAIL

====================================================================================================================================
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                      Modification Description
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 17 of 18

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2003-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:   04/14/2003
                                                                                          RECORD DATE:    03/31/2003

------------------------------------------------------------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

=================================================================================================
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
=================================================================================================

===========================================================================
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number    Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
-----------------------------------------------------------------------------












--------------------------------------------------------------------------------
  Current Total
--------------------------------------------------------------------------------
Cumulative Total
================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 18 of 18

PROSPECTUS


                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


      [CHASE LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.


                                    DEPOSITOR


                              ------------------


     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                March 19, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 110 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                               TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT .....................................    ii
SUMMARY OF PROSPECTUS .............................     1
RISK FACTORS ......................................     9
   Your Ability to Resell Certificates may be
     Limited Because of Their Characteristics .....     9
   The Assets of the Trust Fund may not be
     Sufficient to Pay Your Certificates ..........    10
   Prepayments of the Mortgage Assets will
     Affect the Timing of Your Cash Flow and
     May Affect Your Yield ........................    10
   Ratings Do Not Guarantee Payment and
     Do Not Address Prepayment Risks ..............    11
   Commercial and Multifamily Mortgage
     Loans Have Risks that May Affect
     Payments on Your Certificates ................    12
   Borrowers May Be Unable to Make
     Balloon Payments .............................    14
   Credit Support May Not Cover Losses ............    15
   Assignment of Leases and Rents May Be
     Limited By State Law .........................    15
   Failure to Comply with Environmental Law
     May Result in Additional Losses ..............    15
   Hazard Insurance May Be Insufficient to
     Cover all Losses on Mortgaged
     Properties ...................................    16
   Poor Property Management May Adversely
     Affect the Performance of the Related
     Mortgaged Property ...........................    16
   One Action Jurisdiction May Limit the
     Ability of the Servicer to Foreclose on a
     Mortgaged Property ...........................    17
   Rights Against Tenants may be Limited if
     Leases are not Subordinate to Mortgage
     or do not Contain Attornment
     Provisions ...................................    17
   If Mortgaged Properties are not in
     Compliance with Current Zoning Laws
     Restoration Following a Casualty Loss
     may be Limited ...............................    17
   Inspections of the Mortgaged Properties
     will be Limited ..............................    17
   Compliance with Americans with
     Disabilities Act may result in Additional
     Losses .......................................    18
   Litigation Concerns ............................    18
   Property Insurance .............................    18

   Some Certificates May Not be Appropriate
     for Benefit Plans ............................    18
   Certain Federal Tax Considerations
     Regarding Residual Certificates ..............    18
   Certain Federal Tax Considerations
     Regarding Original Issue Discount ............    19
   Bankruptcy Proceedings Could Adversely
     Affect Payments on Your Certificates .........    19
   Book-Entry System for Certain Classes
     May Decrease Liquidity and Delay
     Payment ......................................    20
   Delinquent and Non-Performing
     Mortgage Loans Could Adversely Affect
     Payments on Your Certificates ................    20
DESCRIPTION OF THE TRUST FUNDS ....................    21
   General ........................................    21
   Mortgage Loans .................................    21
   MBS ............................................    25
   Certificate Accounts ...........................    26
   Credit Support .................................    26
   Cash Flow Agreements ...........................    26
YIELD AND MATURITY CONSIDERATIONS .................    27
   General ........................................    27
   Pass-Through Rate ..............................    27
   Payment Delays .................................    27
   Certain Shortfalls in Collections of
     Interest .....................................    27
   Yield and Prepayment Considerations ............    28
   Weighted Average Life and Maturity .............    30
   Controlled Amortization Classes and
     Companion Classes ............................    30
   Other Factors Affecting Yield, Weighted
     Average Life and Maturity ....................    31
THE DEPOSITOR .....................................    34
USE OF PROCEEDS ...................................    34
DESCRIPTION OF THE CERTIFICATES ...................    35
   General ........................................    35
   Distributions ..................................    35
   Distributions of Interest on the
     Certificates .................................    36
   Distributions of Principal on the
     Certificates .................................    37
   Distributions on the Certificates in Respect
     of Prepayment Premiums or in Respect
     of Equity Participations .....................    38
   Allocation of Losses and Shortfalls ............    38
   Advances in Respect of Delinquencies ...........    38

   Reports to Certificateholders ...............     39
   Voting Rights ...............................     40
   Termination .................................     41
   Book-Entry Registration and Definitive
     Certificates ..............................     41
DESCRIPTION OF THE POOLING
    AGREEMENTS .................................     43
   General .....................................     43
   Assignment of Mortgage Loans;
     Repurchases ...............................     43
   Representations and Warranties;
     Repurchases ...............................     44
   Collection and Other Servicing
     Procedures ................................     45
   Sub-Servicers ...............................     46
   Special Servicers ...........................     46
   Certificate Account .........................     46
   Modifications, Waivers and Amendments
     of Mortgage Loans .........................     49
   Realization Upon Defaulted Mortgage
     Loans .....................................     50
   Hazard Insurance Policies ...................     50
   Due-on-Sale and Due-on-Encumbrance
     Provisions ................................     51
   Servicing Compensation and Payment of
     Expenses ..................................     51
   Evidence as to Compliance ...................     52
   Certain Matters Regarding the Master
     Servicer and the Depositor ................     52
   Events of Default ...........................     52
   Amendment ...................................     53
   List of Certificateholders ..................     53
   The Trustee .................................     54
   Duties of the Trustee .......................     54
   Certain Matters Regarding the Trustee .......     54
   Resignation and Removal of the Trustee ......     54
DESCRIPTION OF CREDIT SUPPORT ..................     56
   General .....................................     56
   Subordinate Certificates ....................     56
   Cross-Support Provisions ....................     57
   Insurance or Guarantees with Respect to
     Mortgage Loans ............................     57
   Letter of Credit ............................     57
   Certificate Insurance and Surety Bonds ......     57
   Reserve Funds ...............................     57
   Credit Support with Respect to MBS ..........     58
CERTAIN LEGAL ASPECTS OF MORTGAGE
    LOANS ......................................     58

   General .....................................     58
   Types of Mortgage Instruments ...............     59
   Leases and Rents ............................     59
   Personalty ..................................     59
   Foreclosure .................................     59
   Bankruptcy Laws .............................     63
   Environmental Risks .........................     66
   Due-on-Sale and Due-on-Encumbrance ..........     67
   Subordinate Financing .......................     68
   Default Interest and Limitations on
     Prepayments ...............................     68
   Applicability of Usury Laws .................     68
   Soldiers' and Sailors' Civil Relief Act of
     1940 ......................................     69
   Type of Mortgaged Property ..................     69
   Americans with Disabilities Act .............     69
   Forfeiture For Drug, RICO and Money
     Laundering Violations .....................     70
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................     71
   Federal Income Tax Consequences for
     REMIC Certificates ........................     71
     General ...................................     71
     Characteristics of Investments in REMIC
        Certificates ...........................     71
     Qualification as a REMIC ..................     72
     Taxation of Regular Certificates ..........     74
     Taxation of Residual Certificates .........     82
     Taxes That May Be Imposed on the
        REMIC Pool .............................     90
     Liquidation of the REMIC Pool .............     91
     Administrative Matters ....................     91
     Limitations on Deduction of Certain
        Expenses ...............................     91
     Taxation of Certain Foreign Investors .....     92
     Backup Withholding ........................     93
     Reporting Requirements ....................     93
   Federal Income Tax Consequences for
     Certificates as to Which No REMIC
     Election Is Made ..........................     95
     Standard Certificates .....................     95
     Stripped Certificates .....................     98
     Reporting Requirements and Backup
        Withholding ............................    101
     Taxation of Certain Foreign Investors .....    101
   STATE AND OTHER TAX CONSIDERATIONS ..........    102
   CERTAIN ERISA CONSIDERATIONS ................    102

     General ....................................   102
     Plan Asset Regulations .....................   103
     Administrative Exemptions ..................   103
     Insurance Company General Accounts .........   103
     Unrelated Business Taxable Income;
        Residual Certificates ...................   104
   LEGAL INVESTMENT .............................   104
   METHOD OF DISTRIBUTION .......................   106

   INCORPORATION OF CERTAIN
     INFORMATION BY REFERENCE ...................   107
   LEGAL MATTERS ................................   108
   FINANCIAL INFORMATION ........................   108
   RATING .......................................   108
   INDEX OF PRINCIPAL DEFINITIONS ...............   110

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a
                                    balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and


                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series.
                                 In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                 Funds--Cash Flow Agreements" in this
                                 prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield";
                                 "Special Yield

                                 Considerations," "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the Certificates" in this prospectus.


Distributions of Principal of
 the Certificates.............   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of
                                    certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.


RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR
CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.


RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES


     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.



LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.


PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.


     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.


     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.


     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

   Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.


     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or


     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.


     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.


     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.


     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.


     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR


     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS


     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.


     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.
































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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a


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

reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.


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

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.



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     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


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ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.


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

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


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

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this


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

type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum


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

extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS


     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.


     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.




















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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP, counsel to the Depositor will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:


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

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and


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

unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.


Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in


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

part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the


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

sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.


     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account


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

prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.


Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be


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increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to


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

compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.


Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.


Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be


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

reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.


Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.


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

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss


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

with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest


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

and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.


Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to


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

treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset


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

under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. Section 593 institutions ("thrift institutions") are not permitted to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.


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

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person


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

          holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling

Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1),
(2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


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

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


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

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.


Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.


Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is


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

inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those


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

investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.


Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage


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loans (including mortgage loans underlying certain MBS) were issued after July
18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the


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

month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.







































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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount


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of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into


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account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax


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purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such


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as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                           -----
1998 Policy Statement ....................................................   106
401(c) Regulations .......................................................   104
Accrual Certificates .....................................................    36
Accrued Certificate Interest .............................................    36
ADA ......................................................................    69
Amendments ...............................................................   103
ARM Loans ................................................................    24
Available Distribution Amount ............................................    35
Bankruptcy Code ..........................................................    61
Book-Entry Certificates ..................................................    35
Cash Flow Agreement ......................................................    26
CERCLA ...................................................................    66
Certificate Owner ........................................................    42
certificateholder ........................................................    71
Code .....................................................................    40
Cooperatives .............................................................    21
CPR ......................................................................    30
Debt Service Coverage Ratio ..............................................    22
defective obligation .....................................................    73
Definitive Certificates ..................................................    35
Depositor ................................................................    21
Determination Date .......................................................    27
Direct Participants ......................................................    41
Disqualified Organization ................................................    86
Distribution Date Statement ..............................................    39
DOL ......................................................................   103
DTC ......................................................................    35
Due Dates ................................................................    24
Due Period ...............................................................    27
EDGAR ....................................................................   108
electing large partnership ...............................................    87
Equity Participation .....................................................    24
Excess Funds .............................................................    33
excess inclusion .........................................................    85
excess servicing .........................................................    97
Exemptions ...............................................................   103
FAMC .....................................................................    25
FHLMC ....................................................................    25
FNMA .....................................................................    25
foreclosure ..............................................................    63
Garn Act .................................................................    67
GNMA .....................................................................    25
holder ...................................................................    71
Indirect Participants ....................................................    41
Insurance and Condemnation Proceeds ......................................    47
L/C Bank .................................................................    57
Liquidation Proceeds .....................................................    47
Loan-to-Value Ratio ......................................................    23
Lock-out Date ............................................................    24

                                                                            PAGE
                                                                           -----
Lock-out Period ..........................................................    24
market discount ..........................................................    79
MBS ......................................................................    21
MBS Agreement ............................................................    25
MBS Issuer ...............................................................    25
MBS Servicer .............................................................    25
MBS Trustee ..............................................................    25
Mortgage Asset Seller ....................................................    21
Mortgage Notes ...........................................................    21
Mortgaged Properties .....................................................    21
Mortgages ................................................................    21
mortgages ................................................................    58
NCUA .....................................................................   106
Net Leases ...............................................................    22
Net Operating Income .....................................................    22
Nonrecoverable Advance ...................................................    38
Non-SMMEA Certificates ...................................................   104
Non-U.S. Person ..........................................................    92
OCC ......................................................................   105
OID Regulations ..........................................................    75
OTS ......................................................................   106
Participants .............................................................    41
Parties in Interest ......................................................   102
Pass-Through Entity ......................................................    86
Permitted Investments ....................................................    46
Plans ....................................................................   102
Pooling Agreement ........................................................    43
prepayment ...............................................................    30
Prepayment Assumption ....................................................    76
prepayment collar ........................................................    30
Prepayment Interest Shortfall ............................................    27
Prepayment Premium .......................................................    24
Random Lot Certificates ..................................................    75
Record Date ..............................................................    36
Reform Act ...............................................................    74
Registration Statement ...................................................   108
Regular Certificateholder ................................................    74
Regular Certificates .....................................................    71
Related Proceeds .........................................................    38
Relief Act ...............................................................    69
REMIC ....................................................................     8
REMIC Certificates .......................................................    71
REMIC Pool ...............................................................    71
REMIC Regulations ........................................................    71
REO Property .............................................................    46
Residual Certificateholders ..............................................    82
Residual Certificates ....................................................    36
Securities Act ...........................................................   107
Senior Certificates ......................................................    35

                                                                            PAGE
                                                                           -----
Servicing Standard .......................................................    45
SMMEA ....................................................................   104
SPA ......................................................................    30
Standard Certificateholder ...............................................    95
Standard Certificates ....................................................    95
Startup Day ..............................................................    72
Stripped Certificateholder ...............................................   100
Stripped Certificates ....................................................    98
Subordinate Certificates .................................................    35
Sub-Servicing Agreement ..................................................    46
thrift institutions ......................................................    85
Title V ..................................................................    68
Treasury .................................................................    71
U.S. Person ..............................................................    88
Value ....................................................................    23
Warranting Party .........................................................    44

     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2003-C1.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and in Annex A to the prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and in Annex A to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                       --------------------------------

                               TABLE OF CONTENTS



                   PROSPECTUS SUPPLEMENT
Summary of Certificates ......................      S-6
Summary of Terms .............................      S-7
Risk Factors .................................     S-24
Description of the Mortgage Pool .............     S-49
Description of the Certificates ..............     S-87
Servicing of the Mortgage Loans ..............    S-119
Yield and Maturity Considerations ............    S-138
Certain Federal Income Tax Consequences ......    S-145
Method of Distribution .......................    S-146
Legal Matters ................................    S-147
Ratings ......................................    S-147
Legal Investment .............................    S-148
ERISA Considerations .........................    S-148
Index of Principal Definitions ...............    S-151

                          PROSPECTUS
Summary of Prospectus ........................        1
Risk Factors .................................        9
Description of the Trust Funds ...............       21
Yield and Maturity Considerations ............       27
The Depositor ................................       34
Use of Proceeds ..............................       34
Description of the Certificates ..............       35
Description of the Pooling Agreements ........       43
Description of Credit Support ................       56
Certain Legal Aspects of Mortgage Loans ......       58
Certain Federal Income Tax Consequences ......       71
State and Other Tax Considerations ...........      102
Certain ERISA Considerations .................      102
Legal Investment .............................      104
Method of Distribution .......................      106
Incorporation of Certain Information by
   Reference .................................      107
Legal Matters ................................      108
Financial Information ........................      108
Rating .......................................      108
Index of Principal Definitions ...............      110

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JUNE 24, 2003.

                                  $954,234,000
                                 (APPROXIMATE)







             [GRAPHIC OMITTED] J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.




                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2003-C1





  Class A-1 Certificates        $267,000,000
  Class A-2 Certificates        $595,147,000
  Class B Certificates          $ 34,700,000
  Class C Certificates          $ 10,676,000
  Class D Certificates          $ 32,031,000
  Class E Certificates          $ 14,680,000

               ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

               ------------------------------------------------

                                    JPMORGAN
                               CIBC WORLD MARKETS
                             SALOMON SMITH BARNEY
                           CREDIT SUISSE FIRST BOSTON







                                 MARCH 21, 2003

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